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________________________________________________________________________________
________________________________________________________________________________


                  OPEN-END SUBORDINATE INDENTURE OF MORTGAGE


                                   between


                          THE TOLEDO EDISON COMPANY


                                     and


                           BANK ONE, COLUMBUS, N.A.
                                                as Trustee




                                    Dated

                                    as of

                                 June 1, 1994


________________________________________________________________________________
________________________________________________________________________________

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
                                                         TABLE OF CONTENTS
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
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1
Granting Clauses:

         Grant and Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2
         Real Estate - Particular Designations  . . . . . . . . . . . . . . . . . . . . . . . . . .              2
         Electric Generating Plants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2
         Electric Transmission Lines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2
         Electric Substations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3
         Electric Distribution Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3
         Property Hereafter Acquired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3
         All Right, Title and Interest of the Company
           in the Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4

Excepted Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4
Habendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5
Subject to Certain Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5
Grant in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5
General Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5


                                                             ARTICLE I
                                                            DEFINITIONS

SECTION 1.  Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6
SECTION 2.  Construction of References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             16
SECTION 3.  Acts by Secured Parties, Agents, Representatives
                  or Designated Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             16
SECTION 4.  Determination of Amounts of Obligations . . . . . . . . . . . . . . . . . . . . . . . .             16
SECTION 5.  Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             17
SECTION 6.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             17

                                                            ARTICLE II
                                                           SUBORDINATION

SECTION 1.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              17
SECTION 2.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              18
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                                                            ARTICLE III
                                      SECURING OF ADDITIONAL OBLIGATIONS UNDER THIS INDENTURE

SECTION 1.  Additional Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18
SECTION 2.  Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
SECTION 3.  Limit of Outstanding Obligations;
                    Continuing Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
SECTION 4.  CEI Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22


                                                            ARTICLE IV
                                                PARTICULAR COVENANTS OF THE COMPANY

SECTION 1.  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
SECTION 2.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
SECTION 3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
SECTION 4.  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
SECTION 5.  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24
SECTION 6.  Recordation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24
SECTION 7.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24
SECTION 8.  Subordination of Subsequent Mortgages . . . . . . . . . . . . . . . . . . . . . . . . .            24
SECTION 9.  Performance Under First Mortgage and Prior Liens  . . . . . . . . . . . . . . . . . . .            25
SECTION 10. Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
SECTION 11. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
SECTION 12. Accountant's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
SECTION 13. Veracity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            26


                                                             ARTICLE V
                                                            [RESERVED]


                                                            ARTICLE VI
                                                            [RESERVED]


                                                            ARTICLE VII
                                              POSSESSION, USE AND RELEASE OF PROPERTY

SECTION 1.  Possession Until Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            26
SECTION 2.  Disposition Without Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            26
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SECTION 3.  Disposition upon Release under First Mortgage
                  and Prior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             27
SECTION 4.  No Duty to Investigate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             28
SECTION 5.  Obligations and Powers of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .             28


                                                           ARTICLE VIII
                                                            [RESERVED]


                                                            ARTICLE IX
                                                       REMEDIES UPON DEFAULT

SECTION 1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             28
SECTION 2.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             29
SECTION 3.  Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             30
SECTION 4.  Manner of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             30
SECTION 5.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             31
SECTION 6.  Appointment of Receiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             32
SECTION 7.  Waiver by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             32
SECTION 8.  Direction by the Control Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             32
SECTION 9.  Restoration to Former Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             32
SECTION 10. Suits in Name of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             33
SECTION 11. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             33


                                                             ARTICLE X
                                                            [RESERVED]


                                                            ARTICLE XI
                                             IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                                      OFFICERS AND DIRECTORS

SECTION 1.  Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             33
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                                                            ARTICLE XII
                                                  CONSOLIDATION, MERGER AND SALE

SECTION 1.  No Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
SECTION 2.  Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
SECTION 3.  Lien upon Assets of Successor Corporation . . . . . . . . . . . . . . . . . . . . . . .            34


                                                           ARTICLE XIII
                                                            THE TRUSTEE

SECTION 1.  The Trustee Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35
SECTION 2.  Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
SECTION 3.  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            38
SECTION 4.  Cessation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
SECTION 5.  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
SECTION 6.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
SECTION 7.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
SECTION 8.  Trustee as Secured Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
SECTION 9.  Appointment of a Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41


                                                            ARTICLE XIV
                                                      SUPPLEMENTAL INDENTURES

SECTION 1.  Supplemental Indentures Without Consent of
                        Secured Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            42
SECTION 2.  Supplemental Indentures with Consent of Designated
                   Holders and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            43
SECTION 3.  Parties to Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .            43


                                                            ARTICLE XV
                                       CANCELLATION AND DISCHARGE OF LIEN OF THIS INDENTURE

SECTION 1.  Cancellation and Discharge of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . .            44


                                                            ARTICLE XVI
                                                     MISCELLANEOUS PROVISIONS

SECTION 1.  No Benefit to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44
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SECTION 2.  Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             44
SECTION 3.  Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45
SECTION 4.  Certification; Notice; Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45
SECTION 5.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             46
SECTION 6.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             46
SECTION 7.  Exclusion of Certain Further Permitted Obligations
                 Under Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . .             46


EXHIBIT A           PARCELS OF LAND OWNED BY THE COMPANY                                                         A
EXHIBIT B-1         CREDIT AGREEMENTS SECURED UNDER THIS INDENTURE                                             B-1
EXHIBIT B-2         FURTHER PERMITTED OBLIGATIONS AGREEMENTS INITIALLY                                         B-2
                    SECURED UNDER THIS INDENTURE
EXHIBIT C           FIRST MORTGAGE INITIAL RECORDING INFORMATION                                               C-1



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
                  OPEN-END SUBORDINATE INDENTURE OF MORTGAGE
                  ------------------------------------------
   Maximum Principal Amount of Indebtedness Secured Hereby:  $1,500,000,000
   -------------------------------------------------------
                   This Indenture Secures Future Advances.
                   --------------------------------------
                 THIS OPEN-END SUBORDINATE INDENTURE OF MORTGAGE is dated as of June 1, 1994, by and between THE TOLEDO EDISON COMPANY, a public utility and corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and BANK ONE, COLUMBUS, N.A., a national banking association organized and existing under the laws of the United States (hereinafter called the "Trustee"). Capitalized terms used in the following recitals and granting clauses are used as defined in Section 1 of Article 1 of this Indenture.

                                  RECITALS:
                                  ---------
                 WHEREAS, the Company deems it necessary from time to time to enter into obligations to further its corporate purposes and to secure hereunder those obligations and the obligations of the affiliates of the Company in furtherance of those corporate purposes; and

                 WHEREAS, the Company and the affiliates of the Company have entered or will enter into those Obligations set forth in Exhibits B-1 and B-2 attached hereto; and

                 WHEREAS, the Company, as mortgagor, has granted a lien on and security interest in the mortgaged property pursuant to the terms of the First Mortgage Indenture; and

                 WHEREAS, in consideration of the execution and delivery of certain modifications to certain of the Obligations set forth in Exhibits B-1 and B-2 attached hereto, and other good and valuable consideration, the Company hereby intends to secure the Obligations set forth in Exhibits B-1 and B-2 attached hereto by granting to the Trustee for the benefit of the Secured Parties a lien on and security interest in the trust estate which lien and security interest are and shall be subordinate and junior in priority to the First Mortgage Lien and any Prior Liens; and

                 WHEREAS, the Board of Directors of the Company, at meetings thereof respectively duly convened and held, has duly authorized the execution and delivery of this Indenture to secure the Obligations;

                 WHEREAS, all the requirements of law and the regulations and articles of incorporation of the Company have been fully complied with and all other acts and things necessary to make this Indenture a valid, binding and legal instrument for the security of the Obligations have been done and performed; and

                 WHEREAS, the maximum principal amount of indebtedness that may be secured under this Indenture is $1,500,000,000.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 That the Company, in consideration of the promises and mutual covenants herein contained, the execution and delivery by the Secured Parties concurrently with the execution and delivery of this Indenture of certain modifications to certain of those Obligations, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the Obligations according to their tenor and effect, and the performance and observance of all the covenants and conditions in the Obligations and herein contained, has executed and delivered this Indenture, and does hereby grant a lien on and security interest in and transfer unto the Trustee, which lien and security interest are and shall be subordinate and junior in priority to the Permitted Liens including the First Mortgage Lien and any Prior Liens, the mortgaged property as follows:

                                     FIRST.

                 All those certain pieces or parcels of land, including the improvements thereon, owned by the Company and described in Exhibit A attached hereto.

                                    SECOND.

                 Also all electric generating plants, power sites and stations of the Company, including all power houses, buildings, dams, races, raceways, head works, structures and works, and the land of the Company on which the same are situated, and all the Company's lands, easements, rights, rights of way, water rights, flowage rights, flooding rights, permits, franchises, consents, privileges, licenses, poles, wires, machinery, equipment, appurtenances and supplies, forming a part of said plants, sites or stations, or any of them, used or enjoyed, or capable of being used or enjoyed in conjunction or connection therewith, all situated in the State of Ohio.

                                     THIRD.

                 Also all electric transmission lines and transmission line rights of way of the Company, including the towers, poles, pole lines, wires, switch racks, insulators and other appliances and equipment, and all other property of the Company, real, personal or mixed, forming a part thereof or appertaining thereto, together with all of the Company's lands or interests in lands, rights of way, easements, permits, privileges, municipal or other franchises, consents, licenses and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private, all situated in the State of Ohio.

                                    FOURTH.

                 Also all electric substations, switching stations and substation sites of the Company, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy and all of the Company's lands, easements, rights of way, rights, franchises, privileges, machinery, equipment, appliances, devices, appurtenances and supplies forming a part of said substations or any of them, or used or enjoyed, or capable of being used or enjoyed, in conjunction or connection with any thereof, all situated in the State of Ohio.


                                     FIFTH.

                 Also all electric distribution systems of the Company, including towers, poles, wires, insulators and appurtenances, appliances, devices and equipment, and all the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in any way appertaining to said distribution systems, or any of them, together with all the Company's rights-of-way, easements, permits, privileges, municipal or other franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof through, over, under or upon any public streets or highways, or public or private lands situated in the State of Ohio.


                                     SIXTH.

                 Also, subject to the provisions of Article XII, all other property, whether real, personal or mixed including, without limitation, equipment (except any hereinbefore or hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, power sites, flowage rights, water rights, rights to the use of water, including all the right, title and interest of the Company in and to any and all decrees therefor, flumes, ditches, reservoirs, reservoir sites, canals, raceways, dams, dam sites, dam rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, telephone systems, water works, water systems, steam heat plants, hot water plants, substations, gathering lines, transmission lines, distributing systems, bridges, culverts, tracks, ice plants, refrigeration plants, railway systems, whether street or interurban; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all conduits, cables and lines; all pipes whether for water, steam or hot water heat, gas or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all lines for the transmission and/or distribution of electric current, gas, steam or hot water heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises (except the franchise to be a corporation), privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

                                    SEVENTH.

         Together with all and singular the buildings, improvements, tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property and franchises and every part and parcel thereof;

                 EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Indenture and from the lien hereof:

                          (a) All bills, notes and accounts receivable, cash on hand or in banks, contracts, operating agreements and choses in action and the Company's interest in existing leases in which the Company is lessor (but not in which the Company is lessee) and in leases hereafter made of portions of the mortgaged property in which the Company is lessor (but not in which the Company is lessee);

                          (b) All shares of stock and other certificates or evidences of interest therein, and all bonds, notes and other evidences of indebtedness or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company;

                          (c) All materials, merchandise, appliances and supplies acquired for the purposes of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes; and

                          (d) All electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business.

                 AND FURTHER EXPRESSLY EXCEPTING AND EXCLUDING from this Indenture and from the lien hereof, all property, permits and franchises of any other corporation of whatever character, shares of stock or securities whereof, or obligations secured by lien upon the properties and franchises whereof, that may be now owned or hereafter acquired or possessed by the Company, notwithstanding the fact that the Company may own or hereafter acquire all or substantially all of the shares of stock or other securities issued by, or secured by lien upon property of, any such corporation, or that any such corporation may be incorporated or organized at the instance of or for the account of the Company, or that all or any part of the shares of stock or other securities of such corporation may be subjected to the lien hereof by the Company.

                 AND FURTHER EXPRESSLY EXCEPTING AND EXCLUDING from this Indenture and from the lien hereof (to the extent, if any, not excepted and excluded therefrom by other provisions of this Indenture), all Nuclear Fuel; all of the following as defined in the Facility Lease (Beaver Valley): all of the Company's interest in the Undivided Interest, the Capital Improvements and the Ground Lease Property; and all of the following as defined in the Facility Lease (Bruce Mansfield): all of the Company's interest in the Undivided Interest, the Undivided Site Interest, the Easements, the Ancillary Rights, and any mineral rights on or under the Site.

                 TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

                 SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to the First Mortgage Lien and any Prior Liens, to existing leases other than leases which by their terms are subordinate to the lien of this Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as hereinafter in Article I defined, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and also any restrictions as to use imposed by law and to the lien of certain judgments against the Company not exceeding $1,000,000 in aggregate amount, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company now owns or may hereafter acquire any property subject to the lien hereof, and to undetermined liens and charges, if any, incidental to construction or other existing Permitted Liens as hereinafter defined in
Article I;

                 IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all present and future Secured Parties, or any of them, without preference of any of said Secured Parties over any other Secured Parties by reason of priority in time of the execution of any Obligation;

                 AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the trust estate is to be held and applied subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Secured Parties, or any of them, as follows:

                                   ARTICLE I

                                  DEFINITIONS

              SECTION 1. Terms. The terms defined in this Article I shall, for all purposes of this Indenture and of all indentures supplemental hereto now or hereafter entered into in accordance with the provisions hereof, have the meanings herein specified, unless the context otherwise requires:

              "Accountant." The term "Accountant" shall mean any individual, co-partnership or corporation, engaged in the accounting profession selected and paid by the Company and who may be an officer or employee of the Company.

              "Accountant's Certificate." The term "Accountant's Certificate" shall mean a certificate or opinion signed by an Accountant which shall set forth, in addition to any other calculation or information required hereunder, the following: (i) the depreciated book value of the mortgaged property (and separately identifying in such calculation the depreciated book value of any Property Additions); (ii) the principal amount of outstanding First Mortgage Bonds; (iii) the principal amount of outstanding prior lien bonds; (iv) the principal amount of all other indebtedness and obligations for the payment of money secured by other Permitted Liens; (v) the principal amount of any judgment liens; (vi) the Credit Limit; and (vii) the Credit Exposure (including its separate components as set forth in the definition thereof), all of which shall be calculated under generally accepted accounting principles.

              "Affiliate of the Company." The term "affiliate of the Company" shall mean any Person or corporation controlling, controlled by, or under direct or indirect common control with, the Company.

              "Agent." The term "Agent" shall mean (i) with respect to any Credit Agreement to which more than one Bank is a party, the agent authorized to exercise remedies on behalf of the Banks which are parties to such Credit Agreement and (ii) with respect to any Credit Agreement to which only one Bank is a party, such Bank.

              "Bank." The term "Bank" shall mean any banking, lending or financial institution which has entered into a Credit Agreement or which hereafter enters into a Credit Agreement in substitution for or in addition to that Credit Agreement and, in each case, its successors and assigns thereunder.

              "Bank Obligations." The term "Bank Obligations" shall mean obligations now existing and hereafter coming into existence and indebtedness of the Company, whether direct, indirect, unknown, or contingent, due and owing to a Bank, an L/C Bank or an Agent under the Credit Agreement to which such Bank, L/C Bank or Agent is a party, including the obligation to pay principal of and interest on the loans made thereunder, the obligation to pay fees and expenses thereunder and the obligation to reimburse any L/C Bank for its L/C Payments.

              "Board." The term "Board of Directors" shall mean the Board Directors of the Company; and the term "Board" shall mean either the Board of Directors or the Executive Committee of the Board of Directors.

              "CEI." The term "CEI" shall mean The Cleveland Electric Illuminating Company, its successors and assigns.

              "Certified resolution." The term "certified resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, under its corporate seal, to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

              "CEI Subordinate Indenture." The term "CEI Subordinate Indenture" shall mean that certain Open-End Subordinate Indenture of Mortgage between CEI and Bank One, Columbus, N.A. as Trustee, dated as of June 1, 1994.

              "Commitment." The term "Commitment" shall mean, with respect to any Bank, the aggregate principal amount of credit which such Bank is initially obligated to provide to the Company under the Credit Agreement to which it is a party upon execution of such Credit Agreement (as such aggregate amount may be adjusted from time to time pursuant to the terms thereof, but without regard to any reduction resulting from usage) or if such Commitment shall have been terminated, such Bank's pro rata share of the sum of (i) the amount available to be drawn under the relevant Letter of Credit (without regard to whether any conditions to drawing under such Letter of Credit have been satisfied); (ii) the amount of all unreimbursed L/C Payments owing under such Credit Agreement; and (iii) the aggregate outstanding principal amount of loans under such Credit Agreement, at the date such amount is to be determined for purposes of this Indenture.

              "Company." The term "Company" shall mean the party of the first part hereto, The Toledo Edison Company, and, subject to Article XII, shall also include its successors and assigns.

              "Control Party." The term "Control Party" shall mean (a) in the case of an Event of Default arising solely under subsection (d) of Section 1 of
Article IX, the Agent or Representative which delivered the Notice of Actionable Event unless more than one Agent or Representative delivered such a Notice of Actionable Event (collectively, the "Group"), in which case "Control Party" shall mean a Person authorized to act on behalf of those Agents and Representatives which represent at least 66-2/3% of the aggregate Credit Exposure then represented by the Group, and (b) in the case of an

Event of Default arising under subsections (a), (b) or (c) of Section 1 of
Article IX, or arising under any of those subsections and under subsection (d) thereof, the Designated Holders.

              "Corporation." The term "corporation" shall also include voluntary associations, joint stock companies and business trusts.

              "Counsel." The term "counsel" shall mean counsel, who may be counsel to the Company, acceptable to the Trustee.

              "Credit Agreement." The term "Credit Agreement" shall mean (i) each credit agreement and guaranty identified in Exhibit B-1 hereto and (ii) any other credit agreement or guaranty entered into by the Company or its affiliates with a Bank which provides for the extension of loans to, or the issuance of Letters of Credit for, the Company or its affiliates, or which guarantees reimbursement obligations in respect thereof, and any modifications, extensions, renewals or refinancings of any of the foregoing, and, in each case, which by its terms states it is to be a "Credit Agreement" hereunder.

              "Credit Exposure." The term "Credit Exposure" shall mean the aggregate of (i) with respect to the Banks, the aggregate Commitments and (ii) with respect to all Further Permitted Obligations Agreements (but not including a Further Permitted Obligations Agreement which is secured by a Letter of Credit issued under a Credit Agreement), the maximum aggregate principal amount of the indebtedness which may under the terms thereof be outstanding thereunder at any one time; provided, however, that there shall be excluded from the term Credit Exposure for purposes of this Indenture the unpaid balances of advances pursuant to Section 5 of Article IV hereof.

              "Credit Limit." The term "Credit Limit" shall mean the depreciated book value of the mortgaged property (but not including Property Additions unless the requirements of Section 1 of Article III with respect to such Property Additions have been met) less the aggregate of the principal amount of outstanding First Mortgage Bonds, the principal amount of outstanding prior lien bonds, the principal amount of all other indebtedness and obligations for the payment of money secured by other Permitted Liens and the principal amount of any judgment liens, all as calculated by an Accountant under generally accepted accounting principles and set forth in an Accountant's Certificate.

              "Designated Holders." The term "Designated Holders" shall mean Secured Parties holding more than 66-2/3% of the Credit Exposure.

              "Event of Default." The term "Event of Default" shall mean any Event of Default specified in Section 1 of Article IX, continued for the period of time, if any, therein designated.

              "Facility Lease (Beaver Valley)" means, collectively, the facility leases dated as of September 15, 1987, as the same may from time to time be amended, supplemented or modified, among The First National Bank of Boston, as owner trustee, and the Company and CEI, as lessees, for the benefit of certain owner participants, as identified therein, with respect to certain interests in the Beaver Valley Power Station, Unit No. 2.

              "Facility Lease (Bruce Mansfield)" means, collectively, the facility leases, dated as of September 30, 1987, as the same may from time to time be amended, supplemented or modified, between Meridian Trust Company, as lessor, and the Company and CEI, as lessees, with respect to certain interests in the Bruce Mansfield Power Plant, Units 1, 2, and 3.

              "First Mortgage." The term "First Mortgage" shall mean the Indenture of Mortgage and Deed of Trust dated April 1, 1947, between the Company and The Chase National Bank of the City of New York, as trustee, as extended, recast, replaced, amended, supplemented, restated or renewed from time to time (except as otherwise specified herein), and which was first filed for record in the counties set forth in Exhibit C hereto.

              "First Mortgage Lien." The term "First Mortgage Lien" shall mean the lien created by or under the First Mortgage on the mortgaged property.
That lien is and shall be superior and senior in priority to the lien hereof.

              "First Mortgage Bonds." The term "First Mortgage Bonds" shall mean all bonds, obligations or indebtedness now or hereafter secured by the First Mortgage.

              "Further Permitted Obligations." The term "Further Permitted Obligations" shall mean the principal of, premium, if any, and interest on any indebtedness secured hereby in accordance with Section 1 of Article III hereof that does not constitute Bank Obligations.

              "Further Permitted Obligations Agreement." The term "Further Permitted Obligations Agreement" shall mean (i) the Further Permitted Obligations Agreements identified in Exhibit B-2 hereto and (ii) any other agreement or document entered into by the Company or its affiliates with any Person, as amended, extended or modified from time to time, which creates Further Permitted Obligations and which by its terms states it is to be a "Further Permitted Obligations Agreement" hereunder.

              "Further Permitted Obligations Lenders." The term "Further Permitted Obligations Lenders" shall mean creditors under Further Permitted Obligations Agreements and their successors and assigns thereunder.

              "Indenture." The term "Indenture" shall mean this instrument and all indentures supplemental hereto.

              "Letter of Credit." The term "Letter of Credit" shall mean each letter of credit issued by an L/C Bank pursuant to a Credit Agreement, together with all amendments thereto, or any other letter of credit, together with all amendments thereto, issued by an L/C Bank in substitution therefor.

              "L/C Bank." The term "L/C Bank" shall mean any banking institution which has issued or shall issue a Letter of Credit pursuant to a Credit Agreement and, in each case, its successors and assigns thereunder.

              "L/C Payment." The term "L/C Payment" shall mean any payment made by an L/C Bank under its Letter of Credit.

              "Lien of the Indenture." The term "lien hereof" or "lien of the Indenture" or "lien of this Indenture" shall mean the lien and security interest created by these presents (including the after-acquired property clauses hereof), or created by any subsequent conveyance to the Trustee hereunder (whether made by the Company or any other corporation or any individual or co-partnership) or otherwise created, effectively constituting any property a part of the security held by the Trustee for the benefit of the Secured Parties which lien and security interest are and shall be subordinate and junior in priority to Permitted Liens, including the First Mortgage Lien and any Prior Liens.

              "Liens upon rights-of-way for transmission or distribution line purposes." The term "liens upon rights-of-way for transmission line or distribution line purposes" shall mean any mortgages, liens or other encumbrances created by others than the Company and any renewal or extension of any such lien, mortgage or other encumbrance, which at the particular time in question, are liens upon the lands over which easements or rights-of-way for transmission or distribution line purposes are held, securing bonds or other indebtedness which have not been assumed or guaranteed by the Company or on which the Company does not customarily pay interest charges.

              "Moody's." The term "Moody's" shall mean Moody's Investors Service, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Trustee.

              "Mortgaged property." The terms "mortgaged property" or "trust estate" shall mean as of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture pursuant to the granting clauses hereof or of any supplemental indenture hereto.

              "Notice of Actionable Event." The term "Notice of Actionable Event" shall mean (i) a notice from an Agent of the occurrence of an event of default under its Credit Agreement which (a) has resulted in the acceleration of the maturity of the debt under that Credit Agreement, or (b) is the basis for the declaration in such Notice of Actionable Event that any such debt is immediately due and payable, or (ii) a notice from any Representative of the occurrence of an event of default under any Further Permitted Obligations Agreement which has resulted in the acceleration of the maturity of the debt under that Further Permitted Obligations Agreement, or is the basis for the declaration in such Notice of Actionable Event that any such debt is immediately due and payable. A Notice of Actionable Event has been "given" when any of the notices referred to in clause (i) or clause (ii) of the immediately preceding sentence have been
received by a responsible officer of the Trustee.   A Notice of Actionable
Event is "outstanding" at all times after such Notice of Actionable Event has been given until such time, if any, as such Notice of Actionable Event has been rescinded. A Notice of Actionable Event has been "rescinded" when, after a Notice of Actionable Event has been given, all the Persons giving such notices have subsequently delivered to a responsible officer of the Trustee a certificate or certificates stating that there exists no actionable event referred to in the applicable Notice of Actionable Event with respect to the Bank Obligations (in the case of an Agent) or with respect to the Further Permitted Obligations (in the case of a Representative).

              "Nuclear Fuel." The term "Nuclear Fuel" shall mean (i) any substance, material or fuel element, including nuclear fuel and associated means (and any similar or analogous substance or device), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (ii) any substance, material or fuel element, including nuclear fuel and associated means (and any similar or analogous substance or device) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (iii) any substance, material or fuel element formerly comprising such nuclear fuel and associated means (or any similar or analogous substance or device) and which are undergoing or have undergone, reprocessing and (iv) uranian, thorium, plutonium and any other substance or material from time to time used or selected for use by the Company as fuel materials, or as potential fuel material, in a nuclear reactor or any similar or analogous device.

              "Obligations." The term "Obligations" shall mean all Bank Obligations and all Further Permitted Obligations. The term "outstanding," when used with reference to Obligations, shall mean as of any particular time all Obligations set forth in Exhibits B-1 and B-2 attached hereto, together with any additional Obligations secured hereunder pursuant to Article III hereof, except Obligations terminated or discharged at or prior to the particular time.

              "Officers' certificate." The term "officers' certificate" shall mean a certificate signed and verified by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company.

              "Opinion of counsel." The term "opinion of counsel" shall mean an opinion or opinions in writing signed by counsel.

              "Outstanding." The term "outstanding," when used with respect to Obligations, shall have the meaning specified in the definition of Obligations, and, when used with respect to First Mortgage Bonds or prior lien bonds, shall have the meaning specified in the First Mortgage, and, when used with respect to any other indebtedness of the Company or another corporation, shall mean indebtedness other than that indebtedness which has been terminated or discharged at or prior to the particular time.

              "Permitted Liens."  The term "Permitted Liens" shall mean:

                      (a) liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the rights-of-way in question or other lands adjacent thereto;

                      (b) undetermined liens and charges incidental to construction to the extent not prohibited by Section 2 of Article IV;

                      (c) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the mortgaged property;

                      (d)      the lien of taxes for the then current year;

                      (e) the lien of taxes and assessments not at the time due;

                      (f) the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any of the mortgaged property may be lost or forfeited;

                      (g)      the First Mortgage Lien;

                      (h) the lien of the first indenture (including any supplemental indentures thereto) executed by the surviving entity of any merger of the Company into CEI or of CEI into the Company, or of any consolidation of the Company and CEI, which (i) secures indebtedness of that surviving entity and (ii) provides that no First Mortgage Bonds may be issued while such indebtedness is outstanding, except to the trustee under such indenture; and

                      (i)      any Prior Liens.

              The term "Permitted Liens" shall also mean and include as of any particular time any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority to the extent applicable to Nuclear Fuel.

              "Person." The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Prior Lien." The term "Prior Lien" shall have the meaning assigned to the term "prior lien" in the First Mortgage, as in effect on the date hereof.

              "Prior lien bonds." The term "prior lien bonds" shall mean bonds, obligations or indebtedness secured by a Prior Lien, as in effect on the date hereof.

              "Property Additions." The term "Property Additions" shall mean any new or additional property, real or personal (including separate and distinct units, plants, systems and properties), located within the State of Ohio, or located in any other State if such property is physically connected with any of the properties of the Company located in Ohio, either directly or through other property of the Company, and improvements, extensions or additions (including in these terms equipment and appliances installed as a part of the fixed property of the Company) to or about the plants or properties of the Company purchased, constructed or otherwise acquired by the Company after the date of the execution and delivery of this Indenture, and in every case used or useful for the business of generating, manufacturing, transmitting, distributing or supplying electricity for light, heat, cold, power, or other purposes, and in every case properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters, in force at the time, of The Public Utilities Commission of Ohio or other public body or authority having jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers of a certificate of the nature of an Engineer's Certificate (as defined in the First Mortgage).

              "Property Additions" as so defined, without limitation of the general import of such term, shall include:

                      (a) subject to Article XII, property acquired by the Company or by a successor corporation as a result of any consolidation or merger to which the Company or any successor corporation may be a party;

                      (b) permanent improvements, extension or additions to or about the properties of the Company in the process of construction or partially completed, in so far as actually constructed or completed;

                      (c) property purchased, constructed or otherwise acquired to replace property retired;

                      (d) easements, rights-of-way and leases over private property for towers, poles, wires, conduits or mains, or for transmission line or distribution line purposes, and rights, permits or licenses to use or appropriate water, or to overflow the land of others by the erection of dams or otherwise, and transmission line or distribution line equipment or dams or other similar structures installed by the Company on any such land, provided that, in the opinion of counsel, such easements, rights-of-way and leasehold interests or such rights, permits or licenses shall run for an unlimited or indeterminate or indefinite period of time, or for a period of time extending beyond the date of maturity of all Obligations then outstanding under this Indenture and all additional Obligations proposed to be secured at the particular time in question, or the Company has power under eminent domain or similar statutes to condemn and acquire such rights-of-way or rights-of-way adjacent thereto, or to acquire rights, permits, or licenses sufficient for its purposes to use or appropriate water or overflow said lands, as the case may be; and

                      (e) transmission line or distribution line equipment or dams or other similar structures located or constructed on, over or under public highways or other public property, provided that the Company shall, in the opinion of counsel, have the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the State in which such property is located to maintain and operate such equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit or franchise or law and that the terms of such permit or franchise or law do not contain any provisions giving to any public authority the right to take over such equipment without the payment of fair consideration therefor.

              "Property Additions" as so defined shall not include:

                      (aa)     good will or going concern value;

                      (bb) any contracts or operating agreements or franchises or governmental permits, granted or acquired, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto;

                      (cc) any shares of stock or certificates or evidences of interest therein, or any bonds, notes or other evidences of indebtedness or certificates of interest therein or any other securities;

                      (dd) any materials, merchandise, appliances or supplies acquired for the purpose of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, or any materials or supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes; or

                      (ee) leasehold estates, rights-of-way, or easements, with respect to land owned by others and additions installed by the Company on leasehold estates, rights-of-way or easements, or under any permits or franchises granted by a governmental body, except as permitted by Subdivisions (d) and (e) of this definition.

              "Representative." The term "Representative" shall mean (i) with respect to any Further Permitted Obligations Agreement to which more than one Further Permitted Obligations Lender is a party, the Person authorized to exercise remedies on behalf of the Further Permitted Obligations Lenders which are parties to such Further Permitted Obligations Agreement and (ii) with respect to any Further Permitted Obligations Agreement to which only one Further Permitted Obligations Lender is a party, such Further Permitted Obligations Lender.

              "Responsible officer of the Trustee." The term "responsible officer of the Trustee" shall mean the chairman of the board of directors, the president, every vice-president, the secretary, the treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

              "Secured Parties." The term "Secured Parties" shall mean the holders from time to time of the Obligations.

              "S&P." The term "S&P" shall mean Standard & Poor's Ratings Group, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Trustee.

              "Supplemental indenture." The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture supplemental to this Indenture now or hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

              "Trustee." The term "Trustee" shall mean at a particular time the original or successor Trustee then serving as such under this Indenture.

              "Trust estate."  See definition of "mortgaged property."

              SECTION 2. Construction of References. The terms defined in this Indenture shall, for purposes of this Indenture, have the meanings assigned to them and shall include the plural as well as the singular. All references in this Indenture to designated Articles, sections and other subdivisions are to designated Articles, sections and other subdivisions of this Indenture, and the words "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, section or other subdivision. Except as otherwise indicated, all agreements or instruments herein defined or referred to shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof. Any term defined in this Indenture by reference to the meaning given to such term in another document shall survive the termination of such other document.

              SECTION 3. Acts by Secured Parties, Agents, Representatives or Designated Holders. Any request, demand, authorization, direction, certificate, notice, acceptance, consent, waiver or other action permitted or required by this Indenture to be given or taken by the Secured Parties, by any Agent, by any Representative or by the Designated Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Persons either in person or by one or more duly authorized agents and, except as otherwise expressly provided such action shall become effective when such instrument or instruments are received by a responsible officer of the Trustee. The instrument or instruments evidencing such action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as the "Act" of the Persons signing such instrument or instruments. The Trustee shall be entitled to rely conclusively, and shall be fully protected in relying, on an Act of a Person purporting to act on behalf of the holder of any of the Obligations; PROVIDED, HOWEVER, that prior to so relying, the Trustee may (but shall not be obligated to) require any individual acting on behalf of the holders of Obligations purported to be represented by such Person to present such documents as the Trustee may reasonably require in order to establish the authority of the individual so acting.

              SECTION 4. Determination of Amounts of Obligations. Whenever the Trustee is required to determine the amount of any of the Obligations or the amount of any Credit Exposure for any purpose of this Indenture, it shall (unless otherwise directed by a court of competent jurisdiction) be entitled to determine such amounts on the basis of certificates of (i) the relevant Agent in the case of Bank Obligations and/or the Commitments and (ii) the relevant Representative in the case of the Further Permitted Obligations; PROVIDED, HOWEVER, that if, after receipt of a written or oral (promptly confirmed in writing) request from the Trustee, the Agent or the Representative, or other Person designated on behalf of any thereof, shall fail to certify as to such amounts to be certified by such Person, the Trustee shall be entitled to determine such amounts by such method as the Trustee may, in its sole discretion, determine, including without limitation on the basis of an officer's certificate. The Trustee may rely conclusively, and shall be fully protected in relying, on the determination made by it in accordance with the provisions of the immediately preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any holder of any Obligation or any other Person as a result of such determination.

              Upon the execution of any Credit Agreement or Further Permitted Obligations Agreement, the Company will provide the Trustee with an executed copy thereof.

              SECTION 5. Effect of Headings. The Section headings and the Table of Contents herein are for convenience of reference only, do not constitute a part of this Indenture and shall not affect the construction hereof or be taken into consideration in interpreting this Indenture.

              SECTION 6. Governing Law. The provisions of this Indenture shall be governed by and construed in accordance with the laws of the State of Ohio.

                                   ARTICLE II

                                 SUBORDINATION

              SECTION 1. Subordination. The lien of this Indenture is and shall remain subordinate and junior in priority to Permitted Liens, including the First Mortgage Lien for the security of all First Mortgage Bonds now authenticated and delivered and hereafter to be authenticated and delivered under the First Mortgage and any Prior Liens securing the payment of any prior lien bonds including any extension, recast, replacement, amendment, supplement, restatement or renewal of Permitted Liens, including the First Mortgage or any Prior Lien and irrespective of any modification of the First Mortgage or any Prior Lien or any of the First Mortgage Bonds or prior lien bonds or the issuance of any additional First Mortgage Bonds or prior lien bonds. In the event of a merger of the Company into CEI, the lien of this Indenture (1) shall be subordinate and junior in priority to Permitted Liens as such term is defined in the CEI Subordinate Indenture, and (2) shall not be considered a "prior lien" as defined in the First Mortgage (in this context, as such term is used in the CEI Subordinate Indenture).

              Notwithstanding the provisions of Section 5 of Article IX hereof, any proceeds realized from the sale or other disposition of the mortgaged property, any part thereof or any interest therein, upon foreclosure of the First Mortgage or any Prior Lien and this Indenture shall be applied as follows:

              First:           to the payment of all sums and amounts due and
              -----            owing under the First Mortgage or such Prior
                               Lien, including, but not limited to, the payment in full of all of the First Mortgage Bonds and any prior lien bonds;

              Second:          the balance, if any, to the payment of all sums
              ------           and amounts due and owing and secured by this
                               Indenture.

              In the event that, in violation of the foregoing paragraph, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee before the First Mortgage Bonds or prior lien bonds are paid in full, or provisions made for such payment in accordance with the terms of the First Mortgage Bonds and the First Mortgage and the Prior Liens and prior lien bonds, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the trustee under the First Mortgage and Prior Lien for application to the payment of all payments on the First Mortgage Bonds and prior lien bonds remaining unpaid to the extent necessary to make all such payments on the First Mortgage Bonds and prior lien bonds in full in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of the First Mortgage Bonds and the prior lien bonds, or to the trustee under the First Mortgage for the benefit of holders of the First Mortgage Bonds or under the Prior Lien for the benefit of holders of prior lien bonds. For purposes of this Section, the Trustee may rely conclusively upon, and shall be fully protected in relying upon, a certificate of the trustee under the First Mortgage with respect to the outstanding balance of the First Mortgage Bonds or any prior lien bonds.

              SECTION 2. Further Assurances. The Trustee from time to time will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary to effectuate the intent of this Indenture, especially to make the lien hereof subordinate and junior in priority (1) to Permitted Liens, including the First Mortgage Lien and any Prior Liens, and (2) in the event of a merger of the Company into CEI, to Permitted Liens as such term is defined in the CEI Subordinate Indenture.


                                  ARTICLE III

            SECURING OF ADDITIONAL OBLIGATIONS UNDER THIS INDENTURE

              SECTION 1. Additional Obligations. The Company may, from time to time, secure under this Indenture additional Further Permitted Obligations incurred under existing or additional Further Permitted Obligations Agreements and additional Bank Obligations incurred under existing or additional Credit Agreements, on an equal and ratable basis with all other Obligations secured hereunder, PROVIDED that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit (but not including in such calculation Property Additions unless the conditions set forth below for the inclusion of such Property Additions in such calculation are met) and PROVIDED FURTHER that the Trustee is given (i) a certified resolution of the Board of Directors of the Company authorizing the securing of such Further Permitted Obligations or Bank Obligations, as the case may be, under this Indenture; (ii) an Officers' Certificate stating that no Event of Default hereunder, no event that with the giving of notice or the passage of time (or both) would constitute an Event of Default hereunder and no potential default or event of default as defined in any of the Credit Agreements or any of the Further Permitted Obligations Agreements has occurred and is continuing, that no Notice of Actionable Event is outstanding or will result from such transaction and that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit; (iii) an Opinion of Counsel stating (A) that such Further Permitted Obligations Agreement or such Credit Agreement, as the case may be, does not violate the terms hereof or of the Credit Agreements or the Further Permitted Obligations Agreements then in effect, (B) that such Further Permitted Obligations or the Bank Obligations to be incurred will constitute Obligations secured hereunder, (C) that the execution of and the delivery, issuance and compliance with the terms of such Further Permitted Obligations Agreement or Credit Agreement, as the case may be, have been duly authorized by the Company and by any and all governmental authorities whose consent is requisite to such execution, delivery, issuance or compliance, and, unless such opinion shall state that no consent of any governmental authority is requisite to such execution, delivery, issuance or compliance, it shall specify any official certificates or other documents by which such consent is evidenced, and the same shall accompany such opinion, (D) that a supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby with respect to such Further Permitted Obligations or Bank Obligations, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective, (E) that since the date of the last previous opinion of counsel filed with the Trustee pursuant to Section 1 of this Article III (or since the date of the execution and delivery of this Indenture if no such opinion was filed), no mortgaged property which is still owned by the Company has become and still remains subject to any lien not existing thereon at such previous date prior to the lien of this Indenture as security for such Further Permitted Obligations or Bank Obligations, excepting specified judgment liens and Permitted Liens and (F) that all conditions precedent provided for in this Indenture relating to the securing of such Further Permitted Obligations or Bank Obligations have been compiled with, and that the amount of Obligations then secured by this Indenture will not exceed the amount at the time permitted by law; (iv) an Accountant's Certificate stating that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit as to be calculated under this Article III, which certificate shall include the statements required by Section 4 of Article XVI and (v) an executed copy of such Further Permitted Obligations Agreement or the Credit Agreement, as the case may be, or a copy certified by an officer's certificate to be a true copy thereof.

              Any Property Additions shall be included in the calculation of the Credit Limit under this Article III only if prior to or concurrently with the delivery of the foregoing items to the Trustee, the Trustee shall also have received with respect to such Property Additions

               (i) an Opinion of Counsel stating that:

                      (1) the Company has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion will have, good title to any tracts or parcels of land and the improvements thereon included in those Property Additions (except such as have been retired and except such with respect to which the Company can furnish the opinion of counsel described in paragraph (4) of this subdivision), subject only to such defects therein as the Company may have power by appropriate legal proceedings to cure, or which, in the opinion of such counsel, are inconsequential, and to such liens and encumbrances as are referred to in paragraphs
              (6) and (7) below;

                      (2) if such Property Additions include any easements, rights-of-way, or leases over private property for towers, poles, wires, conduits or mains, or for transmission line or distribution line purposes, or rights, permits or licenses to use or appropriate water or to overflow the land of others by the erection of dams or otherwise, or transmission line or distribution line equipment or dams or other similar structures installed by the Company upon any such land, the Company is entitled to such right-of-way or easement or such leasehold interest or such right, permit or license, as the case may be, for an unlimited or indeterminate or indefinite period of time, or for a period extending beyond the date of maturity of the additional Obligations to be secured hereunder and also beyond the date of maturity of all Obligations then secured by this Indenture, or the Company has power under eminent domain or similar statutes to condemn and acquire such right-of-way or a right-of-way adjacent thereto, or to acquire rights, permits or licenses sufficient for its purposes to use or appropriate water or overflow said lands, as the case may be;

                      (3) if such Property Additions include any transmission line or distribution line equipment or dams or other similar structures located or constructed on, over or under public highways or other public property, the Company has the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the State in which such property is located to maintain and operate such equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit or franchise or law and that the terms of such permit or franchise or law do not contain any provisions giving to any public authority the right to take over such equipment without the payment of fair consideration therefor;

                      (4) the Company has corporate power to own and operate such Property Additions;

                      (5) the nature and extent of the Prior Liens and judgment liens, if any, on such Property Additions are correctly stated in the Accountant's Certificate with respect to those Property Additions referred to in clause (ii) below; and

                      (6) the Indenture is, or upon delivery of the instruments of conveyance, transfer or assignment will be, a lien upon all such Property Additions (except such as have been retired), free and clear of any mortgage or other lien prior to the lien of this Indenture, except specified Prior Liens, if any, specified judgment liens, if any, and Permitted Liens; and, in the case of Property Additions to or upon leasehold estates, as permitted by this Indenture, the lien reserved by the lease for rent and for compliance with the terms of the lease, and free and clear of any easements or similar encumbrances, except such as, in the opinion of such counsel, do not impair the use of such Property Additions for the purposes for which they were acquired;

              (ii) an Accountant's Certificate stating in substance (A) the balance, if any, of the book value of Property Additions, as stated in the most recent certificate, if any, with respect to book value of Property Additions theretofore filed with the Trustee, (B) the aggregate cost to the Company of the gross Property Additions purchased, constructed or otherwise acquired by the Company during the period specified in such certificate and not described in any previous certificate with respect to book value of Property Additions filed with the Trustee, (C) that the allowances or charges, if any, for interest, taxes, engineering, legal expenses, superintendence, insurance casualties and other items during construction, included in the cost to the Company of such of the Property Additions described in the certificate as were constructed by or for the Company, are such as are properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters in force at the time of construction, of The Public Utilities Commission of Ohio or other public body or authority having jurisdiction or supervisory authority over the accounts of the Company, and are such as are, in the opinion of the signers, proper in respect of the particular Property Additions specified, (D) that no portion of the cost to the Company of such Property Additions described in the certificate should properly have been charged to maintenance or repairs, and that no expenditures are included in the certificate, which under the regulations, rules and orders, if any, with respect to such matters in force at the time, of The Public Utilities Commission of Ohio or the public body or authority having jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers, are not properly chargeable to fixed property accounts, (E) whether any portion of the Property Additions described in the certificate is at the time subject to a Prior Lien, and, if so, the total amount of all outstanding prior lien bonds secured thereby and a brief statement of the nature and extent of the mortgage or other lien securing the same, and whether any portion of such Property Additions is, at the time, subject to a judgment lien and, if so, a brief statement of the nature and extent of such judgment lien, and (F) that no portion of the Property Additions described in the certificate is subject to any mortgage, pledge or other lien prior to the lien of this Indenture, except Prior Liens and judgment liens, if any, specified pursuant to paragraph (E) hereof, the Permitted Liens and, in the case of Property Additions to or upon leasehold estates, as permitted by this Indenture, the lien reserved by the lease for rent and for compliance by the Company with the terms of the lease, and that no portion of such Property Additions is subject to any easement or similar encumbrance except such as, in the opinion of the signer, does not impair the continued use of such Property Additions for the purposes for which they were acquired; and

              (iii) such instruments of conveyance, transfer and assignment as, in the opinion of counsel, may be necessary to vest in the Trustee to hold as a part of the mortgaged property all right, title and interest of the Company in and to those Property Additions, or the opinion of counsel that no such instruments are necessary for such purposes.

              Upon the satisfaction of the aforesaid conditions then such Further Permitted Obligations or Bank Obligations shall be Obligations secured hereunder and entitled to the benefits of this Indenture on an equal and ratable basis with all other Obligations secured hereunder and shall be so noted upon the records of the Trustee maintained with respect to this Indenture and the Trustee shall furnish, upon request, a confirmation to that effect to the Company or, at the request of the Company, enter into a supplemental indenture hereto as provided in Section 1(g) of Article XIV.

              SECTION 2. Delivery. An executed or certified copy of any amendments or supplements to, or extensions of, any Further Permitted Obligations Agreement, any Credit Agreement or the First Mortgage, as the case may be, shall be promptly delivered by the Company to the Trustee upon execution thereof.

              SECTION 3. Limit of Outstanding Obligations; Continuing Lien. The aggregate principal amount of Obligations which may be secured by this Indenture and outstanding at any one time shall not, in any event, exceed the amount at the time permitted under Section 1 hereof, but in all events the Credit Exposure shall not exceed the lesser of the Credit Limit or $1,500,000,000. But the aggregate principal amount of Obligations which may be so secured hereunder may, at any time at the election of the Company, evidenced by an indenture supplemental hereto, be limited to such lesser definite aggregate principal amount as may be specified in such supplemental indenture. This Indenture shall be and constitute a continuing lien and security interest to secure the full and final payment of all Obligations which may, from time to time, be outstanding and secured hereby.

              SECTION 4. CEI Obligations. In the event of a merger of CEI into the Company then upon the satisfaction of the conditions set forth in
Section 1(b) of Article XII of the CEI Subordinate Indenture, all Obligations set forth in Exhibits B-1 and B-2 thereto which are then outstanding under the CEI Subordinate Indenture and which were not prior to the date of such merger Obligations hereunder shall thenceforth be deemed to be Obligations hereunder and entitled to the benefits of this Indenture on an equal and ratable basis with all other Obligations secured hereunder.

                                   ARTICLE IV

                      PARTICULAR COVENANTS OF THE COMPANY

              The Company hereby covenants, warrants and agrees:

              SECTION 1. Title. That the Company is lawfully seized and possessed of all the mortgaged property; that it has good right and lawful authority to mortgage the same as provided in this Indenture; and that the mortgaged property is, as of the date of execution of this Indenture, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the lien and security interest of this Indenture, except for the First Mortgage and the First Mortgage Lien, any Prior Liens and all other Permitted Liens and except as set forth in the granting clauses hereof. That the Company will at all times protect its title to the mortgaged property and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any lien thereon prior to the lien of this Indenture.

              SECTION 2. Payment of Taxes. That the Company will duly pay and discharge, or cause to be paid and discharged, as the same shall become due and payable, all taxes, rates, assessments and governmental and other charges lawfully levied and imposed upon the mortgaged property, including the franchises, earnings and business of the Company, and will duly observe and conform to all valid requirements of any governmental authority relative to any part of such property, and all covenants, terms and conditions under or upon which any part of such property is held; and that the Company will not suffer any mechanics', laborers', statutory or other similar lien or charge to be hereafter created or remain upon such property or any part thereof, or the income therefrom. However, nothing contained in this Section shall require any such tax, assessment, lien or charge to be paid or any such requirement to be complied with so long as the validity thereof shall be contested in good faith, unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any of such property may be lost or forfeited. The Trustee is under no duty to render its opinion or to obtain the opinion of counsel referred to in the preceding sentence, unless requested by any Agent or Representative.

              SECTION 3. Insurance. That the Company will insure the mortgaged property in the amount and with the coverage required by the First Mortgage, as in effect on the date hereof, and on each such insurance policy will cause the Trustee to be named as an additional insured and loss payee as its interest may appear. The Company will provide certificates of insurance to such effect to the Trustee as evidence of compliance with this Section.

              SECTION 4. Good Repair. That the Company will at all times make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance, or otherwise as shall be necessary to maintain, preserve and keep the mortgaged property at all times in good repair, physical condition, working order and condition and in a state of good operating efficiency, except that the Company may abandon any property as provided in Section 2(b) of Article VII.

              SECTION 5. Advances. That, if the Company shall fail to perform any of the covenants contained in Sections 2, 3 and 4 of this Article, the Trustee, or any receiver appointed hereunder, may make, but is under no duty to make, advances to perform the same in its behalf; and the Company hereby agrees to repay all sums so advanced in its behalf, on demand, with interest at six percent (6%) per annum after demand, and all sums so advanced, with interest as aforesaid, shall be secured hereby having the benefit of the lien hereof in priority to the indebtedness evidenced by the Obligations but subordinate and junior in priority to the First Mortgage Lien and any Prior Liens; but no such advances shall be deemed to relieve the Company from any default hereunder.

              SECTION 6. Recordation. That the Company will cause this Indenture and any and all supplemental indentures and instruments of further assurance at all times to be kept recorded and filed in such manner and in such places as may in the opinion of counsel be required by law in order fully to preserve and protect the rights of the Secured Parties and the Trustee hereunder, and that it will furnish to the Trustee

                      (a) promptly after the execution and delivery of each supplemental indenture, an opinion of counsel stating that in the opinion of such counsel such supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

                      (b) on or before July 1 of each year, beginning with the year 1995, an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture and of each supplemental indenture as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

              SECTION 7. Further Assurances. That the Company will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, especially to make subject to the lien hereof any property agreed to be subjected hereto, or intended so to be, to transfer to any new trustee or trustees the trust estate, powers, instruments and funds held in trust hereunder and to confirm the lien of this Indenture with respect to any Obligation.

              SECTION 8. Subordination of Subsequent Mortgages. That in case the Company shall hereafter create any mortgage upon, or pledge of, the mortgaged property or any part thereof, other than Permitted Liens, such mortgage or pledge shall be and shall be expressed, in form and substance satisfactory to the Trustee, to be subject to first, Permitted Liens, including the prior lien of the First Mortgage for the security of all First Mortgage Bonds then authenticated and delivered or thereafter to be authenticated and delivered under the First Mortgage and Prior Liens for the security of all prior lien bonds then authenticated and delivered or thereafter to be authenticated and delivered under Prior Liens, and second, the Prior Lien of this Indenture for the security of the Obligations. That, subject to the provisions of Article XII, in case the Company shall hereafter acquire or own any property (other than property of the nature specifically excepted by the terms of the granting clauses of this Indenture) which is not subject to a Prior Lien (but which in any event will be subject to the First Mortgage Lien) and with respect to which it has the power to subject either to the lien of this Indenture or to a Prior Lien as a superior lien, it will subject such property to the lien of this Indenture as a superior lien (but which lien in any event will be subordinate to the First Mortgage Lien).

              SECTION 9. Performance Under First Mortgage and Prior Liens. That the Company will faithfully perform or cause to be performed all the terms, covenants and conditions to be performed by the Company under the First Mortgage or by the mortgagor under any Prior Lien. But nothing contained herein shall be construed to prevent the extension or renewal of any lien arising under the First Mortgage or of any Prior Lien, or of any indebtedness secured thereby, including the principal of any outstanding First Mortgage Bonds or of any prior lien bonds.

              SECTION 10. Corporate Existence. That the Company will, subject to the provisions of Article XII, at all times maintain its corporate existence and right to carry on business and duly procure all renewals and extensions thereof, and, subject to the provisions of this Indenture, will diligently maintain, preserve and renew, all the rights, powers, privileges and franchises owned by it.

              SECTION 11. Compliance with Laws. That the Company will comply in all material respects with all applicable laws, rules, regulations, and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of it or its ability to perform its obligations under this Indenture or the value of the mortgaged property, such compliance to include, without limitation, all federal, state and local laws relating in any way to the protection of the environment, except to the extent compliance with any of the foregoing is then being contested in good faith unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any mortgaged property may be lost or forfeited. The Trustee is under no duty to render its opinion or to obtain the opinion of counsel referred to in the preceding sentence, unless requested by any Agent or Representative.

              SECTION 12. Accountant's Certificate. That the Company will furnish to the Trustee on or before July 1 of each year, beginning with the year 1995, an Accountant's Certificate.

              SECTION 13. Veracity. That the recitals of fact and statements contained in this Indenture are true.


                                   ARTICLE V
                                   [RESERVED]

                                   ARTICLE VI
                                   [RESERVED]


                                  ARTICLE VII

                    POSSESSION, USE AND RELEASE OF PROPERTY

              SECTION 1. Possession Until Default. Unless an Event of Default shall have happened and be continuing, the Company shall be suffered and permitted to possess, use and enjoy all the property and appurtenances, franchises and rights conveyed by this Indenture, and to receive and use the rents, issues, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee, to use and consume materials and supplies, deal with choses in action, leases (other than leases subject to the lien of this Indenture) and contracts, exercise the rights and powers conferred upon it thereby, alter and repair its buildings and structures, change the position of any of its buildings, structures, plants, poles, wires, conduits or other property whatsoever and replace and renew any of its equipment, machinery or other property, except that the position of none of the mortgaged property may be changed so as to impair the lien of this Indenture thereon unless such property is sold, abandoned or otherwise disposed of as permitted by this Section 1 or Section 2 of this Article VII or released as provided in Section 3 of this Article VII.

              SECTION 2. Disposition Without Consent. The Company may at any time and from time to time, without any release or consent by the Trustee:

                      (a) Sell or otherwise dispose of, free from the lien of this Indenture, any machinery or equipment, which has become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, upon replacing the same with, or substituting for the same, new machinery or equipment, or other property of a value at least equal to the original cost of such things so disposed of, which new machinery, equipment or other property shall without further action become subject to the lien of this Indenture, subject to Permitted Liens;

                      (b) Abandon any property, if in the opinion of the Board of Directors the abandonment of such property is desirable in the proper conduct of the business and in the operation of the properties of the Company, or is otherwise in the best interests of the Company;

                      (c) Modify or amend any lease which shall be a part of the trust estate provided that the Company shall forthwith assign to and mortgage with the Trustee the modified or amended lease, subject to Permitted Liens;

                      (d) Surrender or assent to the modification of any franchise, license, authority or permit which it may hold, or under which it may be operating, provided that the Company shall have the right, in the opinion of counsel, under the modified franchise, license, authority or permit, or under a new franchise, license, authority or permit received in exchange in the event of any such surrender, or under some other franchise, license, authority or permit, to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indeterminate or indefinite period of time. For the purposes of this Subdivision (d) and of any opinion to be rendered under it, any right of any municipality to terminate a permit, license or franchise by purchase, shall not be deemed to abridge or affect its duration; and

                      (e) Surrender or assent to or procure a modification of any franchise, license, authority or permit under which it operates any of its properties, which it may now or hereafter hold or under which it may now or hereafter operate, if, in the opinion of the Board of Directors, it is no longer necessary or desirable in the profitable conduct of the Company's business or in the best interests of the Company to operate such properties or to comply with the terms and provisions of such franchise, license, authority or permit and, if the value and utility generally of all of its properties as an entirety and the value of the security for the Obligations will not thereby be impaired.

              SECTION 3. Disposition upon Release Under First Mortgage and Prior Liens. From time to time hereafter the Company may transfer or otherwise dispose of any property constituting a part of the trust estate, and the Trustee shall, subject to the provisions of Section 5 of Article VII hereof, release the same from the lien of this Indenture, but only upon receipt by it of:

                      (a)      A certified resolution requesting such release;

                      (b) A copy of the documents delivered by the Company to the First Mortgage Trustee or holder of a Prior Lien in connection therewith;

                      (c) A copy of the instrument executed by the First Mortgage Trustee or holder of a Prior Lien releasing that property from the First Mortgage Lien or such Prior Lien; and

                      (d) An opinion of counsel and an officer's certificate stating that such disposition and release does not violate any covenants hereof.

              SECTION 4. No Duty to Investigate. In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release; or to inquire as to any facts required by the provisions hereof for the exercise of such authority; or to see to the application of the purchase moneys. Nor shall any purchaser of machinery or equipment or tools or implements or materials or supplies be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized.

              SECTION 5. Obligations and Powers of Trustee. The Trustee shall not be required under any of the provisions of this Article VII to release any part of the mortgaged property from the lien hereof at any time when to the knowledge of the Trustee the Company shall be in default hereunder, but notwithstanding any such default the Trustee may release from the lien hereof any part of the mortgaged property, upon compliance by the Company with the other conditions specified in this Article VII in respect thereof, if the Trustee shall have received the consent of the Designated Holders provided however that the consent of a Bank with respect to its Bank Obligations under a Credit Agreement initially secured hereunder as identified in Exhibit B-1 hereof shall not be deemed effective unless all of the Banks which are a party to such Credit Agreement shall have given their consent. In case the trust estate shall be in the possession of one or more receivers lawfully appointed or of a trustee in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the bankruptcy laws of the United States) or of assignees for the benefit of creditors, the powers by this Article VII conferred upon the Company may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing signed by such receivers, trustees or assignees, may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article.

                                  ARTICLE VIII

                                   [RESERVED]


                                   ARTICLE IX

                             REMEDIES UPON DEFAULT

              SECTION 1. Events of Default. In case any one or more of the following events (herein called "Events of Default") shall happen and be continuing, that is to say:

                      (a) Default shall be made by the Company in the performance or observance of any of the covenants, agreements or conditions on its part in this Indenture or any indenture supplemental hereto, and such default shall continue for a period of sixty days after written notice to the Company by the Trustee; or

                      (b) The occurrence of an "event of default" under the First Mortgage which has resulted in a declaration that the principal amount of all of the First Mortgage Bonds is immediately due and payable; or

                      (c) Any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition or arrangement with creditors, a readjustment of its debts, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or acquiesced in by it), either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                      (d) A Notice of Actionable Event shall have been given to a responsible officer of the Trustee and shall remain outstanding.

              An Event of Default and its consequences may be waived at any time prior to the sale of the trust estate by an instrument delivered to the Trustee and signed by (i) the Designated Holders in the case of an Event of Default arising under subsections (a), (b) or (c) above or (ii) each Agent or Representative which delivered the Notice of Actionable Event in the case of an Event of Default arising under subsection (d) above. No such waiver shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon. An Event of Default arising under subsection (d) above shall no longer be continuing once such Notice of Actionable Event has been rescinded.

              SECTION 2. Sale of Trust Estate. If an Event of Default shall happen and be continuing, then, and in every such case, the Trustee may in its sole discretion, and upon the written request of the Control Party, shall, if and to the extent permitted by law, by such officer or agent as it may appoint, sell, subject to Permitted Liens, the trust estate as an entirety or in such parcels as the Trustee may in its sole discretion determine, at public auction at some convenient place in the City of Toledo, Ohio, or at such other place or places as may be required by law, having first published notice of such sale in an authorized newspaper in the City of Toledo, Ohio, at least once in each of four successive calendar weeks preceding such sale, and having given any other notice which may be required by law; and from time to time to adjourn such sale in its discretion by announcement at the time and place appointed for such sale or for such adjourned sale or sales without further notice except such as may be required by law; and upon such sale to make or deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, subject to Permitted Liens. The Trustee and its successors are hereby irrevocably appointed the true and lawful attorneys of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold, subject to Permitted Liens; and for that purpose it and they may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer, and releases as may be designated in any such request, subject to Permitted Liens.

              SECTION 3. Foreclosure. If an Event of Default shall happen and be continuing, then, and in every such case, the Trustee may in its sole discretion, and upon the written request of the Control Party, shall, proceed by suit or suits at law or in equity or by any other appropriate remedy to foreclose this mortgage and to sell, subject to Permitted Liens, the trust estate under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any other appropriate legal or equitable remedy as the Trustee shall deem most effectual to protect and enforce any of its rights or any of the rights of the Secured Parties.

              SECTION 4. Manner of Sale. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the whole of the trust estate shall be sold in one parcel as an entirety, unless such sale as an entirety, in the sole discretion of the Trustee, shall be impracticable by reason of some statute or other cause, or unless the Control Party shall in writing request the Trustee to cause the trust estate to be sold in parcels, in which case the sale shall be made in such parcels and in such order as may be specified in such request, but, if not so specified, as the Trustee in its sole discretion shall deem most expedient in the interest of the Secured Parties, but every such sale shall be subject to Permitted Liens. The Company, to the full extent that it may lawfully do so, for itself, and for all who may claim through or under it, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any foreclosure, sale or other enforcement hereof, and the Trustee, or any court in which the foreclosure of this Indenture or the administration of the trust hereby created is sought, shall have the right as aforesaid to sell the entire trust estate as a whole in a single parcel, but every such sale shall be subject to Permitted Liens.

              Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party may bid for and purchase the mortgaged property, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in his or their own absolute right without further accountability subject to Permitted Liens.

              Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representative, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof.

              Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the property sold, and shall be a perpetual bar both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the property sold or any part thereof from, through or under the Company, its successors or assigns, except the holders and beneficiaries of Permitted Liens.

              SECTION 5. Application of Proceeds. The proceeds of any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture as part of the trust estate, shall be applied as follows:

                      First:  To the payment of the costs and expenses of such
              sale, including a reasonable compensation to the Trustee, it agents, attorneys and counsel, and of all necessary or proper expenses and advances made or incurred by the Trustee under this Indenture (including any unpaid fees or expenses of the Trustee), and to the payment of all taxes, assessments or liens superior to the lien of this Indenture (including, without limitation, the First Mortgage Lien and any Prior Liens), except any taxes, assessments or other superior liens (including, without limitation, the First Mortgage Lien and any Prior Liens) subject to which such sale shall have been made;

                      Second:  To the payment of the whole amount then owing or
              unpaid upon the Obligations for principal and interest, with interest at the rate specified in such Obligations on overdue principal and overdue installments of interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Obligations, then to the payment of such principal and interest ratably, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest. Such payments shall be made on the date fixed therefor by the Trustee;

                      Third:  To the payment of any fees and expenses arising
              pursuant to the Obligations and which are then due, owing and unpaid to the Secured Parties; and

                      Fourth:  All surplus then remaining to the Company, its
              successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

              SECTION 6. Appointment of Receiver. If an Event of Default shall happen and be continuing and upon filing a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Secured Parties, the Trustee as a matter of right shall, to the extent permitted by law and subject to the rights of holders or beneficiaries of Permitted Liens, be entitled to the appointment of a receiver or receivers of the trust estate and of the income, rents, issues and profits thereof pending such proceedings, with such powers as the court making such appointment shall confer, but notwithstanding the appointment of any receiver the Trustee shall be entitled to retain possession and control of any property deposited or pledged with it hereunder or agreed or provided to be delivered or deposited or pledged with it hereunder, subject to the rights of holders or beneficiaries of Permitted Liens.

              SECTION 7. Waiver by Company. The Company agrees, to the full extent that it may lawfully so agree, that in case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any property subject to the lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, the absolute sale of the trust estate or any portion thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Company, to the full extent that it may lawfully do so, for itself, and all who may claim through or under it, hereby waives the benefit of all such laws.

              SECTION 8. Direction by the Control Party. Subject to the provisions of Section 1 of Article XIII, the Control Party shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy open to the Trustee, and of exercising any power or trust conferred upon the Trustee under this Indenture.

              SECTION 9. Restoration to Former Position. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then, and in every such case, the Company and the Trustee shall be restored to their former positions and rights hereunder in respect to the trust estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

              SECTION 10. Suits in Name OF Trustee. Any such suits or proceedings instituted by the Trustee pursuant to this Indenture shall be brought in its own name for the ratable benefit of the Secured Parties, subject to the provisions of this Indenture.

              SECTION 11. No Waiver. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every right and power given by this Article to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.


                                   ARTICLE X
                                   [RESERVED]


                                   ARTICLE XI

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

              SECTION 1. Immunity. No recourse shall be had for any claim based on this Indenture or any indenture supplemental hereto, against any incorporator or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released as a condition of and consideration for the execution of this Indenture.


                                  ARTICLE XII

                         CONSOLIDATION, MERGER AND SALE

              SECTION 1. No Bar. Nothing in this Indenture contained shall prevent the consolidation of the Company with, or the merger of the Company into, any other corporation or prevent the sale or lease by the Company of its property as an entirety or substantially as an entirety upon the terms hereinafter set forth; provided that:

                      (a) any such consolidation or merger or sale or lease shall be on such terms as not to impair the lien and security of this Indenture upon any part of the trust estate or any of the rights and powers of the Trustee;

                      (b) upon any such consolidation, merger or sale, subject to the provisions of Section 3 of this Article, if the Company is not the surviving corporation, the due and punctual performance and observance of all the covenants and conditions of this Indenture shall, by supplemental indenture and as a condition of any such consolidation or merger or as a consideration for any such sale, be expressly assumed in an instrument in form and substance satisfactory to the Trustee by the successor corporation formed by or resulting from any such merger or consolidation or to which such sale shall have been made; and

                      (c) any such lease shall be made expressly subject to immediate termination by the Trustee, subject to the rights of holders or beneficiaries of Permitted Liens, at any time when any Event of Default, as specified in Section 1 of Article IX, shall have happened and be continuing, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings, subject to the rights of holders or beneficiaries of Permitted Liens.

              SECTION 2. Successor Corporation. Every successor corporation resulting from a consolidation of the Company with another corporation or a merger of the Company into another corporation or the sale by the Company of all or substantially all of its property as an entirety to another corporation, all on the terms set forth in Section 1 of this Article XII, shall upon executing, acknowledging and delivering to the Trustee, and causing to be recorded and filed, as required by Section 6 of Article IV, an indenture supplemental hereto, as provided in Section 1(b) of this Article, in form satisfactory to the Trustee, succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part.

              Subject to the provisions of Section 2 of Article XIII, the Trustee shall receive the opinion of counsel as conclusive evidence that any supplemental indenture complies with the foregoing conditions and provisions of this Section.

              SECTION 3. Lien upon Assets of Successor Corporation. No consolidation or merger of the Company into another corporation and no conveyance of all or substantially all of the assets of the Company to another corporation shall or is intended to subject to the lien of this Indenture any or all of the property or franchises of the successor corporation formed upon such consolidation or merger or to which such sale shall have been made, except as hereinafter in this Section 3 provided, unless the successor corporation, in its discretion, shall subject the same to the lien hereof. The foregoing provisions of this Section 3 notwithstanding, this Indenture shall, after such consolidation, merger or sale constitute a lien of the rank herein provided upon all properties and franchises acquired by such successor corporation from the Company, which were subject to the lien hereof immediately prior to such consolidation, merger or sale and upon all additions, extensions, improvements, repairs and replacements to or about the plants or properties included in the trust estate immediately prior to such merger, consolidation or sale, appurtenant to the trust estate as so constituted (as distinguished from the additions, extensions, improvements, repairs and replacements to or about the plants or properties appurtenant to the plants or properties of the successor corporation and additional plants or properties thereafter acquired by the successor corporation which shall not be subject to the lien of this Indenture). Nothing contained in this Article XII, however, shall affect or lessen the extent of the lien of this Indenture upon the property of the Company hereafter acquired, by reason of the acquisition by the Company of all or substantially all of the property of another corporation.


                                  ARTICLE XIII

                                  THE TRUSTEE

              SECTION 1. The Trustee Generally. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following:

                      (a) The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of its counsel, and all other reasonable expenses incurred by the Trustee hereunder, and all taxes which may have been assessed against the Trustee as such or against any funds on deposit with it hereunder which the Trustee may be required or permitted by law to deduct from such deposit and to pay, the Company agrees to pay promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. In default of such payment by the Company, the Trustee shall have a lien therefor on the property subject to the lien of this Indenture and the proceeds thereof prior to the lien of this Indenture, but subject to Permitted Liens, and a lien therefor on any moneys held by the Trustee hereunder prior to any rights in such moneys of the Secured Parties. The Company also agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the costs and expenses of defending against any claim of liability in the premises.

                      (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys.

                      (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein, all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, or of any indenture supplemental hereto, or for the value of the property subject to the lien of this Indenture or any part thereof, or for the title of the Company thereto, or for the security afforded thereby and hereby, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any moneys paid over by it in accordance with any provision of this Indenture.

                      (d) The Trustee shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the Agents or the Designated Holders, pursuant to the provisions of this Indenture, and the Trustee shall be under no duty to foreclose, take possession of, or otherwise control or act with respect to any real property which is part of the mortgaged property, unless such Agents or Designated Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including any potential liabilities under environmental laws) to be incurred therein or thereby; upon the occurrence of an Event of Default (which has not been cured), the Trustee shall use the same degree of care and skill in the exercise of the rights and powers vested in it by this Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                      (e) The Trustee may consult with counsel, and, to the extent permitted by Section 2 of this Article XIII, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                      (f) The Trustee, to the extent permitted by Section 2 of this Article XIII, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company, as to the adoption of any resolution by its Board or stockholders.

                      (g) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is a Secured Party shall be conclusive and binding in respect of all future holders of the Obligations then held by such Secured Party, whether or not such Obligations shall have noted thereon the fact that such request or consent had been made or given.

                      (h) The Trustee shall not be personally liable in case of entry by it upon the mortgaged property for debts contracted or liability or damages incurred in the management or operation of said property.

                      (i) The Trustee, to the extent permitted by Section 2 of this Article XIII, may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                      (j) All moneys received by the Trustee under or pursuant to any provision of this Indenture shall constitute trust funds for the purposes for which they were paid or are held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee, under such conditions as may be prescribed by law, in its general banking department, and the Trustee shall not be liable for any interest thereon, except that, so long as the Company is not in default hereunder, it will allow and credit to the Company interest, if any, upon such moneys at such rate as may then be customary for similar deposits.

                      (k) The Trustee shall be under no duty to advance its own funds in enforcing this Indenture.

              SECTION 2. Liability. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding:

                      (1) unless and until an Event of Default specified in Section 1 of Article IX hereof shall have happened which at the time is subsisting,

                               (a) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

                               (b) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon resolutions, certificates, statements, opinions, reports, orders or other instruments furnished to it pursuant to the express provisions of this Indenture; but in the case of any such resolutions, certificates, statements, opinions, reports, orders or other instruments which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                      (2) the Trustee shall not be liable to any Secured Party or to any other Person for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (3) the Trustee shall not be liable to any Secured Party or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of a Secured Party, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

              If an Event of Default specified in Section 1 of Article IX hereof shall have happened, then, so long as the same shall be subsisting, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              Notwithstanding any provisions of this Indenture authorizing the Trustee conclusively to rely upon any resolutions, certificates, statements, opinions, reports, orders or other instruments, the Trustee may but, to the extent permitted by this Section 2 of this Article XIII, need not, require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances; and the Trustee shall, if requested in writing so to do by an Agent or a Secured Party, require such further evidence or make such further investigation, provided, however, that, if the payment within a reasonable time to the Trustee of the cost, expenses and liabilities likely to be incurred by it in making such investigation is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

              If the Trustee shall determine or shall be requested, as aforesaid, to make such further investigation, it shall be entitled to examine the books, records and premises of the Company; and unless satisfied, with or without such investigation, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, reports, orders or other instruments, it shall be under no obligation to grant any application or take or permit any action hereunder. The reasonable expense of every such examination shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the rate of six per cent (6%) per annum, and until such repayment shall be secured by a lien on the property subject to the lien of this Indenture and the proceeds thereof prior to the lien of the Obligations but subject to Permitted Liens.

              SECTION 3. Notice. The Trustee shall give to the Secured Parties notice by first class mail of the happening of all defaults known to it within ten days after the occurrence thereof, but in the case of any default of the character specified in

Subdivision (a) of Section 1 of Article IX, no such notice shall be given until at least sixty days after the occurrence thereof. For the purposes of this
Section 3, the term "default" shall mean any Event of Default specified in
Section 1 of Article IX, not including in the case of the defaults specified in paragraph (a) thereof any periods of grace provided for therein.

              Nothing herein contained shall require the Trustee to ascertain or inquire as to the observance or performance of any covenants, agreements or obligations, on the part of the Company hereunder or as to the existence of any Event of Default hereunder other than such an Event of Default known to it or as to which it has received written notice from any Secured Party.

              Nothing herein contained shall require the Trustee to give any notice of any default which has been cured.

              SECTION 4. Cessation. If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having a combined capital and surplus of not less than $25 million which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              SECTION 5. Resignation. The Trustee may resign and be discharged from the trust hereby created by giving notice thereof to the Company specifying the date when such resignation shall take effect, and by giving notice thereof by first class mail to the Secured Parties. Such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee.

              The Trustee may be removed at any time by an instrument or instruments in writing delivered to the Trustee and to the Company, and a successor Trustee may be appointed by an instrument or instruments in writing delivered to such successor Trustee and to the Company, in either case signed by the Designated Holders or by their duly authorized attorneys-in-fact; but, until a new Trustee shall be appointed by the Designated Holders or a court of competent jurisdiction as herein authorized, the Company, by an instrument executed by order of its Board of Directors, shall appoint a Trustee to fill the vacancy. Every such successor Trustee so appointed by the Designated Holders, by a court of competent jurisdiction or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having a combined capital and surplus of not less than $25 million, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article within six months after a vacancy shall have occurred in the office of trustee, a Secured Party or the retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

              SECTION 6. Successor Trustee. Any successor Trustee appointed under any of the methods herein provided shall execute, acknowledge and deliver to its predecessor Trustee and to the Company an instrument in writing accepting such appointment hereunder and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with the estates, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder; but the predecessor Trustee shall, nevertheless, at the written request of the successor Trustee, execute and deliver an instrument transferring to the successor Trustee all the estates, properties, rights, powers and trusts of the predecessor Trustee hereunder and shall duly assign, transfer and deliver all property and moneys held by it to its successor. Should any instrument in writing from the Company be required by any successor Trustee for more fully and effectually vesting in and confirming to it all estates, properties, rights, powers and duties as Trustee hereunder, the Company, upon the request of such successor Trustee, shall make, execute and deliver the same. The Company shall promptly give notice of the appointment of such successor Trustee to the Secured Parties by first class mail.

              SECTION 7. Merger. Any corporation into which the Trustee or any successor to it in the trust created by this Indenture may be merged, or with which it or any successor to it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, shall be the successor Trustee under this Indenture without the execution or filing of any instruments or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              SECTION 8. Trustee as Secured Party. The Trustee may be a Secured Party and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder.

              SECTION 9. Appointment of a Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in case of litigation under this Indenture, and, in particular, in case of the enforcement hereof upon an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies granted herein to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint, with the consent of the Company (to the extent that no Event of Default shall have occurred and be continuing hereunder), an additional individual or institution as a separate trustee or co-trustee. The following provisions of this Section are adapted to these ends.

              In the event that the Trustee appoints an additional individual or institution as a separate trustee or co-trustee, in the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers, trusts and remedies herein granted to the Trustee or to hold title to the trust estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, obligation, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be imposed upon, exercised by or vested in or conveyed to the Trustee with respect thereto shall be imposed upon, exercisable by and vest in such separate trustee or co-trustee, but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights, trusts and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them. Such separate trustee or co-trustee shall deliver an instrument in writing acknowledging and accepting its appointment hereunder to the Trustee and the Company.

              Should any instrument in writing from the Company reasonably be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. If the Company shall fail to deliver the same within thirty days of such request, the Trustee is hereby appointed attorney-in-fact for the Company to execute, acknowledge and deliver such instruments in the Company's name and stead. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                  ARTICLE XIV

                            SUPPLEMENTAL INDENTURES

              SECTION 1. Supplemental Indentures Without Consent of Secured Parties. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by resolution of its Board and the Trustee, from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may without the consent of, or notice to, any of the Secured Parties enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

                      (a) to close this Indenture against, or to restrict, in addition to the limitations and restrictions herein contained, the securing of additional Obligations hereunder by imposing additional conditions and restrictions to be thereafter observed, whether applicable in respect of all Obligations, or otherwise;

                      (b) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed and which do not conflict with the then existing covenants and agreements of the Company contained in this Indenture and to surrender any right or power herein reserved to or conferred upon the Company although the freedom of action of the Company may be materially restricted thereby;

                      (c) to convey, transfer and assign to the Trustee, and to subject to the lien of this Indenture, but in all cases subject to Permitted Liens, including the First Mortgage Lien and any Prior Liens, with the same force and effect as though included in the granting clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation, merger or by purchase or otherwise and to correct or amplify the description of any properties at any time subject to the lien of this Indenture;

                      (d) to make such provisions in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture;

                      (e) to modify any of the provisions of this Indenture or to relieve the Company from any of the obligations, conditions or restrictions herein contained, provided that no such modification shall be or become operative or effective which shall in any manner impair any of the rights of the Secured Parties or of the Trustee, while any Obligations which are then secured hereunder prior to the execution of such supplemental indenture shall remain outstanding; and provided, also, that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

                      (f) to achieve compliance of this Indenture with any applicable federal securities law, including, but not limited to, The Trust Indenture Act of 1939;

                      (g) to confirm that any additional Obligations to be secured hereunder pursuant to the provisions of Article III hereof are or will be entitled to the benefits of this Indenture; and

                      (h) for any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or curing, correcting or supplementing any defect or inconsistent provision contained in this Indenture or any supplemental indenture, or in order to more specifically identify and describe those parcels of land in Exhibit A hereto which were not owned by the Company on the date hereof and which were therefore not intended to be part of the mortgaged property or trust estate.

              SECTION 2. Supplemental Indentures With Consent of Designated Holders and Agents. With the consent of (i) the Designated Holders and (ii) the Agent under each Credit Agreement, the Company and the Trustee may, from time to time enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Secured Parties hereunder; PROVIDED, HOWEVER, that no such supplemental indenture shall amend the definition of Designated Holders (or any of the related defined terms) or any other provision hereof so as to reduce the required percentages of holders of the Obligations the consent of which is required for the taking of any Act hereunder or amend this Section 2 or Section 5 of Article VII or modify any other provision hereof intended to provide for the ratable securing of all the Obligations, without in each case the consent of all of the Secured Parties.

              SECTION 3. Parties to Supplemental Indenture. The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained. Thereafter, that supplemental indenture shall form a part of this Indenture; all terms and conditions contained in that supplemental indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes; this Indenture shall be deemed to be modified and amended in accordance with that supplemental indenture; and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and the Secured Parties then outstanding shall be determined, exercised and enforced hereunder in a manner which is subject in all respects to those modifications and amendments made by that supplemental indenture. The Trustee shall not be required to enter into any supplemental indenture which alters, amends, modifies or adversely affects the rights, remedies or duties of the Trustee hereunder.

                                   ARTICLE XV
              CANCELLATION AND DISCHARGE OF LIEN OF THIS INDENTURE

              SECTION 1. Cancellation and Discharge of Lien. If no Event of Default hereunder, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, shall have happened and be continuing and the Trustee has received either (a) a certificate from each Agent stating that all outstanding Bank Obligations have been paid in full and each Agent shall have confirmed to the Trustee in writing that the Bank(s) have no Commitments under the Credit Agreement to which such Agent is a party or (b) an officer's certificate stating that the ratings assigned by Moody's and S&P to the Company's senior secured debt (being its First Mortgage Bonds) are "Baa3" or higher by Moody's and "BBB-" or higher by S&P, together with instruments from Moody's and S&P evidencing such ratings then, in either instance, these presents and the estate and rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall, upon the request of the Company, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds and other instruments as shall be requisite to satisfy the lien hereof, and reconvey to the Company the trust estate and title hereby conveyed, and assign and deliver to the Company any property at the time subject to the lien of this Indenture which may then be in its possession.

              The cancellation and discharge of this Indenture, however, shall be without prejudice to the right of the Trustee to be paid any compensation then due it hereunder, and to be protected and saved harmless by the Company from any and all losses, liabilities, costs and expenses, including counsel fees, at any time incurred by the Trustee hereunder or connected with any Obligation and from which, if this Indenture had not been canceled and discharged, the Company would have been obligated by the terms of this Indenture to protect and save the Trustee harmless, and the Company hereby covenants to protect and save the Trustee harmless from any and all such losses, liabilities, costs and expenses.

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

              SECTION 1. No Benefit to Third Parties. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, and the Secured Parties, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the Secured Parties.

              SECTION 2. Invalidity. In case any one or more of the provisions contained in this Indenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

              SECTION 3. Date. Although this Indenture, for convenience and for the purpose of reference is dated June 1, 1994, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

              SECTION 4. Certification; Notice; Opinion. The same officer or officers of the Company, or the same counsel or other person, as the case may be, may, but need not, certify to all the matters required to be certified under any Article, Section, Subdivision or other portion hereof, but different officers, counsel or other persons may certify to different facts, respectively. Where any person or persons are required to make, give or execute two or more orders, requests, certificates, opinions or other instruments under this Indenture, any such orders, requests, certificates, opinions or other instruments may, but need not, be consolidated and form one instrument.

              Except as otherwise expressly provided in this Indenture, or in any indenture supplemental hereto, any request, opinion, consent, demand, notice, order, appointment, or other direction required or permitted to be made or given by the Company, shall be deemed to have been sufficiently made or given if executed on behalf of the Company by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers.

              Any opinion of counsel required to be furnished pursuant to any of the provisions of this Indenture may, in lieu of stating the facts required by the provisions hereof, state that the required conditions will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of this Indenture.

              Upon any application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) with respect to such application have been complied with, whether or not the furnishing of such documents shall be actually required by the provisions of this Indenture relating to such particular application.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

              Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the principal office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee, for all purposes, by being deposited, postage prepaid, in a post-office letter box addressed to the Company, c/o Centerior Energy Corporation, P.O. Box 94661, Cleveland, Ohio 44101-4661, or to the Company at such other address as may be filed in writing by the Company with the Trustee.

              SECTION 5. Successors. Subject to the provisions of Articles XII and XIII, whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

              SECTION 6. Counterparts. This Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

              SECTION 7. Exclusion of Certain Further Permitted Obligations Under Certain Circumstances. If, subsequent to the date of this Indenture either: (a) any letter of credit issued pursuant to the reimbursement agreement described on Exhibit B-2 to this Indenture is surrendered to the issuer thereof without having been drawn upon, or (b) an order for relief is entered following the filing of a bankruptcy petition by or against the Company, which order for relief is entered within one (1) year following the issuance of such letter of credit, then, immediately upon that surrender of such letter of credit or the entering of the order for relief, as applicable, the reimbursement obligation with respect to such letter of credit shall, automatically and without any further action of any person, cease to be a Further Permitted Obligation and cease to be an Obligation for purposes of this Indenture. It is anticipated that the beneficiary of the surrendered letter of credit will deliver written notice of such surrender to the Trustee; however, the failure of the beneficiary to provide such notice shall not negate or limit the effect of the first sentence of this Section 7.

              IN WITNESS WHEREOF, said The Toledo Edison Company has caused this Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Assistant Secretaries; and said Bank One, Columbus, N.A., in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers or Authorized Signers, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; all as of the day and year first written above.

                                        THE TOLEDO EDISON COMPANY,


                                        By /s/ Terrence G. Linnert
                                           -------------------------------
                                                Vice President


Attested:


/s/ J.T. Percio
- -------------------------------
        Assistant Secretary



Signed, sealed and acknowledged by
The Toledo Edison Company
in the presence of:

                                        /s/ Kevin P. Murphy
                                        -------------------------------------
                                        Kevin P. Murphy
        As witnesses

                                        /s/ Bruce T. Rosenbaum
                                        -------------------------------------
                                        Bruce T. Rosenbaum

                                                    Bank One, Columbus, N.A.

                                        By /s/ Victoria A. Pavlick
                                           ------------------------------------
                                                Victoria A. Pavlick
                                                Authorized Signer


Attested:


/s/ Christine M. Farquhar
- -------------------------------------
Name:  Christine M. Farquhar
           Assistant Secretary



Signed, sealed and acknowledged by
Bank One, Columbus, N.A.
in the presence of:

                                        /s/ Bobbie Jo Crawford
                                        -------------------------------------
                                        Bobbie Jo Crawford
                          As witnesses

                                        /s/ Carolyn Lynn
                                        -------------------------------------
                                        Carolyn Lynn


Certificate of Residence
- ------------------------
The undersigned hereby certifies
that the precise address of the
Trustee is Bank One, Columbus, N.A.,
100 East Broad Street, Columbus, Ohio
43271-0181, Attention:  Corporate
Trust Department

/s/ Christine M. Farquhar
- ------------------------------------------------------
Name:  Christine M. Farquhar
       Assistant Secretary,
       Bank One, Columbus, N.A.


This instrument prepared by Ernie K. Demanelis, Esq., Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-1304.

STATE OF OHIO                           )
                                        )     SS.:
COUNTY OF CUYAHOGA                      )


              On this 22nd day of June, 1994, before me personally appeared TERRENCE G. LINNERT and J.T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and an Assistant Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                                        /s/ Amy B. Arkebauer
                                        -------------------------------------
                                                  Amy B. Arkebauer
                                           Notary Public, State of Ohio
                                         My commission expires July 26, 1997

STATE OF OHIO                           )
                                        )     SS.:
COUNTY OF FRANKLIN                      )

              On this 23rd day of June, 1994, before me personally appeared Victoria A. Pavlick and Christine M. Farquhar to me personally known, who being by me severally duly sworn, did say that they are an Authorized Signer and an Assistant Secretary, respectively, of Bank One, Columbus, N.A., that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                                        /s/ Meletha Dawson
                                        ---------------------------------------
                                                     Meletha Dawson
                                             Notary Public, State of Ohio
                                        My commission expires October 24, 1998

                                   EXHIBIT A
                                       to
                   Open-End Subordinate Indenture of Mortgage
                                    between
                           The Toledo Edison Company
                                      and
                      Bank One, Columbus, N.A., as Trustee
                            dated as of June 1, 1994


              The parcels of land subject to the Open-End Subordinate Indenture of Mortgage to which this Exhibit A is attached include as of the date hereof only such of those parcels of land of the Company described in the following pages A-1 through A-362 as are OWNED by the Company ON THE DATE HEREOF and ON THE DATE HEREOF ARE SUBJECT to the Indenture of Mortgage and Deed of Trust dated April 1, 1947 between the Company and The Chase National Bank of the City of New York (predecessor of The Chase Manhattan Bank (National Association), as trustee, as extended, recast, replaced, amended, supplemented, restated or renewed prior to the date hereof (the "First Mortgage"). The parcels of land described in the following pages A-1 through A-362 include descriptions of properties that were subject to the lien of the First Mortgage; some of said parcels or portions thereof may have been released from the lien of the First Mortgage and, by reason thereof, the Company and Trustee do not intend that such parcels or portions thereof so released shall be part of the mortgaged property or trust estate.





                                       A

                                      (TE)



     The following electric generating plants, power sites and stations of the Company, including all power houses, buildings, dams, races, raceways, head works, structures and works, and the land of the Company on which the same are situated, and all the Company's lands, easements, rights, rights of way, water rights, flowage rights, flooding rights, permits, franchises, consents, privileges, licenses, poles, wires, machinery, equipment, appurtenances and supplies, forming a part of said plants, sites or stations, or any of them, used or enjoyed, or capable of being used or enjoyed in conjunction or connection there-with, all situated in the State of Ohio:

     1.  The Acme Steam Electric Station situated between Front
Street and the Maumee River in the City of Toledo, Lucas County,
Ohio.  Said premises being more particularly described as:
     That fractional part of Section 31, Town 9 South, Range 8 East, beginning at a point on the center line of Front Street said point being 240.48 feet Southwest from a stone monument formed by the intersection of said center line of Front Street with the Southwest line of the Indian Reservation, thence at right angles to the center line of Front Street in a Northwesterly direction for a distance of 205.93 feet, thence Northwesterly along a line drawn at right angles to the Easterly Harbor line in the Maumee River 890.57 feet to said Harbor Line, thence Southwesterly along said Harbor Line for a distance of 886.74 feet, thence Southeasterly along a line drawn in right angles to said Harbor
Line for a distance of 858.49 feet, thence Southeasterly along a line drawn at right angles to the center line of Front Street a distance of 355 feet to the center line of Front Street, thence Northeasterly along the said center line of Front Street for a distance of 880 feet to the point of beginning.
     Also that fractional part of Section thirty-one (31), Town nine
(9) South, Range eight (8) East, beginning at a stone monument in said Section thirty-one (31) at the intersection of the center line of Front Street with the Southwest line of the Indian Reservation, thence Northwesterly along said Indian Reservation Line for a distance of two hundred and five (205) feet to a monument, thence Northwesterly along a line drawn at right angles to the Easterly Harbor Line in the Maumee River for a distance of nine hundred and seven and fifty nine hundredths (907.59) feet to said Harbor Line, thence Southwesterly along said Harbor Line for a distance of two hundred eighty-three and forty-six hundredths (283.46) feet, thence Southeasterly along a line drawn at right angles to the last described Harbor Line for a dis-tance of eight hundred and ninety and fifty seven hundredths (890.57) feet, thence Southeasterly along a line drawn at right angles to the center line of Front Street for a distance of two hundred five and ninety three hundredths (205.93) feet to the center line of Front
Street, thence Northeasterly along the said center line of Front Street for a distance of two hundred and forth and forty-eight hundredths
(240.48) feet to the point of beginning, and
    Also that fractional part of Section thirty-one (31) Town nine
(9) South, Range eight (8) East, beginning at a point in the center line of Front Street formed by the intersection of the partition line established by the Commissioners appointed to divide lands in Section thirty-one (31) and six (6) in the partition suit of Henry W. Hicks vs. Charles M. Reed according to the report of said Commissioners, which was confirmed by the Court of Common Pleas for Lucas County on November 8th, A. D. 1847, thence Northwesterly along the said partition line for a distance of two hundred fifteen (215) feet to monu-ment in said partition line, thence at an angle of six (6) degrees, five
(5) minutes, forty-five (45) seconds to the left, for a distance of ten hundred fifty-eight and seventeen hundredths (1058.17) feet to the Harbor line as established by the Secretary of War, thence North-easterly along said Harbor line for a distance of four hundred thirty-eight and twenty hundredths (438.20) feet to a point, thence South-easterly at right angles to said Harbor Line for a distance of eight hundred fifty-eight and forty-nine hundredths (858.49) feet, thence at an angle to the left of five (5) degrees, thirty-nine (39) minutes, fifteen
(15) seconds for a distance of three hundred fifty five (355) feet to a point in the center line of Front Street, thence Southwesterly along the center line of Front Street for a distance of four hundred ninety-eight and thirty-two hundredths (498.32) feet to the point of beginning. Subject to the certain easement granted by The Anchor Realty
Company to the Ohio Fuel Gas Company by instrument dated March
1, 1928 recorded in Vol. 747 at Page 192 of the Deed Records of Lucas County, Ohio.
    All the above described premises are subject to the right-of-way of The Toledo Rolling Mill Railroad Company and by it transferred to The Toledo Walhonding Valley and Ohio Railroad Company by deed from The Toledo Rolling Mill Railroad Company to The Toledo Wal-honding Valley and Ohio Railroad Company, dated March 11th, 1904, and recorded in volume 285 of Deeds, Page 340, Lucas County Records.
    Together with the power house, buildings and other structures, and

                                                                            (TE)



all of the Company's lands, rights-of-way, easements, rights, fran-chises and privileges used in connection therewith.

     2. The Water Street Steam Electric Station situated in the City of Toledo, Lucas County, Ohio, on Water Street at Madison Avenue and bounded by the Maumee River, Madison Avenue, Water Street and the property of The Manufacturer's Railway Company. Said prem-ises being more particularly described as:
     All those parts of original lots Numbers Ninety-seven (97), Ninety-eight (98), Ninety-nine (99), One Hundred (100), One Hundred and
One (101), One Hundred and Two (102), and One Hundred and Three
(103), in the Port Lawrence Division of the City of Toledo, Lucas County, Ohio, lying Southeasterly of Water Street and also known as lots Numbers Nine Hundred and eighteen (918), Nine Hundred and nineteen (919), Nine Hundred and twenty (920), Nine Hundred and twenty-one (921), Nine Hundred and twenty-two (922), Nine Hundred and twenty-three (923) and the Southwesterly 40.4 feet (measured on Southeast side of Water Street) of lot Nine Hundred and twenty-four (924) in the Port Lawrence Division aforesaid, as per map of the renumbering of lots on Water Street, made by Declan Allen, As-sessor, for purpose of taxation and recorded in Volume 2A of Plats, page 41, Lucas County, Ohio, records. Said above described property being subject to right of way of The Manufacturer's Railway Company as recorded in Vol. 278 of Deeds, Page 23, Lucas County, Ohio, Records.
     Also parts of original lots Numbers One Hundred and four (104) and One Hundred and five (105) in the Port Lawrence Division of the City of Toledo, Lucas County, Ohio (also known as parts of lots Numbers Nine Hundred and twenty-four (924), Nine Hundred and twenty-five (925) and Nine Hundred and twenty-six (926) of the As-sessors Map above mentioned), Bounded and described as follows, to-wit: Beginning at a point in the Southeasterly line of Water Street where said line is intersected by the Northeasterly line of original lot Number One Hundred and three (103) and which point is forty and four-tenths (40.4) feet Northeasterly measured along the South-easterly line of Water Street from the Southwesterly line of original lot Number One Hundred and three (103) which southwesterly line of original lot One Hundred and three (103) is identical with South-westerly line of lot Nine Hundred and twenty-four (924) of said As-sessors Map, and running thence Southeasterly along a line parallel with the Southwesterly line of said original lot Number One Hundred and three (103) for a distance of One Hundred and forty-five and five-tenths (145.5) feet to a point; thence Northeasterly by a curve to

                                                                            (TE)


said River Road a distance of Three Hundred (300) feet; thence run-ning north on a line parallel with said section line to the low water mark of the Auglaize River, a distance of about three hundred (300) feet; thence running in a northeasterly direction and following the Low water mark of said river to said section line a distance of about Three hundred (300) feet; thence running south on said section line between said Sections Nine and Ten to the place of beginning, a dis-tance of about three hundred (300) feet, and containing two (2) acres of land, be the same more or less.
     Also that part of the Northwest fractional quarter (1/4) of Section No. ten (10), Town three (3) North Range four (4) East, Defiance Township, Defiance County, and State of Ohio, lying between the so-called River Road and Auglaize River and more particularly described as follows: Commencing at a point in the center of the so-called River Road where the same is intersected by the Section line running North and South between Sections Nos. 9 and 10; thence North 67 degrees and 20 minutes East along the center of said road Four Hundred and Eighty (480) feet; thence North to low water mark of Auglaize River about thirty-six (36) feet; thence meandering up the River to where the same is intersected by above mentioned section line; thence South along said Section line 237 feet to the place of beginning containing One and Fifty Hundredths (1 and 50/100) acres of land.
     Together with the power house, building and other structures thereon, and all of the Company's lands, rights-of-way, easements, rights, franchises and privileges used in connection therewith.

     5. A Dam Site situated in Defiance Township, Defiance County, Ohio, more particularly described as:

     (a) That part of the east half (1/2) of the northeast fractional quarter (1/4) of Section nine (9), Town three (3) north of Range four
(4) east, in the Township of Defiance, County of Defiance, State of Ohio, lying northerly of the Auglaize River, and Southerly of the River Road, particularly described as follows:
     Commencing at a point where the north line of said Section nine
(9) intersects the center line of the said River Road, so-called; thence running southwesterly along the center line of said River Road three hundred three (303) feet; thence at right angles southeasterly to the northwesterly line of the lands now belonging to The Toledo Edison Company; thence northeasterly along the northwesterly line of said





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
                                                                            (TE)



lands to the north line of said Section 9; thence west along said Section line to the place of beginning; and containing one and ten hundredths (1.10) acres, more or less.

     (b) The following described land in Sections three (3) and four
(4) Town Three (3) North, Range Four (4) East, Defiance Township, Defiance County, State of Ohio.
     Commencing at a point in the center of the so-called River Road two hundred and thirty-seven and thirty one-hundredths (237 30/100) feet Northeasterly of a point where the said road is intersected by the Section line running East and West between Sections Nos. Four (4) and Nine (9); thence South 60 degrees and 30 minutes East Three
Hundred and eighty-five (385) feet, to a point on Section line between Sections 4 and 9, thence North 73 degrees East three hundred and sixty-two and twenty-five hundredths (362 25/100) feet; thence North 82 degrees and 15 minutes to the Auglaize River; a distance of one thousand and ninety-six and seventy-five hundredths (1096 75/100) feet; thence along said river to the Section line running East and West between Sections Nos. Three (3) and Ten (10); thence West along the said Section line four hundred and ninety-five (495) feet to the West line of Section No. Three (3) and continuing West on the East and West Section line between Sections Nos. Four (4) and Nine (9) eight hundred and seventy (870) feet; thence North 29 degrees and 30 minutes East one hundred and three and fifty one hundredths (103 50/100) feet; thence North 60 degrees and 30 minutes West one hun-dred and thirty-two (132) feet to the center of said River Road; thence Northeasterly along the center of said River Road forty (40) feet to the place of beginning, containing four and thirteen hundredths
(4 13/100) acres of land. Also that part of the Northwest Quarter of Section Number Ten (10) Town Three (3) North, Range Four (4) East that lies North of the Auglaize River containing ninety-one hundredths (.91) of an acre more or less.

     (c) The following described premises situated in the Township of Defiance, County of Defiance and State of Ohio, and bounded and described as follows, to-wit:
     Beginning at a point one hundred and thirty (130) feet south sixty degrees and thirty minutes east of a point in the center of the so-called River Road, said point in the center of said River Road being 237.30 feet Northeasterly of a point where the said center of said River Road intersects the Section line running East and West between Sections Numbers Four (4) and Nine (9) Town Three (3) North Range Four





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
                                                                            (TE)



(4) East, Defiance Township, Defiance County, State of Ohio; thence
North eighty-six degrees East 683 feet; thence at right angles with said last described line Southerly about fifty (50) feet until it intersects the Northerly line of The Auglaize Power Company's land: thence South eighty-two degrees fifteen minutes West along the Northerly line of said The Auglaize Power Company's land 120 feet; thence South seventy-three degrees West along said Company's land 362.25 feet;
thence North sixty degrees, thirty minutes West along said Company's land 255 feet to the place of beginning, containing one and thirty hundredths acres (1.30) of land, and being in Section Four (4) of Town Number Three (3) North Range Four (4) East, of said County and State, be the same more or less, but subject to all legal highways, being the same premises conveyed to H. L. Crawford & Company by John Schneider and Elizabeth Schneider, his wife, and by John W.
Schneider, unmarried, by Deed dated June 14th, 1913, and recorded in the office of the Recorder of Defiance County, Ohio, on June 17, 1913, in Vol. 83, Page 275, Deed Records of Defiance County, Ohio.

          (d) The following described premises situated in the Township of Defiance, County of Defiance and State of Ohio, and more particularly described as follows, to-wit:
           A tract of land in Sections Three (3) Four (4) and Nine (9) in Town Three (3) North Range Four (4) East, Defiance Township,
Defiance County, Ohio, commencing at a point in the center of the so-called River Road Two Hundred and Thirty-seven and 30 hundredths feet North Easterly of a point where said road is intersected by Sec-tion line running East and West between Sections Four (4) and Nine
(9); thence South Sixty (60) degrees and Thirty (30) minutes East
Three Hundred and Eighty Five (385) feet; thence North Seventy-three (73) degrees East Three Hundred and Sixty-two and twenty-five hundredths (362.25) feet; thence North Eighty-two (82) degrees and Fifteen (15) minutes East to the center of the Auglaize River, a distance of about 1396 feet; thence along the center of said river to the line between the property of the grantor and Guy Karr; thence Northwest along said border line to a stone on line with the Easterly side of a log house; thence North Fifty-six degrees and thirty minutes East Four Hundred and Seven (407) feet; thence North twenty-seven degrees and thirty minutes East three hundred and forty-six (346) feet; thence North Sixty (60) degrees and thirty minutes West One
Hundred Thirty-two (132) feet; to the center of said River Road;
thence north easterly along the center of said River Road to the place





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
                                                                            (TE)



of beginning, containing Nine and forty-five hundredths (9 45/100) acres of land.
     Together with the buildings and other structures, and all of the Company's lands, rights-of-way, easements, rights, franchises and privileges used in connection therewith.

     6. Also all over-flow and flood lands and rights in Defiance County and Paulding County, Ohio, now owned by the Company and conveyed to the Company by the Defiance Gas and Electric Company by deed dated July 24, 1925, and thereafter duly recorded in the office of the Recorder of Deeds, Defiance County, Ohio, in Volume 103, Page 207, and also thereafter duly recorded in the office of the Recorder of Deeds of Paulding County, Ohio, in Volume 113, Page 324, over and upon property in said counties. Said property in said deed is described there-in, in Defiance County, under parcels 2 to 13 inclusive; parcel 15; parcel 18; and parcel 19. And in Paulding County under parcels 1 to 3 inclusive; parcel 4; parcels 6 to 17 inclusive; parcels 19 and 20; parcels 22 to 30 inclusive; parcels 32 to 36 inclusive; parcels 38 to 41 inclusive; parcel 42; parcels 44 to 49 inclusive; first two parts of parcel 50; parcels 53 to 57 inclusive.
     Together with all of the Company's lands, rights-of-way, ease-ments, rights, franchises and privileges used in connection there with.

     7. Stryker Steam Electric Plant situated a short distance west of the Village of Stryker in Springfield Township, Williams County, Ohio. Said premises being more particularly described as:
     Part of lots three (3), four (4) and six 6) in the south half of section five (5), town six (6) north, range four (4) east, Springfield Township, Williams County, Ohio, bounded and described as follows:
Commencing at a point on the east bank of the Tiffin River at high water mark on the northerly line of The Lake Shore & Michigan
Southern Railway; thence easterly along said northerly right-of-way line to a point seven hundred fifty-seven and five tenths (757.5) feet westerly from the intersection of the west corporate line of the Village of Stryker with the north right-of-way line of said The Lake Shore & Michigan Southern Railway; thence due north to a point thirty (30) feet from the center line of the main track of The Toledo & Indiana Railroad Company, as now located, measured at right angles; thence southwesterly parallel to and thirty (30) feet from said center line of The Toledo & Indiana Railroad Company's main track to the easterly bank of the Tiffin River at high water mark; thence southerly along the easterly bank of said River to the place of beginning.

                                                                            (TE)


    Together with the power house, buildings and other structures thereon and all of the Company's lands, rights of way, easements, rights, franchises and privileges used in connection therewith.

                                  Part Second

    The following electric transmission lines and transmission line rights of way of the Company including the towers, poles, pole lines, wires, switch racks, insulators and other appliances and equipment, and all other property of the Company, real, personal or mixed, forming a part thereof or appertaining thereto, together with all of the Company's lands or interests in lands, rights of way, easements, permits, privileges, municipal or other franchises, consents, licenses and rights, for or relat-ing to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private, all situated in the State of Ohio:

    1. Toledo Belt Steel Tower transmission line encircling the City of Toledo for a distance of approximately thirty (30) miles and located in Lucas County and Wood County, Ohio, and consisting of 8, 6, and 2 circuit towers, carrying 69 K.V., 34.5 K.V. and 23 K.V. lines, including in addition two circuits of approximately 3/4 of a mile of 23 K.V. tap line on wood poles, a double circuit 69 K.V. tap line on steel towers and wood poles of approximately 3/4 of a mile, approximately 1/2 mile of single circuit 69 K.V. steel tower and wood pole tap line, and approximately 1 mile of 23 K.V. single circuit tap line on wood poles.
    Together with and including the lands owned by the Company in Lucas County and Wood County, Ohio, and used as right of way on said Toledo Belt Steel Tower Transmission line, and more particularly described as:

    (a) That part of Lot No. 1 Toledo Heights, Adams Township,
Lucas County, Ohio, River Tract No. 18, Town One, United States Reserve, bounded as follows:
    Commencing at a point where the westerly line of said River Tract No. 18, which is also the northeasterly line of the city limits of the City of Maumee, Lucas County, Ohio, intersects the southwesterly line of the right of way of the Toledo Terminal Railroad; thence in a south-easterly direction along the said westerly line of said River Tract No. 18 to the center of the highway leading from Toledo to Maumee in said Lucas County, Ohio; thence in a northerly direction along the center line of the said highway to the southwesterly line of the right of way of the Toledo Terminal Railroad; thence in a northwesterly direction

                                                                            (TE)



along the southwesterly line of the right of way of the Toledo Terminal Railroad to the point of beginning, together with the privileges and appurtenances to the same belonging.

     (b) That part of Lot Number Nineteen (19) in Beverly Place First Extension in Adams Township, Lucas County, Ohio, bounded and de-scribed as follows:
     Beginning at a point on the westerly line of said lot, that is Eighty-five (85) feet northerly from the southerly corner thereof; thence southerly along the westerly line of said lot to the southerly corner of said lot; thence northeasterly along the southeasterly line of said lot a distance of Ninety-one and Eighty-two Hundredths (91.82) feet;
thence westerly on a straight line to the place of beginning; excepting and reserving to The Buckeye Realty Co. its successors or assigns, the right to construct, operate and maintain forever upon the westerly six (6) feet of the property herein described, and upon a ten (10) foot strip of ground around the base and through the center of the land occupied by any tower erected on the above described property by the Company herein, poles, wires, conduits, cables, pipes and other ap-paratus and equipment, for the purpose of furnishing heat, light, fuel, water, sewer, electricity and telephone service to residents in the same extension and vicinity, and the right to grant any such right to any person, firm or corporation, his or its heirs, successors or assigns.

     (c) Lot Number One Hundred Thirty (130) and the East Forty feet (40) of Lots Numbers One Hundred Thirty-three (133) to One
Hundred Forty-four (144) both inclusive in Sunset Park First Exten-sion in Adams Township, Lucas County, Ohio.

     (d) A strip of land lying along and adjacent to the Northeasterly right of way line of The Toledo Terminal Railroad Company, and more particularly described as follows: Beginning at a point on the North-easterly right of way line of The Toledo Terminal Railroad Com-pany found by the intersection of a line drawn at right angles to the center line of Bay Street extended, and eleven hundred eighty-seven and five one-hundredths feet (1187.05 feet) Northwest from the center line of Gleason Street, and the Northeasterly right of way line of the Toledo Terminal Railroad Company, thence Northeasterly at right angles to said Northeasterly right of way line, for a distance of twenty-six feet (26 feet), thence Northwesterly at an angle of ninety degrees
(90 degrees) for a distance of sixty-five feet (65 feet), thence Southwesterly at an angle of ninety degrees (90 degrees) for a distance of twenty-six feet (26 feet) to a point on the Northeasterly right of way line of The

                                                                        (TE)



Toledo Terminal Railroad Company, thence along said Northeasterly right of way line for a distance of sixty-five feet (65 feet) to the place of beginning, said tract containing one thousand six hundred and ninety (1690) square feet, more or less, situated in the City of Toledo, County of Lucas and State of Ohio.

    (e) A strip of land twenty-five (25) feet in width in the South-westerly part or portion of the South Twenty-five (25) acres of the North one-half (1/2) of the East one-half (1/2) of the Southeast Quarter (1/4) of Section Number Eighteen (18), Town Nine (9) South, Range
Eight (8) East, Washington Township, Lucas County, Ohio; which said strip of land lies Northeasterly of, adjacent to and parallel with the Fifty (50) foot strip of land conveyed by the grantor (Sophia and Frank Fruth) to The Toledo Terminal Railroad Company; the Northeasterly line of said Twenty-five (25) foot strip of land being Seventy-five (75) feet distant from and parallel with the Northeasterly line of the right-of-way of The Toledo Terminal Railroad Company heretofore conveyed by one Mary Romstadt to Spencer D. Carr, Trus-tee, by deed recorded in Volume 264, Page 131, Record of Deeds, Lucas County, Ohio; the strip of land herein conveyed containing three hun-dred thirty-four one-thousandths (334/1000) of an acre.

    (f) That part of Original Lot One (1) Section Twenty (20),
Town nine (9) South, Range eight (8) East in Toledo, Lucas County, Ohio, lying East of the Center Line of Suder Avenue and South of the Right of Way of The Toledo Terminal Railroad Company, as recorded in Volume 264, Page 263, Lucas County, Ohio, Record of
Deeds, containing One and seventy one-hundredths (1.70) acres of land.

    (g) A strip of land off of the Southwesterly side or part of the parcel of land conveyed by Henry W. Martin to the Company's grantor (Christ Steils) by deed recorded in Volume 443 of Deeds, Page 240, Lucas County, Ohio records, described as follows, to wit; That part of the Easterly one-half (1/2) of the Northeast quarter (1/4) of Section nineteen (19), Town nine (9) South, Range eight (8), East, lying Westerly of the center line of Hoffman Street and Easterly of the right-of-way of the Toledo Railway and Terminal Company and Northerly of land deeded by Henry Martin et al. to John Adam Litten by deed recorded in Volume 131, page 354, of Deeds, excepting there-from the South one hundred and fifty (150) feet of the East one hun-dred and eighty (180) feet thereof, formerly in Washington Township, now in the City of Toledo, Lucas County, Ohio, containing 3.77 acres of land, more or less; which strip of land lies Southwesterly of a

                                                                            (TE)



line eighty (80) feet Northeasterly from and parallel with the North-easterly line of the right-of-way of The Toledo Terminal Railroad Company as conveyed by Anna E. Martin et al. to Spencer D. Carr, Trustee, by deed recorded in Volume 264 of Deeds, page 128, Lucas County, Ohio records, and Northeasterly of a line the Northerly end of which is fifty (50) feet Northeasterly, at right angles, from the Northeasterly line of said right-of-way of said The Toledo Terminal Railroad Company, and the Southeasterly end of which is fifteen (15) feet Northeasterly, at right angles, from the Northeasterly line of said right-of-way, said strip of land lying Northeasterly of and adjacent to a strip of land conveyed by the Company's grantor (Christ Steils) to The Toledo Terminal Railroad Company the strip hereby conveyed containing five hundred and forty-five thousandths (.545) of an acre.

     (h) Lots numbers Fifty-five (55) and Fifty-six (56) in the Ter-minal Addition to the City of Toledo, Lucas County, Ohio.

     (i) A strip of land Thirty (30) feet in width lying in Renjard Tract, Town Nine (9) South, Range Eight (8) East and more par-ticularly described as follows:
     Beginning at a point on the Southwest boundary line of Millard Avenue, said point being formed by the intersection of said South-west boundary line of Millard Avenue and a line draw parallel to and Thirty (30) feet Southeasterly from the Southeasterly boundary line of the Extension of the Village of Ironville; thence Southwesterly along said parallel line for a distance of Seven Hundred and Ninety-five (795.0) feet, more or less, to the point where said parallel line intersects the Northeasterly boundary line of a parcel of land owned by The Paragon Refining Company; thence Northwesterly along said Northeasterly boundary line of The Paragon Refining Company's land to the point where said Northeasterly boundary intersects the Southeasterly boundary line of the extension to the Village of Iron-ville; thence Northeasterly along the said Southeasterly boundary line of the Extension of the Village of Ironville to the point where said Southeasterly boundary line intersects the Southwest boundary line of Millard Avenue; thence Southeasterly along said Southwest bound-ary line of Millard Avenue to the place of beginning. Said parcel of land containing Fifty-five Hundredths (55/100) acres, more or less, all in the City of Toledo, Lucas County, Ohio.

     (j) Lots numbered Eighty-eight (88) to One Hundred Seven (107) both inclusive, all in Hoover Gardens, an Addition to the City of Toledo, Lucas County, Ohio.

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                                                                            (TE)


    (k) Lots numbered Two Hundred Eighteen (218) to Two Hun-dred Twenty-six (226) both inclusive, and Lots numbered Two Hun-dred Thirty-four (234) to Two Hundred Forty-one (241) both inclu-sive, all in Hoover Gardens, First Extension, in the City of Toledo, Lucas County, Ohio.

    (l) Lot number Fifteen (15) in Wilson Addition to the City of
Toledo, Lucas County, Ohio.

    (m) All that portion of the East one-half (1/2) of the Northeast quarter (1/4) of Section Number Thirty-two (32) in Town Nine (9)
South, Range Eight (8) East, in the City of Toledo, Ohio, bounded on the East by Wheeling Street, on the North and West by the right of way of The Toledo Terminal Railroad, and on the South by Lucien
Street; and more particularly described as follows:
    Beginning at a point on the East line of Section Thirty-two (32) Oregon Township, Lucas County, Ohio, said East line being the center line of Wheeling Street in the City of Toledo, and said point being formed by the intersection of said center line with the Southeasterly right of way line of The Toledo Terminal Railroad; thence South along said center line of Wheeling Street for a distance of Three Hundred Twenty-seven and Forty-three One-hundredths (327 and
43/100) feet more or less to the point where said center line is inter-sected by the center line of Lucien Street extended; thence Westerly along the center line of Lucien Street for a distance of Two Hundred Twelve (212) feet, more or less, to the point where said center line of Lucien Street intersects the Southeasterly right of way line of The Toledo Terminal Railroad; thence Northeasterly along said South-easterly right-of-way line for a distance of Three Hundred Ninety and four tenths (390.4) feet to the place of beginning. Said parcel of land containing Seventy-seven Hundredths (0.77) acres more or less.

    (n) Lots Numbers Twenty (20) and Twenty-one (21) in Wheeling Addition to the City of Toledo, Lucas County, Ohio, excepting there-from that part conveyed by Birchard A. Hayes and Mary G. Hayes to Spencer D. Carr, Trustee, by deed recorded in Vol. 264, page 163, Lucas County, Ohio Deed Records.

    (o) That part of Lot Numbered Two (2) in Wilson Addition in the City of Toledo, County of Lucas and State of Ohio, bounded as follows:
    Beginning at the intersection of the Northwesterly boundary line of Front Street with the Northeasterly boundary line of Dearborn Avenue, running thence Northeasterly along said boundary line of

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                                                                            (TE)


Front Street One Hundred and Twenty (120) feet; thence North-westerly along a line at right angles with said boundary line of Front Street a distance of Eighty (80) feet; thence Southwesterly along a line parallel with said boundary line of Front Street to said North-easterly boundary line of Dearborn Avenue; thence Southeasterly along said boundary line of Dearborn Avenue to the place of beginning.

     (p) That part of a certain five (5) acre tract of land situated in the East one-half (1/2) of the Northeast quarter (1/4) of Section Nine-teen (19), Town Nine (9) South, Range Eight (8) East, conveyed in a deed from Henry Martin and Wife and Margaret Hoffman to John
Adam Litten, dated September 2 Eighteen Eighty-four (1884), recorded in Volume One Hundred Thirty-one (131), Page Three
Hundred Fifty-four (354), Lucas County, Ohio, Record of Deeds, described as lying Northeasterly of the right of way of Toledo Ter-minal Railroad and South of the North One Hundred Thirty-five (135) feet, subject to all legal Highways; and being further described as follows:--
     Beginning at a point on the East line of Section Nineteen (19) Washington Township, Lucas County, Ohio, Six Hundred Twenty-seven and Five-Tenths (627.5) feet South of the point where said East line of Section Nineteen (19) intersects the North line of Section Nine-teen (19); thence West for a distance of One Hundred and Seventy-eight (178) feet, more or less, to the Northeasterly right of way line of The Toledo Terminal Railroad; thence Southeasterly along said Northeasterly right of way line to the point where said Northeasterly right of way line intersects a line drawn parallel to and Seven Hun-dred Eighty and Four Tenths (780.4) feet South of the North line of Section Nineteen (19), thence East along said parallel line to the point where said parallel line intersects the East line of Section Nineteen (19); thence North along the said East line of Section Nine-teen (19) for a distance of One Hundred Fifty-two and Nine Tenths (152.9) feet, more or less, to the place of beginning.

     (q) Lot Number One (1) in Lewiston, an Addition in the City of Toledo, Lucas County, Ohio.

     (r) Lots numbered Two Hundred Ninety (290) and Three Hun-dred Seven (307) in Broadmoor, a Subdivision in Washington Town-ship, Lucas County, Ohio.

     (s) Lots Numbers One (1), Two (2), Three (3), Nineteen (19), Twenty (20) and Thirty-five (35) in Dakin's Addition, also the parcel of land lying adjacent to and immediately Southeast of Lot Number Thirty-seven (37) Dakin's Addition, in a part of what was at one time the right of way of Laurel Avenue (since vacated) having a frontage of Thirty (30) feet on Nevada Street and a depth of One Hundred Twenty (120) feet to the alley Northeast of said Nevada Street, being the lot or parcel of land known as Lot A in said Dakin's Addition, all in Oregon Township, Lucas County, Ohio.

     (t) A parcel of land thirty (30) feet wide lying Southwesterly of and adjoining the Northeasterly line of Private Grant No. 581, and extending the same width in a Southeasterly direction from the Southerly line of the Miami and Erie Canal to the Northerly line of lands appropriated by The Toledo Railway and Terminal Company in proceedings in Probate Court of Lucas County, Ohio. (Case No. 2143, Miscellaneous Docket.) The last above described premises being that part of Chicago Avenue (vacated) abutting lots 51 to 56 inclu-sive and part of lot 50 on the Plat of Sylvan Park, situated in the Village of Maumee, Lucas County, State of Ohio. Subject to legal highways.

     (u) A certain parcel of land in Private Grant Number Five Hun-dred eighty-one (581) of the United States Reserve of twelve miles square at the foot of the rapids of the Miami of Lake Erie in Adams Township, Lucas County, Ohio, bounded and described as follows, to wit:--
     Commencing on a line formed by the Southwesterly line of lot Number Thirty one (31) in Milton Place First Addition in said Town-ship, and such line extended in a Southeasterly direction to a point where such line intersects the Westerly right-of-way line of The Toledo Terminal Railroad Company: thence along said first mentioned line a distance of Eighty-seven and 95/100ths (87.95) feet to the South-easterly corner of said lot Number Thirty-one (31): thence North-easterly at right angles along the Southeasterly lines of lots Numbered Thirty-one (31) and Thirty-two (32) in said Milton Place First Addi-tion a distance of Seventy-one and 59/100ths (71.59) feet to the North-easterly line of said Grant Five Hundred eighty-one (581): thence Southerly along said line a distance of One Hundred Six and 80/100ths (106.80) feet to the Westerly right-of-way line of The Toledo Ter-minal Railroad Company: thence along the Westerly right-of-way line of The Toledo Terminal Railroad Company a distance of Eight and 10/100ths (8.10) feet to the place of beginning.

                                                                (TE)



     (v) A parcel of land in the City of Toledo, Lucas County, Ohio, containing 421/1000 acres more or less, bounded and described as follows:
     Beginning at a point on the Northeast line of Millard Avenue
30.62 feet Southeast of the point where the Southeast boundary line of Miller's Subdivision intersects the said Northeast line of Millard
Avenue; thence Northeast along a line parallel to and 30 feet South-east of the Southeast boundary line of Miller's Subdivision for a dis-tance of 590 feet to a point; thence by a deflection of 32 degrees 16' to the left for a distance of 56 feet more or less, to a point on the South-east boundary line of the extension of Ironville; thence Southwesterly along the said Southeasterly boundary line of the Extension of Ironville for a distance of 500.68 feet, more or less, to the Southeast corner of Miller's Subdivision, thence in the same direction for a distance of
119.32 feet, more or less, along the Southeast boundary line of Miller's Subdivision to a point on the Northeast line of Millard Avenue; thence in a Southeasterly direction along the Northeasterly line of Millard
Avenue for a distance of 30.62 feet to the place of beginning.

     (w) The Northwesterly 15 feet (vacated) of Stitt Street, adjoin-ing the right of way of the Toledo Terminal Railroad Company, from the Easterly line of Whittlesey Street extended to the Westerly line of Whitlock avenue extended, and the Northwesterly 15' feet (vacated) of the public alley adjoining the right of way of the Toledo Terminal Railroad Company from the Westerly line of Whitlock Avenue ex-tended to Wheeling Street, in the City of Toledo, Lucas County, Ohio; being lot Number One Hundred Eighty-eight (188) in Kossuth Addi-tion in the City of Toledo, Lucas County, Ohio, excepting therefrom the northwesterly Fifteen (15) feet, lying adjacent to Stitt Street as originally located and except the easterly Six and Five tenths
(6 5/10ths) feet thereof lying adjacent to Whittlesey Avenue as originally located.

     (x) Lot No. 21 in Overland Heights, an Addition in Toledo, formerly Washington Township, Lucas County, Ohio.

     (y) Lots Numbers One (1) and Two (2) in Hiett's Rugby Place in Adams Township, Lucas County, Ohio, subject, however, to the easement rights reserved in said property to The Realty Trust Com-pany as set forth in the conveyance from The Realty Trust Company to The Anchor Realty Company, recorded in Volume 660 at Page 375 of the Deed Records of Lucas County, Ohio, and subject to the con-ditions, covenants and restrictions, all as set forth in the above-men-tioned deed.

                                                                            (TE)


     (z) Lot Number Thirty-three (33) in Dakin's Addition, formerly in Oregon Township, now in Toledo, Lucas County, Ohio.

     (aa) Lot Number Thirty-four (34) in Dakin's Addition, formerly in Oregon Township, Lucas County, Ohio, and now in City of Toledo, Ohio.

     (bb) Lot Number Seven Hundred Ten (710) in Heather Downs, an Addition in Adams Township.

     (cc) Lot Number Seventy-five (75) in Wentworth Plat 1, a Sub-division in Washington Township, Lucas County, Ohio.
     Lots numbered Two Hundred Ten (210) and Two Hundred
Twenty-nine (229) in Wentworth Plat II, a subdivision in Washing-ton Township, Lucas County, Ohio.
     Lot Number Four Hundred Eight (408) in Wentworth Plat III, a subdivision in Washington Township, Lucas County, Ohio.
     Lot Number Seventy-one (71) in Bellhurst, a Subdivision in
Washington Township, Lucas County, Ohio.
     Subject to the conditions, restrictions, reservations and limitations as set forth in deeds to the Anchor Realty Company from The Monroe
Central Realty Company dated December 14, 1925, The Ohio Savings
Bank & Trust Company, Trustee, dated December 15, 1925, The
Monroe Central Realty Company dated December 14, 1925, and the
Windsor Realty Company dated December 14, 1925 recorded in Volume
682 at page 98, Volume 682 at page 100, Volume 682 at page 94,
Volume 682 at page 102, respectively, of the Deed Records of Lucas
County, Ohio.

     (dd) Lot No. One Hundred Thirty-six (136) in Windsor Woods, a Subdivision in Washington Township, Lucas County, Ohio.

     Subject to the conditions, restrictions, reservations and limitations set forth in the deed from the Windsor Realty Company to the Anchor
Realty Company dated December 14, 1925    and recorded in Volume 682
at page 96 of the Deed Records of Lucas County, Ohio.

     (ee) Lots Numbers Seventy-eight (78), Seventy-nine (79), Eighty
(80), Eighty-one (81), Eighty-two (82) Eighty-three (83), Eighty-six
(86), Eighty-seven (87), Eighty-nine (89) and Ninety (90) in Navarre Hills, formerly in Oregon Township, now in the City of Toledo, Lucas County, Ohio.
     Subject to the conditions, restrictions and limitations contained in the deed from the Buckeye Realty Company to The Toledo Edison Company dated September 21, 1923, and recorded in Volume 606 at page 419 of Deeds in Lucas County, Ohio.

                                                                            (TE)



    (ff) A strip of land thirty (30) feet in width immediately adjoin-ing the southerly right of way line of the Rocking Valley Railroad, Whittemore Connection, and extending from the center line of East Broadway westerly to the West line of the Southeast quarter of frac-tional Section Six (6), Township Seven (7) North, Range Twelve
(12) East, to the lands owned by Birchard A. Hayes, all being in Lake Township, Wood County, Ohio, excepting therefrom the right of way of The Toledo and Ohio Central Railroad, where the said strip crosses said right of way.

    2.  Toledo-Sandusky and Toledo-Pemberville double circuit 132
K. V. transmission line extending from Ironville Substation in Lucas County, Ohio, in an easterly direction for approximately 1 mile on steel towers, at which point the Toledo-Sandusky single circuit 132 K. V. transmission line continues on a southeasterly direction on a double cir-cuit steel tower line for a distance of approximately fourteen (14) miles to the transmission line of The Ohio Public Service Company in Ottawa County, Ohio; also from the point mentioned above (one mile east of Ironville) the Toledo-Pemberville single circuit 132 K. V. transmission line continues in a southerly direction on a single circuit H-frame wood pole line for a distance of approximately eighteen (18) miles to the transmission line of The Ohio Power Company in Wood County, Ohio.
    Together with and including the lands owned by the Company in Lucas and Wood Counties, Ohio, and used as a right of way on said transmission lines and more particularly described as follows:

    (a) The north one hundred (100) feet of the east thirteen and one-half (13 1/2) acres of the southeast quarter (1/4) of the southwest quarter (1/4) of Section twenty-seven (27) Town nine (9) South Range eight (8) East in Oregon Township, Lucas County, Ohio.

    (b) The north one hundred (100) feet of the west thirteen (13) acres of the southeast quarter (1/4) of the southwest quarter (1/4) of
Section 27 of Town 9 South Range 8 East in Oregon Township, Lucas
County, Ohio.

    (c) Lots 200, 201, 202 and 203 in Woodville Gardens, an addition in Section 2, Lake Township, Wood County, Ohio.

    3. Toledo-Defiance single circuit 69 K. V. transmission line extending from Gould Substation in the City of Toledo, Lucas County, Ohio in a southwesterly direction approximately three (3) miles on wood poles and thence approximately forty-four (44) miles on single circuit steel towers through Lucas, Fulton, Henry, and Defiance Coun-ties to a point approximately one-half (1/2) mile east of Richland Switching Station in Richland Township, Defiance County, Ohio, then in a southwesterly direction on wood poles approximately three (3) miles to East Defiance Substation situated in the City of Defiance, Defiance County, Ohio.
    Together with and including the lands owned by the Company in Lucas County, Fulton County, Henry County and Defiance County,
Ohio, and used as right of way on said Toledo-Defiance transmission line, and more particularly described as:

    (a) Lots Sixteen (16), Eighteen (18), Twenty-eight (28), Thirty-nine (39), and Forty (40) in Block One (1) in Enterprise Addition to the City of Defiance County, Ohio.

    (b) A strip of land fifty (50) feet wide lying southeast of and adjoining the right of way of the Wabash Railroad Company, through and across the Northeast Quarter (1/4) of Section Eight (8), Town Six (6) North, Range Nine (9) East, situated in Providence Township, Lucas County, Ohio.

    (c) A strip of land Fifty (50) feet wide lying Southeast of and adjoining the right of way of the Wabash Railroad Company, through and across the West one half (1/2) of the Northeast Quarter (1/4) of Section Number Eight (8), Town Six North, Range Nine (9) East situated in Providence Township, Lucas County, Ohio.

    (d) Forty two one hundredths (42/100ths) of an Acre of land lying North of and adjoining the South two and forty-two one hundredths (2-42/100ths) acres of the East Twenty acres of the Southeast one
Quarter (1/4) of Section Number Four (4) in Town Number One (1)
United States Reserve of twelve miles square, being that part of the East one half (1/2) of the East one half (1/2) of the East one half (1/2) of the South East Quarter (1/4) of said Section Number Four (4) which lies Southeast of the right of way of the Wabash Railroad and North-west of a line Fifty (50) feet southeasterly of and parallel with the Southeast line of said Right of Way situated in Monclova Township, Lucas County, Ohio.

    (e) That part of the West Thirty eight (38) acres of the East one-half (1/2) of the Northeast Quarter (1/4) of section Number Three
(3), Town Number One (1) United States Reserve of twelve miles square, which lies Southeasterly of the right of way of the Wabash Railroad, situated in Monclova Township, Lucas County, Ohio.

                                                                            (TE)



    (f) A strip of land Fifty (50) feet wide lying southeast of and adjoining the right of way of the Wabash Railroad Company, over and across the west one half (1/2) of the Northwest Quarter (1/4) of Section Number Nine (9) Town Six (6) North, Range Nine (9) East, situated in Providence Township, Lucas County, Ohio.

    (g) A strip of land Fifty (50) feet wide lying southeast of and adjoining the right of way of the Wabash Railroad Company, in and across the northeast quarter (1/4) of the Southeast Quarter (1/4) of Section Number Four (4) Town Six (6) North, Range Nine (9) East, in Providence Township, Lucas County, Ohio.

    (h) A strip of land fifty (50) feet wide lying southeast of and adjoining the right of way of the Wabash Railroad Company, over and across the south one half (1/2) of the Southwest quarter (1/4) of Section Number Four (4), Town Six (6) North, Range Nine (9) East, situated in Providence Township, Lucas County, Ohio.

    (i) That part of River Tract Twenty-six (26) Town One (1)
United States Reserve of twelve miles square at the foot of the rapids of the Miami of Lake Erie, in Monclova Township, Lucas County,
Ohio, lying southeasterly of the right of way of the Wabash Railroad Company and Northwest of a line Fifty (50) feet Southeasterly of and parallel with the southeast line of said right of way and West of a line Twenty (20) rods East of and parallel with the West line of said
River Tract Twenty-six (26) said premises being described on the Tax Duplicates as follows:
    River Tract Twenty-six (26) Strip Fifty (50) feet wide through
West Nineteen (19) acres Southeast of and adjoining Wabash Rail-road, and being the land described in and conveyed by a sheriff's deed, dated April 15, 1926, from Charles G. Emmert, Sheriff of Lucas County, Ohio, to Louis Lowry, recorded in Volume 697 of Deeds,
Page 122 of the County Recorder's Records of Lucas County, Ohio.

    (j) A strip of land thirty (30) feet wide situated in the County of Lucas, State of Ohio, and being the northwesterly thirty (30) feet of that part of Lots Number Seven (7) and Eight (8) of the subdivision of Lots Numbers Nine (9) and Fourteen (14) in the Assessor's Plat of part of private grant 682, lying southeasterly of the Wabash Rail-road.
    4. Grand Rapids-Neapolis single circuit 69 K. V. wood pole transmission line, extending from Gage Switching Station near the Village of Neapolis in Lucas County, Ohio, in a Southerly direction approximately five and five tenths (5.5) miles to Grand Rapids Sub-station situated near Grand Rapids in Lucas County, Ohio.

                                                                            (TE)

    5. River crossing 4 circuit 23 K. V. and 69 K. V. steel tower transmission line extending from the Acme Steam Electric Station in the City of Toledo, Lucas County, Ohio, in a Westerly direction across the Maumee River a distance of approximately one-half (1/2) mile to Locust Street Substation, also situated in the City of Toledo, Lucas County, Ohio.

    6. Toledo-Pemberville single circuit 69 K. V. transmission line extending from McLean Substation in the Village of Walbridge, Wood County, Ohio, on wood poles in a Southeasterly direction for a dis-tance of approximately twelve and one-half (12 1/2) miles to the trans-mission line of The Ohio Power Company at Pemberville, Wood
County, Ohio.

    7. Dixie-Overland single circuit 69 K. V. wood pole transmission line extending from Dixie Highway Substation at the Toledo Terminal Railroad in a southwesterly direction (along right of way of Michigan Central Railroad Co.) approximately two and three one hundredths (2.03) miles to the Willys-Overland Co., all in Lucas County, Ohio.

    8. Martin-Parry two (2) single circuit 69 K. V. wood pole transmission lines extending from Toledo Belt Line between Dixie
Highway and Fitch Substations in a northerly direction approximately eighty-six hundredths (0.86) mile each to the Martin-Parry Co., all in Lucas County, Ohio.

    9. Toledo-Centennial single circuit 34.5 K. V. steel tower trans-mission line extending from Vulcan Substation in Adams Township, Lucas County, Ohio, in a northwesterly direction for a distance of approximately ten (10) miles to the Sylvania-Lyons 34.5 K. V. wood pole transmission line; and the single circuit 34.5 K.V. wood pole transmission line extending for a distance of nineteen and one-half (191/2) miles from the Village of Sylvania, Lucas County, Ohio, to the Village of Lyons, Fulton County, Ohio.
    Together with and including the land owned by the Company in Lucas County, Ohio, and used as right-of-way on said Toledo-Centen-nial Transmission line, and more particularly described as:

    (a) A parcel of land in the Northwest quarter of Section Thirty-one (31), Town Nine (9) South, Range Seven (7) East, in Adams Town-ship, Lucas County, Ohio, bounded as follows:
    Beginning at a point on the Easterly line of Richards Road, which point is Thirty (30) feet Southwest from (measured at right angles to) the Southerly right-of-way line of The Toledo Angola and Western Railway, thence Southeast a distance of Forty (40) feet on a line parallel with and Thirty (30) feet from the said Southerly right-of-

                                                                            (TE)



way line, thence Northeast at right angles, Thirty (30) feet to the said Southerly right-of-way line, thence Northwest along the said Southerly right of way line to the Easterly line of Richards Road, thence South along the Easterly line of Richards Road to the place of beginning; together with all the privileges and appurtenances there-unto belonging.

    (b) Lot Number One (1) in Resinor Place, a subdivision in Adams Township, Lucas County, Ohio.

    10. Ryan-Genoa single circuit 34.5 K. V. wood pole transmission line extending from Ryan Substation in the City of Toledo, Lucas
County, Ohio, in a southeasterly direction for a distance of approxi-mately thirteen and three quarters (133/4) miles to a point near Genoa, Ottawa County, Ohio. Also the Genoa-Oak Harbor single circuit 34.5
K.  V. wood pole transmission line extending from Genoa, Ottawa
County, Ohio, in an easterly direction for a distance of six and one-half (61/2) miles to the transmission line of The Ohio Public Service Co.

    11. Front Street single circuit 34.5 K. V. wood pole transmission line extending from Acme Steam Electric Plant in a northeasterly direc-tion approximately two (2) miles on Front Street to York Street, thence one and one-half (1 1/2) miles on York Street to Collins Park Substation, owned by the City of Toledo.

    12. Curtice-Reno single circuit 34.5 K. V. wood pole transmission lines extending from the Ryan-Genoa transmission line near Curtice in Ottawa County, Ohio in a northeasterly direction to Reno Beach, Jerusalem Township, Lucas County, Ohio, on separate pole lines, approximately seven and twenty-one one hundredths (7.21) miles for the westerly circuit, and seven and eight one hundredths (7.08) miles for the easterly circuit.

    13. Defiance Hydro-Electric Plant single circuit 34.5 K. V. steel tower transmission line extending from East Defiance Substation in the City of Defiance, Defiance County, Ohio, in a Southwesterly direc-tion approximately three and six tenths (3.6) miles to the Defiance Hydro-Electric Plant, in Defiance Township, Defiance County, Ohio.

    14. Defiance-Holgate single circuit 34.5 K. V. wood pole trans-mission line extending from East Defiance Substation, Defiance, De-fiance County, Ohio, in a Southeasterly direction approximately eighteen and eight tenths (18.8) miles to Holgate Substation situated near the Village of Holgate in Henry County, Ohio.

    15. Defiance-Stryker single circuit 34.5 K. V. wood pole trans-mission line extending from Richland Switching Station in Richland

                                                                (TE)



Township, Defiance County, Ohio, in a northerly direction for a dis-tance of approximately seventeen and eight-tenths (17.8) miles to the Stryker Substation of the Company situated near the Village of Stryker in Williams County, Ohio. Also from Richland Switching
Station in a southerly direction, on single circuit steel towers approxi-mately two (2) miles to East Defiance Substation, situated in the City of Defiance, Defiance County, Ohio.

    16. Toledo-Stryker single circuit 34.5 K. V. wood pole trans-mission line extending from Vulcan Substation in Adams Township, Lucas County, Ohio, in a westerly direction for a distance of approxi-mately fifty-two (52) miles to Stryker Substation in Stryker, Williams County, Ohio.

    17. Stryker-Edgerton single circuit 13.2 K. V. wood pole trans-mission line extending from Stryker Substation near the Village of Stryker, Williams County, Ohio, in a southwesterly direction for a distance of ten (10) miles to Substation of Village of Edgerton at Edgerton, Williams County, Ohio.

    18. Stryker-Edon single circuit 13.2 K. V. wood pole trans-mission line extending from Stryker Substation near the Village of Stryker, Williams County, Ohio, in a northwesterly direction for a distance of sixteen (16) miles to Edon Substation in the Village of Edon, Williams County, Ohio.

    19. Stryker-West Unity single circuit 34.5 K. V. wood pole trans-mission line extending from Stryker Substation near the Village of Stryker, Williams County, Ohio, in a northerly direction for a distance of approximately seven (7) miles to West Unity Substation at West Unity, Williams County, Ohio.

    20. Huron-Sandusky single circuit 34.5 K. V. wood pole trans-mission line extending from the Village of Huron, Erie County, Ohio, in a westerly direction for a distance of approximately eight and three-fourths (8 3/4) miles to the south corporate limits of the City of Sandusky, Erie County, Ohio.

    Together with and including lands used as right of way for said transmission line owned by the Company in Erie County, Ohio, and formerly owned by The Lake Shore Electric Railway Company, which right of way lands are described in the deed from F. W. Coen, Special Master, et al. to The Toledo Edison Company, dated February 23, 1938; excepting the part thereof conveyed to The Texas Distributing Com-pany by deed dated March 1, 1939, and recorded in Volume 158 of Erie County, Ohio, Deed Records, at page 631.

                                                                            (TE)


    21. All right, title and interest of the Company in and to the Huron-Lorain single circuit 34.5 K. V. wood pole transmission line extending from the Village of Huron, Erie County, Ohio, in an easterly direction for a distance of approximately twenty-two and one-half
(22 1/2) miles to and into the City of Lorain, Lorain County, Ohio.
    Together with and including all right, title and interest of the Company in and to lands used as right of way for said transmission line situated in Erie and Lorain Counties, Ohio, which lands are in-cluded in those described in the deed from F. W. Coen, Special Matter, et al. to The Toledo Edison Company dated February 23, 1938.

    22. Sandusky-Fremont single circuit 34.5 K. V. wood pole trans-mission line extending from the intersection with the Huron-Sandusky line near the southerly limits of the City of Sandusky, Erie County, Ohio, westerly and southerly for a distance of twenty-four and one-tenth miles (24.1) to the Fremont Switching Station in Fremont, Sandusky County, Ohio; also the Wagner Quarries single circuit 34.5
K. V. wood pole transmission line extending from Sandusky-Fremont transmission line near Castalia, Erie County, Ohio, in a southerly direction for a distance of approximately two (2) miles to the Wagner Quarries No. 5.
    Together with and including lands used as right of way for said transmission line owned by the Company in Erie County, Ohio, and formerly owned by the Sandusky-Fremont & Southern Railway Com-pany, which right of way lands are described in the deed from F. W. Coen, Special Master, et al. to The Toledo Edison Company dated February 23, 1938; excepting the part thereof conveyed to Mary E. Carney by deed dated October 4, 1939, and recorded in Volume 162 of the Erie County, Ohio, Deed Records at page 205.

    23. Brush Street-Ballville single circuit 34.5 K. V. wood pole transmission line extending from the intersection with the Monroe-ville-Genoa transmission line at the east line of Section 27, Sandusky Township, Sandusky County, Ohio, in a southerly direction for a distance of approximately two and one-half (21/2) miles to the Ball-ville-Hydro Plant of The Ohio Power Company in the Village of Ballville, Sandusky County, Ohio.

    24. West Commercial single circuit 34.5 K. V. wood pole trans-mission line extending from Ballville Hydro plant of The Ohio Power Company in Ballville Township, Sandusky County, Ohio, in a westerly direction for a distance of approximately nineteen (19) miles to Wood-ville Substation in the Village of Woodville, Sandusky County, Ohio.


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                                                                            (TE)


     25. All right, title and interest of the Company in and to the Ceylon-Berlinville single circuit 34.5 K. V. wood pole transmission line extending from Ceylon Junction, Erie County, Ohio, in a southerly direction for a distance of approximately eight (8) miles to Berlinville at the Erie-Huron County Line.
     Together with and including all of the Company's right, title and interest in and to lands used as right of way for said transmission line in Erie County, Ohio, which right of way lands are included in those described in the deed from F. W. Coen, Special Master, et al. to The Toledo Edison Company, dated February 23, 1938.

     26. Monroeville-Berlinville single circuit 34.5 K. V. wood pole transmission line extending from Main Street in the Village of Monroe-ville, Huron County, Ohio, in an easterly direction for a distance of approximately eleven (11) miles to the Ceylon-Berlinville transmis-sion line at the Huron-Erie County line.
     Together with and including the lands used as right of way for said transmission line owned by the Company in Huron County, Ohio, which right of way lands are described and set forth in warranty deed from Mary D. Clary and David H. Clary to The Lake Shore
Electric Railway Company dated September 2, 1903, recorded in
Volume 64, page 387, of the Huron County Deed Records and in the deed from Baruch Mahler, Trustee to The Lake Shore Electric Rail-way Company dated February 12, 1904, and recorded in Volume 65, pages 277, 278, 279, Huron County Deed Records.

     27. Monroeville-Genoa single circuit 34.5 K. V. wood pole trans-mission line extending from the easterly corporate limits of Monroe-ville, Huron County, Ohio, in a westerly direction of approximately forty-three and one half (43 1/2) miles to Genoa in Ottawa County, Ohio.
     Together with and including lands used as right of way for said transmission line owned by the Company in Huron, Sandusky, Ottawa and Wood Counties, and formerly owned by The Lake Shore Electric Railway Company, which right of way lands are described in the deed from F. W. Coen, Special Master, et al. to The Toledo Edison Company, dated February 23, 1938.

     28. Bellevue-Flat Rock single circuit 34.5 K. V. wood pole trans-mission line extending from the Monroeville-Genoa circuit, west of City of Bellewue, Huron County, Ohio, in a southerly direction, approxi-mately two (2) miles to Flat Rock Substation, York Township, San-dusky County, Ohio.


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
                                                                            (TE)


                                       47

     29. Pemberville-Woodville single circuit 34.5 K. V. wood pole transmission line extending from Woodville Substation in the Village of Woodville, Sandusky County, Ohio, in a westerly direction for a distance of approximately eight and three-fourths (8 3/4) miles to Pemberville Substation No. 1 located in Freedom Township, Wood County, Ohio.

     30. Pemberville-Luckey single circuit 34.5 K. V. wood pole trans-mission line extending from the Pemberville Substation No. 2 in the Village of Pemberville, Freedom Township, Wood County, Ohio, in a northwesterly direction, approximately six (6) miles to Village of Luckey, Troy Township, Wood County, Ohio, and located on the trans-mission line right of way described in Item 40 of this Part, at page 49 of this Indenture.

     31. Pemberville-Greensburg single circuit 34.5 K. V. wood pole transmission line extending from the Pemberville Substation No. 2.
in the Village of Pemberville, Freedom Township, Wood County, Ohio, in a southerly direction, approximately six and two-tenths (6.2) miles to Greensburg Substation, south of Bradner, Montgomery Township,
Wood County, Ohio, and located on the transmission line right of way described in Item 40 of this Part, at page 49 of this Indenture.

     32. Helena-Millersville single circuit 34.5 K. V. wood pole trans-mission line extending from the Helena Substation in Washington
Township, Sandusky County, Ohio, in a southerly direction, approxi-mately three and nine-tenths (3.9) miles to Millersville, Jackson Town-ship, Sandusky County, Ohio.

     33. Pemberville-Tontogany single circuit 34.5 K. V. wood pole transmission line extending from the Pemberville Substation No. 1 in Freedom Township, Wood County, Ohio, in a southwesterly direc-tion to the east corporate limits of Bowling Green, in Wood County, Ohio, a distance of twelve (12) miles; thence in a northwesterly direction approximately seven (7) miles to the Tontogany Substation in Plain Township, Wood County, Ohio. Also a single circuit 34.5
K. V. wood pole transmission line extending from the Bowling Green-Tontogany section of line in a northerly direction, approximately four and three-tenths (4.3) miles to Dunbridge, Middleton Township, Wood County, Ohio.

     34. Oakdale-Genoa single circuit 23 K. V. wood pole transmission line extending from Oakdale Substation in Oregon Township, Lucas County, Ohio, in a southeasterly direction approximately eleven and seven tenths (11.7) miles to Genoa in Ottawa County, Ohio, also a


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
                                                                            (TE)


short extension from this line of two and nine-tenths (2.9) miles to the Kelley Island Lime and Transport Co. in Ottawa County, Ohio.

    35. Toledo-Silica transmission line consisting of the single circuit 23 K. V. wood pole transmission line extending west from Central Ave-nue and Albion Street in the City of Toledo, Ohio, for a distance of ten and four-tenths (10.4) miles to the Village of Sylvania, Lucas County, Ohio, and thence westerly for a distance of two (2) miles on a double circuit wood pole line (of the Sylvania-Lyons line described in Item 9 above) and thence southerly for a distance of two (2) miles to Silica, Lucas County, Ohio.

    36. An underground multiple circuit 23 K. V. transmission line approximately five-tenths (.5) of a mile in length running from Locust Street Substation in the City of Toledo, Lucas County, Ohio, to Water Street Steam Electric Plant in the City of Toledo, Lucas County, Ohio.

    37. An underground multiple circuit 23 K. V. transmission line approximately Two and eight-tenths (2.8) miles in length extending from Water Street Steam Electric Station in The City of Toledo, Lucas County, Ohio, in a Westerly direction to Detroit Avenue Sub-station in the City of Toledo, Lucas County, Ohio.

    38. An underground multiple circuit 23 K. V. transmission line approximately one and three-tenths (1.3) miles in length running from Detroit Avenue Substation in the City of Toledo, Lucas County, Ohio, to the Willys-Overland Plant in the City of Toledo, Lucas County, Ohio.

    39. An underground multiple circuit 23 K. V. transmission line approximately three and two-tenths (3.2) miles running from Detroit Avenue Substation in the City of Toledo, Lucas County, Ohio, to Vul-can Substation in Adams Township, Lucas County, Ohio.

    40. A transmission line right-of-way approximately 29 miles in length extending in a Southerly direction from Woodville Street, Toledo, Lucas County, Ohio, to North Union Street, in Fostoria,
Seneca County, Ohio, through the City of Toledo and Oregon Town-ship in Lucas County, Ross, Lake, Troy, Freedom, Montgomery and
Perry Townships and the villages of Pemberville, Bradner and Rising Sun in Wood County, Ohio, and Jackson Township in Seneca County,
Ohio; being the lands described in deed and bill of sale from The Ohio Public Service Company to The Toledo Edison Company dated
November 29, 1938 and recorded in Lucas County Deed Records,
Volume 977, Page 252, Wood County Deed Records, Volume 246,

                                                                            (TE)


Page 543 and Seneca County Deed Records, Volume 232, Page 207, except Parcels 1 and 2 in Wood County as described in said deed, and subject to the exceptions and reservations mentioned in deeds from the Toledo, Fostoria and Findlay Railway Company recorded in
Lucas County Deed Records, Volume 808, Pages 33 and 35, Wood
County Deed Records, Volume 224, Pages 289, 291, 293, 295, 297, 299,
302, 304 and 306, and Seneca County Deed Records, Volume 215,
Page 178, and further excepting from the premises described in said deed, the part thereof conveyed to the Pemberville Elevator Associa-tion by deed dated February 22, 1946, and recorded in Wood County
Deed Records, Volume 280, Page 110.
    Also all extensions, branches, taps, developments and improve-ments of said transmission lines, or any of them, as well as all rights of way, easements, permits, privileges, rights and municipal or other franchises, licenses and consents for or relating to the construction, maintenance or operation of said lines, or any of them or any part thereof under or upon any public streets or highways or any public or private lands, whether now owned or hereafter acquired.

                                   Part Third

    The following electric substations, switching stations and sub-station sites of the Company, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy and all of the Company's lands, easements, rights of way, rights, franchises, privileges, machin-ery, equipment, appliances, devices, appurtenances and supplies form-ing a part of said substations or any of them, or used or enjoyed, or capable of being used or enjoyed, in conjunction or connection with any thereof, all situated in the State of Ohio:

    1. Ironville Substation situated on Millard Avenue at the Toledo Terminal Railroad in the City of Toledo and Oregon Township, Lucas County, Ohio. Said premises being more particularly described as:

    (a) Beginning at a point on the Northeasterly line of Millard Ave. in the City of Toledo, Lucas County, Ohio, where the same is inter-sected by the rear or Easterly line of lots 216 to 222 as shown on the map and plat of the Extension of Ironville made by J. B. Marston,
C. E. Dated Feb. 10, 1875, and recorded March 19, 1875, in Volume 6, Page 45, on the plat records of the City of Toledo, Lucas County, Ohio, running thence North 38 degrees 53' 55.1" East along said rear or Easterly line 751.67 ft. to the intersection therewith of the Westerly boundary line of the property of the Toledo Terminal Railroad Com-


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
                                                                (TE)



pany; thence along the Westerly boundary line of the property of the Toledo Terminal Railroad Company South 25 degrees 27' East 432.63 ft. to a point on the dividing line between Wausayon and Renau Tracts distant 55 ft. Westerly from the intersection therewith from the center-line of the Toledo Terminal Railroad; thence still along the Westerly line of the property of the Toledo Terminal Railroad Company, South
16 degrees 15' 35" East 310.86 ft; thence in a general Southerly direction on a curve having a radius of 1884.08 ft. parallel to, and 26 ft. Westerly from the centerline of the Toledo Terminal Railroad a dis-tance of 762.53 ft. to the Northeasterly line of said Millard Ave.;
thence along the Northeasterly line of said Millard Ave. North 38 degrees 6' 43.65" West 933.56 ft. and North 39 degrees 17' 49.9" West
160.1 ft. to the place of beginning. The deed from the Company's grantor excepted the following described parcel: Beginning at a stone monument at the intersection of Tiffin St. and Millard Ave. in the City of Toledo and running thence Southeasterly along the centerline of Millard Avenue a distance of eight hundred thirty nine (839) ft. to a point; thence northerly making an angle with the centerline of Millard Avenue of 77 degrees, (measured from northwest to north) to the Northeasterly line of Millard Ave., the point of beginning; thence con-tinuing in the same direction a distance of one hundred seventy four and five tenths feet (174.5') more or less to a point which is one hundred and seventy (170) feet northeasterly from (measured at right angles to) the Northeasterly line of Millard Ave.; thence Southeasterly parallel with and one hundred seventy feet (170) distant Northeasterly from the Northeasterly line of Millard Ave. to a point seventy-five (75) feet distant radially from the westerly right of way line of the Toledo Terminal Railroad; thence northeasterly, making an angle of ninety degrees with the last course, forty (40) feet; thence in a straight line to a point in the Westerly line of the Toledo Terminal Railroad right of way, which point is four hundred fifty-five (455) feet from the Northeasterly line of Millard Ave. (measured along said Westerly right of way line) thence Southerly along said Westerly right of way line a distance of four hundred fifty five (455) feet to the Northeasterly line of Millard Ave.; thence Northwesterly along the Northeasterly line of Millard Ave. to the place of beginning, all in Lucas County, Ohio. And also excepted that portion of the property hereinbefore described, lying northwesterly of a line draw parallel with, and four hundred eighty (480) feet southeasterly (measured at right angles) from the rear or southeasterly line of lots 216-222 in Extension of Ironville, an Addition in the City of Toledo, Ohio.


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
                                                                            (TE)




     (b) Being the northwest four hundred eighty (480) feet of that part of the Wausayon and Renau Tracts lying northeast of Millard
Avenue, westerly of the right of way of The Toledo Terminal Railroad Company and southeasterly of southeasterly line of the Extension of Ironville; also commencing at a point on the westerly right of way line, of The Toledo Terminal Railroad Company, two-hundred sixty (260) feet northerly from the northeasterly line of Millard Avenue (measured along said westerly right of way line); thence running northwesterly, parallel with the Northeasterly line of Millard Avenue thirty feet;
thence Southwesterly at right angles to said Northeasterly line of Millard Avenue thirty (30) feet; thence Southeasterly and parallel to said Northeasterly line of Millard Avenue thirty (30) feet; thence Northeasterly at right angles to the last line thirty (30) feet to the place of commencement. Excepting therefrom that portion thereof described as follows:
     Beginning at a point on the Northeasterly line of Millard Avenue
30.62 ft. Southeast of the point where the Southeast boundary line of Miller's Subdivision intersects the said Northeasterly line of Millard Avenue; thence Northeasterly along a line parallel to and thirty (30) feet South east of the Southeast boundary line of Miller's Subdivision for a distance of 590 ft. to a point; thence by a deflection of 32 degrees 16' to the left for a distance of 56 ft. more or less to a point on the Southeast boundary line of the Extension of Ironville; thence South-westerly along the said Southeasterly boundary line of the Extension of Ironville for a distance of 500.68 ft. more or less to the Southeast corner of Miller's Subdivision; thence in the same direction for a dis-tance of 119.32 ft. more or less along the Southeast boundary line of Miller's Subdivision to a point on the Northeasterly line of Millard Avenue; thence in a Southeasterly direction along the Northeasterly line of Millard Avenue for a distance of 30.62 ft. to the place of beginning containing .421 acres more or less.

     (c) A tract of land composing part of the Renau Tract, situated in Oregon Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at a stone monument at the intersection of Tiffin Street and Millard Avenue in the City of Toledo, Lucas County, Ohio, and running thence southeasterly along the center line of Millard Avenue a distance of eight hundred thirty-nine (839) feet to a point; thence northerly making an angle with the center line of Millard Avenue of seventy-seven (77) degrees (measured from northwest to north) to the northeasterly line of Millard Avenue, the point of beginning; thence continuing in the same direction a distance of one hundred seventy-

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
                                                                            (TE)


four and five-tenths (174.5) feet more or less, to a point which is one hundred seventy (170) feet northeasterly from (measured at right angles to) the northeasterly line of Millard Avenue; thence south-easterly parallel with and one hundred seventy (170) feet distant northeasterly from the northeasterly line of Millard Avenue to a point seventy-five (75) feet distant radially from the westerly right of way line of The Toledo Terminal Railroad; thence northeasterly, making an angle of ninety (90) degrees with the last course, forty (40) feet; thence in a straight line to a point on the westerly line of The Toledo Terminal Railroad right of way, which point is four hundred fifty-five (455) feet from the northeast line of Millard Avenue (meas-ured along said westerly right of way line); thence southerly along said westerly right of way line a distance of one hundred ninety-five (195) feet, to a point; thence northwesterly parallel with the northeasterly line of Millard Avenue thirty (30) feet; thence southwesterly at right angles to said northeasterly line of Millard Avenue thirty (30) feet;, thence southeasterly and parallel to said northeasterly line of Millard Avenue thirty (30) feet; thence northeasterly at right angles to the last line thirty (30) feet to a point in the westerly line of The Toledo Terminal Railroad right of way; thence southerly two hundred sixty
(260) feet along the westerly right of way line of The Toledo Terminal Railroad to the northeasterly line of Millard Avenue; thence north-westerly along the northeasterly line of Millard Avenue to the place of beginning.

     2. Tiffin Street Substation situated on Tiffin Street at the Toledo Terminal Railroad in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     (a) Lots Number Two Hundred and Twenty (220) and Number
Two Hundred Twenty-one (221), in the Extension of the Village
Plat of Ironville, in the City of Toledo, Lucas County, Ohio, excepting that part of Lot Number Two Hundred and Twenty-one (221), conveyed by August Burgie and Hattie Burgie to Spencer D. Carr, Trustee, for railroad purposes, by deed recorded in Volume 264 of Deeds, Page 19.
     (b) The Northeasterly thirty (30) feet of Lot Two Hundred
Nineteen (219) in the Extension of the Village Plat of Ironville in the City of Toledo, Lucas County, Ohio.

     3. Lapier Street Substation situated on Summit Street at the Toledo Terminal Railroad in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:

     The Southwesterly Two Hundred and Three (203) feet of Block
Number Twenty-four (24) in North Toledo, in the City of Toledo,


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
                                                                            (TE)

Lucas County, Ohio; also the Northwesterly one-half (1/2) of that part of Pearl Alley vacated, adjoining said premises; subject to the sewer right of way retained by the City of Toledo in said vacated alley.

     4. Champlain Substation, situated in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     The northwesterly one hundred fifty (150) feet of Lot number
Two (2) of Kraus' Subdivision of Lot number Three Hundred One
(301) of Stickney Addition to the City of Toledo, Lucas County, Ohio, as recorded in 2-B of Plats at page 66 of the Lucas County Records.

     5. Dixie Highway Substation situated on Dixie Highway at the Toledo Terminal Railroad in Lucas County, Ohio. Said premises being more particularly described as:
     (a) Being Lots Numbered Seven Hundred Ninety-Four (794) to
Eight Hundred One (801) both inclusive in North Collingwood Park
First Extension, in Washington Township, Lucas County, Ohio, sub-ject to an easement to the State of Ohio for highway purpose over and through nineteen and one-half feet (19.5 ft.) on the southeasterly side of said lots, which said easement was duly recorded in the office of the Recorder of Deeds, Lucas County, Ohio, in Volume 832, Page 340.
     (b) Lots numbers seven hundred eighty-six (786), seven hundred eighty-seven (787), seven hundred eighty-eight (788), seven hundred eighty-nine (789), seven hundred ninety (790), seven hundred ninety-one (791), seven hundred ninety-two (792) and seven hundred ninety-three (793) in North Collingwood Park First Extension, a Subdivision in Washington Township, Lucas County, Ohio.

     6. Fitch Substation situated on Tremainsville Road at the Toledo Terminal Railroad in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:.
     Lots Numbers One (1), Two (2), Three (3), and Four (4) in Home Acres, an addition to the City of Toledo, Lucas County, Ohio.

     7. Vulcan Substation situated on Dorr Street at the Toledo Terminal Railroad in Lucas County, Ohio. Said premises being more particularly described as:
     (a) The Easterly Four Hundred (400) feet of Lot Number Two Hundred and Thirty-two (232) in W. A. Hodge Addition in Adams Township, Lucas County, Ohio.
     (b) Situated in the Township of Adams, County of Lucas, and State of Ohio, to-wit:
     Being the east four hundred (400) feet of the south thirty-three
(33) feet of that part of the southeast one-quarter (1/4) of Section 32, Town 9 South, Range 7 East, lying north of and adjacent to the north line of Dorr St. and west of the west right of way line of the Toledo Terminal Railroad.

     8. Detroit Avenue Substation at Detroit and Council Street in the City of Toledo, Lucas County, Ohio, situated on the Detroit Avenue Heat Generating Plant site, hereinafter described in Part Sixth, Item 1, page 85 of this Indenture.

     9. Central Avenue Substation and Switching Station situated along Central Avenue near Albion Street in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     A triangular parcel of land situated in the Northeast one-quarter (1/4) of Section twenty-seven (27) Town nine (9) South, Range seven
(7) East, in the City of Toledo, Lucas County, Ohio, bounded and described as follows to wit:
     Beginning at a point in the Southerly lime of Central Avenue (so called) seventeen and forty-six hundredths (17.46) feet distant West-erly from the point where said Southerly line is intersected by the Northwesterly lime of Central Avenue Subdivision, an Addition in the City of Toledo; thence running Westerly along the said Southerly line of Central Avenue one hundred thirty-two and fifty-four hun-dredths (132.54) feet to a point; thence running Southerly, along a straight line drawn at right angles to the said Southerly line of Central Avenue, a distance of two hundred twenty-two and forty-seven hun-dredths (222.47) feet, more or less, to a point which is fifteen (15) feet distant Northwesterly from and measured at right angles to the Northwesterly line of said Central Avenue Addition; thence running Northeasterly, along a line drawn fifteen (15) feet distant North-westerly from and parallel to the said Northwesterly line of Central Avenue Addition, two hundred fifty-eight and ninety-seven hundredths (258.97) feet, more or less, to the place of beginning.

     10. Gould Substation situated on Glanzman Road at the Toledo Terminal Railroad in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     That part of the Southwest Quarter of the Northeast Quarter of Section Number Twenty (No. 20), Town Three (3) United States
Reserve of twelve miles square, at the foot of the rapids of the Miami of Lake Erie, formerly in Adams Township and now in the city of Toledo, Lucas County, Ohio, which lies Southeasterly of the South-easterly line of the right of way of the Lima and Toledo Traction Company, excepting therefrom the East sixty-five and six-tenths feet (65.6), thereof, conveyed to Spencer D. Carr, Trustee, by deed recorded in volume 257 of Deeds, page 205, Lucas County, Ohio Records of Deeds.


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
                                                                            (TE)


Said parcel hereby conveyed containing One and One-half (1 1/2) acres more or less.

     11.  Tracy Substation situated in Lake Township, Wood County,
Ohio.  Said premises being more particularly described as:
     A parcel of land situate in Southwest fractional one-quarter (1/4) of Section Six (6), Town Seven (7) North, Range Twelve (12) East in Lake Township, Wood County, Ohio, more fully described as fol-lows, to-wit: Beginning at the point of intersection of the South line of the right-of-way of the Toledo Terminal Railroad and the East line of Tracy Street (so called); thence East along said South line of the Toledo Terminal Railroad a distance of two hundred eight (208) feet; thence South parallel to the East line of Tracy Street a distance of two hundred eight (208) feet; thence West parallel to the South line of said right-of-way of the Toledo Terminal Railroad a distance of two hundred eight (208) feet to said East line of Tracy Street; thence North along said East line of Tracy Street a distance of two hundred eight (208) feet to place of beginning, containing one (1) acre of land, being the same more or less.

     12. MacLean Substation situated in and adjacent to the Village of Walbridge, Wood County, Ohio. Said premises being more particu-larly described as:
     (a) Commencing at the one half (1/2) corner stone in section line running North and South between sections four (4) and five (5) of Lake Township, Wood County, Ohio, thence running South 81 feet, thence West parallel with Dry Creek 576 feet; thence North 304 feet; thence East along half Section line 475 feet to the place of beginning, containing two (2) Acres more or less.
     (b) Situated in the County of Wood and State of Ohio, Township of Lake, to-wit:
     Being the south one hundred fifty (150) feet of that part of the northeast quarter (1/4) of Section five (5), Town seven (7) north, Range twelve (12) east, Lake Township, Wood County, Ohio, lying east of the Toledo Terminal Railroad Company right-of-way.

     13. Walbridge Substation Site situated in the Village of Wal-bridge, Wood County, Ohio. Said premises being more particularly described as:
     Being a parcel of land in the Southeast quarter (1/4) of Section Five (5), Town Seven (7) North, Range Twelve (12) East, in Wood County, Ohio, and described more fully as follows:
     Beginning at a point which is fifty (50) feet Easterly from the Easterly Hocking Valley Railroad right of way line (measured at right

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
                                                                            (TE)


angles thereto) and one hundred and ninety-four (194) feet Northerly from the South line of the North fifty-five (55) acres of the Southerly ninety-five (95) acres of the Southeast quarter (1/4) of Section Five
(5), Town Seven (7) North, Range Twelve (12) East in Lake Town-ship, Wood County, Ohio, measured at right angles to said South line; thence Easterly in a line parallel with said South line a distance of forty (40) feet; thence in a Southerly direction in a line at right angles to said South line a distance of one hundred and fifty (150) feet to a point which is forty-four (44) feet North of said South line (measured at right angles thereto); thence Westerly in a line parallel with and forty-four (44) feet distant from said South line to a point which is fifty (50) feet Easterly from said Easterly right of way line of the Hocking Valley Railroad (measured at right angles thereto); thence Northerly in a line parallel with and fifty (50) feet distant from said right of way line to the place of beginning.
    14. Oakdale Substation, situated in the County of Lucas and State of Ohio. Said premises being more particularly described as follows:
    Being that part of the Northwest fraction of Section Number seventeen (17), Township Ten (10) South, Range Eight (8) East, bounded and described as:.
    Commencing at the intersection of the Westerly right-of-way line of The Toledo Railway and Terminal Company with the Southerly boundary line of Oakdale Avenue (so called) and running thence
Westerly on the Southerly line of said Oakdale Avenue (so called) a distance of Two Hundred and twenty-five (225) feet;
    Thence Southerly on a line which is parallel with the Westerly right-of-way line of said Railway Company a distance of Three Hum-dred and eighty-seven and two-tenths (387.2) feet;
    Thence Easterly on a lime parallel to the said Southerly line of Oakdale Avenue (so called) Two Hundred and Twenty-five (225) feet to the said Westerly right-of-way line of said Railway Company;
    Thence Northerly along said right-of-way line three hundred and eighty-seven and two-tenths (387.2) feet to the place of beginning, containing Two (2) acres of land, more or less.

    15. Ryan Substation situated on Starr Avenue at The Toledo Terminal Railroad in the City of Toledo, and in Oregon Township, Lucas County, Ohio. Said premises being more particularly described as:
    (a) Situate in the City of Toledo and in Oregon Township, bounded and described as follows:

                                                                            (TE)

     Commencing on the east line of lot No. 19 on Phelps Subdivision of part of the North one-half of Section 5 at a point twenty (20) feet North of the South line of said lot No. 19; thence North forty (40) feet; thence west parallel with and sixty (60) feet North of the South line of lot No. 19 to a point one hundred thirty-three (133) feet East of the East line of the right-of-way of the Toledo Railway and Ter-minal Company's railway; thence North parallel with said last men-tioned line one hundred fifty (150) feet; thence West parallel with the South line of said lot No. 19 a distance of one hundred thirty-three (133) feet to said East line of said right-of-way; thence South along the East line of the said The Toledo Railway and Terminal Com-pany's right-of-way, a distance of one hundred ninety (190) feet to a point twenty (20) feet North of the center of said Section 5; thence East and parallel with and twenty (20) feet North of the South line of said lot No. 19 to place of beginning.
     (b) Situate in the south part of Phelps Sub-division in the North-east quarter of Section 5 Town 10 South, Range Eight (8) East; one parcel being in the City of Toledo and one in Oregon Township, bounded and described as follows:
     (1) The parcel in the City of Toledo; Commencing on the East line of the Toledo Railway and Terminal Company's right-of-way at a point three hundred sixty (360) feet North of the South line of the before mentioned quarter section, thence South, a distance of one hundred fifty (150) feet; thence East parallel with the quarter section line a distance of seventy-nine (79) feet; thence Northwesterly on a curved line drawn parallel with and ten (10) feet Northeasterly of the center line of track connecting The Toledo Railway and Terminal Com-pany's line with the lines built by the Toledo, Port Clinton and Lake-side Railway Company to the place of beginning, containing .12 acres.
     (2) The parcel in Oregon Township; Commencing on a line drawn parallel with and one hundred thirty-three (133) feet East of the East line of The Toledo Railway and Terminal Company's right-of-way at a point one hundred sixty-four (164) feet North of the South line of the quarter section; thence South one hundred and four (104) feet; thence East parallel with the quarter section line, a distance of two hundred forty (240) feet; thence Northwesterly on a curved line drawn parallel with and ten (10) feet Northeasterly of the center line of the above mentioned connection track to the place of beginning, containing .22 acres.
     The center line of the connection track above referred to is drawn with a radius of about four hundred twenty-five (425) feet, and the Northeast line of the two parcels hereby conveyed is to be drawn from

                                                                            (TE)


dock line to a point on said dock line where a line drawn parallel with and Fifty (50) feet Northeast of the Southwest line of said lot Number One hundred nineteen (119) would intersect said dock line; thence Northwesterly on a line parallel with said Southwest line of lot Number One hundred nineteen (119) to the place of beginning.

     20. Water Street Substation on Water Street and Madison Ave-nue in the City of Toledo, Lucas County, Ohio, situated on the Water Street Steam Electric Station site, hereinbefore described in Part First, Item 2, page 24 of this Indenture.

     21. City Park Substation Site situated in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     Lots Nos. 43, 44 and 45 in Sterling Place, City of Toledo, Lucas County, Ohio.

     22. Hastings Street Substation Site, situated between Hastings Street and Manila Street in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as follows:

     Lots Numbers fifty (50) and fifty-one (51) in Door Street Station Addition in the City of Toledo, Lucas County, Ohio.

     23. Sylvania Substation in the Village of Sylvania, Lucas County, Ohio, situated on premises hereinafter described in Part Seventh, Item 3, page 91 of this Indenture.

     24. Metamora Substation Site located on the Indiana Plank Road in the Village of Metamora, Amboy Township, Fulton County, Ohio.
Said premises being more particularly described as:
     Beginning at a point sixty (60) feet south of and measured at right angles to the south line of Indiana Plank Road and two hundred three and five-tenths (203.5) feet (measured along the south line of said Indiana Plank Road) east of the intersection of the north and south one-quarter (1/4) line of the northeast one-quarter (1/4) of Sec-tion Eleven (11), Town Nine (9) South, Range Four (4) East, with the south line of said road; thence in an easterly direction sixty (60) feet; thence at right angles in a southerly direction forty (40) feet; thence at right angles in a westerly direction sixty (60) feet; thence at right angles in a northerly direction forty (40) feet to the point of beginning. Containing twenty-four hundred (2400) square feet, all in Section
Eleven (11), Town Nine (9) South, Range Four (4) East, County of
Fulton, State of Ohio.

     25. Lyons Substation located on Morenci Street in the Village of Lyons, Royalton Township, Fulton County, Ohio. Said premises being more particularly described as:

                                                                            (TE)

    Beginning at a point on the east property line of The Toledo & Western Railway Company, which point is eighty and twenty-five hundredths (80.25) feet north of a stone monument located in the center of Morenci Street and two hundred fifty-five (255) feet more or less west of the west line of Adrian Street in the town of Lyons, County of Fulton, State of Ohio; thence west at right angles to said east property line seventy (70) feet; thence north at right angles sixty (60) feet; thence east at right angles seventy (70) feet; thence south at right angles sixty (60) feet to the point of beginning, con-taining forty-two hundred (4200) square feet.

    26.  Swanton Substation, situated in the Village of Swanton,
Fulton County, Ohio. Said premises being more particularly described as:
    Being a parcel of land in the South one-half (1/2) of the Southeast quarter (1/4) of Section One (1), Town Seven (7) North of Range
Eight (8) East, more particularly described as commencing at the Southeast corner of said Section, running thence North One Degree, Forty-seven Minutes East (N 1 degrees 47' E), binding upon the Section line a distance of Five Hundred Four and Five Tenths (504.5) feet to a point; thence South Seventy-nine Degrees, Fifty-seven Minutes West
(S 79 degrees 57' W), binding upon the North line of the Lake Shore and Michigan Southern Railroad lands, a distance of Nine Hundred
Eighty-one and three tenths (981.3) feet to a point, the point of beginning; thence North One Degree Forty-seven Minutes East
(N 1 degrees 47' E) a distance of Two Hundred Sixty-one and six tenths (261.6) feet to a point, thence North Eighty-eight degrees Thirteen
Minutes West (N 88 degrees 13' W) a distance of Three Hundred Thirteen and nine tenths (313.9) feet to a point, thence South Twenty-five De-grees No Minutes East (S 25 degrees 0' E) a distance of Three Hundred Twenty-four and Ninety-Six Hundredths (324.96) feet to a point in the North line of said Railroad lands, thence North Eighty-five De-grees Two Minutes East (N 85 degrees 2' E) binding upon said Railroad lands a distance of Sixty-nine and Eight Tenths (69.8) feet to a point, thence North Seventy-nine Degrees Fifty-Seven Minutes East (N 79 degrees 57' E) a distance of One Hundred One and one tenth (101.1) feet to a point, the place of beginning. Containing One and Thirty Hundredths (1.30) acres, but subject to legal streets and highways.

    27. Delta Substation, situated in the Village of Delta, Fulton County, Ohio, said premises being more particularly described as:
    Lot number sixty-four (64) excepting the westerly two (2) feet thereof in Gates & Kennedy's Addition to the Village of Delta, Fulton County, Ohio, as the same is laid out, platted and recorded in the Record of Plats of said County.

    28.  Wauseon Substation, in the Village of Wauseon, Fulton
County, Ohio, situated upon the Wauseon Service and Storage prop-erty, hereinafter described in Part Seventh, Item 5, page 92 of this Indenture.

    29.  Archbold Substation located on William Street near Ditto
Street in the Village of Archbold, German Township, Fulton County, Ohio. Said premises being more particularly described as:
    Lots Number Fifty-eight (58) and Fifty-nine (59) in McLaughlin Addition to the Village of Archbold, Fulton County, Ohio.

    30.  Stryker Substation situated near the Village of Stryker,
Williams County, Ohio, on the site of the Stryker Steam Electric Plant hereinbefore described in Part First, Item 7, page 29 of this Indenture.

    31. Alvordton Substation Site, situated one (1) mile east of Alvordton, in Mill Creek Township, Williams County, Ohio. Said premises being more particularly described as follows:
    That part of the west half (1/2) of the northeast quarter (1/4) of section twenty-seven (27), town nine (9) south, range one (1) west, in Mill Creek Township, Williams County, Ohio, lying west of State Route #127 and described as follows: Beginning at a point on the north property line 188 feet west of the center line of State Route #127; thence west 37 feet, along the north property line; thence south 120' parallel to the section line; thence southeast 124 degrees, a distance of 120 feet to the center line of State Route #127; thence northeast 37 feet along the center line of State Route #127; thence on an arc of a circle with a radius of 100 feet, a dis-tance of 216 feet to the point of beginning.

    32. West Unity Substation, situated in the Village of West Unity, Williams County, Ohio, said premises being more particularly described as:
    Situated in the Village of West Unity, County of Williams and
State of Ohio, and known as a part of out lot number forty-four (44) of the out lots of said Village as platted and recorded on the Records of said County of Williams, and bounded and described as follows, to-wit: Beginning at a point eleven hundred and two and one-half
(1102 1/2) feet north of a stone which is the quarter-quarter stone eighty

                                                                            (TE)


(80) rods west of the corner of section eight (8), town seven (7) north, range four (4) east in Brady Township, Williams County and State of Ohio; thence running west eighty-five (85) feet; thence north thirty-seven (37) feet; thence east eighty-five (85) feet; thence south thirty-seven (37) feet to the place of beginning, which is three hundred eleven (311) feet south of the north rail of the main track of the Wabash Railway.

     33. Bryan Substation, situated in the City of Bryan, Williams County, Ohio, said premises being more particularly described as:
     Out lot number twenty-four (24) and the easterly two-thirds of out lot twenty-three (23) as numbered upon the District Assessor's Plat of 1880 of the southeast quarter of section seventeen (17), town six (6) north, range three (3) east, in Pulaski Township, Williams County, Ohio, recorded in Volume 2, page 76, Williams County Plat Records. The lots on the Assessor's Plat of the southeast quarter of said section have been renumbered, and this property is now known as lot number twenty-four (24) upon the Assessor's Plat for the south-east quarter of said section seventeen (17).

     34.  Edon Substation No. 1, situated in the Village of Edon,
Williams County, Ohio.

     35. Edon Substation No. 2, situated in the Village of Edon, Town-ship of Florence, County of Williams, Ohio. Said premises being more particularly described as:
     Commencing at a point in the West line of Section 15, T7N R1E, at a point fifty (50) feet North from the Southwest corner of said section; thence running Eastwardly, parallel with the South line of said section a distance of one hundred (100) feet; thence Northerly, parallel with the West line of said section a distance of two hundred
(200) feet more or less, to the South line of the right-of-way of the Wabash Railroad; thence Westerly along the South line of said right-of-way to the West line of said section; thence Southerly along the West line of said section to the place of beginning.

     36. Melbern Substation Site, situated in the Village of Melbern, Williams County, Ohio. Said premises being more particularly de-scribed as:
     The west forty (40) feet of lot number two (2) in the original plat of Melbern, County of Williams, Ohio.

     37. Black Road Substation, situated at the intersection of Black Road and the Wabash Railroad right-of-way in Monclova Township,
Lucas County, Ohio. Said premises being more particularly de-scribed as:

    Situated in Sections 8 and 9, Town 1 U. S. R., in Monclova Town-ship, Lucas County, Ohio and starting at a point in the center line of Black Road 56.5 feet Southeasterly of the center line of the Wabash Railroad Company track, measured along said center line of Black
Road, which point is the intersection of the Southerly right-of-way line of said railroad company and the center line of Black Road;
thence Southwesterly 370.3 feet more or less, along the Southerly right-of-way line of the Wabash Railroad, to a concrete monument;
thence Easterly in a straight line through a concrete monument, said monument being 184.17 feet more or less Southeasterly of said rail-road right-of-way, and measured along the Southwesterly line of Black Road and being 25 feet West of the center line of said road,
472.31 feet more or less to a point on the center line of said Black Road; thence Northwesterly along said center line 206.11 feet more or less to the place of beginning, subject to all legal highways and containing 0.84 acres more or less; excepting therefrom that portion of the right-of-way of the old Toledo and Defiance Railroad Company lying in Section 9, Town 1 U. S. R., and being that portion of the above described land in Section 9 lying within 50 feet of the Wabash Railroad right-of-way.

    38.  Whitehouse Substation in the Village of Whitehouse, Lucas
County, Ohio.

    39. Gage Switching Station approximately one mile northeast of the Village of Neapolis in Lucas County, Ohio.

    40.  Grand Rapids Substation situated in Providence Township,
Lucas County, Ohio. Said premises being more particularly de-scribed as:
    Being a parcel of land situate in the South West fractional one-quarter (1/4) of section five (5) Town five (5) North, Range nine (9) East in Providence Township, Lucas County, Ohio, more fully de-scribed as follows, to wit: Beginning at a point of intersection of the North West right of way line of the New York, Chicago and St. Louis Railroad and the center line of the Highway running North and South along the West line of said section five (5); thence North along said center line of the highway a distance of one hundred and eighty-five
(185) feet; thence East at right angles to said center-line to a point on said North West right of way line; thence Southwesterly along said North West right of way line to place of beginning containing one third (1/3) acre of land being the same more or less.

    41. Liberty Center Substation in the Village of Liberty Center, Henry County, Ohio.

    42. Okolona Substation in the unincorporated community of Okolona, Henry County, Ohio. Said premises being more particularly described as:
    Situated in the Township of Napoleon, County of Henry and State of Ohio, and known as:
    Being a parcel of land situated in the Northwest Quarter of Sec-tion 31, Town 5 North, Range 6 East in said township, county and state, and described as follows:
    Commencing at a point in the center of the section line road between Sections 30 and 31, 402.94 feet West of the North quarter post of said Section 31, which point is 265 feet West of the center line of the highway known as the Florida Road; thence West in the center line of the road first mentioned, which is the North section line of Section 31, 80.35 feet; thence South 223.8 feet to an iron pin in the North line of the Wabash Railroad right-of-way; thence Northeasterly along the North line of said railroad right-of-way 112.5 feet to an iron pin; thence Northwesterly 217 feet to the place of beginning, containing one-half acre of land more or less.

    43. Jewell Substation situated in the unincorporated community of Jewell, Defiance County, Ohio. Said premises being more par-ticularly described as:
    A part of Lot Two (2) of Section Nine (9) of the Village of Jewell in said County and State and bounded and described as follows; to wit:
    (a) Commencing at the South East corner of said Lot Number
Two (2) on the Northerly line of The Wabash Railroad right of way and running thence North Twelve (12) feet; thence in a Westerly direction Ninety-three and one-third (93 1/3) feet; thence South a distance of about Forty (40) feet to the said right of way; thence in a North easterly direction along the Northerly line of said right of way about One hundred and four (104) feet to the place of beginning.
    (b) Commencing at a point One Hundred and Twenty (120) feet
West of the Northeast corner of said Section Nine (9), and One
Hundred and Forty (140) feet South of said Northeast corner of Section Nine (9); thence West a distance of Eighty-nine (89) feet; thence South a distance of Thirty-six and one-half (36 1/2) feet, more or less; thence Northeasterly along the Northerly boundary of the present property of The Toledo Edison Company, a distance of Ninety-three and One-half (93 1/2) feet; thence North a distance of Twelve (12) feet, more or less, to the place of beginning, and being a part of lot Two (2), Section Nine (9), Township of Richland and County of Defiance, and State of Ohio.

      44. Richland Switching Station situated in Richland Township, Defiance County, Ohio. Said premises being more particularly de-scribed as:
      Being a rectangular parcel of land 100 feet North and South (measured on the West line of Section Eighteen (18) Town Four (4)
  North, Range Five (5) East) and extending Easterly therefrom eighty-five (85) feet, in the Southwest quarter of said Section Eighteen
  (18). The Southeasterly corner of said parcel being 30 feet North-westerly from (measured at right angles to) the Northwesterly line of the Wabash Railroad right of way, all in Richland Township, Defiance County, Ohio.

      45. East Defiance Substation situated near Summit Street in the City of Defiance, Defiance County, Ohio. Said premises being more particularly described as:
      (a) The South line of the right of way of the Baltimore and Ohio Railroad at a point One Hundred Fifty (150) feet East of the East line of Summit Street (formerly Middle Street); thence South and parallel with Summit Street to the South East corner of Lot 14 on the Auditor's Plat of Lots East of the Auglaize River; thence East and parallel with said Railway six hundred forty one (641) feet to a point Twelve and one half (12 1/2) rods west from the North and South lines of Section 25, Town Four (4) North, Range Four (4) East;
  thence North and parallel with said Summit Street to the South line of said Railway; thence West on the South line of said Railway to the place of beginning, the same being part of lots Thirteen (13) Thirty
  (30) and Forty (40) of the Old Auditor's Plat of Lots East of the Auglaize River but now being a part of Lot Forty-one (41) of the New Auditor's Plat of Lots East of the Auglaize River. Together with the right to place and maintain a water pipe running across that part of Lot Forty-one (41) of the Auditor's Plat that lies adjoining and West of the above described land said land to be adjacent to said right of way and not more than ten (10) feet therefrom.
      (b) Commencing at a point where the South line of the Baltimore and Ohio Railroad Company's right of way intersects the West line of Ottawa Avenue and running thence South thirty-five feet; thence West one hundred ninety five feet; thence North to the South of Baltimore and Ohio right of way, thirty five feet; thence East to the place of beginning One Hundred Ninety-five feet and being part of what is now known as Lot Forty-one (41) on the Auditor's Plat of Lots East of the Auglaize River in the City of Defiance, County of Defiance, and State of Ohio.
    (c) A part of Lot Number Forty-one (41) on the original Auditor's Plat of Lots East of the Auglaize River described as follows:

     Commencing at the northwest corner of said Lot Forty-one (41) at the intersection of the easterly line of Summit Street and the south-erly line of the right-of-way of the Baltimore and Ohio Railroad Com-pany; thence southerly along Summit Street 175 feet; thence easterly and parallel with the southerly line of the right-of-way of the Baltimore and Ohio Railroad Company 150 feet; thence northerly and parallel with Summit Street 175 feet to the southerly line of said right-of-way; thence westerly along the southerly line of said right-of-way 150 feet to the place of beginning, being the same premises as were conveyed or intended to be conveyed by Mary Ellen Rickerd and Mabel J. Westrick to Viola Mary May by the three separate deeds recorded in Volume 136, on page 245, 246 and 247 of the Deed Records of said County.

     46. Hydro Substation in Defiance County, Ohio, situated upon the Defiance Hydro-Electric Station site, hereinbefore described in Part First, Item 4, page 25 of this Indenture.

     47. Holgate Substation situated near the Village of Holgate in Henry County, Ohio. Said premises being more particularly described as:
     A part of the South half (1/2) of the Southeast quarter (1/4) of Section Thirty-one (31), Town Four (4) North, Range Seven (7) East, in Henry County, Ohio, more particularly described as:
     Commencing at a point where the Southwesterly line of the public road running Northwesterly and Southeasterly through said
Section intersects the North line of the public road running along the South side of said section, thence West on said North line one hundred
(100) feet; thence Northeasterly to a point on the Westerly side of said road, running Northwesterly and Southeasterly through said section one hundred (100) feet Northerly from the place of beginning, thence Southeasterly along the Westerly side of said road to the place of beginning.

     48. Pleasant Bend Substation Site, situated in Pleasant Town-ship, Henry County, Ohio. Said premises being more particularly described as:
     A rectangular parcel of land situated in the northeast corner of the southeast quarter (1/4) of the southeast quarter (1/4) of Section Twenty-nine (29), Pleasant Township, Henry County, Ohio, more particularly described as follows:
     Commencing at the northeast corner of the southeast quarter (1/4) of the southeast quarter (1/4) of said Section Twenty-nine (29); thence west on the quarter section line One Hundred Fifty (150) feet; thence south in a straight line One Hundred (100) feet; thence east in n straight line One Hundred Fifty (150) feet to the east line of said

                                                                            (TE)

  Section Twenty-nine (29); thence north on the said east line One Hundred (100) feet to the place of beginning.

      49. Genoa Substation situated in the Village of Genoa, Ottawa County, Ohio. Said premises being more particularly described as:
      Those parts of the southwest quarter of the southwest quarter of Section Thirty-four (34), Town Seven (7), Range Thirteen (13)
  East, in the Village of Genoa and Clay Township, described as follows, to-wit:
      (a) Beginning at a point on the East line of Washington Street thirteen (13) rods and twenty-three (23) links South of the inter-section of Third and Washington Streets; thence one hundred and fifty (150) feet parallel with the South line of Third Street; thence North one hundred and fifty (150) feet parallel with the east line of Washington Street; thence West one hundred and fifty (150) feet to the East line of Washington Street; thence South along the East line of Washington Street one hundred and fifty (150) feet to the place of beginning.
      (b) Also beginning at a point in the East line of Washington
  Street thirteen (13) rods and twenty-three (23) links South of the intersection of Third and Washington Streets, in the Village of Genoa; thence East one hundred and fifty (150) feet; thence South fifty (50) feet; thence West one hundred and fifty (150) feet to the East line of Washington Street; thence North to the place of beginning.
      (c) Also Beginning at a point in the North line of the land of the Lake Shore and Michigan Southern Railroad Company ninety (90) ft. northwest of the intersection of said line with the line between sections three (3) and thirty-four (34); thence north to Third Street; thence west to within one hundred and fifty (150) feet of Washington Street; thence south sixteen rods and twenty-three (23) links; thence west to Washington Street; thence south to the north line of the land of the said railroad company; thence southeast to the place of beginning.
      (d) The North 79.68 feet of the west 150 feet of that part of the southwest quarter of Section 34, Town 7 North, Range 13 East in the Village of Genoa, Ottawa County, Ohio, lying south of the south line of Sixth Street (formerly Third Street), extended easterly, and east of the east line of Washington Street.

      50. Curtice Substation, situated in the Village of Curtice, Allen Township, Ottawa County, Ohio, on land owned by The Ohio Public
Service Company.

      51. Woodville Substation located in the Village of Woodville, Sandusky County, Ohio. Said premises being more particularly de-scribed as:

                                                                            (TE)

    Situated in the Village of Woodville, County of Sandusky and State of Ohio, and being a part of Outlot number four (4) in said Village of Woodville, more particularly bounded and described as follows:
    Commencing at a point three hundred and twenty (320) feet North of where the West right-of-way line of The Lake Shore Electric Rail-way Company intersects with the Northeasterly line of the right-of-way of the Pennsylvania, Ohio & Detroit Railroad, thence North along said right-of-way line of the said The Lake Shore Electric Railway Com-pany one-hundred (100) feet, thence West at right angles to said right-of-way line a distance of fifty (50) feet, thence South one hun-dred (100) feet, thence East fifty (50) feet to the place of beginning.

    52. Hessville Substation located in the Township of Washington, Sandusky County, Ohio. Said premises being more particularly de-scribed as:
    Situated in the Township of Washington, County of Sandusky and State of Ohio, and described as follows:
    Known as commencing at a point on the south line of the Maumee and Western Reserve Road twenty (20) feet east of the northeast corner of the tract or lot of land belonging to the Emmanuel Lutheran Church Congregational in section number nine (9) township number five (5) range number fourteen (14) running thence east along the south line of the Maumee and Western Reserve Road seventy-five (75) feet; thence south seventy (70) feet; thence westerly parallel with the said Maumee and Western Reserve Road seventy-five (75) feet; thence north seventy (70) feet to the place of beginning. All in section number nine (9) township number five (5) range number fourteen (14).

    53. Irvington Substation, situated in the Township of Sandusky, County of Sandusky, and State of Ohio, and being more particularly described as:
    Being Lot number thirty-four (34) in Irvington Addition as shown on plat recorded in Volume 7, page 30, Sandusky County Plat Records.
Also a parcel of land in the Northeast quarter of Section twenty-nine
(29), Township five (5) North, Range fifteen (15) East, lying adjacent to said Lot number thirty-four (34) and more fully described as com-mencing at the Northwest corner of said lot; thence Northeasterly along the East line of Walter Avenue forty (40) feet; thence South-easterly parallel with the North line of said lot fifty (50) feet; thence Southwesterly forty (40) feet to the Northeast corner of said lot;
thence Northwesterly on the North line of said lot fifty (50) feet to the place of beginning.


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                                                                            (TE)

                                       69

    54.  Fremont Switching Station located on Fifth Street in the
City of Fremont, Sandusky County, Ohio, on premises hereinafter described in Part Seventh, Item 15, page 98 of this Indenture.

    55. Green Springs Substation, located in Green Creek Township, Sandusky County, Ohio. Said premises being more particularly de-scribed as:
    Situated in the Township of Green Creek, County of Sandusky and State of Ohio, and known as being a part of the south-east corner of section number six (6), Township four (4) north, range sixteen
(16) east, Green Creek Township, Sandusky County, Ohio, and more particularly described as follows:
    Commencing at a point where the south line of the McPherson Highway crosses the center line of the Sand Road in the south-east quarter of said section six (6); thence southeasterly along the south line of the McPherson Highway one hundred and thirty (130) feet; thence south-westerly at right angles to the south line of said McPherson Highway seventy-five (75) feet; thence north-westerly parallel with the south line of said McPherson Highway to the center line of the said Sand Road; thence northerly along the center line of the said Sand Road to the point of beginning, containing 22/100 of an acre of land more or less.

    56. Clyde Substation, located in the Village of Clyde, Sandusky County, Ohio. Said premises being more particularly described as:
    (a) Situated in the Village of Clyde, County of Sandusky and
State of Ohio, and being Inlot number twelve hundred sixty-two (1262) in said Village, and being in the East View Addition to Clyde, Ohio.
    Subject to the drain agreement contained in the deed from I. M.
and Alberta A. Parker to The Lake Erie Power & Light Company, dated May 5, 1926, recorded in Volume 125, at page 617 of the San-dusky County Deed Records.
    (b) Known as being a part of Outlot 39 in said Village and more particularly described as follows: Beginning at the point where the west line of Lot 655, now or heretofore owned by Celia Billows inter-sects with the south line of the Maumee Turnpike; thence extending westerly along said south line of said turnpike 52 feet; thence south parallel with the west line of said Lot 655, 62 feet; thence easterly parallel with the south line of said turnpike to the west line of said Lot 655; thence north along the west line of said Lot to the place of be-ginning.

    57. Goodrich Substation, situated in the City of Bellevue, Huron County, Ohio, and being more particularly described as:
    Being part of great Lot No. 18 bounded and described as follows:


                                      A-46
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                                                                            (TE)


    Beginning on the north line of Moore Avenue and the east line of lot number 1156 in the Moore Addition to the City of Bellevue, Huron County, Ohio; thence northerly along the east line of lot Number 1156 to the south line of Goodrich Road, said line to be known as the west road line of Railroad Street extended; thence easterly along the south line of Goodrich Road a distance of two hundred sixty (260') feet;
thence southerly, and ninety degrees (90 degrees 0') to the south line of Goodrich Road, a distance of two hundred and five and seventy-five hundredths (205.75) feet to a point; thence westerly and parallel to Goodrich Road a distance of two hundred (200') feet; thence southerly, and parallel to said west line of Railroad Street extended, to the north line of Moore Avenue; thence westerly along the north line of Moore Avenue to place of beginning a distance of sixty (60') feet, excepting therefrom the westerly sixty (60') feet thereof lying easterly of and adjacent to the east line of Lot No. 1156 and extending from the north line of Moore Avenue northerly to the south line of Goodrich Road.

    58. Bellevue Substation located in the City of Bellevue, Huron County, Ohio. Said premises being more particularly described as:
    Situated in the City of Bellevue, County of Huron and State of Ohio: Bring part of In-lots Numbers Three hundred thirty-one
(331), three hundred thirty (330), and three hundred twenty-nine
(329) in W. H. Moore's Addition to said City, described as follows:
    (a) Being that part of said In-lot Number Three hundred thirty-one (331) lying east of the right of way of The New York, Chicago and St. Louis Railway right of way.
    (b) Being the whole of said In-lots Numbers Three hundred thirty (330) and three hundred twenty-nine (329) in said Village, lying east of the right of way of The New York, Chicago and St. Louis Railway Company. Be the same more or less but subject to all legal highways.
    Excepting from the aforementioned parcels the premises conveyed to The New York, Chicago and St. Louis Railroad Company on April
30, 1926, more particularly described as follows:--Commencing at the point where the line dividing In-lots Numbers 329 and 330 in Wm. H. Moore's Addition to the plat of said City, as recorded in Plat Book
No. 2, page 9 of Huron County records of plats, intersects the south-easterly right of way line of The New York, Chicago and St. Louis Railroad Company; thence northeasterly along said right of way line one hundred fifty-two (152) feet more or less to the point where the dividing line between In-lots 331 and 332 in said addition intersects said right of way line; thence easterly along said last mentioned divid-ing line sixty (60) feet more or less, to the northeast corner of said


                                      A-47
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                                                                            (TE)

In-lot No. 331; thence southwesterly on a line running diagonally across said In-lots Nos. 330 and 331 to the place of beginning, and containing three thousand eight hundred (3800)square feet of land.

    59. Bellevue East Side Substation located in the City of Bellevue, Huron County, Ohio.

    60.  Flatrock Substation, situated in York Township, Sandusky
County, Ohio, and being more particularly described as:
    All of the Northeast quarter (1/4) of Section 35 T4N R17E, lying South of the center line of Kilbourne Road and North of the N. Y. C. & St. L. Railway.

    61. Mills Street Switching Station located in Erie County, Ohio. Said premises being more particularly described as:
    Situated in the County of Erie, and State of Ohio, and in the Third Section of the original Township of Perkins, (and now partly in the Township of Margaretta); being part of a 105 Acre tract west of Old Railroad Street in the north one-quarter of the Mitchell 1369 Acre Tract, and more definitely described as follows:
    Beginning at the intersection of the center lines of Perkins Ave-nue and Old Railroad Street; thence in a southwesterly direction in the middle line of said Old Railroad Street a distance of Two Hundred
(200) feet, thence westerly parallel to the middle line of said Perkins Avenue a distance of One Hundred Seventy-five (175) feet; thence in a northeasterly direction parallel to the said Old Railroad Street, a distance of Two Hundred (200) feet to the middle line of said Perkins Avenue, thence easterly in the middle line of said Perkins Avenue a distance of One Hundred Seventy-five (175) feet to the place of begin-ning, containing 73/100 of an acre of land. Excepting therefrom a strip of land sixty-five (65) feet in width containing nineteen seventieths (19/70) of an acre off the northerly side of the above described land, more particularly described in the deed from The Lake Erie Power
& Light Company to the Sandusky Connecting Railway Company, dated September 22, 1931, and recorded in Volume 144, at page 265, Erie County Deed Records.

    62. Leavitt Road Substation located in Black River Township, Lorain County, Ohio. Said premises being more particularly described as:
    Situated in the Township of Black River, County of Lorain, State of Ohio, and described as follows:
    Known as being part of Original Lot No. 23, Tract No. 2, said Township, bounded and described as follows: Beginning in the center

                                                                            (TE)

line of the Lake Shore Road, so-called, at a point 182.66 feet distant south 54 degrees 51' west from the intersection of said center line with the east line of said Lot No. 23; thence south 54 degrees 51' west, in the center line of said road a distance of 125 feet; thence north 25 degrees 17' west a distance of about 660 feet to low water mark of Lake Erie; thence easterly, along low water mark, to the point where a line drawn from the place of beginning, parallel with the west line above described, will intersect said low water mark; thence southerly, along said parallel line, to the place of beginning. And containing about 1.9 acres of land.
     Excepting from the above described land the premises conveyed to Clarence D. and Marian G. Scheiferstein by deed dated September 23,
1944, and recorded in Volume 333 of Lorain County, Ohio, Deed
Records, at page 630.
     63. Helena Substation, located in Washington Township, San-dusky County, Ohio. Said premises being more particularly described as:
     Situated in the Township of Washington, County of Sandusky and State of Ohio, and being a parcel of land fifty (50) feet square, exclu-sive of highways, in the northeast corner of the northeast quarter
(1/4) of Section thirty-one (31) in Town five (5) north, range fourteen
(14) east.

     64. Gibsonburg Substation situated in the Village of Gibsonburg, Sandusky County, Ohio, and being more particularly described as:
     Commencing at a point where the east and west property line of the National Mortar & Supply Company and the Zorn Hornung Com-pany intersects the north and south center line of Section No. 13 of Madison Township, Sandusky County, Ohio, running thence west on said property line one hundred twelve (112) feet to a point; running thence northerly and parallel with said Section Line No. 13 a distance of ninety (90) feet; running thence easterly and parallel with said property line heretofore mentioned to said north and south center line of Section 13 a distance of one hundred twelve (112) feet; thence run-ning southerly on said center Section Line No. 13 a distance of ninety
(90) feet to the place of beginning, containing twenty-three hundredths (.23) acre.

     65. Pemberville Substation No. 1, situated in Freedom Township, Wood County, Ohio. Said premises being more particularly described as:
     Being a parcel of land situated in the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section ten (10), Town five (5) north,


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                                                                            (TE)


Range twelve (12) east, Freedom Township, Wood County, Ohio, and more particularly described as follows:
     Commencing at a point in the center of the section line road two hundred (200) feet south of The Lake Erie, Bowling Green and
Napoleon Railway Company right of way, thence east two hundred and twenty (220) feet, thence north two hundred (200) feet to the south line of The Lake Erie, Bowling Green and Napoleon Railway Company right of way, thence west along said right of way two hundred and twenty (220) feet, thence south two hundred (200) feet to the place of beginning.

     66. Pemberville Substation No. 2 situated in the Village of Pem-berwille, Freedom Township, Wood County, Ohio. Said premises being more particularly described as:
     Situated in the Village of Pemberville, Freedom Township, Wood County, and described as follows:
     A strip of land Three (3) rods in width lying southwesterly of a line extending from a point in the center line of College Avenue which is Five Hundred and Twenty-two (522) feet east of the south quarter post of Section Three (3) thence north Fifty (50) feet, thence north-westerly Two Hundred and Thirty (230) feet to a point which is One Hundred and Eighty-five (185) feet north of the center line of College Avenue, but subject to the exceptions and reservations recited in the deed from The Toledo, Fostoria & Findlay Railway Co., recorded in
Vol. 224 at Page 299 of the Deed Records of Wood County.

     67. Luckey Substation situated near the Village of Luckey, Wood County, Ohio. Said premises being more particularly described as:
     Situated in the Township of Troy, Wood County, and described as follows:
     Beginning at a point in the center line of the highway running north and south along the west side of Section 28 of said Township;
said point being One Hundred Fifteen (115) feet north of the south line of the northwest quarter of the northwest quarter of Section 28;, thence running from said point eastwardly and parallel with the north line of Section 28 a distance of One Hundred Five (105) feet to a point; running thence northerly and parallel with the center line of said highway a distance of sixty (60) feet to a point; running thence west-wardly and parallel with the line first herein described a distance of One Hundred Five (105) feet to the center line of said highway; run-ning thence southerly in the center line of said highway to the place of beginning; and containing approximately .117 acres, be the same


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
                                                                            (TE)


more or less, but subject to all legal highways, and to the oil and gas lease recorded in Wood County Records of Leases, Vol. R, Page 624.

     68. Greensburg Substation situated near the southerly limits of the Village of Bradner, Wood County, Ohio, on the transmission right of way hereinbefore described in Part Second, Item 40, page 48, of this Indenture.

     69. Tontogany Substation, situated in the County of Wood, State of Ohio, Township of Plain, and being more particularly described as:
     Being one square acre of land located in the southwest corner of the southwest quarter of the northwest quarter of Section Ten (10), Town Five (5) North, Range Ten (10) East.

                            Miscellaneous Properties

     1. Toledo Service Center situated upon West Delaware Avenue at West Lake Avenue in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     That part of the east 1/2 of Section 27, Town 9 South, Range 7 east, in the City of Toledo, Lucas County, Ohio, bounded and described as follows to-wit: Beginning at a point where the easterly right of way line of the Michigan Central Railroad intersects the southerly line of Post Street; thence running easterly along the said southerly line of Post Street to the northeast corner of Lot No. 49 in Detroit Avenue Addition; thence running southerly along the easterly line of said Lot 49 and the easterly line of said Lot No. 49 produced south-erly to the southerly line of said Detroit Avenue Addition; thence running easterly along the said southerly line of Detroit Avenue Addi-tion to the westerly line of Delaware Avenue Addition; thence running southerly along the westerly line of Delaware Avenue Addition to the northwest corner of Lot 25 in said Delaware Avenue Addition; thence running easterly along the northerly line of said Lot 25 to the easterly line of said Lot 25; thence running southerly along the said easterly line of said Lot 25 to the southerly line of said Lot 25; thence running westerly along the said southerly line of said Lot 25 to the westerly line of said Delaware Avenue Addition; thence running southerly along the said westerly line of Delaware Avenue Addition to the southerly line of Delaware Avenue; thence running easterly along the said southerly line of Delaware Avenue to its intersection with the northwesterly line of an alley running along the rear of Lots 90 to

                                                                            (TE)


103 inclusive in Linden Heights; thence running southwesterly along the northwesterly line of said alley to the northeasterly line of Lamson Street; thence running northwesterly along the said northeasterly line of Lamson Street to its intersection with the northwesterly line of Hillsdale Avenue (vacated); thence running southwesterly along the said northwesterly line of Hillsdale Avenue (vacated) to a point in the center line of Lamson Street; said point being six hundred sixty-two and six tenths (662.6) feet distant from the center line of Detroit Avenue (measured along the center line of said Lamson Street);
thence running westerly along a line drawn three hundred thirty and seventy five hundredths (330.75) feet southerly from and parallel with the east and west center line of Section 27, Town 9 south, Range 7 east, a distance of five hundred sixty-eight and thirty-six hundredths (568.36) feet, more or less, to the easterly right of way line of the Michigan Central Railroad; thence running northeasterly along the said easterly right of way line of the Michigan Central Railroad to the place of beginning, containing eight and eight hundred fifty-four thousandths (8.854) acres, more or less;
    Also that part of the east 1/2 of Section No. 27 Town 9 South, Range 7 East, in the City of Toledo, Lucas County, Ohio, bounded and de-scribed as follows to-wit: Beginning at a point where the easterly right of way line of the Michigan Central Railroad (formerly the Toledo Canada Southern and Detroit Railway) intersects the south line of land owned by Amasa Bishop on July 4, 1873, same line being extension westerly of southernmost line of land deeded to the Milburn Wagon Company by Thomas B. Whitney, by deed dated June 28, 1873 and recorded in Volume 80 of Deeds, Page 8, Lucas County Records, which point is one thousand four (1004) feet distant northerly from the center line of Monroe Street, measured along the easterly, right of way line of the said The Michigan Central Railroad; and running thence easterly on said line four hundred fifty-seven and forty-six hundredths (457.46) feet, more or less to a point on the northwesterly line of Hillsdale Avenue (vacated); thence at an angle to the right
27 degrees 20 minutes running a distance of thirty (30) feet to the center line of Hillsdale Avenue (vacated); thence northeasterly along said center line of Hillsdale Avenue (vacated) for a distance of twenty-four and twenty-four hundredths (24.24) feet to a point; thence south-easterly and at an angle of 90 degrees with the center line of Hills-dale Avenue (vacated) for a distance of one hundred forty (140) feet, more or less, to the northwesterly line of an alley, between Lawton Avenue and Hillsdale Avenue (vacated); thence northeasterly along said northwesterly line of said alley for a distance of five hundred

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                                                                            (TE)


ninety (590) feet, more or less, to the southwesterly line of Lamson Street; thence northwesterly along the southwesterly line of Lamson Street for a distance of one hundred seventy (170) feet, more or less, to the northwesterly line of Hillsdale Avenue (vacated); thence north-easterly along the northwesterly line of Lamson Street for a distance of thirty (30) feet to a point in the center line of said Lamson Street, said point being six hundred sixty-two and six tenths (662.6) feet distant from the center line of Detroit Avenue (measured along the center of said Lamson Street); thence westerly along a line drawn three hundred thirty and seventy-five hundredths (330.75) feet south-erly from and parallel with the east and west center line of Section
27 Town 9 south, Range 7 east, a distance of five hundred sixty-eight and thirty-six hundredths (568.36) feet, more or less, to the easterly right of way line of the Michigan Central Railroad (formerly the Toledo Canada Southern and Detroit Railway); thence along the easterly line of the said Michigan Central Railroad in a southerly direction to the place of beginning, containing nine and thirty-seven hundredths (9.37) acres, more or less.
     Also all that parcel of land bounded on the north by the southerly line of Lots Nos. 50 and 51 in Detroit Avenue Addition on the east by the Westerly line of Westlake Street; on the south by the northerly line of Lot No. 25 in Delaware Avenue Addition and said line pro-duced westerly; and on the west by the westerly line of said Lot No.
50 in Detroit Avenue Addition, produced southerly, in the City of Toledo, Lucas County, Ohio.
     Together with the buildings and other structures and all of the Company's lands, rights of way, easements, rights, franchises and privileges used in connection therewith.

     2. Premises formerly used as Maumee Steam Electric Plant, now used as an Employee's Club, situated along Broadway (River Road) between what was formerly the Miami and Erie Canal and the Maumee
River in the Village of Maumee, Lucas County, Ohio. Said premises being more particularly described as:
     All that part of River Tract No. 21 in the United States Reserve of twelve miles square at the foot of the rapids of Miami of Lake
Erie of Lucas County, Ohio, between what was formerly the Miami
& Erie Canal and the Maumee River, lying east of a line drawn from a point on the north line of Wolcott Street, and at right angles to said line of Wolcott St., which point is 138 feet west of the point of intersection of the east line of said River Tract No. 21 and said north line of Wolcott St., the same running from what was form-erly the Miami and Erie Canal to the Maumee River, together with riparian rights thereto, excepting however, the State's interest in cer-tain lands for water power purposes therein included and excepting the right of way of the Toledo, St. Louis and Kansas City Railway Company.
    Also that part of River Tract No. 21 in the United States Reserve of twelve miles square at the foot of the rapids of the Miami of Lake Erie, Lucas County, Ohio, between what was formerly the Miami and Erie Canal and the Maumee River lying east of a line drawn from a point on the north line of Wolcott St., and at right angles to said north line of Wolcott Street which point is 188 ft. west of the point of inter-section of the east line of said River Tract No. 21 and said north line of Wolcott St. and west of and adjoining land heretofore conveyed by Frederica Hull and Williams C. Hull to Wm. Taylor, Trustees; said strip of land running from what was formerly the Miami & Erie Canal to the Maumee River, together with riparian rights thereto, excepting however, the right of way of the Toledo, St. Louis & Kansas City Rail-way Company.
    Also that part of River Tract No. 20 bounded and described as follows, namely, on the west by the east line of River Tract No. 21, on the northeasterly by the southwesterly line of Farrar St. in Wol-cott's Addition to Miami City, now a part of Maumee Village, on the southerly by the northerly line of Wolcott Street in said Addition and situated in Maumee, Lucas County, Ohio.
    Also that part of River Tract No. 21 in the United States Reserve of twelve miles square at the foot of the rapids of the Miami of Lake Erie, Lucas County, Ohio, consisting of a strip of land, 115 feet wide fronting on Wolcott Street extending from Wolcott St. at right angles to the Maumee River, together with the riparian rights thereto, the east line of said strip crossing and intersecting at right angles on the north side of Wolcott Street at a point of 188 feet west of intersection of east line of said River Tract No. 21 and the north line of Wolcott
Street and all in Lucas County, Ohio.
    Also that part of River Tract No. 20 in the United States Reserve of twelve miles square at the foot of the rapids of the Miami of Lake Erie, Lucas County, Ohio, described as follows: Bounded on the west by the west line of said River Tract No. 20 on the north by a line projected east along the line of Wolcott St. 15 feet from intersection of said west line of said River Tract No. 20 with the Maumee River, containing 24/100 of an acre more or less, and as now staked out and surveyed.

                                                                            (TE)


     Together with the power house, buildings and other structures, and all of the Company's lands, rights-of-way, easements, rights, franchises and privileges used in connection therewith.

     3. Sylvania Service and Storage Building situated on Summit Street at Ten Mile Creek in the Village of Sylvania, Lucas County, Ohio. Said premises being more particularly described as:
     (a) Situate in the Village of Sylvania, County of Lucas and State of Ohio and bounded and described as follows, to-wit: Commencing at the southeast corner of lot number 8 in block number 30 according to a map or plat of said village made by Samuel Devine, surveyor for William Wilson running thence southwesterly and at right angles with Ottawa Street to the center of the south branch of Ottawa River or Ten Mile Creek, so-called, thence westerly along the center of said Ottawa River or Ten Mile Creek to lands formerly owned by the Lake Shore and Michigan Southern Railway Company, thence northerly along the line of said Railway Company's land to the southwest corner of lot number 9 in said block number 30; thence easterly along the south line of said lots number 9 and 8 to the place of beginning, the same being one acre of land more or less, together with the privileges and appurtenances to the same belonging.
     (b) Beginning at the southeast corner of Lot No. 6, Block 30, Sylvania Village (formerly Frank Lamonts lot) on Ohio Avenue in the Village of Sylvania, Lucas County, Ohio, and running westerly to land formerly owned by Orville R. Hine, thence southerly along the lands of the said Orville R. Hine 97 feet, thence easterly along the north side of lands formerly owned by Charles Rockenstyre to Ohio Avenue (now Division Street), thence north 97 feet to the place of beginning.
     (c) Being that part of the northwest quarter of section ten, town nine south, range six east, situated in the Village of Sylvania, County of Lucas and State of Ohio, and bounded as follows, to-wit: Com-mencing at the southeast corner of land formerly owned by W. F.
Bidwell on Ohio Avenue (now Division Street), thence south to the center line of Ten Mile Creek; thence westerly along the center of Ten Mile Creek to the land formerly owned by Orville R. Hine; thence northerly along lands formerly owned by said Orville R. Hine to land formerly owned by the said W. F. Bidwell; thence easterly along the south line of the W. F. Bidwell land to the center of Ohio Avenue
(now Division Street) to the place of beginning, containing one acre of land, more or less.

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                                                                            (TE)

     4.  The following described property situated on the Maumee
River at Providence, Lucas County, Ohio:
     That part of the Tract of Land commonly called Peter Manor, Senior, Reserve, bounded and described as follows, to-wit:
     Beginning at the upper or west end of the lock commonly called Providence Lock and otherwise known as Guard Lock or Lock No. 9 on the Wabash & Erie Canal, afterwards Miami and Erie Canal, which lock is also known as Lock 44 on the Miami & Erie Canal on said Peter Manor, Senior, Reserve; thence west along the South line of said
Canal to a distance of 20 rods West of the mill race constructed by the State of Ohio or said Peter Manor, Senior, in his life time and leading from said Canal South into the Maumee River; thence to the Maumee River; thence down said River to a point south of and even with end of said Providence Lock and said place of beginning, thence North to said place of beginning, situated in Providence Township, Lucas
County and State of Ohio, except that part of above described premises conveyed to the Toledo, Delphos & Burlington Railroad (now the
Toledo, St. Louis & Western Railroad) for right of way purposes, and subject to lease to Providence Milling Co. expiring in 2004.

     5. Wauseon Service and Storage buildings located in the Village of Wauseon, Fulton County Ohio. Said premises being more particu-larly described as:
     The fractional part of lot number one hundred seventeen (117) in the original plat of said village, and more particularly described as follows:
     Commencing at a point on the north line of Beech Street that is thirty-two feet and five inches (32' 5") east of the southwest corner of lot number one hundred seventeen (117); thence northerly and parallel to the west line of said lot a distance of one hundred eighty-two (182) feet to the north line of said lot; thence easterly along the north line of said lot a distance of thirty-two feet and seven inches (32' 7") to the northeast corner of said lot; thence southerly along the east line of said lot a distance of thirty-two (32) feet; thence westerly and parallel to the north line of said lot a distance of sixteen feet and five inches (16' 5"); thence southerly and parallel to the east line of said lot a distance of one hundred fifty (150) feet to the north line of Beech Street; thence westerly along the north line of Beech Street a distance of sixteen feet and two inches (16' 2") to the place of be-ginning.



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                                                                            (TE)


     Also the fractional part of Lot Number One Hundred Seventeen
(117) in the original plat of said Village, more particularly described as follows: Commencing at the Southeast corner of said lot One Hundred Seventeen (117), on the North line of Beech Street; thence running
North on the East line of said Lot to a point on said East Line of said Lot thirty-two (32) feet South of the North line of said Lot; thence
West parallel with the North line of said Lot sixteen (16) feet and five
(5) inches; thence South parallel with the East line of said Lot to the North line of Beech Street; thence East on the North line of Beech
Street to the place of beginning.
     Also Lot Number One Hundred Nineteen (119) in the original Plat of said Village.
     Together with the buildings and other structures thereon and all of the Company's lands, rights of way, easements, rights, franchises and privileges used in connection therewith.

     6. Employee's Club situated in the Village of Wauseon, Fulton County, Ohio. Said premises being more particularly described as:
     Commencing at the point where the west line of Brunell Street intersects the north line of Leggett Street; thence north on the west line of said Brunell Street one hundred seventy (170) feet to a point; thence westerly at right angles to Brunell Street on a direct line one hundred fifty (150) feet; thence south at right angles to Leggett Street to the North line of said Leggett Street; hence easterly along the north line of Leggett Street to the place of beginning.

     7. The Fayette Office Building located in Fayette, Fulton County, Ohio. Said premises being more particularly described as:
     Commencing at the Northwest corner of Lot number Four (4) of Block number Four (4) of R. S. Humphrey's Division of said Village of Fayette, as same is platted and recorded in the records of said county; thence East twenty-one and nine-twelfths (21 & 9/12) feet; thence South one hundred and twenty four (124) feet; or to the alley bounding the South side of said lot number four (4); thence West twenty one and nine-twelfths (21 & 9/12) feet; thence North one hun-dred twenty four (124) feet to place of beginning. Saving and except-ing the second story of the building now occupying said premises which second story is now owned and occupied by a Lodge of Independ-ent Order of Odd Fellows, and the stairway leading thereto with an entrance at the South end on the West side of said above described building the use of which is reserved for the use of said Lodge of Odd Fellows.



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     8.  Situated in the Village of Vermilion, County of Erie, State
of Ohio, and being more particularly described as follows: Being lots Nos. 233, 234 and 235 in Block No. 23, according to the recorded plat of said Village, being the same premises described in deed from Ben-jamina B. Wells to The Lake Shore Electric Railway Company, which deed is dated October 25, 1902, and is of record in Volume 74, pages 210-211 Erie County Deed Records, excepting therefrom the light and power substation and equipment located thereon owned by The
Ohio Public Service Company.

     9. Situated in Huron Township and the Village of Huron, Erie County, Ohio, known as Sages Grove Power Site and being more par-ticularly described as follows: Situated in the Township of Huron, County of Erie, State of Ohio, and known as being a parcel of real estate located East of the Village of Huron and sometimes known as "Sage's Grove" property, having a frontage on Lake Road of ap-proximately 2614.3 feet, and extending Northerly to Lake Erie, and including also a triangular parcel lying Southerly of said Lake Road, with a frontage of approximately 494 feet on said Road, and extending Southerly to a depth of approximately 530 feet, said real estate being more particularly described and included in the descriptions contained in the following deeds, to-wit:
     (a) Deed from Louis Hexter, Trustee, et al. to The Lake Shore Electric Railway Company, dated March 30, 1903, recorded in Volume
74, Page 552, Erie County Deed Records, in which the description of part of said premises is as follows: Known as 19 64/100 acres in the north middle part of Lot #22, Section #1, Township #6, Range #22,
Huron Township, Erie County, Ohio, bounded on the east by the lands conveyed to Louis Hexter, Trustee, by deed recorded in Volume #68 of deeds, page 275; on the south by lands conveyed to George J. Sage, by deed recorded in Volume 59 of deeds, page 106; on the west by lands owned by Hattie M. Stein, and on the north by Lake Erie.
     (b) Deed from Louis Hexter, Trustee and wife to The Lake Shore Electric Railway Company, dated February 24, 1903, and recorded in
Volume 72, Page 168, Erie County Deed Records, in which deed part of said premises is described as follows: Known as Sage's Grove, being part of lots No. 22 and 23 in the First Section of Huron Township and more definitely described as follows: Commencing at a stake on the shore of Lake Erie and in the east line of a 26 3/4 acres tract, conveyed by Joseph Black to William H. Ellson, January 3, 1859, and recorded in Vol. 16, Pages 188 and 189; thence South 0 degrees 40' East, in the


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                                                                            (TE)

East line of said 26 3/4 acres tract, 720 feet to a stake; thence North 85 degrees 30' West, 906 feet to a stake; thence North 7 degrees 40' East, 1120 feet to a stake on the shore of Lake Erie, thence South, 61 degrees East following the shore of said Lake 851.4 feet to the place of begin-ning, containing 16.9 acres, more or less, together with the beach of said Lake abutting thereon, and all riparian rights pertaining thereto, together with the privileges and appurtenances to the same belonging, and being the same premises conveyed to said Louis Hexter, trustee, by George J. Sage and Clara Sage by Warranty Deed, dated August
10th, 1899, and recorded in Vol. 68, Page 275 of the Deed Records of
Erie County, Ohio, to which reference is here had.
     (c) Deed from George J. and Clara Sage to The Lake Shore
Electric Railway Company, dated February 27, 1904, and recorded in
Volume 76, Pages 98-99, Erie County Deed Records, in which deed part of said premises is described as follows:
     Known as being part of Lots numbers 22 and 23 in Section one in said Township and more definitely described as follows: Beginning at a stake at the Southeast corner of 16-90/100 acres formerly owned by Louis Hexter and known as Sage's Grove, thence South 89 degrees
47' West 533.0 feet to a stake in the North line of the right of way of The Lake Shore Electric Railway Company, thence South 84 degrees
40' East in said right of way line 564.7 feet to a stake, thence North 2 degrees 23' West 53.3 feet to the place of beginning, containing 345/1000 of an acre.
     (d) Deed from Thomas Wood, Trustee, to The Lake Shore Electric Railway Company, dated January 17, 1903, and recorded in Volume 72,
Page 178, Erie County Deed Records, in which deed part of said premises is described as follows: Known as being part of the northeast part of Lot No. 23 in said Section No. 1 in said Township and more definitely described as follows: Beginning at a stake in the center line of a proposed forty (40) foot road where it intersects the west line of a 65 acre tract formerly owned by Charles C. Koch; thence north with said west line 800 feet to a stake at high water on the shore of Lake Erie; thence S. 60 degrees .48' E. with the shore line of Lake
Erie at high water 1506.8 feet to a stake at the northeast corner of Lot No. 23, thence with the east line of said Lot S. 0 degrees .17' W.
366.8 feet to a stake in the center line of said proposed road; thence in the center line of said proposed road N. 64 degrees .04' W. 239.6 feet to a stake; thence in a curve to the left whose radius is 927.9 feet 303.2 feet to a stake; thence N. 82 degrees 48' W. 817.8 feet to


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                                                                            (TE)


the place of beginning, containing 16.257 acres, except one acre off of the east side of the above described premises (the west line being parallel with the east line).
    Also the following: Being part of said Lot No. 23 and more defi-nitely described as follows: Beginning at a stake in the center line of the said proposed 40 ft. road where it intersects the east line of said 65 acre tract; thence in the center line of said proposed road N. 64 degrees .04' W. 130.2 feet to a stake; thence N. 0 degrees .17' E. 55.46 feet to a stake; thence S. 64 degrees .04' E. 130.2 feet to a stake in the east line of said 65 acre tract; thence in said line S. 0 degrees .17' W. 55.46 feet to the place of beginning, containing 15-100 acre. Being a strip
50 feet wide off from the south side of said 1 acre tract. The total amount of land above described being 15.407 acres.

    10. Situated partly in the Village of Huron, and partly in the Township of Huron, Erie County, Ohio, and being more particularly described as follows: Situated in North part Range 22, Town 6, Sec-tion 2, Lot 26, Huron Township and Village of Huron, being a parcel of land lying south of the right of way of The Lake Shore Electric Railway Company and more particularly described as follows: Begin-ning at a point in the southwest corner of lands formerly owned by Anna M. Fries Chapin, et al., running thence northerly along west line of said lands 470 feet; thence east at an angle of about 62 degrees with first mentioned line measured in the southeast corner, about 936 feet to east line of said Chapin lands and 88 feet northerly from the southeast corner; thence southerly along east line of said land 88 feet to the south line of said land; thence westerly along said south line about 830 feet to the place of beginning, containing 5.3 acres, more or less.

    11. Situated in the Village of Berlin Heights, Erie County, Ohio, and being more particularly described as follows:
    A parcel of land in Subdivision No. 61, Parson's Survey, Lot 7, Sub-range 7, in the Third Section of Berlin Township, and described as follows: Beginning at a point in the south line of Main Street in the west line of said Subdivision No. 61, and thence easterly in the south line of Main Street 74 feet; thence southerly parallel with the west line of said Subdivision No. 61 to a point in a line running parallel with and 16 1/2 feet westerly from a line of stakes set for the center line of the track of The Lake Shore Electric Railway Company, thence southerly parallel with and 16 1/2 feet westerly from said line of stakes to the south line of said Subdivision No. 61; thence westerly along


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                                                                            (TE)

the southerly line of said Subdivision to the southwest corner thereof; thence northerly along the westerly line of said subdivision to the place of beginning. Said parcel beginning the same premises conveyed to
W. H. Price, Trustee, by George M. Austin by deed dated May 7, 1901. Excepting therefrom the light and power substation and equip-
ment located thereon owned by The Ohio Public Service Company.

     12. Situated in Lake Township, Wood County, Ohio, and being more particularly described as:
     A parcel of land in the east one-half of the South west one-quarter of Section 11, Town Seven North, Range Twelve East, Lake Township,
Wood County, Ohio, described as follows, to wit: Beginning at the Southwest corner of the above land; thence North along the West line of said lands, a distance of twelve hundred (1200) feet; thence East at right angles to said West line a distance of three hundred (300) feet; thence South parallel to said West line a distance of eight hundred
(800) feet; thence West at right angles to said West line a distance of one hundred sixty (160) feet; thence South parallel to said West line a distance of four hundred (400) feet more or less to the South line of said section; thence West along said South line a distance of one hun-dred forty (140) feet more or less to the place of beginning; containing seven (7) acres more or less.

     13. Situated in Swanton Township, Lucas County, Ohio, and being more particularly described as:
     Beginning at a point on the east line of Section four (4), town seven (7) north, range nine (9) east, Swanton Township, Lucas County, Ohio, where said line crosses the north lime of the right-of-way hereto-fore deeded to The Toledo & Indiana Railway Company by Peter Mohr and Elizabeth Mohr; thence westerly along the northerly line of said right-of-way a distance of four hundred (400) feet; thence northerly at right angles to said last mentioned line a distance of thirty-five (35) feet; thence easterly parallel with and thirty-five (35) feet distant from said northerly line of right-of-way of said The Toledo & Indiana Railroad Company to the east line of said section four (4); thence south along said east line to the point of beginning, containing thirty-two one-hundredths (.32) of an acre of land more or less.

     14. A parcel of real estate containing approximately six (6) acres of land, and known as "Slate Cut Siding," and being more par-ticularly described as follows:
     Situated in the Third Section of Huron Township, in the County of Erie, and State of Ohio, and being a strip of land off the north end of 43.89 acres in Lot No. 27 owned by said George Strauss and more


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                                                                            (TE)


definitely described as follows: Beginning at a stake in the westerly line of said 43.89 acres 95 feet southerly from the south fence of the highway; thence southwesterly to a stake in the west line of the high-way running along the east line of said lot; thence northerly in the west line of said roadway 218 feet to the south line of the right of way of The Lake Shore & Michigan Southern Railway Company; thence westerly in the south line of said right of way about 530 feet to the east line of the highway; thence southerly in the east line of the high-way about 50 feet; thence westerly and southwesterly in the south line of the highway to the west line of said Strauss land; thence south 95 feet to the place of beginning, excepting therefrom a triangular piece 100 ft. by 100 ft. out of the southeast corner of the above described tract, said triangle being 100 ft. front on the highway and 100 ft. on the south line of said tract and also excepting from the above described premises the part thereof conveyed to The New York Central Railroad Company by deed dated February 28, 1944, and recorded in Volume
176  of the Erie County, Ohio, Deed Records at pages 563 and 564.

     15. Fremont Service Property located on Fifth Street in the City of Fremont, Sandusky County, Ohio. Said premises being more particularly described as:
     Situated in the City of Fremont, County of Sandusky and State of Ohio, and known as being In-Lots Nos. 2895, 2896, 2897, 2898, 2899, 2900 and 1755, and Out-Lot No. 35.

     16.  Situated in the Village of Liberty Center, Henry County,
Ohio, and being more particularly described as:
     Being a parcel of land in the northwest corner of that part of the northwest one-quarter (1/4) of the southwest one-quarter (1/4) of Sec-tion 30, Town 6 North, Range 8 East, in Washington Township, Henry
County, Ohio lying southeast of the right of way of the Wabash Rail-road and being more fully described as follows, to-wit:
     Commencing at a point on the south right of way line of the Wabash Railroad where said south right of way line is intersected by the West line of said Section 30; thence northeast along the said south right of way line two hundred five (205) feet; thence south parallel to the said west line of Section 30, sixty-eight (68) feet; thence south-westerly parallel to the said south right of way line of the railroad two hundred five (205) feet to the said west line of Section 30; thence north along the said west line of Section 30, sixty-eight (68) feet to the place of beginning.



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                             [TOP PORTION OF PAGE
                             INTENTIONALLY BLANK]





         1. Addition to Water Street Steam Electric Station situated in the City of Toledo, Lucas Counts, Ohio, described as follows:

          All that certain piece or parcel of land situate in the City of Toledo. in the County of Lucas and State of Ohio and being parts of Lots Numbers 924, 925 and 926 and all of Lots Numbers 927, 928 and 929 as shown in the Port Lawrence Division of the City of Toledo, bounded and described as follows, viz:

           Beginning at a point where the Southeasterly line of Water Street, sixty-six feet wide, meets the Southwesterly line of Adams Street, sixty-six feet wide, at the Northerly corner of Lot Number 929; extending from said beginning point the fol-lowing six courses and distances: (1) Southeastwardly along the said Southwesterly line of Adams Street being along the Northeasterly line of said Lot Number 929 and making an in-terior angle of ninety-six degrees fifty-four minutes with the sixth or closing course herein. two hundred feet and fifty-seven one-hundredths of a foot to a point in the Northwesterly United States Harbor Line of the Maumee River at the Easterly corner of said Lot Number 929; (2) Southwestwardly along the said



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                                                                            (TE)


United States Harbor Line of the Maumee River being along the Southeasterly lines of Lots Numbers 929, 928, 927, 926, 925 and 924, and making an interior angle of eighty-eight degrees eight minutes twenty-six seconds with the said last described course, two hundred feet and nineteen one-hundredths of a foot to a point at a corner of land of The Toledo Edison Company;
(3) Departing from the said Northwesterly United States Harbor Line of the Maumee River, Northwestwardly along a North-easterly line of land of The Toledo Edison Company and by land of The Pennsylvania, Ohio and Detroit Railroad Company within the lines of said Lot Number 924, and making an interior angle of ninety-one degrees fifty-one minutes thirty-four seconds with the said last described course, seventy-two feet and seventy-eight one-hundredths of a foot to a point in an Easterly line of other land of the said The Toledo Edison Company; the fol-lowing two courses and distances being along lines of the said last mentioned land; (4) Northwardly, crossing the line dividing Lot Number 924 on the Southwest, from Lot Number 925 on the Northeast, crossing Lot Number 925 and crossing the line dividing Lot Number 925 on the Southwest, from Lot Number
926 on the Northeast, on a curve to the left having a radius of two hundred forty-one feet and eighty one-hundredths of a foot, the chord of said curve bearing Northwardly for a length of sixty-seven feet and eighty-eight one-hundredths of a foot and making an interior angle of one hundred thirteen degrees fifty-three minutes thirty seconds with the said last described course, an arc length of sixth-eight feet and eleven one-hum-dredths of a foot to a point within the lines of said Lot Number 926; (5) Northwestwardly within the said lines of Lot Number
926 and making an interior angle of two hundred forty-six degrees six minutes thirty seconds with the chord of the said last described curve, one hundred ten feet and fifty one-hun-dredths of a foot to a point in the said Southeasterly line of Water Street in the Northwesterly line of said Lot Number 926;
and thence (6) Northeastwardly along the said Southeasterly line of Water Street being along the Northwesterly lines of Lots Numbers 926, 927, 928 and 929, and making an interior angle of eighty-three degrees six minutes with the said last described course, one hundred thirty-nine feet and three one-hundredths of a foot to the place of beginning. Containing thirty-three thousand eight hundred fifty-four square feet, more or less.
Said above described property being subject to right of way of

       The Pennsylvania, Ohio and Detroit Railroad Company as re-corded in Vol. 1276 of Deeds, Page 79, Lucas County, Ohio,
       Records.

  2.  Metamora Substation in Amboy Township, Fulton County,
Ohio.  Said premises being more particularly described as:

       Being a parcel of land in the Northeast quarter (1/4) of the Northeast quarter (1/4) of Section eleven (11), town nine (9) south, range four (4) east, Amboy Township, Fulton County,
       Ohio: More fully described as follows: Commencing at the north-east corner of Section eleven (11), town nine (9) south, range four (4) east. Amboy Township, Fulton County, Ohio, said corner marked by a stone; thence south one (1) degree forty-five (45) minutes west and binding upon section line, a distance of one thousand one hundred seventy nine (1179) feet, to a point on section line, said point marked by an iron rod, and being the place of beginning: thence continuing south one (1) degree forty-five (45) minutes west and binding upon section line a distance of one hundred fifty-six and forty-two hundredths (156.42) feet to a point on section line, said point marked by an iron rod: thence south eighty-five (85) degrees forty-nine (49) minutes west a distance of one hundred (100) feet to a point, said point marked by an iron rod: thence north one (1) degree forty-five (45) minutes east and parallel with the east section line a distance of one hundred fifty-six and forty-two hundredths (156.42) feet to a point, said point marked by an iron rod: thence north eighty-five (85) degrees forty-nine (49) minutes east a distance of one hundred (100) feet to a point on section line, said point marked by an iron rod, and being the place of begin-ning and containing .357 acres of land.

  3. New Wauseon Substation Site located in the Village of
Wauseon,   Fulton County, Ohio.  Said premises being more fully described as:

       Being a parcel of land in the South West Quarter of the South West Quarter of Section 23 Town 7 North Range 6 East, Clinton Township, Fulton County, Ohio, more fully described as follows:
       Commencing at the Quarter Quarter Corner on the West side of Section 23 where West Elm Street intersects the Section line; said corner marked by a stone; Thence South One Degree Fifteen

       Minutes East (S-1 degree-15'-E) and binding upon the Section Line a distance of Two Hundred Fifty Three and Two Hundredths
       (253.02) feet to a point; said point marked by an iron rod on Section Line, and being the place of beginning: Thence North Eighty Eight Degrees Ten Minutes East (N-88 degrees-10'-E) a dis-tance of Two Hundred and No Tenths (200.0) feet to a point, said point marked by an iron rod: Thence North One Degree
       Fifteen Minutes West (N-1 degree-15'-W) a distance of Eighty-Two and Two Hundredths (82.02) feet to a point, said point marked by an iron rod: Thence North Eighty Eight Degrees Ten
       Minutes East (N-88 degrees-10'-E) and parallel with Elm Street, a distance of Four Hundred Sixty Four and No Tenths (464.0) feet to a point, said point marked by an iron rod; Thence South One Degree Fifteen Minutes East (S-1 degree-15'-E) a distance of Three Hundred Fifty Five and Sixty Five Hundredths (355.65) feet to a point, said point marked by an iron rod; Thence South Seventy-Seven Degrees Twenty Five Minutes West (S-77 degrees-25'-W) a dis-tance of Six Hundred Seventy Seven and Two Tenths (677.2) feet to a point on Section Line, said point marked by an iron rod; Thence North One Degree Fifteen Minutes West (N-1 degree-15'-W) and binding upon Section Line a distance of Four Hundred and No Tenths (400.0) feet to a point, said point marked by an iron rod on Section Line and being the place of beginning, and con-taining Five and Ninety-Five Hundredths (5.95) acres of land.

    4. Fayette Substation Site situated in Gorham Township, Fulton County, Ohio. Said premises being more particularly described as:

       That part of the west one-half (1/2) of the southwest quarter (1/4) of section twenty-one (21), town nine (9) south, range one (1) east, in Gorham Township, Fulton County, Ohio, de-scribed as follows:

       Beginning at the northwest corner of said property; thence running east one hundred thirty (130) feet along the north prop-erty line; thence south one hundred thirty (130) feet parallel with the west property line; thence west, parallel with the north property line, to the west property line: thence north along the west property line to the place of beginning.

    5. Delta Substation Site situated in the Village of Delta, Fulton County, Ohio. Said premises being more particularly described as:

       Lots Numbered Forty one (41) and Forty two (42) in Sargent's Addition to the Village of Delta as the same is laid out, platted and recorded in the records of Fulton County, Ohio.


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                                                                            (TE)

    Also,

      That part of a strip of land thirty-three (33) feet wide and immediately adjoining the north line of the public highway known as "Main Street" in Delta, Ohio, and extending east and west entirely across the west half (1/2) of the southwest quarter (1/4) of Section Seven (7), Town seven (7) North of Range eight
      (8) East, Fulton County, Ohio, which abuts the aforesaid lots 41 and 42 in Sargent's Addition to the Village of Delta, Fulton County, Ohio, and being a part of property conveyed to The
      Toledo & Indiana Railway Company by Agnes Mack, unmarried, by warranty deed recorded in Fulton County Record of Deeds, Volume 78, Page 246, October 27, 1902.

    6.  Ney Substation situated in the Village of Ney, Washington
Township, Defiance County, Ohio. Said premises being more par-ticularly described as:

            Commencing at a point in the center of the junction road between sections twenty-one (21) and twenty-two (22), Town five (5) north, range three (3) east, fifty-six (56) rods and ten
      (10) feet south of a stake in the center of Belfountain road where it crosses said junction road; thence running north one-hundred
      (100) feet upon and along the centerline of said junction road; thence west one hundred thirty (130) feet at right angles to said junction road; thence south one-hundred (100) feet parallel to said junction road; thence east one-hundred thirty (130) feet to the point of beginning. All being in the Village of Ney, and in section twenty-one (21), town five (5) north, range three (3) east, in Washington Township, Defiance County, Ohio.

    7. Weston Substation, situated in the Village of Weston, Wood County, Ohio. Said premises being more particularly described as:

            The west fourteen and eighty nine one hundredths (14.89) feet of the north one hundred fifty (150) feet of outlot number one (1), and the east one hundred thirty five and eleven hun-dredths (135.11) feet of the north one hundred fifty (150) feet of outlot number two (2), Phenix Addition to the Village of Weston, Wood County, Ohio, being a rectangle one hundred fifty
      (150) feet square.




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                                                                            (TE)


    8.  Gage Switching Station situated in Providence Township,
Lucas County, Ohio.  Said premises being more particularly described as:

           All of that part of the Northwest quarter (1/4) of Section eight (8) Town six (6) North, Range nine (9) East, in Provi-dence Township, Lucas County, Ohio, bounded and described as follows:

            Commencing at the center of the said Section eight (8); thence northerly, along the north and south centerline of the said Section eight (8), a distance of one thousand three hundred and ninety-one and fifty-three hundredths (1391.53) feet, more or less, to the point of intersection of the said north and south centerline of Section eight (8) and the Southeasterly right of way line of the Wabash Railroad Company, which point is the Point of Beginning; thence southwesterly, along the said south-easterly right of way line of the Wabash Railroad Company, a distance of Three hundred and six and eighty-five hundredths (306.85) feet to a point in the centerline of Iron Ore Ditch No. 354; thence southeasterly, along the said centerline of Iron Ore Ditch No. 354, which line forms an interior angle of sixty (60) degrees, thirty-five (35) minutes, and forty-five (45) seconds, with the last described line, a distance of one hundred fifty-two and fifty-three hundredths (152.53) feet; thence southeasterly, continuing along the said centerline of Iron Ore Ditch No. 354, which line deflects to the left, or north, forming a deflection angle of eight (8) degrees, forty-eight (48) minutes, and thirty
      (30) seconds, with the last described line produced, a distance of forty and thirty-two hundredths (40.32) feet; thence south-easterly, continuing along the said centerline of Iron Ore Ditch No. 354, which line deflects to the left, or north, forming a deflection angle of sixteen (16) degrees and eight (8) minutes, with the last described line produced, a distance of one hun-dred twenty-four and seventy-eight hundredths (124.78) feet, more or less, to the point of intersection of the said centerline of Iron Ore Ditch No. 354 and the said north and south center-line of Section eight (8); thence northerly, along the said north and south centerline of Section eight (8), a distance of two hundred fifty-nine and thirty hundredths (259.30) feet, more or less, to the place of beginning; subject to legal highway.



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      9. Jeffers Substation Site situated in Providence Township,
Lucas County, Ohio. Said premises being more particularly described as follows:

       Thy north two hundred fifty (250) feet of the east two hundred fifty (250) feet of the southeast quarter (1/4) of the southwest quarter (1/4) of Section number seventeen (17), town six (6) north, range nine (9) east, in Providence Township, Lucas
       County, Ohio.  Subject to legal highways.

    10. Addition to Woodville Substation located in the Village of Woodville, Sandusky County, Ohio, described as follows:

       Being a parcel of land containing approximately two and seven-teen hundredths (2.17) acres located in Outlot four (4) in the northeast quarter (1/4) of Section twenty-eight (28), Township six (6) north, Range thirteen (13) east, Sandusky County, Ohio:--commencing at the intersection of the west line of land formerly owned by the old Lake Shore Electric Railway, along the easterly side of said Outlot four (4), and the northeasterly right of way line of the Pennsylvania Railroad property;
       thence running northerly five hundred forty-one (541) feet eight
       (8) inches along the said Lake Shore Electric Railway property to an iron pin on the west line of said property; thence westerly making an angle of ninety (90) degrees with the last line a dis-tance of two hundred sixty-two (262) feet, to an iron pin at the intersection of the northeasterly line of the Pennsylvania Railroad property and the center-line of Portage Street (extended); thence southwesterly making an included angle of one hundred nineteen (119) degrees four (4) minutes, along the easterly line of the Pennsylvania Railroad right of way, being the northerly extension of the centerline of Portage Street, a distance of one hundred eleven (111) feet to an iron pin; thence southeasterly, making an included angle of one hundred fifteen
       (115) degrees twenty-nine (29) minutes along the northeasterly right of way line of the Pennsylvania Railroad, a distance of five hundred forty-six (546) feet two (2) inches to an iron pin, the place of beginning. Excepting from the above described property, a parcel of land measuring fifty (50) feet east and west by one hundred (100) feet north and south as deeded to The Lake Erie Power and Light Company by deed dated Octo-



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ber 4, 1926, and recorded in Volume 127, page 216, of Sandusky
County Deed Records. Also excepting therefrom the northwest thirty (30) feet of the above described land, lying southeast of and adjacent to the centerline of Portage Street (extended), subject to oil and gas lease from Henry Bruns to C. J. Wester-man, recorded in Sandusky County Lease Records, Vol. 7, page
61.


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        1. Addition to East Defiance Substation situated near Summit
Street in the City of Defiance, Defiance County, Ohio. Said premises being more particularly described as:

            Situated in the City of Defiance, County of Defiance, State of Ohio, to-wit: Commencing at a point on the Easterly line of Summit Street (formerly Middle Street) in said City, 170 feet Southerly from the Southerly line of the right-of-way of the Baltimore and Ohio Railroad Company thence Southerly along the Easterly line of said Street a distance of about 140 1/2 feet to the Southerly corner of the premises heretofore owned and possessed by Agnes Trompe, thence Easterly and parallel with the Northerly line of Lot No. 14 of the Auditor's Plat of




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      Lots East of the Auglaize River in said City a distance of 150 feet to the property line of The Toledo Edison Company, thence Northerly along said property line and parallel to the Easterly line of Summit Street about 140 1/2 feet to a point 170 feet South-erly from the Southerly line of the right-of-way of the Balti-more and Ohio Railroad Company, thence Westerly and paral-lel with said line 150 feet to the Easterly boundary line of Sum-mit Street (formerly Middle Street) being a part of Lot 13 of the Auditor's Plat of Lots East of the Auglaize River and formerly a part of the Original Lot 41 of said Plat and being all of the premises formerly owned and possessed by the said
      Agnes Trompe in said Plat.

     2. Berlin Annex substation site situated in Berlin Township, Erie County, Ohio. Said premises being more particularly described as:

         Situated in O. L. 10 in the Annexation North of Section 4, Town 6 North, Range 21 West, Berlin Township, Erie County,
      Ohio, and described as follows, to-wit:

         Being a parcel of land, commencing at the intersection of the North and South centerline of said Lot 10 with the center-line of State Highway #2; thence South along the said center-line of Lot 10 to a point 150 feet South of the South line of said highway; thence Easterly at right angles to said centerline of Lot 10 a distance of 148 feet; thence Northerly parallel with the centerline of Lot 10, 127 feet to the South line of said highway; thence continuing along said line to the centerline of said high-way; thence Northwesterly along said centerline of Highway to the place of beginning, subject to all legal highways.



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1. Woodruff Substation, situated in the City of Toledo, Lucas County,
   Ohio. Said premises being more particularly described as:

          That part of the west one-half (1/2) of Section thirty-four
      (34), Town nine (9) south, Range seven (7) east in the City of Toledo, Lucas County, Ohio, described as follows:

          Beginning at the intersection of the south line of Woodruff Avenue and the east line of Raffensperger and Thayer's Addi-tion to Auburndale, thence south along the east line of said Raffensperger and Thayer's Addition seventy (70) feet to a point, thence east parallel with the south line of Woodruff Avenue one hundred (100) feet to a point, thence north parallel with the east line of Raffensperger and Thayer's Addition to Auburndale, seventy (70) feet to the south line of Woodruff Avenue, thence west along the south line of Woodruff Avenue one hundred (100) feet to the place of beginning.

2. Lemoyne Substation Site, situated in Troy Township, Wood County, Ohio. Said premises being more particularly described as:

          All of those parts of Road Tracts 63 and 66, in Troy Town-ship, Wood County, Ohio, as numbered on the plat of the Maumee and Western Reserve Roadlands and being more particularly bounded and described as follows:

          Commencing at the intersection of the center line of the Perrysburg-Fremont Road (also known as U. S. Highway No.
      20) and the westerly line of Road Tract 62, extended northerly, which line is also the center line of the Latchie-Pemberville Road; thence southeasterly, along the said center line of the Perrysburg-Fremont Road, a distance of 3300.28 feet; thence southwesterly, along a line that forms an angle of 92 degrees,


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      and 22 minutes, measured from northwest to southwest, with the said center line of the Perrysburg-Fremont Road, a distance of 520.30 feet; thence southerly, along a line that forms an angle of 165 degrees, and 15 minutes, measured from northeast to south with the last described line, a distance of 1928.85 feet to the Point of Beginning; thence southeasterly, along a line that forms an angle of 107 degrees, and 7 minutes, measured from north to southeast with the last described line, a distance of
      450. feet; thence southerly, along a line that forms an angle of 107 degrees, and 7 minutes, measured from northwest to south with the last described line, a distance of 500. feet; thence north-westerly, along a line that forms an angle of 72 degrees, and 53 minutes, measured from north to northwest with the last de-scribed line, a distance of 450. feet; thence northerly, along a line that forms an angle of 107 degrees, and 7 minutes, measured from southeast to north with the last described line, a distance of 500. feet to the place of beginning; containing 4.937 acres of land.

3. Edgerton Substation, situated in St. Joseph Township, Williams County, Ohio. Said premises being more particularly described as:

         Situated in the Township of St. Joseph, County of Williams and State of Ohio; a parcel of land in the northeast quarter of section number twenty-seven (27), in township six (6) north of range one (1) east, in St. Joseph Township, said County and State, being more particularly bounded and described as fol-lows: Commencing at a point on the east line of said Section twenty-seven (27), two hundred and seven and nine-tenths (207.9) feet north of the southeast corner of said north east quarter (1/4) of said section twenty-seven (27) thence West one hundred and twenty-five (125) feet; thence north one hundred
      (100) feet; thence east one hundred and twenty-five (125) feet to the east section line; thence south on the east section line one hundred (100) feet to the place of beginning.

4.  Napoleon Substation, situated in Napoleon Township, Henry
    County, Ohio. Said premises being more particularly described as:

         A parcel of land in the Northwest corner of the Northwest quarter of Section 12, Town 5 North, Range 6 East, Napoleon



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      Township, Henry County, Ohio, and more particularly described as follows:

         Beginning at an iron bolt over the stone at the Northwest corner of said Section 12, thence North 89 degrees and 43 minutes East 208.71 feet along the North section line of said
      Section 12, thence due South 25 feet and parallel with the West line of said Section to an iron pipe, thence continuing due South
      183.71 feet and parallel with the West line of said Section 12 to an iron pipe, thence South 89 degrees and 43 minutes West
      178.71 feet and parallel with the North line of said Section 12 to an iron pipe, thence continuing South 89 degrees and 43 minutes West 30 feet and parallel with the North line of said
      Section 12 to the West line of said Section 12, thence due North
      208.71 feet along the West line of said Section 12 to the place of beginning, containing 1.000 acres of land but subject to all legal highways.

5.  Richland Substation, situated in Richland Township, Defiance
    County, Ohio. Said premises being more particularly described as:

        Situated in the County of Defiance, State of Ohio, and being a parcel of land in the West half (1/2) of Section 18, Town 4 North, Range 5 East and described as follows, to-wit: Com-mencing at the intersection of the West line of said Section 18 and the Northwest line of the Wabash Railroad right of way; thence Northeasterly along the Northwest line of said right of way to its intersection with the North and South centerline of said Section 18; thence Northerly along said centerline of
      Section 18, 280 feet to a point; thence Westerly at right angles to said centerline a distance of 520 feet to a point; then South-erly along a line 520 feet West of and parallel to said center-line of Section 18, to a point being 30 feet Northwest of and measured at right angles to the Northwesterly line of said
      Wabash Right of Way; thence Southwesterly along a line being parallel with and 30 feet from (as measured at right angles) said Northwesterly right of way line to a point 85 feet Easterly of and measured at right angles to the West line of said Section 18; thence Westerly at right angles to the West line of Section 18 a distance of 85 feet to said West line of Section 18; thence Southerly along the West line of Section 18 to the place of beginning.



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6. Addition to new Wauseon Substation situated in Clinton Township,
   Fulton County, Ohio. Said premises being more particularly de-scribed as:

         Being a parcel of land in the South West Quarter (1/4) of the South West Quarter (1/4) of Section twenty-three (23) Town seven (7) North, Range six (6) East, Clinton Township, Fulton
      County, Ohio, more particularly described as follows: Com-mencing at the Quarter Quarter Corner on the West side of the above described section, said corner marked by an iron pin in the center of pavement; Thence South One Degree Fifteen Min-utes East (S-1 degree 15'E) and binding upon the Section line a dis-tance of One Hundred Seventy One and no Tenths (171.0) feet to a point, said point being the place of beginning; Thence North
      Eighty Eight Degrees Ten Minutes East (N 88 degrees 10' E) and parallel with the Quarter Quarter line a distance of Two Hun-dred and no Tenths (200.0) feet, to a point, said point marked by an iron rod; Thence South One Degree Fifteen Minutes East
      (S-1 degree 15'E) and parallel with the section line a distance of Eighty Two and Two Hundredths (82.02) feet to a point, said point marked by an iron rod; Thence South Eighty Eight Degrees Ten
      Minutes West (S-88 degrees 10'W) and parallel with the Quarter
      Quarter line a distance of Two Hundred and no Tenths (200.0) feet to a point, said point marked by an iron rod; Thence North
      One Degree Fifteen Minutes West (N1 degree 15'W) and binding upon the Section Line a distance of Eighty Two and Two Hun-dredths (82.02) feet to a point, said point being the place of beginning.


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     1. Site of the proposed new Electric Generating Station along the
Maumee Bay of Lake Erie in Oregon Township, Lucas County, Ohio, consisting of the following described parcels:

          (a) All of Lot Number One (1) and that part of Lot Num-ber Two (2) of the Subdivision of Original Lots One (1), Two
      (2), Four (4) and the West part of Original Lot Three (3) in Sections Twenty-three (23) and Twenty-four (24), in Town Nine
      (9) South, Range Eight (8) East, in Oregon Township, Lucas County, Ohio, which is bounded and described as follows: Com-mencing on the West line of said Lot Two (2) at its intersection with the center line of Bay Shore Road (as originally located); thence Southeasterly along the center line of said Bay Shore Road a distance of Two Hundred Nine (209) feet; thence North on a line parallel with the West line of said Lot Two (2) a dis-tance of One Thousand One Hundred Fifty (1150) feet to
      Maumee Bay; thence Northwesterly along Maumee Bay a dis-tance of Two Hundred Twenty-seven (227) feet to the West line of said Lot Two (2); thence South along the West line of said Lot Two (2) a distance of One Thousand One Hundred Eighty-eight (1188) feet to the place of beginning. Also, that part of the aforesaid Lot Two (2) of said Subdivision which lies Southerly of the center line of Bay Shore Road (as orig-inally located), excepting therefrom the East One Hundred Sixty-nine (169) feet thereof as measured along the South line of said Lot Two (2).

            (b) Lots Numbers One (1) (including all of what was formerly Island View Addition, now vacated), Two (2), Two A


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                                                                            (TE)


(2 A), that part of Lot Number Three (3) lying Northerly of the North line of Brookhaven Addition and East Harbor First Extension, Additions in Oregon Township, Lucas County,
Ohio, and that part of Lot Number Four (4) lying Northerly of the North line of East Harbor, an Addition in Oregon Town-ship, Lucas County, Ohio, all of the lots herein described being in Owners' Subdivision in Oregon Township, Lucas County,
Ohio.

     (c) Lots Numbers Sixty-five (65) to Eighty-three (83), both inclusive, in Brookhaven, an Addition in Oregon Town-ship, Lucas County, Ohio.

     (d) Lot Number One Hundred Eighty-six (186) in East
Harbor, an Addition in Oregon Township, Lucas County, Ohio.

     (e) The East One-half (1/2) of the Petau Tract in Oregon
Township, Lucas County, Ohio, a portion thereof being sub-ject to an oil and gas lease recorded in Volume I of Leases, page
237, Lucas County, Ohio, Records.

     (f) The East One-half (1/2) of the Southeast Quarter (1/4) of Section Twenty-three (23), Town Nine (9) South, Range
Eight (8) East, in Oregon Township, Lucas County, Ohio.

     (g) Lots Numbers Three (3), Four (4) and Five (5) in the Southwest Fractional Quarter (1/4) and in the West part of the Southeast Fractional Quarter (1/4) of Section Twenty-three
(23), Town Nine (9) South, Range Eight (8) East, in Oregon Township, Lucas County, Ohio, excepting therefrom the South Thirty (30) acres of that part thereof lying East of the West Sixty (60) acres, and also excepting therefrom the following described parcel, to-wit: Commencing at the Northwest corner of said Lot Number Four (4); thence South along the West line of said Lot Number Four (4), a distance of Six Hundred Thirty
(630) feet; thence East on a line parallel with the North line of said Lot Number Four (4), a distance of Two Hundred Seven and Four Tenths (207.4) feet; thence North along a line par-allel with the West line of said Lot Number Four (4), a distance of Six Hundred Thirty (630) feet to the North line of said Lot Number Four (4); thence West along the North line of said Lot Number Four (4) to the place of beginning.

     (h) The East One-half (1/2) of the Northeast Quarter (1/4) of Section Twenty-six (26), Town Nine (9) South, Range Eight
(8) East, in Oregon Township, Lucas County, Ohio.


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                                                                            (TE)


          (i) The Northeast Quarter (1/4) of the Southeast Quarter (1/4) of Section Twenty-six (26), Town Nine (9) South, Range Eight (8) East, in Oregon Township, Lucas County, Ohio.

          (j) The North Five (5) acres of the Southeast Quarter
      (1/4) of the Southeast Quarter (1/4) of Section Twenty-six (26), Town Nine (9) South, Range Eight (8) East, in Oregon Town-ship, Lucas County, Ohio.

          (k) The East One-third (1/3) of the West one-half (1/2) of the Southeast Quarter (1/4) of Section Twenty-six (26), Town
      Nine (9) South, Range Eight (8) East, in Oregon Township,
      Lucas County, Ohio, excepting therefrom the following de-scribed property:
          Beginning at the Southeast corner of said West One-half
      (W 1/2) of the Southeast One-quarter (SE 1/4) of Section Twenty-six (26), which is also the Southeast corner of the above land; Course No. 1: Thence Westerly along the Southerly line of said West One-half (W 1/2) of the Southeast One-quarter
      (SE 1/4) of Section Twenty-six (26), a distance of Four Hundred Forty-one and Thirty-nine One Hundredths (441.39) feet, more or less, to the Southwest corner of the above land; Course No. 2:
      Thence Northerly along the Westerly line of the above land, a distance of Six Hundred Twenty-five (625) feet to a point;
      Course No. 3: Thence Easterly, parallel to and Six Hundred Twenty-five (625) feet Northerly from Course No. 1 herein de-scribed a distance of Four Hundred Forty-one and Thirty-nine
      One Hundredths (441.39) feet, more or less, to a point in the Easterly line of the above land, being a point in the Easterly line of said West One-half (W 1/2) of the Southeast One-quarter (SE 1/4) of Section Twenty-six (26); Course No. 4: Thence Southerly along said Easterly line of said West One-half (W 1/2) of the Southeast One-quarter (SE 1/4) of Section Twenty-six
      (26), a distance of Six Hundred Twenty-five (625) feet to the point of beginning; the above described excepted parcel con-tains Six and Thirty-three One Hundredths (6.33) acres of land, be the same more or less; subject to rights of any subsequently born children of Joseph C. Zeisler.

    Together with the structures located on said premises and all of the Company's rights-of-way easements, rights, franchises and privi-leges used in connection therewith.



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      2.  Lands owned by the Company and used as right of way for the
Toledo Outer Belt Steel Tower Transmission Line in Lucas County,
Ohio, extending from the Company's Ironville Substation to its Cen-tennial Switching Station, more particularly described as follows:

          (a) Lots Numbers Six (6) through Thirteen (13) and
      Twenty (20) through Twenty-five (25) and the Southwest One-half (1/2) of Lot Number Twenty-six (26), all in Block Number Forty-five (45) on the Plat of North Toledo, in the City of Toledo, Lucas County, Ohio.

          (b) The South Sixteen (16) feet of Lots Numbers One (1), Two (2) and Three (3), all of Lot Number Six (6), the North-east One-half (1/2) of Lots Numbers Seven (7) and Eight (8), and the Southwest One (1) foot, plus the Northeast Thirty-three
      (33) feet of the Southwest Thirty-four (34) feet of Lot Number Nine (9), the Northeast Sixty-two (62) feet of Lots Numbers
      Ten (10) and Eleven (11), the Northeast Sixty-two (62) feet of the Southeast One-half (1/2) of Lot Number Twelve (12) and the Northeast One Hundred Twenty-five (125) feet of the South-west One Hundred Seventy-eight (178) feet of the Northwest
      One Hundred Three (103) feet of Lots Numbers Seven (7),
      Twelve (12), Thirteen (13) and Fourteen (14), all in Block Number Sixty-five on the Plat of North Toledo, in the City of Toledo, Lucas County, Ohio, together with the vacated alley lying adjacent to Lots Numbered One (1), Two (2), Three (3), Six (6), and Eight (8); also

          All that part of the abandoned Miami & Erie Canal lying in Section Twenty-one (21), Town Nine (9) South, Range Eight
      (8) East, in the City of Toledo, Lucas County, Ohio, excepting therefrom that part lying Easterly of a Northwesterly line ex-tended, which line is Sixteen (16) feet Northeast of and parallel to the Southwesterly line of Lots One (1), Two (2) and Three
      (8), Block Sixty-five (65), on a Plat of North Toledo, in the City of Toledo, Lucas County, Ohio.

          (c) Lots Numbers One Hundred Six (106), One Hundred Seven (107), One Hundred Ninety (190) through Two Hundred Four (204), Two Hundred Sixty-seven (267), Two Hundred Sixty-eight (268), Two Hundred Seventy (270) through Two Hundred Seventy-six (276), Two Hundred Seventy-eight
      (278), Two Hundred Seventy-nine (279) and Lot "B", all in



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Ratterree's Boulevard Terrace, an Addition in the City of
Toledo, Lucas County, Ohio.

     (d) All that parcel of land situate in the City of Toledo, in the County of Lucas and State of Ohio, being comprised of parts of Blocks Numbers 3, 4, 5 and 24 and an area lying between parts of the southeasterly lines of Lots Numbers 4 and 5 and the New Harbor Line of the Maumee River, a portion of vacated Water Street, 66 feet wide, and a southeasterly portion of the first vacated Alley, 20 feet wide, southeast of and parallel with Summit Street, bounded and described as follows, viz:
     Beginning at a point in the southeasterly line of Summit Street, 99 feet wide, at the distance of 124 feet bearing south-westwardly along said southeasterly line of Summit Street, from the point of meeting with the southwesterly line of LaSalle Street, 60 feet wide;
     Extending from said beginning point the following six courses and distances: (1) Southeastwardly along remaining land of The Pennsylvania, Ohio and Detroit Railroad Company, on a line parallel with and distant 124 feet southwestwardly at right angles from said southwesterly line of LaSalle Street, 1,089 feet to the New Harbor Line of the Maumee River; (2) Southwestwardly up and along said New Harbor Line of the Maumee River 200 feet to the point of meeting with the north-easterly line of land now or formerly of the Sinclair Pipe Line Co.; (3) Northwestwardly along said northeasterly line of the last mentioned land, on a line parallel with and distant 200 feet Southwestwardly at right angles from said first course herein described, 842 feet to the northerly corner of said last mentioned land and in the southeasterly line of land of The Toledo
Edison Company; the following two courses and distances being along part of said southeasterly line and along the northeasterly line, both of said land of The Toledo Edison Company; (4) North-eastwardly 121 feet to the Easterly corner of said last men-tioned land; (5) Northwestwardly on a line parallel with and distant 79 feet southwestwardly at right angles from said first course herein described, 233 feet to said southeasterly line of Summit Street; and (6) Northeastwardly along said south-easterly line of Summit Street, 79 feet to the place of beginning.
     Containing 4.3 acres, more or less.

     (e) Lots numbers seventeen (17) and twenty-two (22) ex-cepting from said lots the southwesterly one hundred and six


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tenths (100.6) feet thereof; lots numbers twenty-eight (28), thirty (30), thirty-two (32), thirty-four (34), forty-four (44) and the southeasterly sixteen (16) feet of lot number forty-two (42) excepting from said lots the southwesterly eighty-five and three tenths (85.3) feet thereof; lots numbers forty-six (46), forty-eight (48), fifty (50), fifty-two (52), fifty-four (54), fifty-six (56), fifty-eight (58), sixty (60), sixty-two (62), sixty-four
(64), sixty-six (66), sixty-eight (68), and seventy (70) except-ing from said lots the southwesterly eighty-five and three tenths (85.3) feet thereof; lots numbers seventy-two (72) and seventy-four (74) excepting from said lots the southwesterly eighty-five and three tenths (85.3) feet thereof and also excepting from said lots that part thereof bounded and described as follows:
Beginning at the northeasterly corner of said lot number seventy-four (74); thence southwesterly along the southeasterly line of said lot number seventy-four (74) to a point which is one hun-dred seventy and two tenths (170.2) feet (measured along the southeasterly line of said lot number seventy-four (74) north-easterly of the southeasterly corner of said lot number seventy-four (74); thence deflecting to the right at an angle of one hundred nineteen degrees (119 degrees), five minutes (5') a distance of sixty-four (64) feet, more or less, to the northeasterly line of said lot number seventy-two (72); thence southeasterly along the northeasterly lines of said lots numbers seventy-two (72) and seventy-four (74) to the place of beginning; lots numbers seventy-six (76), seventy-eight (78), eighty (80) and eighty-two
(82) excepting from said lots the southwesterly eight and one-half (8 1/2) feet thereof deeded to the City of Toledo for widen-ing Bay Street, and also excepting from said lots the north-easterly seventy-six and eight tenths (76.8) feet of the south-westerly eighty-five and three tenths (85.3) feet thereof, and further excepting from said lots that part thereof bounded and described as follows: Beginning at a point in the northwesterly line of said lot number seventy-six (76) which is one hundred forty-six and five tenths (146.5) feet northeasterly of the north-easterly line of Bay Street (as now located); thence south-westerly along said northwesterly line of said lot number seventy-six (76) a distance of eighteen and four tenths (18.4) feet; thence southerly in a straight line to a point in a line drawn parallel to and seventy-six and eight tenths (76.8) feet northeasterly of the present northeasterly line of Bay Street,

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                                                                      (TE)

which point is ninety-two and fifty-five hundredths (92.55) feet southeasterly, measured along said parallel line, from the north-westerly line of said lot number seventy-six (76); thence south-easterly along said parallel line a distance of seventy-seven and one tenth (77.1) feet to a point; thence northerly in a straight line to the place of beginning; all of the above described prop-erty being in Ironville, a Subdivision in the City of Toledo, Lucas County, Ohio.

     (f) Lot Number Twenty-four (24) in Ironville, an Addition to the City of Toledo, Lucas County, Ohio, excepting therefrom the southwesterly 100.6 feet thereof, be the same more or less.

     (g) The northeasterly one-half (1/2) of Lot Number Twenty-six (26) in the Plat of Ironville of part of Lots 12, 13, 14 and 15 in Wausayon and Renau Tracts, Manhattan, as shown by the recorded Plat in Volume 4 of Maps, Page 8, of Lucas County
Records, now in the City of Toledo, Lucas County, Ohio; subject to the right-of-way of the Toledo Railways & Light Company as to fifteen (15) feet across the rear of said lot, as more particu-larly set forth in the deed dated March 2, 1925, and recorded in Volume 655 of Deeds, Page 89 of Lucas County Records.

     (h) Lot Number Two Hundred Twenty-two (222) in an
Extension of Ironville, an Addition to the City of Toledo, Lucas
County, Ohio, excepting therefrom the southwesterly fifteen (15) feet thereof.

     (i) That part of Lot Number Twelve (12) in the Subdivision of the Wassaon, Renau and Cheno Tracts that lies Northeasterly of the Northeasterly line of the Toledo Terminal Railroad Com-pany Right of Way, Northwesterly of the Northwesterly line of Tiffin Street, Southwesterly of the Southwesterly line of Weaver Street, and Southeasterly of the Southeasterly line of lot number eighty-two (82) in Ironville Addition to the City of Toledo, Lucas County, Ohio, be the same more or less.

     (j) A certain parcel of land comprising parts of Lot fifteen
(15) and lot sixteen (16) in Ironville, and parts of lot eleven
(11) and lot twelve (12) in the Subdivision of the Wausayon, Renau, Cheno and Navarre Tracts, all in the City of Toledo,
Lucas County, Ohio, which parcel of land is more particularly bounded and described as follows:

                                                                    (TE)

     Beginning at the southeasterly corner of the said Lot six-teen (16) in Ironville; thence northerly, along the easterly line of the said Lot sixteen (16), a distance of thirty-four and twenty hundredths (34.20) feet, more or less, to the point of intersection of the said easterly line of Lot sixteen (16) and the southwest-erly line of the said Lot eleven (11) in the Subdivision of the Wausayon, Renau, Cheno, and Navarre Tracts; thence north-easterly, along a line drawn normal to the said southwesterly line of lot eleven (11), a distance of fifteen (15) feet; thence northwesterly, along a line drawn parallel to the said south-westerly line of Lot eleven (11), and the same extended, to a point in the U. S. Harbor Line of the Maumee River; thence southwesterly, along the said U. S. Harbor Line of the Maumee
River, to a point that is distant northeasterly one hundred four
(104) feet from the center line of the original main track of The Toledo Terminal Railroad Company, measured normal thereto; thence southeasterly, along a line drawn parallel to the said center line of the original main tract of The Toledo Terminal Railroad Company, to a point in the westerly line of the said lot sixteen (16) in Ironville; thence southerly, along the said westerly line of lot sixteen (16), a distance of fifty-three and forty-nine hundredths (53.49) feet, more or less, to the southwesterly corner of the said lot sixteen (16); thence east-erly, along the southerly line of the said lot sixteen (16) a distance of one hundred fifty (150) feet, more or less, to the place of beginning. Subject, however, to all of the term and conditions set forth in Quit Claim Deeds dated October 1, 1937, and exchanged by The Toledo Terminal Railroad Company and
Ethel Chesbrough Lewis and Virginia Chesbrough Kirchmaier, recorded in Volume 948 of Deeds, pages 286 and 288.

     (k) That part of the East one-half (1/2) of Fractional Sec-tion twenty (20), Town nine (9) South, Range eight (8) East in the City of Toledo, Lucas County, Ohio, bounded and de-scribed as follows:
     Commencing at a point on the west line of the East one-half (1/2) of said Section twenty (20) which is four hundred sixty-one and nine tenths (461.9) feet South of the North line of said Section twenty (20), thence east parallel with the north line of said Section twenty (20), a distance of five hundred nine and fifty-two hundredths (509.52) feet to the center line of Suder

                                                                (TE)

Avenue (formerly Michigan Avenue or Ten Mile Creek Road);
thence Southerly along the center line of said Suder Avenue, a distance of one hundred eighty-six and fifty-six hundredths (186.56) feet; thence west parallel with the North line of said Section twenty (20), a distance of five hundred thirty-four and thirty-nine hundredths (534.39) feet to the West line of the East one-half (1/2) of said Section twenty (20); thence North on the said West line of the East one-half (1/2) of said Section twenty (20) a distance of one hundred eighty-four and nine tenths (184.9) feet to the place of beginning.

     (l) That part of the north one-half (1/2) of the northeast quarter (1/4) of Fractional Section twenty (20), Town nine (9) South, Range eight (8) East, in the City of Toledo, Lucas
County, Ohio, described as follows:
     The south one hundred sixty-four (164) feet of that part beginning at a point on the center line of Suder Avenue (for-merly Ten Mile Creek Road) which is six hundred eighty-six and two tenths (686.2) feet northwesterly of the north line of Original lot number one (1); thence northwesterly along the center line of Suder Avenue to a point that is four hundred sixty-seven (467) feet southeasterly from the intersection of the center line of Suder Avenue and the north line of said Section; thence easterly along a line parallel to the north line of said Section a distance of five hundred fifty (550) feet to a point that is four hundred sixty-three and one hundredth (463.01) feet southerly of the north line of Section twenty (20); thence southerly to a point on a line that is four hundred ninety-five and one tenth (495.1) feet easterly of the center line of Suder Avenue and measured from a point six hundred eighty-six and two tenths (686.2) feet northwesterly of the north line of Original lot number one (1) at an angle of ninety-seven (97) degrees twenty-two (22) minutes with the said center line of Suder Avenue, thence westerly along the last described line to the place of beginning.

     (m) Those parts of lots numbers ten (10) and eleven (11) in the Survey of Wasaon, Renau and Cheno Tract, as per plat recorded in Volume 2-A of Plats, Page 20, in the City of Toledo, Lucas County, Ohio, together with any portion of lot number 16 in the Plat of Ironville in the City of Toledo, Lucas County, Ohio, which may be included in the following described premises:

                                                                            (TE)


     Beginning at the point in the southwesterly line of said lot eleven (11) where the same is intersected by the center line of Jessie Street extended; thence northwesterly on and along the southwest line of said lot eleven (11) to the point where the same is intersected by the easterly line of lot sixteen (16) in the Plat of Ironville, a Subdivision in the City of Toledo, Lucas County, Ohio; thence northeasterly on a straight line drawn at right angles to the southwesterly line of said lot eleven (11), a distance of fifteen (15) feet to a point; thence northwesterly on and along a straight line drawn parallel with and fifteen (15) feet northeasterly from the southwesterly line of said lot eleven
(11) extended to the Harbor Line of the Maumee River as established on March 19, 1896 and approved by The Secretary of War on April 17, 1917; thence northeasterly on and along the said Harbor Line to a point which, measured on a line drawn at right angles to the southwesterly line of said lot eleven (11) extended, is three hundred two and ninety-two hundredths
(302.92) feet distant therefrom; thence southeasterly on and along a straight line drawn parallel with the southwesterly line of said lot eleven (11) extended, to the point where said line is intersected by a straight line drawn from the point of beginning and at right angles to the southwesterly line of said lot eleven
(11); thence southwesterly on and along said last mentioned line.
a distance of three hundred two and ninety-two hundredths
(302.92) feet to the place of beginning, together with all riparian rights thereunto appertaining.
     Also any right, title and interest which the Company may have in and to the bed of the Maumee River lying between the center line of said River and the above described portion of said Harbor Line.

     (n) Lots numbers nine (9), ten (10), eleven (11), twelve
(12), sixteen (16), seventeen (17), eighteen (18), and all of Lot one hundred fifty-eight (158) excepting therefrom the South four hundred seventy-five (475) feet thereof, all in Alexis Place, an Addition in Washington Township, Lucas County, Ohio.

     (o) Lots Numbers Three Hundred Twelve (312) through
Three Hundred Sixteen (316), that portion of Lots Numbers
Three Hundred Twenty-two (322), Three Hundred Twenty-three (323) and Three Hundred Twenty-four (324), which lies Southerly of a straight line drawn from a point on the Easterly line of said Lot Three Hundred Twenty-four (324), which point

                                      (TE)

is Twenty-three and Five Tenths (23.5) feet (as measured along said Easterly line) Southerly of the Northerly boundary of said lot; thence Southwesterly to a point on the Westerly boundary of said Lot Three Hundred Twenty-two (322) which is Fifty-six
(56) feet (measured along said West line) Northerly from the South boundary of said Lot Three Hundred Twenty-two (322), and Lots Numbers Three Hundred Twenty-five (325) through
Three Hundred Sixty-four (364), all in Northgate Plat II, a Subdivision in Washington Township, Lucas County, Ohio.

     (p) Lots Numbers Eight Hundred Eighteen (818), Eight
Hundred Twenty-two (822), Eight Hundred Eighty-two (882) and Eight Hundred Eighty-three (883) in Westwood Gardens
2nd Extension, a Subdivision in Washington Township, Lucas
County, Ohio.

     (q) The South one-half (1/2) of Lot number seven (7) and the North one hundred (100) feet of the South two hundred (200) feet of lot number two (2) in Eggeman's Suburban Place, an Addition in Washington Township, Lucas County, Ohio.

     (r) The north one-half (1/2) of the south eleven (11) rods and eight (8) feet of the northwest quarter (1/4) of the southwest quarter (1/4) of Section five (5), Town nine (9) south, range seven (7) east, in Washington Township, Lucas County, Ohio.

     (s) That part of the south one-half (1/2) of the northwest quarter (1/4) of the southwest quarter (1/4) of Section six (6), Town nine (9) South, Range seven (7) East, in Washington
Township, Lucas County, Ohio, described as follows: Beginning at a point in the westerly line of Clover Lane, said point being located southerly five hundred twenty-four and eighty hundredths (524.80) feet from the intersection of said westerly line of Clover Lane and the southerly line of Penelope Drive; running thence northerly along the westerly line of Clover Lane one hundred
(100) feet; thence westerly and parallel with the said southerly line of Penelope Drive, three hundred ten and eight hundredths (310.08) feet; thence southerly and parallel with the first course ninety-nine and twenty-six hundredths (99.26) feet; thence easterly along a straight line of three hundred ten and eight hundredths (310.08) feet to the place of beginning.

     (t) All that part of the northeast quarter (1/4) of the south-east quarter (1/4) of Section six (6), Town nine (9) south, Range

                                      (TE)

seven (7) east, Washington Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at the intersection of the southwesterly line of the Toledo-Ann Arbor Road (so called), sixty (60) feet in width, with a line drawn one hundred five (105) feet north of measured at right angles, and parallel to the south line of the said north-east quarter (1/4) of the southeast quarter (1/4) of Section six
(6); thence west, parallel to the said south line of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), a distance of seven hundred twenty-nine and ninety hundredths
(729.90) feet to a point that is three hundred seventy (370) feet east of the west line of the said northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6); thence north, parallel with the said west line of the northeast quarter (1/4) of the south-east quarter (1/4) of Section six (6), a distance of eighty (80) feet; thence east on a line parallel to the said south line of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), a distance of six hundred seventy and eighty-one hundredths (670.81) feet to the said southwesterly line of the Toledo-Ann Arbor Road; thence southeasterly along said south-westerly line of the Toledo-Ann Arbor Road, ninety-nine and forty-seven hundredths (99.47) feet to the place of beginning, containing one and two hundred eighty-six thousandths (1.286) acres of land, more or less, together with any title or interest Grantor may have in the west half of Toledo-Ann Arbor Road.

     (u) The south twenty (20) feet of the following described property;
     All that part of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), Town nine (9) south, Range seven (7) east, Washington Township, Lucas County, Ohio, bounded and described as follows: Beginning at the intersection of the southwesterly line of the Toledo-Ann Arbor Road (so-called), sixty (60) feet in width, with a line drawn one hundred eighty-five (185) feet north of, measured at right angles, and parallel to the south line of the said northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6); thence west, parallel to the said south line of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), a distance of six hundred seventy and eighty-one hundredths (670.81) feet to a point that is three hundred seventy (370) feet east of the west line of the said northeast quarter (3/4) of the southeast quarter

                                                                      (TE)

(1/4) of Section six (6); thence north parallel to the said west line of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), a distance of eighty (80) feet; thence east on a line parallel to the said south line of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), six hundred eleven and seventy-two hundredths (611.72) feet to the said southwesterly line of the Toledo-Ann Arbor Road; thence south-easterly, along the said southwesterly line of the Toledo-Ann
Arbor Road ninety-nine and forty-seven hundredths (99.47) feet to the place of beginning. Containing one and one hundred seventy-seven thousandths (1.177) acres of land, more or less, together with any title or interest Grantor may have in the west half of Toledo-Ann Arbor Road.

     (v) That part of the northeast quarter (1/4) of the southeast quarter (1/4) of Section six (6), Town nine (9) South, Range seven (7) East, in Washington Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at the intersection of the west line of the Pelton Road, also known as Secor Road, as now located, with the south line of the northeast quarter (1/4) of the southeast quarter (1/4) of said Section six (6); thence north along the west line of said Pelton Road one hundred eighty-nine and five tenths (189.5) feet to a concrete monument and being the Point of Beginning of the parcel herein described; thence west one hundred eighty-two and seventeen hundredths (182.17) feet to a concrete monu-ment on the northeasterly line of the Toledo-Ann Arbor Road, also known as Petersburg Road, as now located; thence south-easterly along the northeasterly line of said Toledo-Ann Arbor Road one hundred eighteen and nineteen hundredths (118.19) feet to a concrete monument in said northeasterly line of said road; thence easterly one hundred twelve and twenty-nine hundredths (112.29) feet to a concrete monument in the west line of the said Pelton Road; thence north along the said west line of said Pelton Road ninety-four and seventy-five hundredths (94.75) feet to the point of beginning, together with all right, title and interest in and to said Pelton Road and Toledo-Ann Arbor Road, abutting and adjoining said premises.

     (w) The west thirty-five (35) feet of the east eight hundred forty-nine and twenty-nine hundredths (849.29) feet of the south four hundred five and eight hundred thirty-four thousandths
(405.834) feet of the west one-half (1/2) of the southwest quarter

                                                                            (TE)


(1/4) of Section ten (10), Town nine (9) South, Range seven (7)
East in Washington Township, Lucas County, Ohio.

     (x) That part of the west one-half (1/2) of the Southwest quarter (1/4) of Section ten (10), Town nine (9) South, Range seven (7) East, in Washington Township, Lucas County, Ohio, bounded and described as follows: Beginning at a point on the West line of said Southwest quarter (1/4); that is eleven (11) chains, fourteen and nine tenths (14.9) links North of the South-west corner thereof; thence south along the West line of said southwest quarter (1/4), a distance of twenty (20) rods; thence east forty-eight (48) rods along a line which bears north eighty-eight (88) degrees East; thence North along a line that is parallel with said west line of said southwest quarter (1/4) a distance of twenty (20) rods, thence west forty-eight (48) rods to the place of beginning; excepting therefrom the west four hundred five (405) feet thereof.

     (y) An undivided one-sixth (1/6th) interest in the east one hundred (100) feet of the west five hundred five (505) feet of the following described premises:
     That part of the west one-half (1/2) of the southwest quarter (1/4) of Section ten (10), Town nine (9) South, Range seven (7) East, in Washington Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at a point in the west line of said southwest quarter (1/4) that is ten hundred ninety-six and six hundred fifty-six thousandths (1096.656) feet north of a brass plate marking the southwest corner of said Section ten (10); thence east along a line parallel with and ten hundred ninety-six and six hundred fifty-six thousandths (1096.656) feet north of the south line of said southwest quarter (1/4), a distance of thirteen hundred sixteen and eighty-seven hundredths (1316.87) feet to the east line of the west one-half (1/2) of the said southwest quarter (1/4); thence south along the east line of the west one-half (1/2) of said southwest quarter (1/4), a distance of three hundred sixty and eight hundred twenty-two thousandths (360.822) feet to a point, that is seven hundred thirty-five and eight hundred thirty-four thousandths (735.834) feet north of the south line of said southwest quarter (1/4); thence west along a line parallel with and seven hundred thirty-five and eight hundred thirty-four thousandths (735.834) feet north of the south line of the said

                                      (TE)

southwest quarter (1/4) to a point on the west line of said south-west quarter (1/4), that is three hundred sixty and eight hundred twenty-two thousandths (360.822) feet south of the place of beginning; thence north along the west line of said southwest quarter (1/4) to the place of beginning.

     (z) That part of the southwest quarter (1/4) of Section number ten (10), Town nine (9) south, Range seven (7) east, in Washington Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at a point on the north line of said southwest quarter (1/4), that is four hundred five (405) feet east of the intersection of the center line of Jackman Road with the north line of said southwest quarter (1/4); thence south parallel with the center line of Jackman Road to a point on a line that is ten hundred ninety-six and six hundred fifty-six thousandths (1096.656) feet north of and parallel to the south line of said southwest quarter (1/4); thence east along said line ten hundred ninety-six and six hundred fifty-six thousandths (1096.656) feet north of and parallel to the south line of said southwest quarter (1/4), one hundred (100) feet to a point; thence north parallel with the center line of Jackman Road to the north line of said southwest quarter (1/4); thence west along the north line of said southwest quarter (1/4), to the point of beginning, containing three and five hundred thirty-five thousandths (3.535) acres of land, more or less.

     (aa) The South one hundred (100) feet of the East one-half
(1/2) of the northwest quarter (1/4) of Section number Ten (10), Town Nine (9) South, Range seven (7) East, in Washington
Township, Lucas County, Ohio.

     (bb) The south four (4) feet of the West one (1) acre of the north two (2) acres of the nine and seven hundred seventy-nine thousandths (9.779) acres of the east one-half (1/2) of the east one-half (1/2) of Section ten (10), Town nine (9) South, Range seven (7) East, Lucas County, Ohio, lying north of, parallel to and adjoining the south nineteen and six hundred fifty-eight thousandths (19.658) acres of the north one-half (1/2) of the northeast quarter (1/4) of the southeast quarter (1/4) of Section number ten (10), Town nine (9) South, Range seven (7) East, Lucas County, Ohio, excepting, the right of way of the Toledo, Ann Arbor and Detroit Railroad Company over the west

                                      (TE)

sixteen and one half (16 1/2) feet thereof, subject to all legal highways, containing nine and seventy hundredths (9.70) acres of land more or less, all of the above described property being situated in the Township of Washington, County of Lucas and State of Ohio.

     (cc) The south three and sixty-six hundredths (3.66) acres of the north five and sixty-six hundredths (5.66) acres of the nine and seven hundred seventy-nine thousandths (9.779) acres of the east one-half (1/2) of the east one-half (1/2) of Section ten (10) Town nine (9) South, Range seven (7) East, Lucas
County, Ohio, lying north of, parallel to and adjoining the south nineteen and six hundred fifty-eight thousandths (19.658) acres of the north one-half (1/2) of the northeast quarter (1/4) of the southeast quarter (1/4) of Section number ten (10), Town nine
(9) South, Range seven (7) East, Lucas County, Ohio, except the south twenty-nine (29) feet extending West from the center line of Lewis Avenue, one thousand (1,000) feet and excepting the right of way of the Toledo, Ann Arbor and Detroit Railroad Company over the west sixteen and one-half (16 1/2) feet thereof, subject to all legal highways, containing nine and seventy hundredths (9.70) acres of land more or less, all of the above described property being situated in the Township of Wash-ington, County of Lucas and State of Ohio.

     (dd) The south one hundred (100) feet of the west five (5) acres of the north ten (10) acres of the south twenty (20) acres of the northwest quarter (1/4) of Section eleven (11) Town nine
(9) South, Range seven (7) East in Washington Township,
Lucas County, Ohio.

     (ee) The North one hundred (100) feet of the South two hundred sixty (260) feet of the South ten (10) acres of the East one-half (1/2) of the Northwest quarter (1/4) of Section Eleven
(11), Town Nine (9) South, Range Seven (7) East, Washington Township, Lucas County, Ohio.

     (ff) The South two hundred and sixty (260) feet of the South ten (10) acres of the West twenty-seven (27) acres of the northeast quarter (1/4) of Section Eleven (11), Town Nine (9) South, Range Seven (7) East, Washington Township, Lucas
County, Ohio, except the South one hundred and sixty (160) feet.

     (gg) All that part of the east one-half (1/2) of the north-east quarter (1/4) of Section number eleven (11), Town nine (9)

                                                                            (TE)


South, Range seven (7) East, in Washington Township, Lucas
County, Ohio, that lies south of a line that is three hundred twenty (320) feet north of and parallel with the south line of the northeast quarter (1/4) of Section eleven (11), that lies north of a line that is one hundred sixty (160) feet north of and parallel with the south line of the northeast quarter (1/4) of Section eleven (11); and also the north one hundred sixty (160) feet of the south three hundred twenty (320) feet of that part of the west one-half (1/2) of the northeast quarter (1/4) of Section eleven (11), Town nine (9) South, Range seven (7) East, in Washington Township, Lucas County, Ohio, that lies east of a line drawn from a point on the north line of the said northeast quarter (1/4) of Section eleven (11) that is eight hundred eighty-nine and seventy-three hundredths (889.73) feet easterly of the northwest corner of the said northeast quarter (1/4) of Section eleven (11) southerly to a point on the south line of the said northeast quarter (1/4) of Section eleven (11), that is eight hundred eighty-nine and eighty-eight hundredths (889.88) feet east of the southwest corner of the said northeast quarter (1/4) of Section eleven (11), subject to legal highways; beginning at a point in the southwest corner of above described parcel which point is one hundred and sixty (160) feet north of the east and west center line of said section eleven (11); thence north along the west boundary of the above described parcel, one hundred
(100) feet to a point; thence east and parallel with the east and west center line of said section eleven (11), to a point which is five hundred and fifty (550) feet west of the east line of said Section eleven (11); thence northeasterly to a point which is three hundred and twenty (320) feet north of the east and west center line of said section eleven (11) and three hundred and seventy (370) feet west of the east line of said Section eleven
(11); thence east and parallel with the east and west center line of said Section eleven (11) to a point which is seventy-seven (77) feet West of the East line of said Section eleven (11); thence southwesterly to a point which is one hundred and sixty (160) feet north of the east and west center line of said Section eleven
(11) and four hundred and fifty (450) feet West of the East line of said Section 11; thence west and parallel one hundred and sixty (160) feet north of east and west center line of said Section eleven (11), to the place of beginning.

     (hh) All that part of the East one-half (1/2) of the Northeast quarter (1/4) of Section eleven (11), Town nine (9) South, Range

                                                                            (TE)


seven (7) East, in Washington Township, Lucas County, Ohio, beginning at a point on the East line of Section eleven (11) which is three hundred twenty (320) feet North of the East and West center line of said section; thence West and parallel with the east and west center line of said Section to a point which is three hundred and seventy (370) feet west of the center line of Crabb Road (Telegraph Road); thence northeast to a point on the east line of said Section which is four hundred and fifty-six
(456) feet north of the east and west center line of Section eleven (11); thence south to the place of beginning.

     (ii) All that part of the north one-half (1/2) of the north-west quarter (1/4) of the southwest quarter (1/4) of Section number seventeen (17), Town nine (9) South, Range eight (8)
East, in Washington Township, Lucas County, Ohio, bounded and described as follows: Beginning at a point on the east and west center line of Section seventeen (17), five hundred twenty and six tenths (520.6) feet east of the northwest corner of the southwest quarter (1/4) of said Section; thence east, along the said center line, forty-two and five-tenths (42.5) feet; thence south parallel to the west line of the southwest quarter (1/4) of Section seventeen (17), to a line that is one hundred fifty (150) feet north of and parallel to the south line of the north one-half (1/2), northwest quarter (1/4), southwest quarter (1/4); thence west parallel to the said south line forty-two and five-tenths
(42.5) feet; thence north in a direct line to the place of beginning.

     (jj) The East four hundred twenty-five (425) feet of that part of the North one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section seventeen (17), Town nine (9) South, Range eight (8) East, in Washington Township, Lucas County, Ohio, bounded and described as follows:
     Beginning at a point on the West line of Section seventeen
(17), seventy-five feet North of the Southwest corner of the North one-half (1/2) of the Northwest quarter (1/4) of the South-west quarter (1/4) of said Section; thence North along the West line, a distance of seventy-five (75) feet; thence East parallel to the South line of said North one-half (1/2) Northwest quarter (1/4) of Southwest quarter (1/4), nine hundred seventy-four and twenty hundredths (974.20) feet to the West right-of-way line of the Detroit and Toledo Shore Line Railroad; thence South along said right-of-way seventy-five (75) feet; thence West in a direct line to the place of beginning.

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                                      (TE)

    (kk) The East four hundred twenty-five (425) feet of that part of the North one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section seventeen (17), Town nine (9) South, Range eight (8) East in Washington Township, Lucas County, Ohio, bounded and described as follows:
    Beginning at the Southwest corner of the North one-half
(1/2) of the Northwest quarter (1/4) Southwest quarter (1/4) of said Section seventeen (17); thence north along the West line of Section seventeen (17), seventy-five (75) feet; thence East parallel to the South line of the North one-half (1/2) Northwest quarter (1/4) Southwest quarter (1/4), a distance of nine hundred seventy-four and five hundredths (974.05) feet more or less to the Westerly line of the Detroit, Toledo Shore Line Railroad: thence South along the said right-of-way seventy-five (75) feet to the said South line of the North one-half (1/2) of Northwest quarter, (1/4) Southwest quarter (1/4); thence West along the South line nine hundred seventy-three and nine tenths (973.9) feet more or less to the place of beginning.

    (ll) All that part of the north one-half (1/2) of the northwest quarter (1/4) of the southwest quarter (1/4) of Section seventeen
(17), Town nine (9) South, Range eight (8) East, in Washington Township, Lucas County, Ohio, bounded and described as follows:
Beginning at a point on the East and West center line of Section seventeen (17), six hundred forty-eight and one tenth (648.1)
feet East of the northwest corner of the southwest quarter (1/4) of said Section; thence east, along the said center line, forty-two and five tenths (42.5) feet; thence south parallel to the west line of the southwest quarter (1/4) of Section seventeen (17), to a line that is one hundred fifty (150) feet north of and parallel to the south line of north one-half (1/2), northwest quarter (1/4), southwest quarter (1/4); thence west parallel to the said south line, forty-two and five tenths (42.5) feet; thence north in a direct line to the place of beginning.

    (mm) All that part of the north one-half (1/2) of the north-west quarter (1/4) of the southwest quarter (1/4) of Section number seventeen (17), Town nine (9) South, Range eight (8) East, Washington Township, Lucas County, Ohio, bounded and described as follows: Beginning at a point on the east and west center line of Section seventeen (17), five hundred sixty-three and one tenth (563.1) feet East of the Northwest corner of the Southwest quarter (1/4) of said Section; thence east along the

                                      (TE)

said center line forty-two and five tenths (42.5) feet; thence south parallel to the west line of the southwest quarter (1/4) of Section seventeen (17), to a line that is one hundred fifty (150) feet north of and parallel to the south line of north one-half (1/2) of the northwest quarter (1/4) of the southwest quarter (1/4); thence west parallel to the said south line forty-two and five tenths (42.5) feet; thence north in a direct line to the place of beginning.

    (nn) The south ninety (90) feet of that part of the north one-half (1/2) of the northwest quarter (1/4) of the southwest quarter (1/4) of Section seventeen (17), Town nine (9) South, Range eight (8) East, in Washington Township, Lucas County,
Ohio, bounded and described as follows: Beginning at a point on the East and West center line of said Section seventeen (17), six hundred ninety and six tenths (690.6) feet east of the north-west corner of the southwest quarter (1/4) of said Section; thence east along the said center line forty-two and five tenths (42.5) feet; thence south parallel to the west line of the southwest quarter (1/4) of Section seventeen (17), to a line that is one hundred fifty (150) feet north of and parallel to the south line of the north one-half (1/2) of the northwest quarter (1/4) of said southwest quarter (1/4); thence west parallel to the said south line, forty-two and five tenths (42.5) feet; thence north in a direct line to the place of beginning.

    (oo) The north seven hundred thirty-five (735) feet of the east one hundred thirty-five (135) feet of the east one-half (1/2) of the east one-half (1/2) of the northwest quarter (1/4) of Section nine (9), Town nine (9) south, Range seven (7) east, in Wash-ington Township, Lucas County, Ohio.

    (pp) That part of the following described parcel of real estate which lies south of the boundary line between the States of Michigan and Ohio, to-wit: Beginning at the northwest corner of the east one-half (1/2) of the southeast quarter (1/4) of Section four (4) Town nine (9) South, Range six (6) East, and running south two (2) chains and forty-two (42) links to the center of the Adrian Road; thence southeasterly in the center of said road to a point ten (10) chains and ninety-two (92) links south of the north line of said east one-half (1/2) of the southeast quarter (1/4) of Section four (4); thence east eight (8) chains and sixteen
(16) links; thence north eleven (11) chains and thirty-three (33) links to the north line of said East one-half (1/2) of the southeast


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                                                                            (TE)


quarter (1/4) of Section four (4) and thence west thirteen (13) chains and fifty (50) links to the place of beginning, excepting therefrom three (3) acres of land conveyed to John R. Dein by deed recorded in Volume 28 page 257 Deed record of Lucas
County, and also excepting therefrom the south three (3) acres thereof conveyed to Edmund Clarke by deed recorded in Volume
42 page 293 of Deed Record of Lucas County, Ohio; all being in Sylvania Village, Lucas County, Ohio and Whiteford Township, Monroe County, Michigan.

     (qq) The North One Hundred and forty (140) feet of that part of Lot number one (1) of Assessor's Plat of eighteen hundred fifty-nine (1859) of the East one-half (1/2) of the South-east quarter (1/4) of Section four (4), Town nine (9) South,
Range six (6) East, as recorded in Volume 2-A of Plats, Page
40, Lucas County, Ohio, Records, which is situated in the Village of Sylvania, Lucas County, Ohio.

     (rr) The South one hundred and twenty-five (125) feet of the West One Hundred and Fifty (150) feet of Lot Thirty-two
(32) and the South one hundred twenty (120) feet of Lot num-ber thirty-three (33), all in Huntington Farms an addition in Sylvania Township, Lucas County, Ohio.

     (ss) The South Sixty (60) feet of lots Numbers One Hun-dred Fifty-three (153), One Hundred Fifty-four (154), One Hundred Fifty-five (155), One Hundred Fifty-six (156), One Hundred Fifty-seven (157), (also the South sixty (60) feet of the East 7.04 feet of said Lot One Hundred Fifty-seven (157)), One Hundred Fifty-eight (158), One Hundred Fifty-nine (159), One Hundred Sixty (160), One Hundred Sixty-one (161) and
One Hundred Sixty-two (162), all in Northwestern Addition in Sylvania Township, Lucas County, Ohio.

     (tt) Beginning at the intersection of the east line of Sec-tion 2, Town 9 South, Range 6 East, Sylvania Township, Lucas County, Ohio, and the Ohio-Michigan State line; thence westerly along said state line to the center line of Artwell Drive; thence Southerly and parallel to the said East line of Section 2 an approximate distance of 190 feet; thence Easterly to a point on the said East line of Section 2, 195 feet South of the Ohio-Michigan State line; thence Northerly along said East line of
Section 2 to the place of beginning, subject to legal highways, excepting therefrom the following parcel:

                                                                            (TE)


      Beginning at the intersection of the east line of Section 2, Town nine (9) South, Range six (6) East, Sylvania Township,
      Lucas County, Ohio, and the Ohio-Michigan State line and running thence westerly along the said Ohio-Michigan State line, a distance of one hundred seventy and no tenths (170.0) feet to a point; thence Southerly on a line parallel with the East line of said Section two (2), a distance of one hundred eighty-eight and nine tenths (188.9) feet to a point; thence Easterly a distance of one hundred seventy and no tenths
      (170.0) feet to a point on the East line of said Section two (2), that is one hundred ninety and forty-four hundredths (190.44) feet Southerly of the place of beginning: thence Northerly along the East line of said Section two (2), a distance of one hundred ninety and forty-four hundredths (190.44) feet to the place of beginning. Excepting therefrom the Easterly thirty and no tenths (30.0) feet for highway purposes.

       3. Libbey Owens Ford Glass Company Rossford Belt Line Tap, situated in Perrysburg Township, Wood County, Ohio. Said premises being more particularly described as:

        (a) The south one (1) acre of the following described par-cel: The south five and one hundred eighty thousandths (5.180) acres of the west fourteen and one-half (14 1/2) acres of the south one-half (1/2) of the southeast quarter (1/4) of Section twenty-three (23), Town three (3) United States Reserve, Perrysburg
      Township, Wood Counts, Ohio, except four one-hundredths
      (4/100) of an acre in the southeast corner and more particularly described as follows: Commencing at a stone monument at the south quarter (1/4) post of said Section twenty-three (23), thence northerly along the west line of the southeast quarter (1/4) of said Section four hundred thirty-three and fifteen hundredths
      (433.15) feet to a point; thence easterly at an angle of eighty-eight degrees (88 degrees) fifty-three and one-half minutes (53 1/2') with last course and parallel to the north line of the ten (10) acre tract now owned by Federick K. Dethloff and others, five hundred fifteen and three tenths (515.3) feet to an iron pipe driven in the east line of said ten (10) acre tract; thence southerly along said east line, four hundred thirty-eight and seven tenths (438.7) feet, to a stone monument; and thence westerly along the north-erly line of the right of way of The Toledo Railway and Ter-minal Company, five hundred fifteen and forty-seven hundredths
      (515.47) feet to the place of beginning.

                                                                            (TE)


        (b) In Section No. 23, Town 3, United States Reserve, com-mencing at the intersection of the north line of the Toledo Rail-way and Terminal Company's right of way and the west line of the east fifteen and five tenths (15.5) acres of the west thirty (30) acres of the south half (1/2) of the southeast quarter (1/4) of said section; thence north along the said west line: a distance of twenty (20) feet; thence easterly parallel with and twenty
     (20) feet northerly from said right of way line a distance of eighty-three (83) feet; thence north parallel with and eighty-three (83) feet easterly from said west line a distance of One hundred thirty (130) feet; thence easterly parallel with and one hundred fifty (150) feet northerly from said north right of way line, a distance of one hundred fifty (150) feet; thence southerly and parallel with said west line a distance of one hundred fifty
     (150) feet to said north right of way line; thence westerly along said right of way line two hundred thirty-three (233) feet to the place of beginning, containing five hundred fifty-five thousandths (0.555) acres.

   4. Property for Transmission Line to Glass Fibers Inc., situated in the City of Defiance, County of Defiance, State of Ohio, said premises being more particularly described as:
     Lot number Fourteen (14) in the North Defiance Addition to the
     Town (now City) of Defiance, Ohio.

   5. Baker Substation, situated in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:
     Lots numbers eighty-five (85), eighty-six (86), eighty-seven (87), and eighty-eight (88) all in Baker's Addition to the City of Toledo, Lucas County, Ohio.

   6. Trilby Substation, situated in Washington Township, Lucas County, Ohio. Said premises being more particularly described as:
     Lots numbers five hundred eighty-one (581), five hundred eighty-two (582) and five hundred eighty-three (583) in Westwood Gardens, a Subdivision in Washington Township, Lucas County, Ohio.

   7.  Albon Road Substation, situated in Springfield Township,
Lucas County, Ohio. Said premises being more particularly described as:

                                                                         (TE)

     Being a piece or parcel of land situated in the East half (1/2) of the Southwest quarter (1/4) of Section seventeen (17), Town two
     (2) United States Reserve, Springfield Township, Lucas County, Ohio, and more fully described as commencing at the point of intersection of the center line of Albon Road (the North and South centerline of the Southwest quarter (1/4) of said section) and the North line of the old Toledo and Indiana Railroad right of way; thence North along the center line of Albon Road approximately two hundred (200) feet to the center line of the county ditch; thence Southeasterly along the center line of said ditch to its intersection with the North line of said Toledo and Indiana Railroad right of way; thence Southwest along the said North line of right of way approximately two hundred (200) feet to the place of beginning, containing approximately forty-six hundredths (0.46) acres.

    8. Reynolds Substation, situated in Sylvania Township, Lucas County, Ohio. Said premises being more particularly described as:
     (a) Lots numbers three hundred two (302) and three hundred three (303), three hundred four (304), three hundred five (305) and three hundred six (306) in Lathrop Place, an addition in Sylvania Township, Lucas County, Ohio.
     (b) That part of the southeast quarter (1/4) of the southwest quarter (1/4) of Section twenty-three (23), Town nine (9) South, Range six (6) East in Sylvania Township, Lucas County, Ohio, bounded and described as follows:
     Commencing at a point on the south line of said section twenty-three (23), seven hundred twenty-eight and seventy-five hun-dredths (728.75) feet west of the southeast corner of said south-west quarter (1/4); thence north on a line parallel with the east line of said quarter section a distance of ten hundred fifty-six
     (1056) feet; thence west on a line parallel with the south line of said Section twenty-three (23) a distance of one hundred thirty-six and twenty-five hundredths (136.25) feet; thence south a distance of ten hundred fifty-six (1056) feet to a point on the south line of said section twenty-three (23) which is one hun-dred thirty-six and twenty-five hundredths (136.25) feet (as measured along said south section line) west of the place of beginning; thence East along the said south section line to the place of beginning.



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                                                                            (TE)



   9. Southwest Defiance Substation, situated in the City of Defiance, Defiance County, Ohio. Said premises being more particularly described as:
      Lot number seven (7) of the subdivision of Lots numbers twenty
      (20) to number twenty-nine (29) inclusive of Colby, Lindenberger and Deatrick's Addition to the Town (now City) of Defiance,
      Ohio, also Lot number eight (8) of the subdivision of lots num-bers twenty (20) to twenty-nine (29) inclusive of Colby, Linden-berger and Deatrick's Addition to the Town (now City) of Defiance, Ohio; also Lot number thirteen (13) of the subdivision of Lots numbers twenty (20) to twenty-nine (29) inclusive, of Colby, Lindenberger and Deatrick's Addition to the said City of Defiance.

         10. Ford Road Substation, situated in Perrysburg Township, Wood County, Ohio. Said premises being more particularly described as:
      All of that part of Lot Four (4) in River Tract Seventy-one (71) in Town three (3) of the United States Reserve of Twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie, in Perrysburg Township, Wood County, Ohio, bounded and described as follows: Beginning at the point of intersection of the center line of Ford Road, so called, and the Westerly line of said Lot Four (4); thence Easterly, along the said center line of Ford Road, a distance of Five Hundred Eighty-eight and twenty-three hundredths (588.23) feet, more or less, to the point of intersection of the said center line of Ford Road and the Easterly line of River Tract Seventy-one (71), (center line of White Road, so called); thence Southerly along the said Easterly line of River Tract seventy-one (71) a distance of Fifty-five and ninety-eight hundredths (55.98) feet, more or less, to a point in the Northwesterly line of the right-of-way of the Baltimore and Ohio Railroad; thence Southwesterly, along the said North-westerly line of the right-of-way of the Baltimore and Ohio Rail-road a distance of Five Hundred Eighty-three and fifty-eight hundredths (583.58) feet, more or less, to a point in the North-easterly line of the proposed Ohio Turnpike; thence North-westerly along the said Northeasterly line of the proposed Ohio Turnpike a distance of One Hundred Eighty-four and sixty-two hundredths (184.62) feet, more or less, to a point in the said Westerly line of Lot Four (4); thence Northerly along the said

                                                                            (TE)


     Westerly line of Lot Four (4) a distance of three hundred eighty-one and seventy-two hundredths (381.72) feet, more or less, to the place of beginning; containing four and five hundred seventy-two thousandths (4.572) acres of land, more or less.

       11. Gibsonburg Substation, situated in Madison Township, San-dusky County, Ohio. Said premises being more particularly described as:
     Situated in the Township of Madison, County of Sandusky and State of Ohio, and being a rectangular parcel of land three hundred thirty (330) feet North and South by three hundred twenty (320) feet East and West, located in the northwest corner of the West one-half (1/2) of the northwest quarter (1/4) of Sec-tion thirteen (13) in said Township.

      12. Holgate Substation, situated within the Village of Holgate, Pleasant Township, Henry County, Ohio. Said premises being more particularly described as:
         Being in the East half (1/2) of the West part of the North half (1/2) of the Northeast quarter (1/4), North of the right of way of the Baltimore & Ohio Railroad Company in Section two
     (2), Town three (3) North, Range six (6) East, in Henry County,
     Ohio, and more particularly described as follows:
         Beginning at a point on the North line of Section two (2), Town three (3) North, Range six (6) East, Henry County, Ohio, and on the center line of the Defiance-Holgate Road, State Route
     #18, said point being Four Hundred Sixty-three and two tenths
     (463.2) feet Easterly from the Northwest quarter (1/4) post of said Section two (2); thence Southerly Ninety-one degrees (91 degrees) Sixteen minutes (16') and two hundred eight and seventy-one hundredths (208.71) feet to a point; thence Easterly and parallel within the North line of said Section two (2), Eighty-eight degrees (88 degrees) Forty-four minutes (44') and two hundred eight and seventy-one hundredths (208.71) feet to a point; thence Northerly Ninety-one degrees (91 degrees) Sixteen minutes (16') and two hundred eight and seventy-one hundredths (208.71) feet to a point on the North line of said Section two (2); thence Westerly Eighty-eight degrees (88 degrees) Forty-four minutes (44') and Two Hundred Eight and seventy-one hundredths (208.71) feet on and along the North line of said Section two (2), to the place of beginning.



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                                                                            (TE)



    13. Addition to Napoleon Substation, situated in Napoleon Town-ship in Henry County, State of Ohio. Said premises being more par-ticularly described as:

      A parcel of land in the Northwest quarter (1/4) of the North-west quarter (1/4) of Section 12, Town 5 North, Range 6 East, Napoleon Township, Henry County, Ohio, and more particularly described as follows:

      Beginning Two Hundred Eight and seventy-one hundredths
      (208.71) feet East of the Northwest corner of the Northwest quarter (1/4) of the Northwest quarter (1/4) of said Section twelve
      (12) and running thence in an Easterly direction along the North section line of said section twelve (12) two hundred eight and seventy-one hundredths (208.71) feet; thence in a southerly direction and parallel with the west line of said section two hundred eight and seventy-one hundredths (208.71) feet; thence in a Westerly direction two hundred eight and seventy-one hundredths (208.71) feet and parallel with the north line of said section twelve (12) to an iron pipe; thence in a northerly direc-tion two hundred eight and seventy-one hundredths (208.71)
      feet and parallel with the west line of said section twelve (12) to the place of beginning, containing one (1) acre of land, more or less, but subject to all legal highways, and easements of record.

    14. New Lyons Substation, situated in Royalton Township, in the County of Fulton, State of Ohio, said premises being more par-ticularly described as:

       A parcel of land in the Southwest quarter (1/4) of the South-west quarter (1/4) of Section twenty-one (21), Town nine (9) South, Range three (3) East, in Royalton Township, Fulton County, Ohio, further described as commencing at a point fifteen
      (15) rods North of the Southeast corner of the Southwest quarter (1/4) of the Southwest quarter (1/4) of said Section twenty-one
      (21); thence West ten (10) rods and eleven (11) feet to a point; thence North Two Hundred (200) feet to a point; thence East ten (10) rods and eleven (11) feet to a point; thence South Two Hundred (200) feet to the place of beginning.

    15. Centennial Switching Station, situated in Sylvania Township, Lucas County, Ohio. Said premises being more particularly described as:

                                                                            (TE)


      All that part of the northwest quarter (1/4) of Section eight (8), Town nine (9) South, Range six (6) East in Sylvania Township,
      Lucas County, Ohio, bounded and described as follows:
      Beginning at a point on the west section line of said Section eight
      (8), that is four hundred fifty-two (452) feet south of an iron stake marking the northwest corner of said Section eight (8); thence east parallel with and four hundred fifty-two (452) feet south of the north line of said Section, a distance of thirteen hundred thirty-seven and twelve hundredths (1337.12) feet to a point which is thirty-two (32) feet west of the east line of the west one-half (1/2) of the northwest quarter (1/4) of said Section; thence south a distance of two hundred eighty-six and seventy-five hundredths (286.75) feet on a line parallel with and thirty-two (82) feet west of the above mentioned line to a point; thence west a distance of thirteen hundred thirty-seven and twelve hundredths (1337.12) feet to a point on the west line of said Section eight (8), that is two hundred eighty-six and seventy-five hundredths (286.75) feet south of the place of beginning; thence north along the west line of said Section eight (8), a distance of two hundred eighty-six and seventy-five hundredths (286.75) feet to the place of beginning.

    16. Jackman Switching Station, situated in Washington Town-ship, Lucas Counts, Ohio, said premises being more particularly de-scribed as:

         (a) That part of the west one-half (1/2) of the west one-half (1/2) of the northwest quarter (1/4) of Section number fifteen
      (15), Town nine (9) south, Range seven (7) east, in Washington Township, Lucas County, Ohio, lying northwesterly of the northwesterly line of the right-of-way of The Toledo Terminal Railroad Company, excepting therefrom that part thereof con-veyed to The Board of County Commissioners of Lucas Counts, Ohio, by deed recorded in Volume 1083 of Deeds, page 189 and excepting therefrom the east three hundred twenty-seven (327) feet thereof and also excepting therefrom the north two hundred thirty (230) feet of the west two hundred seventy-nine and five tenths (279.5) feet thereof.

         (b) The west one hundred fifty-two (152) feet of the east three hundred twenty-seven (327) feet of that part of the west one-half (1/2) of the west one-half (1/2) of the northwest quarter (1/4) of Section fifteen (15), Town nine (9) South, Range seven



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                                      (TE)

      (7) East in Washington Township, Lucas County, Ohio, lying northwesterly of the northwesterly line of the right of way of the Toledo Terminal Railroad Company excepting therefrom that part thereof conveyed to The Board of County Commissioners of Lucas County, Ohio, by Deed recorded in Volume 1083 of
      Deeds, page 189.

          (c) The west ninety (90) feet of the east one hundred seventy-five (175) feet of that part of the west one-half (1/2) of the west one-half (1/2) of the northwest quarter (1/4) of Section number Fifteen (15), Town nine (9) south, Range seven
      (7) east, in Washington Township, Lucas County, Ohio, lying northwesterly of the northwesterly line of the right of was of The Toledo Terminal Railroad Company, excepting therefrom that part thereof conveyed to The Board of Counts Commis-sioners of Lucas County, Ohio, by deed recorded in Volume 1083, of Deeds, page 189.

    17. Lemoyne Switching Station, situated in Section 14, Town 6
North, Range 12 East, Troy Township, Wood Counts, Ohio, and being more particularly described as follows:

      Being a rectangular piece of land measuring Four Hundred
      Eighty-three (483) feet North and South by Five Hundred (500) feet East and West, the West line of which is along the West line of said Section 14 and the Northwest corner is located Twelve Hundred Twenty-one (1221) feet South of the South line of Road Tract 62.

    18.  Pemberville Switching Station Site, situated in Freedom
Township, Wood County, Ohio. Said premises being more particularly described as:

          A parcel of land located in the Southeast quarter (3/4) of Section nine (9), Township five (5) North, Range twelve (12) East, Freedom Township, Food County, Ohio, and being more particularly described as follows: Beginning at a point in the line dividing Sections nine (9) and Ten (10), at its intersection with the Southerly boundary of the road leading from Pember-ville to Bowling Green, said point being South six hundred and sixty-one and fifty-nine hundredths (661.59) feet measured along said section line from a stone marking the Northeast corner of the Southeast quarter section; thence South along said section



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      line one hundred and fifty (150) feet to a point; thence North eighty-nine (89) degrees ten (10) minutes West seventy-five (75) feet to a point; thence in a Northerly direction parallel to said section line one hundred and twenty and forty-five hundredths (120.45) feet to the Southerly boundary of the said Pemberville-Bowling Green Road; thence along said Southerly boundary eighty and fifty-five hundredths (80.55) feet to the beginning and containing .233 acres, more or less.

      19. Gas Regulator Station Situated in the City of Defiance, De-fiance Counts, Ohio. Said premises being more particularly de-scribed as:

      Fifty (50) feet of even width off of the entire easterly side of Outlot number four (4), being northerly of the County Road commonly known as High Street extended in Arrowsmith's Ad-dition to the City of Defiance, County of Defiance, State of Ohio.

      20. Gas Regulator Station, situated in Defiance County, Ohio. Said premises being more particularly described as follows:

         Beginning at a point on the North boundary line of Carter Avenue Thirty-three (33) feet North of the South line of Section Fourteen (14). Town Four (4) North, Range Four (4) East, and Thirteen Hundred Seventy-seven (1377) feet West of the
      East line of said Section Fourteen (14); thence North parallel to the East line of said section a distance of One Hundred (100) feet: thence West parallel to the South line of said section a distance of Twenty-five (25) feet; thence South parallel to the East line of said Section a distance of One Hundred (100) feet; thence East Twenty-five (25) feet to the place of beginning, all in Section fourteen (14), Town Four (4) North, Range Four (4) East in Noble Township, Defiance Counts, Ohio.

    21. Gas Regulator Site, situated in the City of Defiance, Defiance County, Ohio. Said premises being more particularly described as:

      A rectangular plot of land Twelve (12) feet by Twelve (12) feet, located in the Northeast corner of Lot number eight (8) in Chalat Place Addition to said City of Defiance, Ohio, more particularly described as follows, to-wit:

      Commencing at the Northeast corner of said Lot number eight
      (8); thence westerly along the North line of said lot a distance of twelve (12) feet; thence southerly parallel with the East line of


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                                      (TE)

       said lot a distance of twelve (12) feet; thence easterly and parallel with the North line of said lot number eight (8) a dis-tance of twelve (12) feet to the East line of said lot; thence northerly along the East line of said lot a distance of twelve (12) feet to the place of beginning.

    22. Maumee Service Center, situated in the City of Maumee, Lucas County, Ohio. Said premises being more particularly described as:

       (a) Lot number thirteen (13) in Block number sixty (60) in Hunt's Addition to Maumee, Lucas County, Ohio. Subject to legal highways.

       (b) Lot number seven (7) in Block number forty-five (45) in Hunt's Addition to Maumee, Lucas County, Ohio.

       (c) Lots numbers one (1) to six (6) both inclusive and lots numbers eight (8) to sixteen (16) both inclusive in Block number forty-five (45) in Hunt's Addition to Maumee, Lucas County, Ohio, also

       Lots numbers one (1) and two (2) in Block number sixty (60) in Hunts Addition to Maumee, Lucas County, Ohio, excepting there-from that part thereof conveyed to George H. Warrington by deed recorded in Volume 331 of Deeds, page 139 and excepting therefrom that part thereof conveyed to The New York, Chicago and St. Louis Railroad Company by deed recorded in Volume 826 of Deeds, page 57 and also excepting therefrom that part thereof lying within the lines of Ford Street as now laid out.

    23. Office and Storeroom Building, situated in the Village of Swanton, Township of Fulton, County of Fulton, State of Ohio, the same being located on premises being more particularly described as:

           Being a parcel of land located in the Southeast quarter (1/4) of Section one (1), Town seven (7) North, Range eight (8) East, more fully described as being the Westerly One Hundred (100) feet of the Following described parcel of real estate: Beginning at the Southeast corner of Section one (1); thence North One degree Forty-six minutes East (N 1 degree 46' E) binding upon the East line of said Section a distance of Five Hundred Sixty-six and one-tenth (566.1) feet to a point; thence South seventy-nine degrees, fifty-nine minutes West (S 79 degrees 59' W) binding upon


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                                                                            (TE)

                      the North line of Broadway Street a distance of seven hundred eighty-one and three-tenths (781.3) feet to a point the place of beginning; thence north one degree forts-seven minutes East (N 1 degree 47' E) a distance of Two Hundred Fifty-nine and one tenth (259.1) feet to a point; thence North Eighty-eight degrees Thirteen minutes West (N 88 degrees 13' W') a distance of One Hun- dred Ninety-five and seventy-seven hundredths (195.77) feet to a point: thence South one degree forty-seven minutes West (S 1 degree 47' W) a distance of Three Hundred (300) feet to a point in the North line of Broadway Street; thence North seventy-nine degrees fifty-nine minutes East (N 79 degrees 59' E) binding upon the North line of said Street a distance of Two Hundred (200) feet to a point, the place of beginning, containing One and twenty- six hundredths (1.26) acres of land.

                    24. Edison Employees' Club Site, situated in Defiance Township, Defiance County, State of Ohio and more particularly described as follows:

                          A part of the Northeast quarter (1/4) of Section
                      Twenty-eight (28), Town Four (4) North, Ridge Four (4) East, Defiance County, Ohio and more particularly described as follows:
                          Commencing at a point on the centerline of U. S.
                      Highway No. 34 Thirteen Hundred Four and fifty-two hundredths (1304.52) feet West of the West line of Westwood Drive and Westwood Addition (being the East line of said Section 28); thence West along the centerline of
                      U. S. Highway No. 24 a distance of Four Hundred Thirteen and eighteen hundredths (413.18) feet to the Southeast corner of the tract conveyed to Lester and Mary M. Male by deed recorded in Vol. 145, page 630 of the Deed Records of Defiance County, Ohio; thence North along the East line of said Hale Tract to the low water mark of the Maumee River; thence East along the low water mark of the Maumee River a distance of approximately Four Hundred Twenty-nine and four hundredths (49.04) feet to a Point where the same is intersected by the West line of a tract conveyed to the Maumee and Auglaise Valley Workers Corporation by deed recorded in Vol. 151, page 562 of the Deed Records of Defiance County, Ohio; thence South along said line, which is parallel to the East boundary line of said Section 28, to the place of beginning; containing Fifteen and seven hundredths (15.07) acres of land, more or less.



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      1.  An additional parcel comprising part of the site of the new generating plant known as Bay Shore Station:

            That portion of Lot Number Three (3) in Owners' Sub-division in Oregon Township, Lucas County, Ohio, bounded and described as follows:
           Commencing at the southeast corner of Lot 64 in Brook-haven, an Addition in Oregon Township, Lucas County, Ohio, thence southerly in a straight line to what was formerly the northwesterly corner of Lot 34 in Brookhaven prior to vacation, thence southwesterly along the southeasterly line of Channel Street to the northwesterly corner of Lot 35 in Brookhaven, thence southeasterly along the northeasterly line of said Lot 35 to the southeasterly line thereof, thence southwesterly along the southeasterly lines of Lots 35 to 38, inclusive, in Brookhaven to the northwesterly corner of lot 29 in Brookhaven, thence south-



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                                                                            (TE)


       easterly along the northeasterly line of said lot 29 and on an extension thereof to the west line of Lot 2 in Owners' Subdiv-sion, thence northerly along the west line of Lot 2 in Owners, Subdivision to its intersection with the north line of vacated Chelsea Drive, thence westerly along the north line of vacated Chelsea Drive to the place of beginning, being formerly known as Lots Thirty (30) to Thirty-four (34), inclusive, in Brook-haven and portions of Chelsea Drive, Brookhaven Drive and Houck Street, all of which are now vacated.

     2. Additional parcels comprising part of the right of way for the Toledo Outer Belt Steel Tower Transmission Line in Lucas County,
Ohio, extending from the Company's Ironville Substation to its Cen-tennial Switching Station:

           (a) That part of fractional Section number twenty-one
       (21), Town nine (9) south, Range eight (8) east, in the City of Toledo, Lucas County, Ohio, bounded and described as follows:
       Beginning at the intersection of the northerly line of the abandoned Miami and Erie Canal property with the west line of said fractional Section twenty-one (21); thence north along the west line of said fractional Section twenty-one (21), a dis-tance of one hundred seventy-five (175) feet; thence south-easterly to a point in the said northerly line of the abandoned Miami and Erie Canal property, which point is one hundred seventy-five (175) feet easterly of the point of beginning; thence westerly along the said northerly line of the abandoned Miami and Erie Canal property, a distance of one hundred seventy-five
       (175) feet to the point of beginning.

           (b) Lots numbers two hundred sixty-six (266) and two hundred sixty-nine (269) in Ratterree's Boulevard Terrace, an Addition in the City of Toledo, Lucas County, Ohio.

           (c) All that part of the North one-half (1/2) of the North-west one-quarter (1/4) of the Southwest one-quarter (1/4) of Sec-tion seventeen (17), Town nine (9) South, Range eight (8) East, Washington Township, Lucas County, Ohio, bounded and de-scribed as follows:

           Beginning at a point on the east and west center line of said Section seventeen (17), six hundred five and six tenths (605.6) feet east of the northwest corner of the southwest one-quarter (1/4) of said Section; thence east, along the said center line,


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                                                                            (TE)


forty-two and five tenths (42.5) feet; thence south parallel to the west line of the southwest one-quarter (1/4) of Section seventeen
(17), to a line that is one hundred fifty (150) feet north of and parallel to the south line of north one-half (1/2) of the northwest one-quarter (1/4) of the southwest one-quarter (1/4); thence west parallel to the said South line forty-two and five tenths (42.5) feet: thence north in a direct line to the place of beginning.

    (d) The south one hundred (100) feet of the north eight hundred thirty-five (835) feet of the east one hundred thirty-five
(135) feet of the east quarter (1/4) of the northwest quarter
(1/4) of Section nine (9), Town nine (9) south, Range seven (7) east in Washington Township, Lucas County, Ohio.

    (e) That part of the South one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section six (6), Town nine (9) South, Range seven (7) East, in Washington
Township, Lucas County, Ohio, described as follows:
    Beginning at a point on the southerly line of Penelope
Drive that is fourteen hundred fifteen and eight hundredths (1415.08) feet westerly from the intersection of the said south-erly line of Penelope Drive and the center line of Clover Lane; running thence easterly along the southerly line of Penelope
Drive five hundred forty (540) feet; thence southerly and at right angles to the first course six hundred fifty-two and seventy-six hundredths (652.76) feet to a point two (2) feet northerly from the intersection of this second course extended and the northerly line of Herman Place; thence westerly and parallel with the northerly line of Herman Place five hundred forty
(540) feet; thence northerly on a straight line six hundred fifty-one and forty-six hundredths (651.46) feet to the place of begin-ning. Also, beginning at a point on the southerly line of Penelope Drive that is six hundred five and eight hundredths (605.08) feet westerly from the intersection of the said south-erly line of Penelope Drive and the center line of Clover Lane; running thence easterly along the southerly line of Penelope
Drive two hundred seventy (270) feet; thence southerly and at right angles to the first course six hundred fifty-four and six hundredths (654.06) feet to a point two (2) feet northerly from the intersection of this second course extended and the northerly line of Herman Place; thence westerly and parallel with the northerly line of Herman Place two hundred seventy (270) feet; thence northerly on a straight line six hundred fifty-three and


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                                      (TE)

       forty-one hundredths (653.41) feet to the place of beginning, con-taining in all approximately twelve and one hundred thirty-nine thousands (12.139) acres, more or less.

          (f) Lot number eight hundred fifty-four (854) in Westwood Gardens Second Extension, a Subdivision in Washington Town-ship, Lucas County, Ohio.

          (g) The southerly sixty-three and forty-eight hundredths
       (63.48) feet of the following described property.
          Beginning at the intersection of the easterly line of Section two (2), Town nine (9) South, Range six (6) East in Sylvania Township, Lucas County, Ohio, and the Ohio State Michigan
       Line and running thence westerly along the state line a distance of one hundred seventy (170) feet to a point; thence southerly on a line parallel with the easterly line of said Section 2 a distance of one hundred eighty-eight and nine tenths (188.9) feet to a point; thence easterly one hundred seventy (170) feet to a point on the east line of Section two (2) that is one hundred ninety and fourty-four hundredths (190.44) feet southerly of the place of beginning; thence northerly along the easterly line of said Sec-tion two (2) a distance of one hundred ninety and forty-four hundredths (190.44) feet to the place of beginning excepting therefrom the easterly thirty (30) feet for highway purposes.

          (h) The South one hundred thirty (130) feet of Lot number sixteen (16) and the South one hundred twenty-five (125) feet of Lot number thirty-two (32) excepting therefrom the west one hundred fifty (150) feet of said Lot number Thirty-two (32) in Huntington Farms, an Addition in Sylvania Township, Lucas County, Ohio.

    3. Lands owned by the Company and used as right of way for its Bay Shore-Ironville Steel Tower Transmission Line in Lucas County, Ohio, extending from the Company's Bay Shore Station to its Iron-ville Substation, more particularly described as follows:

          (a) The south one hundred forty-four and fifty-nine hun-dredths (144.59) feet (measured along the east line thereof), of the following described premises: That part of the Cheno Tract in Oregon Township, Lucas County, Ohio, described as follows:
       Beginning at the intersection of the center lines of Otter Creek Road and Cedar Point Road; thence easterly along the center line of Cedar Point Road a distance of one hundred sixty-five (165)


                                     A-112
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                                      (TE)

feet; thence southerly at right angles to the center line of said Cedar Point Road a distance of two hundred seventy-six and fifty-nine hundredths (276.59) feet; thence westerly along a line parallel with the center line of Cedar Point Road to its inter-section with the center line of Otter Creek Road; thence north-easterly along the center line of Otter Creek Road to the place of beginning.

    (b) The south one hundred fifty-eight and twenty-one hun-dredths (158.21) feet (measured along the east line thereof), of the following described premises: That part of the Cheno Tract in Oregon Township, Lucas County, Ohio, bounded as follows:
Beginning at the intersection of the center the of Otter Creek Road and Cedar Point Road; thence easterly along the center line of Cedar Point Road a distance of two hundred thirty-nine
(239) feet; thence southerly at right angles to the center line of said Cedar Point Road, a distance of four hundred thirty-four and eighty hundredths (434.80) feet; thence westerly along a line parallel with the center line of Cedar Point Road to its inter-section with the center line of Otter Creek Road; thence north-easterly along the center line of Otter Creek Road to the place of beginning.

    (c) That part of the Cheno Tract, in Oregon Township, de-scribed as follows: Commencing at a point in the east line of said tract nine hundred ninety-one and eight hundred and eight thousandths (991.808) feet south of the northeast corner thereof, thence west along a line parallel with the south line of said tract a distance of nine hundred thirty-four and twenty-hundredths (934.20) feet for the place of beginning; thence south at right angles to the last described line a distance of one hundred seventy-four (174) feet; thence westerly at right angles to the last described line a distance of three hundred ninety-seven and eight tenths (397.8) feet to the southeasterly line of Otter Creek Road; thence northeasterly along the southeasterly line of Otter Creek Road a distance of one hundred eighty-six and forty hundredths (186.40) feet; thence easterly on a line parallel with the south line of said tract a distance of three hun-dred twenty-nine and ninety hundredths (329.90) feet to the place of beginning.

    (d) That part of the East fifteen (15) acres of lot three (3), lying South of Cedar Point Road, in Section twenty-seven (27),
Town nine (9) South, Range eight (8) East, Oregon Township,


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                                                                            (TE)


Lucas County, Ohio, which lies South of the following described line: Commencing at a point in the West line of said East fifteen
(15) acres of said lot three (3), lying South of Cedar Point
Road, which is five hundred seventy-five and seventy-eight hun-dredths (575.78) feet North of the Southwest corner of said
East fifteen (15) acres; thence Easterly to a point on the East line of said East fifteen (15) acres which is four hundred (400) feet North of the Southeast corner of said East fifteen (15) acres.

     (e) The south four hundred (400) feet of the west one-half (1/2) of the west one-half (1/2) of that part of lot number two
(2) in Section number twenty-seven (27), Town nine (9) South, Range eight (8) East in Oregon Township, Lucas County, Ohio, lying south of Cedar Point Road.

     (f) The south four hundred (400) feet of the east one-half
(1/2) of the west one-half (1/2) of that part of lot number two (2) in Section number twenty-seven (27), Town nine (9) South,
Range eight (8) East in Oregon Township, Lucas County, Ohio, lying south of Cedar Point Road.

     (g) The south four hundred (400) feet of the east one-half
(1/2) of that part of lot number two (2) in Section number twenty-seven (27), Town nine (9) South, Range eight (8) East, in
Oregon Township, Lucas County, Ohio, lying south of Cedar
Point Road.

     (h) The south four and sixty-one hundredths (4.61) acres of the east fourteen and one-half (14 1/2) acres of that part of lot number one (1) of Section twenty-seven (27), Town nine (9)
South, Range eight (8) East in Oregon Township, Lucas County,
Ohio, that lies south of the center line of the public road, running in an easterly and westerly direction.

     (i) The south three and one-half (3 1/2) acres of that part of lot number one (1) in Section twenty-seven (27), Town nine
(9)  South, Range eight (8), East in Oregon Township, Lucas
County, Ohio, that lies south of the center line of the public road ruling in an easterly and westerly direction, excepting there-from the east twenty-nine (29) acres thereof.

     (j) The south four and one-half (4 1/2) acres of the west four-teen and one-half (14 1/2) acres of the east twenty-nine (29) acres of that part of lot number one (1) of Section twenty-seven (27), Town nine (9) South, Range eight (8) East, in Oregon Township,
Lucas County, Ohio, which lies south of the center line of the public road, running in an east and west direction.


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                                                                            (TE)

          (k) That portion of the West Twenty-six and Thirty-three hundredths (26.33) acres of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section twenty-six (26), Town nine
      (9) South, Range eight (8) East, in Oregon Township, Lucas County, Ohio, described as follows:

          Beginning at a point on the Easterly boundary of the above described premises which is eighty-three (83) feet (measured along said Easterly boundary) North of the Southeast corner of said premises thence Northerly along said East boundary line a distance of four hundred one (401) feet to a point; thence in a southwesterly direction along a straight line to a point on the Westerly boundary of the above premises which is four hundred twenty-one (421) feet (as measured along said West line) North of the Southwest corner of said premises; thence Southerly along said West line of said premises a distance of four hundred one (401) feet to a point; thence Northeasterly in a straight line to the point of beginning.

          (l) The south five hundred (500) feet of the east fourteen
      (14) acres of the northwest quarter (14) of the southwest quarter (1/4) of Section twenty-six (26), Town nine (9) South, Range eight (8) East, in Oregon Township, Lucas County, Ohio.

          (m) The South five hundred (500) feet of the Northeast quarter (14) of the Southwest quarter (1/4) of Section twenty-six
      (26), Town nine (9) South, Range eight (8) East, in Oregon
      Township, Lucas County, Ohio.

    4. Mulberry Substation, situated in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:

          Lots numbers eight-seven (87) and eighty-eight (88) in Bittner's Central Addition to the City of Toledo, Lucas County, Ohio.

    5. Genoa Substation, situated in Clay Township, Ottawa County, Ohio, Said premises being more particularly described as:

          Being a parcel of land located in the west half of Section 28, Clay Township, Ottawa County, Ohio, and more particularly described as follows:

          Beginning at a point at the intersection of the original center line of the Toledo-Elmore Road and the north and south quarter section line of Section 28; said point being 33.55 feet




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                                                                            (TE)




      south of the iron pin at the center of Section 28 thence north
      48 degrees-40' west in the original center line of the Toledo-Elmore
      Road a distance of 268.39 feet to a point; thence north 41 degrees-20' east and passing through the center line of an iron pin at 30 feet a distance of 201.50 feet to an iron pin; thence south 75 degrees-36' east a distance of 70.64 feet to an iron pin in the north and south quarter section line of Section 28; thence south 0 degrees in the said quarter section line and passing through the center line of the iron pin at the center of Section 28, a distance of 310.98 feet to the place of beginning and containing 0.865 acres of land but subject to all legal highways.

          This description is based upon the assumption that the laid north and south quarter section line bears north 0 degrees.

    6. Millersville Substation, situated in Jackson Township, San-dusky County, Ohio. Said premises being more particularly described as:

          Situated in the Township of Jackson, County of Sandusky and State of Ohio and being a parcel of land in the east half of the southwest quarter of Section Number eight (8), Town-ship four (4) north, Range fourteen (14) east and more fully described as commencing at the intersection of the center line of the Greensburg Pike with the north and south half section line of said Section eight (8); then south along said half section line a distance of two hundred twenty-five (225) feet; thence west at right angles a distance of one hundred thirteen (113) feet; thence north, at right angles, to the center line of the Greensburg Pike; and thence northeasterly along the center line of said Greensburg Pike to the place of beginning.

    7.  Napoleon Substation, situated in Liberty Township, Henry
County, Ohio.  Said premises being more particularly described as:

          A tract of land in the Northeast quarter (1/4) of Section Seven (7), Town Five (5) North, Range Seven (7) East, Liberty Township, Henry County, Ohio, more particularly described as follows:

          Beginning at an iron pipe at the point where the Easterly line of Section Seven (7) intersects the Southerly right-of-way line of the Wabash Railroad; thence Southerly along the East-erly line of said Section Seven (7) a distance of three hundred eighty feet (380) to an iron pipe; thence Westerly at right



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      angles a distance of three hundred feet (300) to an iron pipe;
      thence Northerly at right angles and parallel to the Easterly line of said Section Seven (7) a distance of one hundred eighty-eight feet (188) to an iron pipe on the Southerly right-of-way line of said Wabash Railroad; thence Northeasterly along the Southerly right-of-way line of said railroad on a curve with a radius of eleven thousand four hundred three and two tenths feet (11403.2) a distance of three hundred fifty-six feet (356) to the point of beginning containing one and ninety-seven hun-dredths (1.97) acres of land, more or less but subject to all legal highways and easements of record.

    8.  Greensburg Substation, situated in Montgomery Township,
Wood County, Ohio. Said premises being more particularly described as:

          Located in the Northwest quarter (14) of Section 13, Town 4 North, Range 12 East, in Montgomery Township, Wood
      County, Ohio, and more particularly bounded and described as follows:

          Beginning at the Northwest corner of said Section 13; thence southerly along the west line of said Section 13 a distance of two hundred thirty (230) feet to a point; thence easterly parallel with and two hundred thirty (230) feet southerly from the north line of said Section 13 a distance of two hundred forty-eight (248) feet to a point; thence northwesterly a distance of two hundred thirty-three (233) feet to a point on the north line of said Section 13 which is two hundred ten and one-half
      (210.5) feet easterly along said north line from the northwest corner of said section; thence westerly along the north line of said Section 13 to the place of beginning.

    9.  Carroll Substation, situated in Carroll Township, Ottawa
County, Ohio. Said premises being more particularly described as:

          Situated in the Township of Carroll, County of Ottawa and State of Ohio, and being a parcel of land in Section number
      Eighteen (18), Township Number Seven (7), Range Number
      Fifteen (15), particularly described as follows:

          Commencing at the point of intersection of the East line of the Benton-Carroll, Town Line Road, also known as County Road Number 23, with the south line of the Toussaint East Road, also known as County Road Number 93; thence east in the south




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      line of said Road Number 93 one hundred (100) feet to a point;
      thence south, parallel to said east line of Road Number 23, one hundred (100) feet to a point; thence west, parallel with said south line of Road Number 93, one hundred (100) feet to the said east line of Road Number 23; thence north in said east line of Road Number 23 to the point of beginning, and containing approximately one-quarter (1/4) acre, more or less;

          Also, that part of said Roads Numbered 23 and 93, lying east and south of the center lines of said roads, within the east and south lines extended, of the parcel above described; but subject to all legal highways.

    10. Oak Harbor Substation, situated in the Village of Oak Harbor, Ottawa County, Ohio. Said premises being more particularly described as:

          Situated in the Village of Oak Harbor, County of Ottawa, and State of Ohio, and known as and being the east part of lot forty-one (41) of Block one hundred and thirty (130) in Ward-low's Division of said Village and more particularly described as follows:

          Commencing at the Northeast corner of said lot; thence running west fifty (50) feet; thence south one hundred and twenty (120) feet; thence east fifty (50) feet; thence north one hundred twenty (120) feet and to the place of beginning.

    11. A parcel of land situated in the Village of Oak Harbor, Ottawa County, Ohio. Said premises being more particularly described as:

          Situated in the Village of Oak Harbor, Township of Salem, County of Ottawa and State of Ohio and being the westerly one hundred (100) feet of Lots numbered Fifty (50) and Fifty-one (51) in Block numbered One Hundred forty (140) in the Plat of Wardlow's Addition to said Village, and more particu-larly described as follows:

          Beginning at the northwest corner of said Lot No. Fifty
      (50); thence east in the north line of said Lots numbered Fifty
      (50) and Fifty-one (51) one hundred (100) feet to a point; thence south parallel to the west line of said Lot No. Fifty (50) to the Portage River; thence westerly along said river to a point in the west line extended southerly of said Lot No. Fifty (50); thence north in the west line of said Lot No. Fifty (50) to the



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      northwest corner thereof and place of beginning, subject to all legal highways. Being the same parcel excepted in Deed dated December 31, 1945, from The Ohio Public Service Company, predecessor in title to Ohio Edison Company, to The Toledo and Eastern Railroad Company.

    12. Parcels of land situated in Oregon Township, Lucas County, Ohio. Said premises being more particularly described as:

          (a) Lots numbers Fourteen (14), Fifty-four (54), Fifty-five (55) and Fifty-six (56) in Brookhaven, a Subdivision in Oregon Township, Lucas County, Ohio.

          (b) Lots numbers One hundred fifty-six (156), One hun-dred fifty-seven (157), One hundred fifty-eight (158), and One hundred fifty-nine (159) in East Harbor First Extension, a Sub-division in Oregon Township, Lucas County, Ohio.




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     1. An additional parcel comprising part of the right of way for the
Toledo Outer Belt Steel Tower Transmission Line in Lucas County, Ohio, described as:

           The northeasterly twelve and one-half (12 1/2 feet of lot num-ber twenty-six (26) and the southwesterly eighteen and one-half
       (18 1/2) feet of lot number twenty-seven (27) in Block number forty-five (45) in North Toledo, a Subdivision in the City of Toledo, Lucas County, Ohio.

     2. An additional parcel comprising part of the right of way for the Toledo-Pemberville 138 KW. Transmission Line in Lucas County, Ohio, described as:

           The east five (5) acres of the North one-half (1/2) of the east one-half (1/2) of the East one-half (1/2) of the Southwest quarter




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       (1/4) of Section three (3), Town Ten (10) South, Range eight (8)
       East, in the City of Oregon, Lucas County, Ohio.

    3. West Fremont Substation, situated in Sandusky Township, Sandusky County, Ohio, and described as:

           Situated in the Township of Sandusky, County of Sandusky and State of Ohio, and being the west five hundred (500) feet of that part of the north ninety (90) acres of the southwest quarter (1/4) of Section number twenty (20), Township five (5) north, Range fifteen (15) east, as lies north and east of the New York Central Railroad's right-of-way through the southwest quarter (1/4) of said Section.
           Excepting therefrom a strip of land forty (40') feet wide northeasterly of and adjacent to the New York Central Railroad's right-of-way, but the Company shall have the right to overhang said forty (40) foot with electric transmission lines and ground wires as required by the Company.

     4. Ottawa Substation, situated in Salem Township, Ottawa County, Ohio, and described as:

           Situated in the Township of Salem, County of Ottawa and State of Ohio, and being the west four hundred fifty (450) feet of that part of the east 1/2 of the east 1/2 of the northwest 1/4 of Section eleven (11), Township number six (6) north, Range fifteen (15)
       east which is bounded on the south by a line one thousand (1000) feet north of and parallel to the east-west centerline of Section eleven
       (11) and bounded on the north by the center line of the Green Bayou.

     5. Oak Harbor Substation #2, situated in Salem Township, Ottawa County, Ohio, and described as:

           Situated in the Township of Salem, County of Ottawa and State of Ohio, and being in the southeast quarter (1/4) of Section number six (6), Township Number six (6) north, Range number fifteen
       (15) east, more particularly described as follows:
           Commencing at the intersection of the east line of Section Number six (6) with the center line of State Route No. 105;





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           thence north in the center line of Toussaint-Portage Road in #92
       (said center line being also the east line of Section Number six (6) a distance of two hundred eighty-two and sixteen hundredths
       (282.16) feet to a point;

           thence westerly at right angles a distance of two hundred seventy and no tenths (270.0) feet to a point;

           thence south parallel with the east line of Section Number six
       (6), to the center line of State Route No. 105;

           thence northeasterly in the center line of State Route No. 105 to the place of beginning.

    6. Addition to Ryan Substation, situated partly in the City of Toledo and partly in the City of Oregon, Lucas County, Ohio, and described as:

           That part of lots numbers eighteen (18) and nineteen (19) of Phelp's Subdivision of the east one-half (1/2) of the northwest quarter (1/4) and the west one-half (1/2) of the northeast quarter (1/4) of Section five (5), Town ten (10) south, Range eight (8) east, situated partly in the City of Toledo and partly in Oregon Town-ship, Lucas County, Ohio, lying east of the right of way of the Toledo Terminal Rail Road Company and west of a line two hundred ten
       (210) feet west of and parallel with the east line of said lots num-bers eighteen (18) and nineteen (19), excepting therefrom the north sixty (60) feet of the east ninety-four (94) feet thereof con-veyed to the City of Toledo for street purposes and excepting there-from that part thereof conveyed to The Toledo, Port Clinton and Lakeside Rail Road Company by deeds recorded in Volume 306 of Deeds, page 455 and Volume 388 of Deeds, page 151.

    7. Addition to Richland Substation, situated in Richland Township, Defiance County, Ohio, and described as:

           Situated in the Township of Richland, County of Defiance, and State of Ohio and known as:

           A part of the Northeast quarter (1/4), Section Eighteen (18), Town Four (4) North, Range Five (5) east and more particularly described as follows:



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           Beginning at a corner stone located at the point of intersection of West line of the Northeast quarter (1/4) of Section Eighteen (18) and the Northerly right of way line of the Wabash Railroad; thence North on and along said West line of the Northeast quarter (1/4), Section Eighteen (18), a distance of Five Hundred Sixty-six (566) feet to a point; thence East at an angle of Eighty-nine (89) degrees and Fifty-one (51) minutes and a distance of Eight Hundred Sixty-six and Seventy-five hundredths (866.75) feet to a point; thence
      South at an angle of Ninety (90) degrees and Zero (0) minutes and a distance of Sixty (60) feet to a point on the Northerly right of way line of the Wabash Railroad; thence Southwest at an angle of One Hundred Twenty (120) degrees and Thirteen (13) minutes and on and along said Northerly line of the Wabash Railroad, a dis-tance of One Thousand Five and Forty-two hundredths (1005.42) feet to the place of beginning, containing Six and Twenty-three hundredths (6.23) acres.

    8. Decant Substation Site, situated in Jerusalem Township, Lucas County, Ohio, and described as:

           The east one hundred fifty (150) feet of the north one hundred fifty (150) feet of the east five (5) acres of the north twenty (20) acres of the southeast quarter (1/4) of Section ten (10) Town ten
       (10) south, Range nine (9) east, Jerusalem Township, Lucas
       County, Ohio.

     9. Bellevue Road Substation Site, situated in the City of Toledo, Lucas County, Ohio, and described as:

           Lots numbers three hundred four (304), three hundred five
       (305) and three hundred six (306) in Broadmoor Addition in the City of Toledo, Lucas County, Ohio.





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    1. Additional parcels comprising part of the site of the Acme Steam
Electric Station, in Toledo, Lucas County, Ohio, and described as:

       Parcel 1: That part of Parcel 2 on the Plat made by Commis-sioners in Partition in Cause Number 38019 in Common Pleas Court,
    Lucas County, Ohio, of part of the southeast fraction of Section 31, Town nine (9) South, Range eight (8) East in the City of Toledo,
    Lucas County, Ohio, bounded and described as follows: Beginning at a point distant of fifteen (15.00) feet measured northwestwardly and at right angles from an iron pin in the center line of Track No. 17 of railroad of The Connecting Railway Company, said beginning point being also at the distance of two hundred twenty-four (224.00) feet measured north thirty-nine (39) degrees, two (02) minutes, sixteen (16) seconds west from an iron monument in the northwesterly line of Front Street, eighty (80.00) feet wide, said iron monument being at a distance of forty (40.00) feet measured northwestwardly and at right angles from a point in the middle line of said Front Street, said last mentioned point being at a distance of one thousand four hundred forty-five and seventy-two hundredths (1445.72) feet measured northwestwardly along the said middle line of Front Street, from a stone at the point of



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meeting with the middle of Main Street. Extending from said begin-
ning point the following four (4) courses and distances:

      (1) North thirty-nine (39) degrees, two (02) minutes, sixteen
  (16) seconds west four hundred twenty-six (426) feet to a point; (said course also being the southwesterly line of said Parcel 2 on said Partition Plat);

      (2) North fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east, three hundred fifty-nine (359.00) feet to a point;

      (3) South thirty-nine (39) degrees, two (02) minutes, sixteen
  (16) seconds east, four hundred twenty-six (426) feet to a point dis-tant fifteen (15.00) feet measured northwestwardly and at right angles from another iron pin in the said centerline of Track No. 17; (said course also being the northeasterly line of said Parcel 2 on said Partition Plat); and thence

      (4) South fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds west on a line parallel with and distant fifteen (15.00) feet measured northwestwardly and at right angles from the said centerline of Track No. 17, said course being also on a line parallel with and distant two hundred twenty-four (224.00) feet measured northwestwardly and at right angles from the said north-westerly line of Front Street, three hundred fifty-nine (359.00) feet to the place of beginning.

    Parcel 2: A parcel of land being part of Parcel 2 on a plat made by the Commissioners in Partition, Cause No. 38019 in Common Pleas
Court, Lucas County, Ohio of part of the southeast fraction of Section
31, Town nine (9) South, Range eight (8) East in the City of Toledo,
Lucas County, Ohio, said parcel being bounded and described as follows:
    Commencing at a stone located at the intersection of the middle line of Main Street with the middle line of Front Street; thence along the said middle line of Front Street having an assumed bearing of north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east a distance of one thousand four hundred forty-five and seventy-two hundredths (1445.72) feet to the intersection of the southwesterly line of said Parcel 2 on the plat made by the Commissioners in Partition as extended in a southeasterly direction; thence north thirty-nine (39) de-grees, two (02) minutes, sixteen (16) seconds west along the last



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described line a distance of forty (40.00) feet to the intersection of the northwesterly right of way line of Front Street, said intersection being the true point of beginning; thence continuing north thirty-nine (39) degrees, two (02) minutes, sixteen (16) seconds west along the said southwesterly line of Parcel 2 on the plat made by the Commissioners in Partition in Cause No. 38019 in Common Pleas Court, Lucas County,
Ohio, a distance of one hundred ninety-four (194.00) feet to the inter-section of the southeasterly right of way line of Track No. 17 of The Connecting Railway Company bearing north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east, said last described line also being fifteen (15.00) feet southeasterly of and parallel to the centerline of said Track 17 of The Connecting Railway Company; thence north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44)
seconds east along the southeasterly right of way line of Track No. 17 of The Connecting Railway Company a distance of three hundred fifty-nine (359.00) feet to a point; thence south thirty-nine (39) degrees, two (02) minutes, sixteen (16) seconds east along the northeasterly line of Parcel 2 on the plat made by the Commissioners in Cause No. 38019 in Common Pleas Court, Lucas County, Ohio, a distance of one hundred ninety-four (194.00) feet to the intersection of the said northwesterly right of way line of Front Street; thence south fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds west along the said north-westerly right of way line of Front Street a distance of three hundred fifty-nine (359.00) feet to the true point of beginning, excepting there-from a parcel of land bounded and described as follows:
    Commencing at a stone located at the intersection of the middle line of Main Street with the middle line of Front Street; thence along the said middle line of Front Street having an assumed bearing of north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east a distance of one thousand four hundred forty-five and seventy.two hundredths (1445.72) feet to the intersection of the southwesterly line of said Parcel 2 on the Plat made by the Commissioners in Partition as extended in a southeasterly direction; thence north thirty-nine (39) degrees, two (02) minutes, sixteen (16) seconds west along the last described line, a distance of two hundred thirty-four (234.00) feet to the intersection of the southeasterly right of way line of Track No. 17 of The Connecting Railway Company bearing north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east, said last





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described line also being drawn fifteen (15.00) feet southeasterly of and parallel to the centerline of Track No. 17 of The Connecting Rail-way Company; thence north fifty (50) degrees, fifty-seven (57) min-utes, forty-four (44) seconds east along the said southeasterly right of way line of Track No. 17 of The Connecting Railway Company a dis-tance of fifty hundredths (0.50) feet to the true point of beginning; thence continuing north fifty (50) degrees, fifty-seven (57) minutes, forty-four (44) seconds east along the said southeasterly right of way line of Track No. 17 of The Connecting Railway Company a distance of eighty-two and sixty-eight hundredths (82.68) feet to the intersection of an arc of curve (to the right); thence along said arc of curve (to the right) a distance of one hundred twenty-eight and forty hundredths (128.40) feet to a point of reverse curve, (said curve having a radius of three hundred sixty-three and thirty-six hundredths (363.36) feet, a central angle of twenty (20) degrees, fourteen (14) minutes, fifty
(50) seconds and a long chord of one hundred twenty-seven and seventy-four hundredths (127.74) feet bearing north eighty-one (81) degrees, thirty (30) minutes, forty-six (46) seconds east); thence along the arc of the said reverse curve (to the left) a distance of one hundred eighty-five and sixty-six hundredths (185.66) feet to the intersection of the northeasterly line of said Parcel 2 on the Plat made by the Commis-sioners in Partition (said curve having a radius of three hundred forty-six and sixty hundredths (346.60) feet, a central angle of thirty
(30) degrees, forty-one (41) minutes, twenty-eight (28) seconds and a long chord of one hundred eighty-three and forty-five hundredths (183.45) feet bearing north seventy-six (76) degrees, seventeen (17) minutes, twenty-seven (27) seconds east); thence south thirty-nine
(39) degrees, two (02) minutes, sixteen (16) seconds east along the said northeasterly line of Parcel 2 on the Plat made by the Commis-sioners in Partition, a distance of twenty and twenty-nine hundredths (20.29) feet to the intersection of an arc of curve (to the right); thence along said arc of curve (to the right) a distance of one hundred ninety-nine and eighty-nine hundredths (199.89) feet to a point of reverse curve, (said curve having a radius of three hundred sixty-six and sixty hundredths (366.60) feet, a central angle of thirty-one (31) degrees, fourteen (14) minutes, twenty-six (26) seconds and a long chord of one hundred ninety-seven and forty-two hundredths (197.42) feet bear-ing south seventy-six (76) degrees, zero (00) minutes, fifty-eight (58) seconds west; thence along the arc of the said reverse curve (to the left)



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a distance of one hundred ninety-nine and forty-nine hundredths
(199.49) feet to the true point of beginning, (said curve having a radius of three hundred forty-three and thirty-six hundredths (343.36) feet, a central angle of thirty-three (33) degrees, seventeen (17) min-utes, twenty-two (22) seconds and a long chord of one hundred ninety-six and seventy hundredths (196.70) feet bearing south seventy-four
(74) degrees, fifty-nine (59) minutes, thirty (30) seconds west).

    Parcel 3: Parcel number 3 on the Plat made by Commissioners in Partition in Cause Number 38019 in Common Pleas Court of
Lucas County, Ohio, of part of the southeast fraction of Section 31, Town nine (9) South, Range eight (8) East in the City of Toledo,
Lucas County, Ohio, excepting therefrom the right of way of the Rolling Mill Railroad Company (now known as The Connecting Railway Com-pany) and excepting therefrom the following described premises:

    Beginning at a point on the northwest Line of Front Street one hun-dred seven and eighty-six hundredths (107.86) feet southwesterly from the northeasterly line of said Parcel number 3, thence northeasterly along the northwesterly line of Front Street a distance of one hundred seven and eighty-six hundredths (107.86) feet to the northeasterly line of Parcel 3 of said Partition Plat; thence northwesterly along the north-easterly line of Parcel number 3 of said Partition Plat a distance of one hundred seventy-three and fourteen hundredths (173.14) feet to a point; thence on an angle deflecting to the left of six (6) degrees, five (5) minutes, forty-five (45) seconds, a distance of twenty-two and twenty-five hundredths (22.25) feet to the southeast Line of the right of way of The Rolling Mill Railroad Company (now known as The Connecting Railway Company); thence southwesterly along the southeasterly line of said right of way to its point of intersection with a line drawn at right angles to the place of beginning and one hundred ninety-four (194) feet northwesterly therefrom thence southeasterly a distance of one hundred ninety-four (194) feet to the place of beginning.

2.  Clyde Generating Station, Sandusky County, Ohio, and described as:

    Situate in the Village of Clyde, County of Sandusky and State of Ohio, and being a part of Inlot Numbered Six Hundred Eleven (611)





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and Outlot Numbered Seventeen (17), more particularly described as follows:

    Commencing at a point on the south line of South Street at a point one hundred four and fifteen hundredths (104.15) feet westerly from the intersection of the south line of South Street with the west line of Mulberry Street, said point of intersection being the northeast corner of Inlot Numbered Six Hundred Eleven (611); thence south with an interior angle of eighty-seven (87) degrees, a distance of sixty-four
(64) feet to an iron pipe, on a line between the water treatment plant building and electric power plant building; thence easterly with an interior angle of two hundred seventy (270) degrees, a distance of four
(4) feet to an iron pipe; thence south with an interior angle of ninety
(90) degrees, a distance of seventeen and one tenth (17.1) feet to an iron pipe; thence west with an interior angle of ninety (90) degrees, a distance of six and six tenths (6.6) feet to an iron pipe; thence south with an interior angle of two hundred seventy (270) degrees and on a line between said water treatment plant building and electric power plant building a distance of sixty-one (61) feet to an iron pipe; thence west with an interior angle of ninety (90) degrees, a distance of eighty-one (81) feet to an iron pipe; thence north with an interior angle of ninety (90) degrees, a distance of forty-one and two tenths (41.2) feet to an iron pipe; thence westerly with an interior angle of two hundred seventy (270) degrees, a distance of nineteen and three tenths (19.3) feet to the outside east wall of an existing cement block building; thence northerly along the easterly wall of said cement block building, a distance of eight tenths (0.8) feet to the northeast corner thereof; thence westerly along a line drawn parallel with and adjacent to the northerly outside wall of said cement block building, a distance of sixty-four and one tenth (64.1) feet to an iron pipe; thence north with an interior angle of ninety (90) degrees, a distance of thirty-two
(32) feet to an iron pipe; thence west with an interior angle of two hundred seventy-three (273) degrees, ten minutes (10), a distance of one hundred thirteen and nine tenths (113.9) feet to an iron pipe; thence north with an interior angle of ninety (90) degrees, a distance of fifty-nine and fifteen hundredths (59.15) feet to an iron pipe set on the south line of said South Street; thence east with an interior angle of ninety (90) degrees and sixteen (16) minutes and on and along the south line of South Street, a distance of two hundred eighty-four and




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    five tenths (284.5) feet to the place of beginning forming an angle of enclosure of eighty-seven (87) degrees.

        Said Village shall have the right and easement in perpetuity as to the property above described, and the purchaser shall have the right and easement in perpetuity as to the property of said Village adjoining the above described property (including South Street and property located north of South Street), to continue in place, use, repair and replace all existing cables, water, gas, oil, steam, heating, sewer or other pipe line, ducts, metering equipment, and existing roads, driveways and alleys for ingress and egress by foot or vehicle.
        All easement rights and rights of way, whether acquired by grant or otherwise, used or usable in connection with the Electric System formerly owned by the Village of Clyde, and matters incident thereto.

    3. Additional parcels comprising part of the right-of-way for the Toledo Outer Belt Steel Tower Transmission Line in Lucas County, Ohio, extending from the Company's Ironville Substation to its Centennial Substation, and described as:

        Parcel 1: Lot number one (1) of Assessor's Plat of Eighteen Bun-dred Fifty-nine (1859) of the East one-half (1/2) of the Southeast quar-ter (1/4) of Section Four (4), Town Nine (9) South, Range Six (6)
    East, as recorded in Volume 2-A of Plats, Page 40, Lucas County, Ohio records, which is situated in the Village of Sylvania, Lucas County, Ohio, except the North One Hundred and Forty (140) feet.

        Parcel 2: The West one (1) acre except the South four (4) feet of the North two (2) acres of the Nine and Seven Hundred Seventy-nine thousandths (9.779) acres of the East one-half (1/2) of the East one-half (1/2) of Section Ten (10),Town Nine (9) South, Range Seven (7)
    East, Lucas County, Ohio, lying North of, parallel to and adjoining the South Nineteen and Six Hundred Fifty-eight thousandths (19.658) acres of the North one-half (1/2) of the Northeast quarter (1/4) of the Southeast quarter (1/4) of Section Number Ten (10), Town Nine (9)
    South, Range Seven (7) East, Lucas County, Ohio, excepting, the right-of-way of The Toledo Ann Arbor and Detroit Railroad Company over the West Sixteen and one-half (16 1/2) feet thereof, subject to all legal highways, containing Nine and Seventy Hundredths (9.70) acres of land more or less, all of the above described property being situated in the Township of Washington, County of Lucas and State of Ohio.



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    Parcel 3: The easterly seven and four hundredths feet (7.04) of
Lot One Hundred Fifty-seven (157) except the South Sixty (60) feet in Northwestern, a Subdivision in Sylvania Township, Lucas County, Ohio.

    Parcel 4: The south twenty-nine (29) feet extending West from the center line of Lewis Avenue one thousand (1000) feet of the south three and sixty-six hundredths (3.66) acres of the North five and sixty-six hundredths (5.66) acres of the Nine and seven hundred seventy-nine thousandths (9.779) acres of the east one-half (1/2) of the East one-half (1/2) of Section ten (10) Town nine (9) South, Range seven (7) East,
Lucas County, Ohio lying North of, parallel to and adjoining the south nineteen and six hundred fifty-eight thousandths (19.658) acres of the north one-half (1/2) of the northeast quarter (1/4) of the southeast quar-ter (1/4) of Section number ten (10) Town nine (9) south, Range seven
(7) East, Lucas County, Ohio, excepting the right-of-way of the Toledo
Ann Arbor and Detroit Railroad Company over the west sixteen and one-half (16 1/2) feet thereof, subject to all legal highways, containing nine and seventy hundredths (9.70) acres of land more or less; all the above described property being situated in the Township of Washington, County of Lucas and State of Ohio.
    Said parcel is also sometimes described as follows: The south 29 feet extending West from the center line of Lewis Avenue, 1000 feet of the North one and eighty-three hundredths (1.83) acres of the south five and eighty-three hundredths (5.83) acres of that part of the east one-half (V:) of the Northeast quarter (1/4) of Section ten (10) Town nine (9) South, Range seven (7) East, in Washington Township, Lucas County, Ohio, that lies East of the West sixteen and one-half (16 1/2) feet.

    Parcel 5: That part of the north one-half (1/2) of the northeast quarter (1/4) of Fractional Section twenty (20), Town nine (9) South, Range eight (8) East in the City of Toledo, Lucas County, Ohio, described as follows;

    Beginning at a point on the center line of Suder Avenue (formerly Ten Mile Creek Road) which is six hundred eighty-six and two tenths (686.2) feet northwesterly of the north line of Original lot number one
(1); thence northwesterly along the center line of Suder Avenue to a





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    point that is four hundred sixty-seven (467) feet southeasterly from the intersection of the center line of Suder Avenue and the north line of said Section; thence easterly along a line parallel to the north line of said Section a distance of five hundred fifty (550) feet to a point that is four hundred sixty-three and one hundredth (463.01) feet southerly of the north line of Section twenty (20); thence southerly to a point on a line that is four hundred ninety-five and one-tenth (495.1) feet easterly of the center line of Suder Avenue and measured from a point six hundred eighty-six and two-tenths (686.2) feet northwesterly of the north line of Original lot number one (1) at an angle of ninety-seven (97) degrees twenty-two (22) minutes with the said center line of Suder Avenue, thence westerly along the last described line to the place of beginning, except the South one hundred and sixty-four (164) feet.

        Parcel 6: Lot Number Four (4) of Northern Heights, Plat I, a Subdivision in the City of Toledo, Lucas County, Ohio.

        Parcel 7: Lot Number Eight (8) of Northern Heights, Plat I, a Subdivision in the City of Toledo, Lucas County, Ohio.

        Parcel 8: The Northeasterly Six and one-half (6 1/2) feet of the Northwest One Hundred Three (103) feet of Lot Number Three (3) of Northern Heights, Plat I, a Subdivision in the City of Toledo, Lucas County, Ohio.

    4. Parcels comprising part of the right-of-way for an addition to the Toledo Belt Steel Tower Transmission Line (to serve General Mills and Chevrolet), located formerly in Washington Township, now in the City of Toledo, Lucas County, Ohio, and described as:

        Parcel 1: A tract of land in the western one-half of the eastern one-half of Section 10, Township 9 South, Range 7 East (T9S, R7E), Washington Township, Lucas County, Ohio, more particularly described as follows:

        Commencing at a concrete monument marking the intersection of the north line of Laskey Road 55 foot wide and the north and south 1/2 section line of said Section 10, said concrete monument also being south 89 degrees 11' 50" west, 2647.15 feet along the south line of said Section 10 and north 0 degrees 32' 30" west, 55.00 feet along the said north and south 1/2 section line from the southeast corner of said Section 10;



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thence north 0 degrees 32' 10' west along the said north and south 1/2 section line, 2568.92 feet to a concrete monument marking the center of said Section 10; thence north 88 degrees 02' 40" east, 7.41 feet along said east and west 1/2 section line to a point marked by an iron pin; thence north 0 degrees 34' 20" west, 126.10 feet to an iron pin in the south line of property sold to the General Motors Corporation by the Detroit, Toledo and Ironton Railroad Company on August 7, 1957; and recorded on August 26, 1957, in Vol. 1669, Pages 375-6-7-8 of the Lucas County Records; thence north 88 degrees 59' 10" east with said south property line, 60.00 feet to an iron pin; thence south 0 degrees 34' 20" east, 125.40 feet to an iron pin in the east and west 1/2 section line; thence south 88 degrees 02' 40" west, 7.41 feet along said east and west 1/2 section line to a point; thence south 0 degrees 32' 10" east, 1338.05 feet along a line parallel to and 60 feet easterly of the north and south 1/2 section line to a point, thence south 88 degrees 57' 50" west, 5.00 feet to a point; thence south 0 degrees 32' 10" east, 1232.10 feet along a line parallel to and 55 feet easterly of the north and south 1/2 section line to a point in the north line of Laskey Road; thence south 89 degrees 11' 50" west,
55.00 feet along the north line of Laskey Road to the point of beginning, containing 3.57 acres more or less. With the reservation of easements of record in the Grantor, Detroit, Toledo and Ironton Railroad Company over the following-described property:

    (a) Property located in the west 60 feet of the southeast quarter of Section 10, Township 9 south, Range 7 east, Washington Town-ship, Lucas County, Ohio, and being more particularly described as follows:

    Beginning at a point in the north and south half section line of Section 10, said point being south 0 degrees 32' 10" east, 41 feet from a con- crete monument marking the center of said section. Thence north 89 degrees 20' 30" east, 60 feet to a point; thence south 0 degrees 32' 10" east along a line parallel to and 60 feet east of said half section line, 100 feet to a point; thence south 89 degrees 20' 30" west, 60 feet to a point in said half section line; thence north 0 degrees 32' 10" west along said half section line, 100 feet to the point of beginning; to be used for purposes of a track and its facilities and driveway.

    (b) Property located in the west 70 feet of the northeast quarter of
Section 10, Township 9 south, Range 7 east, Washington Township,
Lucas County, Ohio, and being more particularly described as follows:



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                                                                            (TE)




        Beginning at a common corner of property sold to the General Motors Corporation by the Detroit, Toledo and Ironton Railroad Company on August 7, 1957 and recorded on August 26, 1957 in Vol. 1669, Page 375, said point being north 88 degrees 02' 40" east, 7.41 feet and north 0 degrees 34' 20" west, 126.10 feet from a concrete monument marking the center of Section 10; thence north 88 degrees 59' 10" east along a line common to said property sold to the General Motors Corporation, 60.00 feet to a point; thence south 0 degrees 34' 20" east, 100.00 feet to a point; thence north 51 degrees 1' 42" west 77.81 feet to a point; thence north 0 degrees 34' 20" west 50.00 feet to the point of beginning: To be used for a track and its facilities.

        Parcel 2: A parcel of land located in the northeast quarter of
    Section 10, Township 9 South (T9S), Range 7 East (R7E), Wash-ington Township, Lucas County, Ohio, and being more particularly described as follows:

        Beginning at a concrete monument marking the center of Section
    10; thence Easterly along the East and West half section line, said line being common to property deeded to the Toledo Edison Com-pany on October 28, 1960, 7.41 feet to an iron pipe; thence North
    0 degrees 32' 39" East along a line common to said property deeded to the Toledo Edison Company, 100 feet to an iron pipe; thence North
    89 degrees 52' 00" West along a line common to property deeded to the Gen-eral Motors Corporation on August 7, 1957, and recorded in Volume
    1669, Pages 378, 379 and 380 of Lucas County Records, 7.13 feet to an iron pipe; thence South 0 degrees 42' 17" West along the North and South half section line and a line common to the General Motors Cor-poration, 100 feet to the point of beginning; containing 727 square feet more or less. Reserving unto the Detroit, Toledo and Ironton Railroad Company a 100 foot easement for a right-of-way for purposes of a driveway and railroad track and appurtenances.

    5. An additional parcel comprising part of the right-of-way for the Bay Shore-Ironville Steel Tower Transmisson Line in the City of Oregon, Lucas County, Ohio, and described as:

       Situated in the City of Oregon, County of Lucas and State of Ohio, and being in the West 1/3 of the Southeast 1/4 of the Southeast





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    1/4 of Section 27, Town 9 South, Range 8 East, and more fully described as follows:

        Commencing at the intersection of the centerline of York Street with the centerline of Lallendorf Road, said intersection point being also the Southeast Corner of Section 27;

        Thence N. 89 degrees-43'-20" W. with the centerline of said York Street a distance of 880.0 feet;

        Thence North, parallel with the East line of said Section 27, a dis-tance of 1020.0 feet to the Point of Beginning;

        Thence continuing North, parallel with the East line of said Sec-tion 27, a distance of 300 feet;

        Thence N. 89 degrees-43'-20" W. parallel with the South line of Section 27, a distance of 440.00 feet;

        Thence South, parallel with the East line of Section 27, a distance of 300.00 feet;

        Thence S. 89 degrees-43'-20" E., parallel with the South line of Section 27, a distance of 440.00 feet to the point of beginning, containing
    3.030 Acres.

    6. An additional parcel comprising part of the right-of-way for the Toledo-Pemberville Double Circuit Transmission Line, located in Troy Township, Wood County, Ohio, and described as:

        Being a parcel of land in the North part of road tract sixty-three
    (63), Troy Township, town six (6) north, range twelve (12) east, Wood County, Ohio, and more particularly described as follows:
    Beginning at a point in the north line of said road tract sixty-three (63), the same being the south right of way of U. S. Route 20 a distance of fourteen hundred twenty-one (1421) feet Southeasterly from the northwest corner of said road tract, thence south fifty-nine degrees
    (59) twenty-one minutes (21) east on said north line a distance of one hundred forty and no hundredths (140.00) feet; thence south twenty-eight degrees (28) thin six minutes (36) forty-five seconds
    (45) west a distance of two hundred forty-seven and thirty-five hun-dredths (247.35) feet; thence north sixty degrees (60) twenty-six min-utes (26) west a distance of one hundred eleven and fifty hundredths (111.50) feet; thence north twenty-two degrees (22) eighteen minutes
    (18) fifteen seconds (15) west a distance of two hundred fifty-two and




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                                                                            (TE)




    eight hundredths (252.08) feet to the place of beginning, containing seven hundred eighteen thousandths (0.718) acres.

    7. Parcels comprising part of the right-of-way for a Transmission Line to General Motors Corporation situated in Richland Township, Defiance County, Ohio, and described as:

         Parcel 1 Part of the Southwest Quarter (1/4) of the Northeast Quar-ter (1/4) of Section Eighteen (18) Town Four (4) North, Range Five
    (5)  East, Defiance County, Ohio and more definitely described as:
    Beginning at a point on the South line of the Northeast Quarter (1/4), Section Eighteen (18), Town Four (4) North, Range Five (5) East,
    Defiance County, Ohio, said point being thirty-six and twenty-two hun-dredths (36.22) feet East of the Southwest corner of said Northeast Quarter (1/4); thence four hundred seventy-nine and seventy hundredths (479.70) feet East on the Quarter Section line; thence two hundred seventy-eight and twenty hundredths (278.20) feet North 0 degrees-03' East to the South right-of-way line of the Norfolk and Western Railroad;
    thence five hundred fifty-four and seventy hundredths (554.70) feet Southwest along said Railroad right-of-way to the point of beginning.

         Said parcel contains one and fifty-three hundredths (1.53) acres, more or less.

         Parcel 2: Part of the Northwest Quarter (1/4) of the Southeast
    Quarter (1/4), Section Eighteen (18), Town Four (4) North, Range
    Five (5) East, Defiance County, Ohio, and more definitely described as:
    Beginning at a point on the North line of the Southeast Quarter (1/4), Section Eighteen (18), Town Four (4) North, Range Five (5) East,
    Defiance County, Ohio, said point being thirty-six and twenty-two hun-dredths (36.22) feet East of the Northwest corner of said Southeast
    Quarter (1/4); thence four hundred seventy-nine and seventy hundredths (479.70) feet East on the Quarter section line; thence one hundred
    (100) feet South 0 degrees-03' West; thence five hundred fifteen and seventy hundredths (515.70) feet West to the West line of the Southeast Quarter (1/4); thence seventy-eight and eighty hundredths (78.80) feet North
    0 degrees-06' West to the South right-of-way line of the Norfolk and Western Railroad; thence forty-one and ninety hundredths (41.90) feet Northeast along said Railroad right-of-way to the point of beginning.





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         Said parcel contains one and seventeen hundredths (1.17) acres, more or less.

    8. Parcels comprising part of the right-of-way for a Transmission Line to Owens-Illinois, Inc., situated in the Village of Lime City, Wood County, Ohio, and described as:

         Parcel 1: Beginning at the northwest corner of Lot #87 in the Village of Lime City, Wood County, Ohio, thence southeasterly along the north line of said Lot #87, a distance of ten (10) feet; thence southwesterly, at right angles to the north line of Lot #87, a distance of forty (40) feet; thence northwesterly at right angles to the west line of Lot #87, a distance of fifty (50) feet to the east line of the right of way of the Toledo and Ohio Central Railway; thence northeasterly along said right of way, a distance of forty (40) feet; thence south-easterly a distance of forty (40) feet to the place of beginning and being a part of Lot #38 in said Village of Lime City, Wood County.
    Ohio, and also a part of Lot #87 in said Village.

         Parcel 2: Beginning at a point on the west line of Lot #87 in the Village of Lime City, Wood County, Ohio, forty (40) feet south. westerly of the northwest corner of said Lot #87, thence southeasterly on a line parallel to the north line of said Lot #87, a distance of ten (10) feet, thence southwesterly on a line parallel to the west line of said Lot #87, a distance of forty (40) feet; thence northwesterly at right angles to the west line of Lot #87, a distance of fifty (50) feet to the east line of the right of way of the Toledo and Ohio Central Railway, thence northeasterly along said right of way, a distance of forty (40) feet; thence southeasterly, a distance of forty (40) feet to the place of beginning and being a part of Lot #38 in said Village of Lime City, Wood County, Ohio, and also a part of Lot #87 in said Village.

    9. East Toledo Substation, situated in the City of Toledo, Lucas County, Ohio, and described as:

         Lot number eighty-two (82) in the Yondota Division of the City of Toledo, Lucas County, Ohio, according to the Old Plat thereof.




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    10.  Laskey-Talmadge Substation Site, situated in Sylvania Township,
Lucas County, Ohio, and described as:

         Parcel 1: The south one hundred (100) feet of the east three hundred (300) feet, measured along the Section lines of the southeast quarter (1/4) of the southeast quarter (1/4) of Section twelve (12), Town nine (9) south, Range six (6) east, in Sylvania Township, Lucas County, Ohio.

         Parcel 2: That part of the east one-half (1/2) of the northeast quarter (1/4) of the northeast quarter (1/4) of Section thirteen (13), Town nine (9) south, Range six (6) east, in Sylvania Township,
    Lucas County, Ohio, lying north of the centerline of Laskey Road, together with that part of the east forty-two and eighty-seven hundredths (42.87) feet of the west one-half (1/2) of said northeast quarter (1/4) of the northeast quarter (1/4) of Section thirteen (13), Town nine (9) south, Range six (6) east in Sylvania Township, Lucas County, Ohio, lying north of the centerline of Laskey Road.

    11. New Decant Substation Site, situated in Jerusalem Township, Lucas County, Ohio, and described as:

         The north 15 acres of the north 1/2 of the east 3/4 of the east 1/2 of the northeast 1/4 of Section number 10, Town 10 south, Range 9, east, in Jerusalem Township, Lucas County, Ohio.

    12. Whitehouse Substation located in the Village of Whitehouse, Lucas County, Ohio, and described as:

         Being part of the East 1/2 of the Southwest 1/4 of Section 35, Town-7-North, Range-9-East, Village of Whitehouse, Lucas County, Ohio, and more particularly described as follows:

         Beginning at the intersection of the Southeasterly right-of-way line of the Wabash Railroad Company right-of-way and the Northeasterly right-of-way line of Indianapolis Street (66 feet wide); thence South easterly along the Northeasterly right-of-way line of said Indianapolis Street a distance of 75.0 feet; thence Northeasterly along a line parallel to the Southeasterly right-of-way line of said Wabash Road Com-pany right-of-way and forming an interior angle of 90 degrees-04'-30" with





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    the last described line a distance of 142.0 feet; thence Northerly along a line forming an interior angle of 116 degrees-48'-32" with the last described line a distance of 84.03 feet to the Southeasterly right-of-way line of said Wabash Railroad Company right-of-way; thence Southwesterly along the Southeasterly right-of-way line of said Wabash Railroad Company right-of-way and forming an interior angle of 63 degrees-11'-28" with the last described line a distance of 180.0 feet to the place of Beginning.

                  Containing 0.28 Acres of land, more or less.

    13. Clarion Avenue Substation Site in Springfield Township, Lucas County, Ohio, and described as:

         Parcel 1: That part of the abandoned right of way of The Toledo and Indiana Railroad Company in the west one-half (1/2) of the south-west quarter (1/4) of Section ten (10), Town two (2) in the United States Reserve of twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie in Springfield Township, Lucas County, Ohio, bounded and described as follows:

         On the east and west by the east and west lines of lots numbers one hundred seven (107), one hundred eight (108) and one hundred nine (109) in Dorcas Farms extended northerly, on the northwest by the northwesterly right of way line of said The Toledo and Indiana Rail-road Company and on the southeast by the Northwesterly lines of lots numbers one hundred eight (108) and one hundred nine (109) in said Dorcas Farms.

         Parcel 2: Lots numbers one hundred seven (107), one hundred eight (108) and one hundred nine (109) in Dorcas Farms, an Addi-tion in Springfield Township, Lucas County, Ohio.

    14. Wayne Substation Site, in Montgomery Township, Wood County, Ohio, and described as:

         The north one hundred eighty (180) feet of the east one hundred eighty (180) feet of the northeast quarter (1/4) of Section number fifteen (15), Town four (4) north, Range twelve (12) east, in Montgomery Township, Wood County, Ohio.





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    15.  An addition to the Lemoyne Substation in Troy Township, Wood
County, Ohio, and described as:

         A parcel of land being part of Section 14, Town six (6) North, Range twelve (12) East in Troy Township, Wood County, Ohio, said parcel of land being bounded and described as follows:

         Commencing at the northwest corner of said Section 14; thence in a southerly direction along the westerly line of said Section 14 a distance of one thousand seven hundred four (1704.00) feet to the true point of beginning; thence in an easterly direction along a line drawn perpendicular to the said westerly line of section 14 a distance of five hundred (500.00) feet to a point; thence in a northerly direction along a line drawn parallel to the said westerly line of Section 14 a distance of four hundred eighty-three (483.00) feet to a point; thence in an easterly direction along a line drawn perpendicular to the last described line a distance of eight hundred forty-two and ten hundredths (842.10) feet to the intersection of the easterly line of said Section
    14; thence in a southerly direction along the said easterly line of Section 14 a distance of nine hundred ninety-two and seventy-seven hundredths (992.77) feet to the intersection of the northerly line of the southerly one-sixth (1/6) of said Section 14; thence in a westerly direction along the said northerly line of the southerly one-sixth (1/6) of Section 14 a distance of one thousand three hundred thirty-eight and sixty-seven hundredths (1338.67) feet to the intersection of the said westerly line of Section 14; thence in a northerly direction along the said westerly line of Section 14 a distance of five hundred twelve and sixty-one hundredths (512.61) feet to the true point of beginning.

         Containing 25.048 acres.

    16. An addition to Richland Substation, located in Richland Township, Defiance County, Ohio, and described as:

           All that part of the northwest quarter (1/4) of Section 18 and the northeast quarter (1/4) of Section 18, Town 4-North, Range 5-East in Richland Township, Defiance County, Ohio, bounded and described as follows:

         Parcel 1: Beginning at a point located on the north and south centerline of Section 18, Town 4-North, Range 5-East, in Richland





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                                                                            (TE)




Township, Defiance County, Ohio, said point being three hundred seventy four and thirteen hundredths (374.13) feet north of the east and west centerline of said Section 18; thence in a westerly direction in a straight line forming an angle of 90 degrees with the said north and south centerline of Section 18, a distance of five hundred twenty (520) feet to a point; thence in a southerly direction in a straight line forming an angle of 90 degrees with the last described straight line, a distance of three hundred seventy two and sixty four hundredths (372.64) feet to a point located on the said east and west centerline of Section 18; thence in a westerly direction in a straight line forming an interior angle of 89 degrees 54' with the last described straight line, a distance of eight hundred eleven and eighty hundredths (811.80) feet to a point; thence in a northerly direction in a straight line forming an angle of 90 degrees with the last described straight line, a distance of seven hundred eighty four and eighty six hun- dredths (784.86) feet to a point; thence in an easterly direction in a straight line forming an interior angle of 91 degrees 02' with the last described straight line, a distance of thirteen hundred thirty and forty seven hun- dredths (1330.47) feet to a point located on the said north and south centerline of
Section 18; thence in a southerly direction in a straight line along the said north and south centerline of Section 18, a distance of four hundred thirty six
(436) feet to the point of beginning. Said parcel contains nineteen and three hundred thirty seven thousandths (19.337) acres of land, more or less.

    Parcel 2: Beginning at a point located on the north and south centerline of
Section 18, Town 4-North, Range 5-East, in Richland Township, Defiance County, Ohio, said point being six hundred sixty and thirteen hundredths (660.13) feet north of the east and west centerline of said Section 18; thence in a northerly direction in a straight line, along the said north and south centerline of Section 18, a distance of one hundred fifty (150) feet to a point; thence in an easterly direction in a straight line forming an interior angle of 89 degrees 35' with the last described straight line, a distance of eight hundred sixty six and forty five hundredths (866.45) feet to a point; thence in a southerly direction in a straight line forming an interior angle of 90 degrees 27' with the last described straight line, a distance of one hundred fifty (150) feet to a point; thence in a westerly direction in a straight line forming an interior angle of 89 degrees 34' with the last described straight line, a distance of





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    eight hundred sixty six and seventy five hundredths (866.75) feet to the point of beginning. Said parcel contains two and nine hundred eighty four thousandths (2.984) acres of land, more or less.

         It is intended that the eastern boundary of Parcel 1 shall be con-tiguous and common with the westerly boundary of Parcel 2 and with the westerly boundary of that portion of the property now owned by The Toledo Edison Company ("Grantee") lying easterly thereof, and that the southern boundary of that portion of said Parcel 1 which lies north of property now owned by Grantee shall be contiguous and com-mon with the northern boundary of such property presently owned by Grantee. It is further intended that the southern boundary of Parcel 2 shall be contiguous and common with the northern boundary of property presently owned by Grantee lying south thereof.

         To carry out said intention Grantors convey to Grantee any property lying between the easterly boundary of said Parcel 1 and the westerly boundary of said Parcel 2, and between the easterly boundary of said Parcel 1 and the westerly boundary of property now owned by Grantee as aforesaid and between the southerly boundary of Parcel 2 and the northerly boundary of property now owned by Grantee as aforesaid and between the southerly boundary of said portion of Parcel
    1 and the northerly boundary of property now owned by Grantee as aforesaid.

    17. An addition to the West Unity Substation in the Village of West Unity, Williams County, Ohio, and described as:

         Situated in the Village of West Unity, County of Williams and
    State of Ohio and known as a part of Outlot Number Forty-four (44) of the Assessor's Plat of 1880 and now known as Outlot Number Thirty-eight (38) on the Assessor's Plat of 1925 of the west one-half (1/2) of the northwest quarter (1/4) of section eight (8), town seven
    (7) north of range four (4) east, and bounded and described as fol-lows, to-wit: Beginning at a point ten hundred sixty-two and one-half (1062.5) feet north of a stone which is the quarter-quarter stone eighty
    (80) rods west of the center of said section eight (8); thence running west one hundred forty-five (145) feet, thence north seventy-seven (77) feet, thence east sixty (60) feet to the northwest corner of Outlot num-ber thirty-nine (39) as shown by the Assessor's Plat of 1925; thence





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    south thirty-seven (37) feet to the southwest corner of said Outlot num-
    ber thirty-nine (39); thence east along the south line of said Outlot number thirty-nine (39) a distance of eighty-five (85) feet to the north and south quarter (1/4) section line of said section number eight (8) thence south forty (40) feet to the place of beginning.

    18. Consaul Street Fly Ash Fill Site, located in the City of Toledo, Lucas County, Ohio, and described as:

         All that part of the west 1/2 the southeast 1/4 of Section number 32, Town 9 south, Range 8 east, in the City of Toledo, Lucas County, Ohio, more fully described as follows:

         Beginning at a point on the south line of Consaul Street, as now located 60 feet wide that is 35 feet west of the north and south center-line of the northwest 1/4 of the southeast 1/4 of said Section 32; thence east along the south line of said Consaul Street to its intersection with the southerly line of the abandoned railroad right of way, said right of way being described in deed recorded in Volume 265 of Deeds, page 255; thence southeasterly along the southerly line of the abandoned railroad right of way to a point on the north and south centerline of the northwest 1/4 of the southeast 1/4 of said Section 32 that is 40 feet south of the east and west centerline of Section 32; thence southeasterly along the southerly line of the abandoned railroad right of way a distance of
    265.97 feet to a point that is 87.34 feet south of the east and west centerline of said Section 32 as measured on a line that is parallel to and
    70.0 feet west of the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32; thence south along the abandoned railroad right of way on a line that is parallel to the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of the said Section 32 to a point that is 140.0 feet south of the east and west centerline of said Section 32; thence east on a line parallel to the east and west centerline of said Section 32, a distance of 70.0 feet to the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32; thence north along the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said
    Section 32 to its intersection with the westerly right of way of the Toledo Terminal Railroad; thence southeasterly along the westerly right of way of The Toledo Terminal Railroad being a curve having




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a radIus of 326.3 feet, a distance of 530.0 feet more or less to a point of tangency on the northwesterly right of way of the Toledo Terminal Railroad that is 194.0 feet northeast of the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32; thence southwesterly along the northwesterly right of way of the Toledo Terminal Railroad a distance of 194.0 feet to the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32; thence south along the west line of the east 1/2 of the east 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32 a distance of 7.31 feet to the northwesterly right of way of the Toledo Terminal Railroad; thence southwesterly along the northwesterly right of way of the Toledo Terminal Railroad to its intersection with the south line of the north 1/2 of the southeast 1/4 of said Section 32; thence southwesterly along the northwesterly right of way of the Toledo Terminal Railroad to the northeast corner of Lot 21 in Lietz Addition, vacated, in the City of Toledo, Lucas County, Ohio; thence west along the north line of said Lot 21 in Lietz Addition, vacated, to the northwest corner of said Lot 21 in Lietz Addition, vacated;
thence southwesterly along the northwesterly right of way of the Toledo Terminal Railroad to the north line of property conveyed to the City of Toledo for Boulevard purposes by deed dated July 3, 1909 and recorded in Volume 351 of Deeds, page 584; thence westerly along the north line of property conveyed to said City of Toledo to the north and south centerline of said Section 32; thence north along the north and south centerline of said Section 32 a distance of 983.45 feet to a point that is 452.30 feet north of the south line of the north 1/2 of the southeast 1/4 of Section 32; thence northeasterly on an angle of 52 degrees, 9 minutes and 30 seconds measured from north to northeast, a distance of 241.76 feet to a point; thence northeasterly at an angle of no degrees, 15 minutes and no seconds deflecting north from the last described line, a distance of 99.08 feet to a point; thence northeasterly at an angle of 6 degrees, 31 minutes and no seconds deflecting northerly from the last described line, a distance of 188.97 feet to a point; thence southeasterly a distance of 262.52 feet to a point on the east line of the west 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32 that is 571.70 feet south of the east and west center-line of said Section 32; thence north along the east line of the west 1/2 of the northwest 1/4 of the southeast 1/4 of said Section 32 a distance





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    of 421.70 feet; thence west on a line parallel to the east and west center-
    line of said Section 32, a distance of 35.0 feet; thence north on a line parallel to the east line of the west 1/2 of the northwest 1/4 of the south-east 1/4 of said Section 32 a distance of 120.0 feet to the place of beginning. Containing 24.715 acres.

    19. An addition to the Employee's club, situated in the City of Maumee, Lucas County, Ohio, and described as:

         Parcel 1: Lot number 11 in the Replat of Blocks numbers 9 and
    10 and Water Lots numbers 7, 8, 9, 10 and 11 and parts of Water lots numbers 6 and 12, and of parts of the abandoned streets adjoining same, all in Wolcotts Addition to Miami City, in the City of Maumee, Lucas County, Ohio, as per plat thereof recorded in Volume 37 of Plats page 24, Lucas County, Ohio records.

         Parcel 2: That part of River Tract Number 20 in Town 3, United
    States Reserve of 12 miles square at the foot of the Rapids of the Miami of Lake Erie in the City of Maumee, Lucas County, Ohio, bounded as follows, to wit: Beginning on the southerly line of Wolcott Street at a point 15 feet northeast of the west line of said River Tract 20 (which point is also the northeast corner of land conveyed to The Maumee
    Valley Electric Company by deed recorded in Volume 351 of Deeds, page 399 and by deed recorded in Volume 356 of Deeds, page 38 Lucas County, Ohio Records), and running thence north-easterly along said southerly line of Wolcott Street, 121.5 feet to north-west corner of Lot 4, Block 9 in Wolcott's Addition to Maumee, thence southeasterly along the southwesterly line of said lot 4 and said line projected southeasterly to the Maumee River, thence southwesterly along said Maumee River to easterly line of lands conveyed to The Maumee Valley Electric Com-pany as above mentioned and thence northerly along the easterly line of lands so conveyed to said The Maumee Valley Electric Company, to the place of beginning.

         Parcel 3: Beginning on the easterly side of River Tract No. 22 in the twelve (12) miles square reserve at the foot of the rapids of the Miami of Lake Erie on the south margin of Wabash and Erie Canal, at the water edge at any point between the west line of Forrer Street and the east line of Wolcott Basin in the said Wolcott Addition to Miami City and running thence southerly along and near the west line of said




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Forrer Street to the Maumee River, and thence up or down said Maumee
River on the bank and along the margin thereof on River Tracts Nos. 21 or 22, hereby giving, granting and conveying unto the said State of Ohio, all the land on one or both of said River Tracts 21 and 22 sufficient for all the necessary use and occupation of a water power sufficient to propel fifteen (15) or sixteen (16) run of four and a half mill stones, together with all the labor saving machinery necessary for the manufacture of super-fine flour; the true intent and meaning of this conveyance being to comply fully with all the terms, requirements and conditions of a Water Lease from the said State of Ohio to John E. Hunt and James
Wolcott, executed by R. Dickenson, acting Commissioner for the Board of Public Works, being dated the twenty-fourth day of November 1843 and being the same premises conveyed by James Wolcott to The State of Ohio by warranty deed dated November 10, 1845 and recorded in Volume 12, Page 615, March 24, 1847, Lucas County Record of Deeds.
The reference to River Tracts Nos. 21 and 22 hereinbefore mentioned is in error. The records of Lucas County show the property to be located in River Tracts Nos. 20 and 21 and being within the limits of the herein-after described area, to wit:

    Being a part of River Tracts Nos. 20 and 21 in the twelve (12) miles square Reserve at the foot of the Rapids of Miami of Lake Erie of Lucas County, Ohio, lying between the old Miami and Erie Canal
(now Anthony Wayne Trail Boulevard) and the Maumee River and more fully described as follows, to-wit:

    Beginning at the point of intersection with the north line of Wolcott Street (now called Broadway) and the east line of said River
Tract No. 21; thence easterly along the north line of Wolcott Street a distance of fifty-seven and nine-tenths (57.9) feet to a poet of inter-section with the westerly line of Forrer Street; thence northwesterly along and with the westerly line of Forrer Street a distance of four hundred nine and seventy-seven hundredths (409.77) feet to a point of intersection with the westerly line of said Forrer Street and the east line of said River Tract No. 21; thence north along and with the east line of River Tract No. 21 a distance of two hundred nine (209) feet to a point; thence southwesterly at an angle of fifty-nine degrees and twenty-four minutes (59 degrees-24') from the last described line (east line of River Tract No. 21) a distance of three hundred eighty-five and





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    four-tenths (385.4) feet to a point; thence southeasterly at an angle of one hundred three degrees and twenty-four minutes (103 degrees-24') from the last described line, a distance of five hundred thirteen and thirty-two hundredths (513.32) feet to a point on the north line of Wolcott Street; now Broadway (said point being one hundred eighty-eight (188) feet westerly along the northerly line of Wolcott Street from point of begin-
    ning); thence continuing along the last described line to a point of intersection with the southerly line of Wolcott Street; thence westerly from the last described point along and with the southerly line of said Wolcott Street, now Broadway, a distance of one hundred fifteen
    (115) feet to a point; thence southerly at an angle of ninety (90) degrees to the last described line to the water's edge of the Maumee
    River; thence southeasterly along and with the waters edge of said
    River, to a point (A) on a line drawn at a right angle to the southerly line of said Wolcott Street from a point (B) located fifteen (15) feet easterly of the point (C) of intersection with the westerly line of River Tract No. 20 with southerly line of said Wolcott Street, now Broadway; thence northwesterly along and with said line drawn between points
    (A) and (B) to said point (B) on the southerly line of Wolcott
    Street; thence westerly along and with the southerly line of said Wolcott Street to the point (C) of intersection with the west line of said River Tract No. 20; thence north along and with the west line of said River
    Tract No. 20 to a point of intersection with the north line of said
    Wolcott Street, now Broadway, said last point described also being the point and place of beginning, subject to all legal highways and the right of way of the Toledo, St. Louis and Western Railroad Company.

    20. The Defiance Pole Yard, located in the City of Defiance, Defiance County, Ohio, and described as:

         Being all that part of Lots 7 and 8, Oak Park Addition, City of Defiance, Ohio, lying east of the center line of the B. & O. Railroad switch track and bounded and described as follows:

         Beginning at the northeast corner of Lot 7, Oak Park Addition; thence west on and along the north line of said Lots 7 and 8 a distance of 82.73 feet to the center line of the B. & O. Railroad switch track; thence southeast on and along the center line of said switch track a





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distance of 137.26 feet to the intersection with the south line of said
Lot 7; thence east on and along the south line of said Lot 7 a dis-tance of 16.37 feet to the southeast corner of said Lot 7; thence north on and along the east line of said Lot 7 a distance of 120.00 feet to the place of beginning.
    Said tract of land being subject to the east one-half of the right-of-way of said switch track and being a strip of land 10 feet wide along the entire west side of the above described tract.

21. Clyde Service Center, Sandusky County, Ohio, and described as:

    Situated in the Village of Clyde, County of Sandusky and State of
Ohio:

    And being Inlots 306, 307, 308, 309, 310, 311, 312, and 313 in the Village of Clyde, Sandusky County, Ohio, said inlots comprising a triangular parcel of land bounded on the north by Maple Street, on the east by Main Street, and on the south by the northerly line of the New York Central Railroad and being more particularly described as follows, to-wit: Commencing at a railroad iron located at the inter-section of the northerly line of Maple Street and the westerly line of Main Street, reference being made to a survey made by Henry Hughes in 1896, and recorded in the Sandusky County Survey Records, Volume
5, Page 26, Sandusky County Commissioners Office; thence southerly on and along the westerly line of Main Street, a distance of seventy-four and forty-eight hundredths feet (74.48) to an iron pin located at the northeast corner of Inlot 308, said iron pin also being the inter-section of the southerly line of Maple Street and the westerly line of Main Street and the place of beginning of the following described parcel of land; thence continuing southerly on and along the westerly line of Main Street and the easterly lines of Inlots 308, 309, 310, 311, 312, and 313, a distance of two hundred nine and forty-two hundredths feet (209.42) to an iron pin located at the southeasterly corner of Inlot 313; thence westerly with an interior angle of 73 degrees 40 minutes on and along the southerly lines of Inlots 313, 307 and 306 and the northerly line of the New York Central Railroad, a distance of two hundred twelve and eighteen hundredths (212.18) feet to an iron rod located at the intersection of the southerly line of Maple Street and the northerly line of the New York Central Railroad, said iron rod




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also being the westerly corner of Inlot 306; thence northeasterly with an interior angle of 52 degrees 40 minutes on and along the northerly line of Inlots 306, 307, and 308 and the southerly line of Maple Street a distance of two hundred fifty-two and sixty-eight hundredths (252.68) feet to an iron pin located at the northeast corner of Inlot 308 and the place of beginning, the closing interior angle being 53 degrees 40 minutes.



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    1. Additional parcels comprising part of the site of the Bay Shore
Generating Station, situated in the City of Oregon, Lucas County, Ohio, and described as:

         Parcel 1: The west two and five tenths (2.5) acres of the east five (5) acres of the west ten (10) acres of Subdivision two (2) of Original lots numbers one (1) and two (2) of Section twenty-three
    (23), Town nine (9) South, Range eight (8) East and of Original lot four (4) and the west one and ninety hundredths (1.90) acres of original lot number three (3) in Section twenty-four (24), Town nine
    (9) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio, lying north of Bay Shore Road, except washout;
         Said premises also being described as follows:

         Two and one-half (2 1/2) acres of Subdivision lot two (2) as sur-veyed by Jonathan Wynn, and recorded in Volume 3 of Plats, page 63, Lucas County, Ohio Records, of parts of lots numbers one (1) and two (2) of the United States Survey in Section twenty-three (23),
    Town nine (9) South, Range eight (8) East, in the City of Oregon,





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Lucas County, Ohio, being the west one-half (1/2) of the five (5)
acres bounded and described as follows:

     Commencing two hundred nine (209) feet from the westerly line of Subdivision lot two (2) in the center of Bay Shore Road; thence southeast two hundred thirteen (213) feet eight (8) inches; thence north eleven hundred twenty-four (1124) feet; thence northwest two hundred twenty-four and one-half (224 1/2) feet; thence south eleven hundred fifty (1150) feet to the point of beginning, except washout.
     Subject to legal highways.

     Parcel 2: Lot number one (1) in Gibson's Subdivision of part of Sections numbers twenty-three (23) and twenty-four (24), Town nine (9) south, Range eight (8) east, in the City of Oregon, Lucas County, Ohio, excepting therefrom any part thereof lying northerly of the shore line of Maumee Bay as described in a certain deed from the State of Ohio to the Toledo Lucas County Port Authority and re-corded in Volume 1930 of Deeds, page 552.
     Subject to legal highways.

     Parcel 3: Lot number two (2) as surveyed by Jonathan Wynn being parts of lots one (1) and two (2) of the United States survey in Section twenty-three (23), Township nine (9) South, Range eight
(8) East containing twenty-four and 75/100 (24.75) acres of land, more or less, excepting from the above described premises about five
(5) acres of land on that part which lies south of what is known as the Bay Shore Road, said land being situate in the City of Oregon, County of Lucas and State of Ohio; it being understood that the waters of Maumee Bay have washed away and covered a small part of said land at the Shore Line, excepting therefrom the following described prop-erty: Five (5) acres of lot two (2) as surveyed by Jonathan Wynn, being part of lots one (1) and two (2) of the United States survey in Section twenty-three (23), Township nine (9), Range eight (8) East bounded as follows: Commencing two hundred and nine (209) feet from the westerly line of the whole lot as center of Bay Shore Road, thence southeast two hundred and thirteen (213) feet and eight (8) inches; thence north eleven hundred and twenty-four (1124) feet;
thence northwest two hundred and twenty-four and one-half (224 1/2) feet; thence south eleven hundred and fifty (1150) feet to the place



                   A-150
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                                                                            (TE)

     of beginning; being situated in City of Oregon, County of Lucas and State of Ohio, and also excepting a certain parcel of land heretofore conveyed and described as follows, to-wit: the westerly five (5) acres of lot two (2) as surveyed by Jonathan Wynn being parts of lots one
     (1) and two (2) of the United States Survey in the County of Lucas, City of Oregon, and State of Ohio, in Section twenty-three, Township nine (9) South, Range eight (8) East, commencing on the westerly line of the whole lot at the center of the Bay Shore Road, thence along the center line of the Bay Shore Road southeast two hundred and nine
     (209) feet; thence north one thousand one hundred and fifty (1150) feet to Maumee Bay; thence northwest two hundred and twenty-seven
     (227) feet to the westerly line of the whole lot; thence along the westerly line of the whole lot eleven hundred eighty-eight (1188) feet south to the place of beginning and containing five (5) acres, more or less.

     2. Waterville Generating Station situated in River Tract 36, Village of Waterville, Lucas County, Ohio, and described as:

     Commencing at the intersection of the west line of the New York, Chicago & St. Louis Railroad right-of-way formerly the Toledo, St. Louis & Western Railroad right-of-way and the easterly line of the former right-of-way of the Lima & Toledo Traction Company, thence southwesterly along the said line of the Lima & Toledo Traction Com-pany right-of-way a distance of 135 feet to the point of beginning; thence continuing southwesterly along the easterly line of said Lima & Toledo Traction Company right-of-way a distance of One Hundred
     Forty (140) feet, thence easterly at right angles to the last described line to the west line of the New York, Chicago & St. Louis Railroad right-of-way, thence northerly along the New York, St. Louis & Chicago Railroad right-of-way westerly line to a point where a line drawn at right angles to the east line of said Lima & Toledo Traction Company right-of-way line from the point of beginning intersects said westerly line of said New York, Chicago & St. Louis Railroad right-of-way, thence westerly along said right angle line to the point of beginning.

     3. Parcels comprising part of the right-of-way on the 345 K.V. MIIO transmission line situated in Wood County, Ohio, and Lucas County, Ohio, and described as:

        Parcel 1: A parcel of land being the west five (5.00) acres (exactly) of the northeast one-quarter (1/4) and also the easterly one





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hundred sixty (160.00) feet of the northwest one-quarter (1/4) all in
Section 34, Town nine (9) South, Range eight (8) East in the City of
Oregon, Lucas County, Ohio, excepting from the above two described parcels of land a parcel of land bounded and described as follows:
     Commencing at the north one-quarter (1/4) corner of said Section
34; thence in a southerly direction along the north and south centerline of said Section 34 having an assumed bearing of south zero (00) degrees, four (04) minutes, nineteen (19) seconds west a distance of one thou-sand two hundred forty-seven and fifty-three hundredths (1247.53) feet to the true point of beginning; thence north seventy-six (76) degrees, twenty-one (21) minutes, twelve (12) seconds east along a line a distance of eighty-four and forty-three hundredths (84.43) feet to the intersection of the easterly line of the said west five (5.00) acres (exactly) of the northeast one-quarter (1/4) of Section 34 bearing south zero (00) degrees, four (04) minutes, nineteen (19) seconds west; thence south zero (00) degrees, four (04) minutes, nineteen (19) seconds west along the said easterly line of the west five (5.00) acres (exactly) of the northeast one-quarter (1/4) of Section 34 a distance of one hundred
(100.00) feet to the intersection of the southerly line of the north one-half (1/2) of the said northeast one-quarter (1/4) of Section 34; thence south seventy-six (76) degrees, twenty-one (21) minutes, seven (07) seconds west along a line a distance of two hundred forty-nine and thirteen hundredths (249.13) feet to the intersection of the westerly line of said easterly one hundred sixty (160.00) feet of the northwest one-quarter (1/4) of Section 34 bearing north zero (00) degrees, four
(04) minutes, nineteen (19) seconds east; thence north zero (00) de-grees, four (04) minutes, nineteen (19) seconds east along the said westerly line of the easterly one hundred sixty (160.00) feet of the northwest one-quarter (1/4) of Section 34 a distance of one hundred
(100.00) feet to a point; thence north seventy-six (76) degrees, twenty-one (21) minutes, twelve (12) seconds east along a line a distance of one hundred sixty-four and seventy hundredths (164.70) feet to the true point of beginning.
     Also excepting from the said westerly one hundred sixty (160.00) feet of the northwest one-quarter (1/4) of Section 34 a parcel of land bounded and described as follows:

     Commencing at the centerline of said Section 34; thence south eighty-nine (89) degrees, fifty-seven (57) minutes, zero (00) seconds





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west along the southerly line of the said northwest one-quarter (1/4)
of Section 34 a distance of eight and six hundredths (8.06) feet to the intersection of a line drawn one hundred thirty-three (133.00) feet northeasterly of and parallel to the centerline of railroad right of way bearing south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east, said intersection being the true point of be-ginning; thence continuing south eight-nine (89) degrees, fifty-seven
(57) minutes, zero (00) seconds west along the said southerly line of the northwest one-quarter (1/4) of Section 34 a distance of one hundred fifty-one and ninety-four hundredths (151.94) feet to the in-tersection of the said westerly line of the easterly one hundred sixty (160.00) feet of the northwest one-quarter (1/4) of Section 34 bearing north zero (00) degrees, four (04) minutes, nineteen (19) seconds east; thence north zero (00) degrees, four (04) minutes, nineteen (19) seconds east along the said westerly line of the easterly one hundred sixty (160.00) feet of the northwest one-quarter (1/4) of Section 34 to the intersection of said line drawn one hundred thirty-three (133.00) feet northeasterly of and parallel to the centerline of railroad right of way bearing south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east; thence south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east along said line drawn one hun-dred thirty-three (133.00) feet northeasterly of and parallel to the centerline of railroad right of way bearing south fifty-four (54) de-grees, five (05) minutes, thirty-five (35) seconds east; thence south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east along said line drawn one hundred thirty-three (133.00) feet north-easterly of and parallel to the centerline of railroad right of way a dis-tance of one hundred eighty-seven and forty-one hundredths (187.41) feet to the true point of beginning.

     Parcel 2: A parcel of land being the westerly one hundred ten (110.00) feet of the north one-half (1/2) of the southeast one-quarter (1/4) of Section 34, Town nine (9) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio.
     Excepting from said westerly one hundred ten (110.00) feet of the north one-half (1/2) of the southeast one-quarter (1/4) of Section 34 the following described parcel of land.
     Commencing at the centerline of said Section 34; thence in a southerly direction along the westerly line of the said southeast one-





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quarter (1/4) of Section 34 having an assumed bearing of south zero
(00) degrees, four (04) minutes, nineteen (19) seconds west a dis-tance of five and eighty-four hundredths (5.84) feet to the intersection of a line drawn one hundred thirty-three (133.00) feet northeasterly of and parallel to the centerline of Railroad Right of Way bearing north fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds west, said intersection being the true point of beginning; thence con-tinuing south zero (00) degrees, four (04) minutes, nineteen (19) seconds west along the said westerly line of the southeast one-quarter (1/4) of Section 34 a distance of three hundred twenty-eight and ten hundredths (328.10) feet to the intersection of a line drawn one hun-dred thirty-three (133.00) feet southwesterly of and parallel to the said centerline of Railroad Right of Way bearing south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east; thence south fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds east, along said line drawn one hundred thirty-three (133.00) feet southwesterly of and parallel to the centerline of Railroad Right of Way a distance of one hundred thirty-five and sixty-eight hundredths
(135.68) feet to the intersection of the easterly line of the said westerly one hundred ten (110.00) feet of the north one-half (1/2) of the south-east one-quarter (1/4) of Section 34 bearing north zero (00) degrees, four (04) minutes, nineteen (19) seconds east; thence north zero (00) degrees, four (04) minutes, nineteen (19) seconds east along the said easterly line of the westerly one hundred ten (110.00) feet of the north one-half (1/2) of the southeast one-quarter (1/4) of Section 34 a dis. tance of three hundred twenty-eight and ten hundredths (328.10) feet to the intersection of said line drawn one hundred thirty-three (133.00) feet northeasterly of and parallel to the centerline of Railroad Right of Way bearing north fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds west; thence north fifty-four (54) degrees, five (05) minutes, thirty-five (35) seconds west along said line drawn one hun-dred thirty-three (133.00) feet northeasterly of and parallel to the centerline of Railroad Right of Way a distance of one hundred thirty-five and sixty-eight hundredths (135.68) feet to the true point of beginning.

     Parcel 3: A parcel of land being part of the west one-half (1/2) of the east two-thirds (2/3) of the east one-half (1/2) of Fractional Sec-tion 15, Town ten (10) South, Range eight (8) East in the City of





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Oregon, Lucas County, Ohio, said parcel of land being bounded and described as follows. Beginning at the northwest corner of the said east two-thirds (2/3) of the east one-half (1/2) of Fractional Section 15; thence in an easterly direction along the northerly line of said Frac-tional Section 15 having an assumed bearing of north ninety (90) de-grees, zero (00) minutes, zero (00) seconds east a distance of fifty-seven and ninety-two hundredths (57.92) feet to a point; thence south seven (07) degrees, forty-two (42) minutes, six (06) seconds east along a line a distance of seventy-five and forty-one hundredths (75.41) feet to a point; thence south thirty-one (31) degrees, two (02) minutes, fifty (50) seconds east along a line a distance of one thousand five hundred seventy and thirty-six hundredths (1570.36) feet to the inter-section of the easterly line of the said west one-half (1/2) of the east two-thirds (2/3) of the east one-half (1/2) of Fractional Section 15 bearing south zero (00) degrees, five (05) minutes, forty-eight (48) seconds west; thence south zero (00) degrees, five (05) minutes, forty-eight (48) seconds west along the said easterly line of the west one-half (1/2) of the east two-thirds (2/3) of the east one-half (1/2) of Fractional Section 15 a distance of seventy-nine and two hundredths
(79.02) feet to the southeast corner of the said west one-half (1/2) of the east two-thirds (2/3) of the east one-half (1/2) of Fractional Section 15; thence north eighty-nine (89) degrees, twenty-seven (27) minutes, forty-two (42) seconds west along the southerly line of said Fractional
Section 15 a distance of eighty-one and fifteen hundredths (81.15) feet to the intersection of the northeasterly line of a one hundred sixty (160.00) foot wide easement as recorded in Volume 1530, Page 483, Deed Records, said northeasterly line of a one hundred sixty (160.00)
foot wide easement bearing north thirty-one (31) degrees, two (02) minutes, fifty (50) seconds west; thence north thirty-one (31) de-grees, two (02) minutes, fifty (50) seconds west along said northeast-erly line of a one hundred sixty (160.00) foot wide easement a dis-tance of one thousand five hundred forty-five and fifty-four hundredths (1545.54) feet to the intersection of the westerly line of said east two-thirds (2/3) of the east one-half (1/2) of the Fractional Section 15 bearing north zero (00) degrees, eight (08) minutes, fifty-seven (57) seconds east; thence north zero (00) degrees, eight (08) minutes, fifty-seven (57) seconds east along the said westerly line of the east two-thirds (2/3) of the east one-half (1/2) of Fractional Section 15 a distance of





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one hundred seventy-four and twenty-six hundredths (174.26) feet to the point of beginning. Containing 4.194 acres more or less. Subject to legal highways.

     Parcel 4: Parcel a. The following described real estate located in the west twenty (20) acres of the southwest quarter (1/4) of the southeast quarter (1/4) of Section Number thirty-four (34), Town nine (9) South Range eight (8) East, in the City of Oregon, Lucas
County, Ohio: beginning at the intersection of the north and south centerline of Section #34 with the south line of said Section #34, said south line of Section #34 also being the centerline of Seaman Street, thence in an easterly direction along the said south line of Sec-tion #34 to the intersection of the westerly line of the easterly one hundred seventy-five and no hundredths (175.00) feet of the westerly two hundred seventy-five and no hundredths (275.00) feet of the south two hundred twenty-five and no hundredths (225.00) feet of the west twenty (20) acres of the southwest quarter (1/4) of the southeast quarter (1/4) of Section #34; thence in a northerly direction along the said westerly line of the easterly one hundred seventy-five and no hun-dredths (175.00) feet of the westerly two hundred seventy-five and no hundredths (275.00) feet of the southerly two hundred twenty-five and no hundredths (225.00) feet of the west twenty (20) acres of the southwest quarter (1/4) of the southeast quarter (1/4) of Section #34 to the intersection of the northerly line of the said southerly two hun-dred twenty-five and no hundredths (225.00) feet of the westerly twenty (20) acres of the southwest quarter (1/4) of the southeast quar-ter (1/4) of Section #34; thence in an easterly direction along the said northerly line of the southerly two hundred twenty-five and no hun-dredths (225.00) feet of westerly twenty (20) acres of the southwest quarter (1/4) of the southeast quarter (1/4) of Section #34 to the in-tersection of a line drawn one hundred ten and no hundredths (110.00) feet east of and parallel to the said north and south centerline of Section #34; thence in a northerly direction along said line drawn one hundred ten and no hundredths (110.00) feet east of and parallel to the north and south centerline of Section #34 to the intersection of the northerly line of the southwest quarter (1/4) of the southeast quar-ter (1/4) of Section #34; thence in a westerly direction along the said northerly line of the southwest quarter (1/4) of the southeast quarter (1/4) of Section #34 to the intersection of the said north and south





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centerline of Section #34, said north and south centerline of Section
#34 also being the easterly line of a one hundred sixty and no hun-dredths (160.00) feet wide Easement as recorded in Volume 1530, page 481 Deed Records; thence in a southerly direction along the said north and south centerline of Section #34 to the point of beginning.

     Parcel b. The east one hundred sixty (160) feet of the east one-half (1/2) of the southeast quarter (1/4) of the southwest quarter (1/4) of Section Number thirty-four (34), Town nine (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio.

     Parcel 5: The west ten (10) feet of the east one hundred seventy-five (175) feet of the west two hundred seventy-five (275) feet of the south two hundred twenty-five (225) feet of the west one-half (1/2) of the southwest quarter (1/4) of the southeast quarter (1/4) of Section thirty-four (34), Town nine (9) South, Range eight (8) East in the
City of Oregon, Lucas County, Ohio.

     Parcel 6: The West six and fifty hundredths (6.50) acres of the East eighteen and fifty hundredths (18.50) acres of the Southwest quarter (1/4) of the Southeast quarter (1/4) of Section ten (10), Town ten (10) South, Range eight (8) East in City of Oregon, Lucas,
County, Ohio, excepting therefrom the West one hundred thirty-two
(132) feet thereof.

     Parcel 7: The West one hundred thirty-two (132) feet of the West six and fifty hundredths (6.50) acres of the East eighteen and fifty hundredths (18.50) acres of the Southwest quarter (1/4) of the Southeast quarter (1/4) of Section ten (10), Town ten (10) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio.

     Parcel 8: The west five (5) acres of the southwest quarter (1/4) of the northeast quarter (1/4) of Section three (3), Town ten (10) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio, excepting that portion thereof in Crossett's Eastwood Addition and except that part lying south of the north line of the railroad.
     Subject to legal highways.

     Parcel 9:  The west 30 feet of the east 37.50 acres of the west
42.5 acres of the northeast 1/4 of Section 34, Town 9 South, Range 8 East, in the City of Oregon, Lucas County, Ohio, excepting there-





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from the south 100 feet of the north 1/2 of the east 37.50 acres of the west 42.5 acres of the northeast 1/4 of said Section 34, Town 9 South, Range 8 east thereof, the said exception being a parcel of land hereto-fore conveyed to The Wheeling and Lake Erie Railway Company by instrument recorded in Volume 1556, page 146 of Lucas County Ohio deed records. Subject to legal highways.

     Parcel 10: A parcel of land being part of the southeast one-quarter (1/4) of Section 27, Town nine (9) South, Range eight (8)
East in the City of Oregon, Lucas County, Ohio, said parcel of land being bounded and described as follows.
     Commencing at the southeast corner of the said southeast one-quarter (1/4) of Section 27; thence in a westerly direction along the southerly line of the said southeast one-quarter (1/4) of Section 27 having an assumed bearing of north eighty-nine (89) degrees, forty-three (43) minutes, thirty-three (33) seconds west a distance of one thousand three hundred twenty (1320.00) feet to a point; thence north zero (00) degrees, zero (00) minutes, zero (00) seconds along a line drawn parallel to the easterly line of the said southeast one-quarter (1/4) of Section 27 a distance of one thousand ten (1010.00) feet to the true point of beginning; thence continuing north zero (00) degrees, zero
(00) minutes, zero (00) seconds along said line drawn parallel to the easterly line of the southeast one-quarter (1/4) of Section 27 a distance of ten (10.00) feet to a point; thence south eighty-nine (89) degrees, forty-three (43) minutes, thirty-three (33) seconds east along a line drawn parallel to the said southerly line of the southeast one-quarter (1/4) of Section 27 a distance of three hundred sixty (360.00) feet to a point, said point being on the westerly line of an eighty (80.00) foot wide strip of land recorded in Volume 1897, Page 158, Deed Records;
thence south zero (00) degrees, zero (00) minutes, zero (00) seconds along said eighty (80.00) foot wide strip of land recorded in Volume
1897, Page 158, Deed Records a distance of ten (10.00) feet to a point; thence north eighty-nine (89) degrees, forty-three (43) minutes, thirty-three (33) seconds west along a line drawn parallel to the said southerly line of the southeast one-quarter (1/4) of Section 27 a distance of three hundred sixty (360.00) feet to the true point of beginning.
     Containing 0.083 acres more or less.





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     Parcel 11: A parcel of land being part of the west four hundred forty (440.00) feet of the east one thousand seven hundred sixty
(1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27, Town nine (9) South, Range eight (8) East in the
City of Oregon, Lucas County, Ohio, said parcel of land being bounded and described as follows.
     Beginning at the northwest corner of the said west four hundred forty (440.00) feet of the east one thousand seven hundred sixty (1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27; thence in an easterly direction along the northerly line of the said south one-half (1/2) of the southeast one-quarter (1/4) of Section 27 having an assumed bearing of south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-two (52) seconds east a distance of four hundred forty (440.00) feet to the intersection of the easterly line of the said west four hundred forty (440.00) feet of the easterly one thousand seven hundred sixty (1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27 bearing south zero (00) degrees, zero (00) minutes, zero (00) seconds; thence south zero (00) degrees, zero (00) minutes, zero (00) seconds along the said easterly line of the west four hundred forty (440.00) feet of the east one thousand seven hundred sixty (1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27 a distance of three hundred ten (310.00) feet to a point; thence north eighty-nine
(89) degrees, fifty-five (55) minutes, fifty-two (52) seconds west along a line a distance of four hundred forty (440.00) feet to the intersection of the westerly line of the said easterly one thousand seven hundred sixty (1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27 bearing north zero (00) degrees, zero (00) minutes, zero (00) seconds; thence north zero (00) degrees, zero (00) minutes, zero (00) seconds along the said westerly line of the east one thousand seven hundred sixty (1760.00) feet of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 27 a distance of three hundred ten (310.00) feet to the point of beginning.
     Containing 3.131 acres more or less.

     Parcel 12: Beginning at a point on the South line of Section twenty.seven (27), Town nine (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio, that is twenty-two hundred (2200)


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feet West of the Southeast corner thereof; thence North on a line parallel with the East line of said Section a distance of thirteen hundred twenty (1320) feet; thence west on a line parallel with the South line of said Section a distance of four hundred forty (440) feet to the North and South center line of said Section twenty-seven (27); thence South along the North and South center line a distance of thirteen hundred twenty (1320) feet to the South line of Section twenty-seven (27);
thence East along said South line a distance of four hundred forty (440) feet to the place of beginning. Subject to legal highways.

    Parcel 13: The east thirteen and one-half (13 1/2) acres of the southeast quarter (1/4) of the southwest quarter (1/4) of Section twenty-seven (27), Town nine (9) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio, excepting therefrom the northerly one hundred (100) feet thereof, subject to legal highways.

    Parcel 14: That part of the east fifteen (15) acres of Lot #3, lying south of Cedar Point Road, in Section #27, Town 9-South, Range 8-East, in the City of Oregon, Lucas County, Ohio, described as follows:
    Commencing at a point the north and south centerline of Section
#27 which is four hundred and no hundredths (400.0) feet north of the southeast corner of the east fifteen (15) acres of Lot #3, Section #27, being also the northeasterly corner of the Toledo Edison property as recorded in Volume 1539, page 549 Deed Records; thence in a northwesterly direction along the northeasterly line of the said Toledo Edison property as recorded in Volume 1539, page 549 Deed Records, a distance of five hundred twenty-eight (528) feet more or less to the intersection of the westerly line of the easterly fifteen (15) acres of Lot #3, Section #27, said intersection being five hundred seventy five and seventy eight hundredths (575.78) feet northerly of the southwest corner of the easterly fifteen (15) acres of said Lot #3; thence in a northerly direction along the said westerly line of the easterly fifteen
(15) acres of Lot #3, Section #27, a distance of sixty five and eighty two hundredths (65.82) feet to the intersection of a Line drawn sixty and no hundredths (60.00) feet northeasterly of and parallel to the said northeasterly line of the Toledo Edison property as recorded in Volume 1539, page 549, Deed Records; thence in a southeasterly direc-tion along said line drawn sixty and no hundredths (60.00) feet north-easterly of and parallel to the northeasterly line of the Toledo Edison





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property, a distance of five hundred twenty eight (528) feet more or less to the intersection of the said north and south centerline of Section #27; thence in a southerly direction along the said north and south centerline of Section #27, a distance of sixty five and eighty two hun-dredths (65.82) feet to the true point of beginning, containing seventy three hundredths (0.73) acres, more or less.

    Parcel 15: A parcel of land situated in the City of Oregon, County of Lucas and State of Ohio and being part of Original Lot 3, in the Southwest Quarter of Section 27, Township 9 South, Range 8
East, and being further described as follows:

    Commencing at an iron pin at the intersection of the east and west centerlines of Section 27 with the westerly line of said Original Lot 3 in the southwest one quarter of Section 27, said east and west centerline of Section 27 also being the centerline of Cedar Point Road (60 feet wide);
    Thence South 2 degrees 05' 55" East along the said westerly line of Original Lot 3 a distance of 434.81 feet to an old stone monument;
    Thence continuing South 2 degrees 5' 55" East along the said westerly line of Original Lot 3 a distance of 101.95 feet to the principal point of beginning;
    Thence continuing South 2 degrees 05' 55" East to an old monument a distance of 323.22 feet;
    Thence South 87 degrees 47' 45" West to an iron pipe a distance of
504.20 feet;
    Thence South 1 degrees 56' 25" East to an iron pipe a distance of
440.85 feet;
    Thence North 87 degrees 59' 35" East a distance of 823.95 feet; Thence North 2 degrees 26' 55" West a distance of 685.48 feet;
    Thence North 77 degrees 38' 34" West a distance of 324.60 feet to the point of beginning, containing 10.389 acres, more or less, but subject to all legal highways.

    Parcel 16: A parcel of land being part of Section 17, Town nine
(9) South, Range eight (8) East in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the centerline of Suder Avenue having an assumed bearing of north eight (8) degrees, twenty-two (22)





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minutes, fifty-four (54) seconds west with the southerly line of said
Section 17 bearing south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west; thence north eight (08) degrees, twenty-two (22) minutes, fifty-four (54) seconds west along the said centerline of Suder Avenue a distance of three hundred three (303.00)
feet to the true point of beginning; thence continuing north eight (08) degrees, twenty-two (22) minutes, fifty-four (54) seconds west along the said centerline of Suder Avenue a distance of four hundred forty-four (444.00) feet to the intersection of a line drawn parallel to the said southerly line of Section 17 bearing north eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds east; thence north eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds east along said line drawn parallel to the southerly line of
Section 17 a distance of one hundred eighty-two and sixty-five hun-dredths (182.65) feet more or less to the intersection of a line drawn seventy-five (75) feet northeasterly of and parallel to the centerline of the transmission line bearing south sixty-three (63) degrees, two (02) minutes, fifty-five (55) seconds east; thence south sixty-three (63) degrees, two (02) minutes, fifty-five (55) seconds east along said line drawn seventy-five (75.00) feet northeasterly of and parallel to the centerline of the transmission line a distance of one thousand six hundred twenty-seven and three hundredths (1627.03) feet to the intersection of the said southerly line of Section 17 bearing south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west; thence south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west along the said southerly line of Section 17 a distance of six hundred fifty-six and eight hundredths (656.08) feet more or less to the intersection of the easterly Line of the west one-half (1/2) of the southeast one-quarter (1/4) of said Section 17 bearing north zero (00) degrees, twenty-four (24) minutes, eighteen (18) seconds west; thence north zero (00) degrees, twenty-four (24) minutes, eighteen (18) seconds west along the said easterly line of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 17 a distance of two hundred ninety-nine and eighty-two hundredths (299.82) feet to the intersection of a line drawn parallel to the said southerly line of Section 17 bearing south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west; thence south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west along said line drawn parallel to





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the southerly line of Section 17 a distance of nine hundred ten and six hundredths (910.06) feet more or less to the true point of beginning.
    Containing 8.361 acres more or less. Subject to legal highways.

    Parcel 17: A parcel of land being part of the south one-half (1/2) of Section 17, Town nine (9) South, Range eight (8) East in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows.
    Commencing at the intersection of the southerly line of the south-east one-quarter (1/4) of said Section 17 with the centerline of Suder Avenue, said centerline of Suder Avenue having an assumed bearing of north eight (08) degrees, twenty-two (22) minutes, fifty-two (52) seconds west; thence north eight (08) degrees, twenty-two (22) minutes, fifty-two (52) seconds west along the said centerline of Suder Avenue a distance of six hundred fifty-three and twenty-seven hun-dredths (653.27) feet to the intersection of a line drawn seventy-five (75.00) feet southwesterly of and parallel to the centerline of Trans-mission Line bearing south seventy-two (72) degrees, thirty-three (33) minutes, zero (00) seconds east, said intersection being the true point of beginning: thence continuing north eight (08) degrees, twenty-two (22) minutes, fifty-two (52) seconds west along the said centerline of Suder Avenue a distance of eighty-three and thirty-three hundredths (83.33) feet to the intersection of the said centerline of Transmission Line bearing south seventy-two (72) degrees, thirty-three (33) minutes, zero (00) seconds east; thence continuing north eight (08) degrees, twenty-two (22) minutes, fifty-two (52) seconds west along the said centerline of Suder Avenue a distance of ninety-three and twenty-three hundredths (93.23) feet to the intersection of a line drawn parallel to the said southerly line of the southeast one-quarter (1/4) of Section 17 bearing south eighty-nine (89) degrees, fifteen (15) minutes, fifty-one
(51) seconds west; thence south eighty-nine (89) degrees, fifteen (15) minutes, fifty-one (51) seconds west along said line drawn parallel to the southerly line of the southeast one-quarter (1/4) of Section 17 a distance of two hundred sixty-eight and eighty-eight hundredths
(268.88) feet to the intersection of the said centerline of Transmission Line bearing south seventy-two (72) degrees, thirty-three (33) minutes, zero (00) seconds east thence continuing south eighty-nine (89) degrees, fifteen (15) minutes, fifty-one (51) seconds west along said





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line drawn parallel to the southerly line of the southeast one-quarter (1/4)
of Section 17 a distance of one hundred eighty and sixty-nine hundredths (180.69) feet to the intersection of a line drawn parallel to the southerly line of the southwest one-quarter (1/4) of said Section 17 bearing south eighty-nine (89) degrees, two (02) minutes, thirty-eight (38) seconds west; thence south eighty-nine (89) degrees, two (02) minutes, thirty.
eight (38) seconds west along said line drawn parallel to the southerly line of the southwest one-quarter (1/4) of Section 17 a distance of fifty-eight and ninety-three hundredths (58.93) feet to the intersection of said line drawn seventy-five (75.00) feet southwesterly of and parallel to the centerline of Transmission Line bearing south seventy-two
(72) degrees, thirty-three (33) minutes, zero (00) seconds east; thence south seventy-two (72) degrees, thirty-three (33) minutes, zero (00) seconds east along said line drawn seventy-five (75.00) feet south-westerly of and parallel to the centerline of Transmission Line a distance of five hundred fifty-nine and ninety-five hundredths (559.95) feet to the true point of beginning. Containing 1.023 acres more or less.
Subject to legal highways.

    Parcel 18: That part of the North one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section seventeen (17), Town nine (9) South, Range eight (8) East, in the City of Toledo,
Lucas County, Ohio, bounded and described as follows: Beginning at a point on the East and West centerline of Section seventeen (17), seven hundred thirty-three and one tenth (733.1) feet East of the Northwest corner of the Southwest quarter (1/4) of said Section; thence East along said centerline forty-two and five tenths (42.5) feet; thence South parallel to the West Line of the Southwest quarter (1/4) of Section seventeen (17), to a line that is one hundred fifty (150) feet North of and parallel to the South line of the North one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4); thence West parallel to the said South line forty-two and five tenths (42.5) feet; thence North in a direct line to the place of beginning. Subject to legal highways.

    Parcel 19: That part of the north one-half (1/2) of the northwest quarter (1/4) of the southwest quarter (1/4) of Section seventeen (17), Town nine (9) South, Range eight (8) East, in the City of Toledo,





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Lucas County, Ohio, bounded and described as follows: Beginning at a point on the East and West centerline of Section seventeen (17), six hundred ninety and six tenths (690.6) feet East of the Northwest corner of the Southwest quarter (1/4) of said Section; thence East, along the said centerline, forty-two and five tenths (42.5) feet; thence South parallel to the West line of the Southwest quarter (1/4) of Section seventeen
(17), to a line that is one hundred fifty (150) feet North of and parallel to the South line of the North one-half (1/2) of the Northwest quarter (1/4) of the Southwest quarter (1/4) of Section seventeen (17); thence
West parallel to the said South line forty-two and five tenths (42.5) feet; thence North in a direct line to the place of beginning. Excepting therefrom the south ninety (90) feet thereof. Subject to legal highways.

    Parcel 20: A parcel of land in the South half of Section No. Twenty-six (26), Town Six (6) North, Range Twelve (12) East, Troy Township, Wood County, Ohio, and being more particularly described as follows: Commencing at a point on the East and West half Section line of Section 26, said point being 47.00 feet West of the Interior one-quarter post of Section 26, thence East along the East and West half Section line a distance of 142 feet, thence South on a line parallel with the North and South half Section line a distance of 240.00 feet, thence West on a line parallel with the East and West half Section line a dis-tance of 142.00 feet, thence North on a line parallel with the North and South half Section line a distance of 240.00 feet to the point of begin-ning, containing 0.782 acres of land.

    Parcel 21: A parcel of land being part of Road Tract 63 and also part of Road Tract 66, all in Troy Township, Wood County, Ohio, said parcel of land being bounded and described as follows:
    Beginning at the Southwest corner of said Road Tract 63; thence in an Easterly direction along the Southerly line of said Road Tract 63, having an assumed bearing of South eighty-nine degrees, fifty-five min-utes, thirty seconds (89 degrees 55' 30") East, a deed distance of one thousand three hundred ten and seventy-six hundredths (1310.76) feet to the southeast corner of said Road Tract 63; thence continuing South eighty-nine degrees, fifty-five minutes, thirty seconds (89 degrees 55' 30") East along the Southerly line of said Road Tract 66, a distance of thirteen and thirty-seven hundredths (13.37) feet to a point; thence
North eighty-nine degrees, fifty minutes, thirty-six seconds (89 degrees 50'





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36") East along the said Southerly line of Road Tract 66, a distance of one hundred eighty-four and sixty-three hundredths (184.63) feet to the intersection of a line bearing North ten degrees, thirty-three min-utes, twenty-nine seconds (10 degrees 33' 29") East; thence North ten de-grees, thirty-three minutes, twenty-nine seconds (10 degrees 33' 29") East along a line, a distance of one thousand four hundred sixty-four and sixty-seven hundredths (1464.67) feet to the intersection of a line bearing North eighty-nine degrees, fifty-nine minutes, fifty seconds (89 degrees 59' 50") West; thence north eighty-nine degrees, fifty-nine minutes, fifty seconds (89 degrees 59' 50") West along a line a distance of four hun-dred seventy-five and two hundredths (475.02) feet to the intersection of the Easterly Line of the said Road Tract 63, bearing North no de-grees, twenty minutes, thirty-eight seconds (00 degrees 20' 38") West; thence continuing North eighty-nine degrees, fifty-nine minutes, fifty seconds
(89 degrees 59' 50") West, along a line a distance of one thousand two hundred ninety-seven and eight hundredths (1297.08) feet to the in-tersection of the westerly line of said Road Tract 63, bearing South no degrees, twelve minutes, two seconds (00 degrees 12' 02") West; thence South no degrees, twelve minutes, two seconds (00 degrees 12' 02") West along the said Westerly line of Road Tract 63, a distance of one thousand four hundred thirty-eight and seventy-four hundredths
(1438.74) feet to the point of beginning. Containing 54.216 acres more or less.

    Parcel 22: Lot Number Fifteen (15) in Noble's Second Addition to Lake Township, Wood County, Ohio.

    Parcel 23: Lot number fourteen (14) in Noble's Second Addi-tion in Lake Township, Wood County, Ohio.

    Parcel 24: A parcel of land being part of the southwest quarter (1/4) of Section number two (2), Town seven (7) North, Range twelve
(12) East, in Lake Township, Wood County, Ohio, said parcel of land being bounded and described as follows: Beginning at the intersection of the centerline of Frey Road (Indian Reserve Line) with the center-line of Woodville Road; thence in a southeasterly direction along the said centerline of Woodville Road a distance of three hundred thirteen and fifty-four hundredths (313.54) feet to a point; thence in a south-westerly direction along a line drawn perpendicular to the said center-line of Woodville Road a distance of three hundred sixty-five and no





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hundredths (365.00) feet to a point; thence in a northwesterly direc-
tion along a line drawn parallel to the said centerline of Woodville Road a distance of four hundred forty-seven and seventy-nine hun-dredths (447.79) feet to the intersection of the said centerline of Frey Road (Indian Reserve Line); thence in a northeasterly direction along the said centerline of Frey Road (Indian Reserve Line) a distance of three hundred eighty-eight and ninety-one hundredths (388.91) feet to the point of beginning. Subject to legal highways.

    Parcel 25: Being a parcel of land in the west half (1/2) of the southwest quarter (1/4) of Section #35, Town 8-North, Range 12-East, Village of Northwood, Wood County, Ohio, bounded and described as follows: Beginning at the intersection of the south line of said Sec. tion #35 with the north and south centerline of the southwest quarter (1/4) of said Section #35; thence in a northerly direction along the said north and south centerline of the southwest quarter (1/4) of Sec-tion #35 to the northeast corner of the west half (1/2) of the south-west quarter (1/4) of said Section #35; thence in a southerly direction in a straight line to a point located on the said south line of Section #35, thirty (30) feet, more or less, west of the point of beginning; thence in an easterly direction along the said south line of Section #35, a distance of thirty (30) feet, more or less, to the point of beginning.
    Said parcel of land containing ninety-one hundredths (0.91) acre, more or less, subject to legal highways.

    Parcel 26: Being the west one hundred ten (110) feet of the following described parcel of land:

    The west half (1/2) of the east half (1/2) of the northwest quarter (1/4) of Section #35, Town 8-North, Range 12-East, in the Village of Northwood, Wood County, Ohio. Subject to legal highways.
    The real estate herein conveyed contains six and sixty-four hun-dredths (6.64) acres, more or less.

    Parcel 27: Being that part of the west half (1/2) of the east half (1/2) of the southwest quarter (1/4) of Section #35, Town 8-North,





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    Range 12-East, in the Village of Northwood, Wood County, Ohio,
    bounded and described as follows:

        Beginning at the intersection of the south line of said Section #35 with the north and south centerline of the southwest quarter (1/4) of Section #35; thence in a northerly direction along the said north and south centerline of the southwest quarter (1/4) of Section #35 to the intersection of the east and west centerline of said Section #35; thence in an easterly direction along the said east and west centerline of Sec-tion #35, a distance of one hundred ten (110) feet, more or less to a point; thence in a southerly direction in a straight line to a point located on the said south line of Section #35, eighty (80) feet, more or less, east of the point of beginning; thence west along the said south line of Section #35, a distance of eighty (80) feet, more or less, to the point of beginning.
        Said parcel of land being conveyed is five and seventy-nine hun-dredths (5.79) acres, more or less, subject to legal highways.

    4. Parcels comprising the 345 K.V. MIIO Loop to Bay Shore Gener-ating Station, a part of the Bay Shore-Ironville Steel Tower transmission line right-of-way, situated in the City of Oregon, Lucas County, Ohio, and described as:

        Parcel No. 1: A parcel of land being part of the southeast quar-ter (1/4) of Section 27, Town 9 South, Range 8 East in the City of Oregon, Lucas County, Ohio, said parcel of land being bounded and described as follows:
        Commencing at the southeast corner of the said southeast quarter (1/4) of Section 27; thence in a westerly direction along the southerly line of the said southeast quarter (1/4) of Section 27 having an assumed bearing of north eighty-nine (89) degrees, fifty-two (52) minutes, twenty-two (22) seconds west a distance of one thousand three hun-dred twenty and no hundredths (1320.00) feet to the intersection of a line drawn one thousand three hundred twenty and no hundredths (1320.00) feet westerly of and parallel to the easterly line of the said southeast quarter (1/4) of Section 27, said easterly line of the southeast quarter (1/4) of Section 27 bearing north zero (00) degrees, eight (08) minutes, forty-nine (49) seconds west; thence north zero
    (00) degrees, eight (08) minutes, forty-nine (49) seconds west along said line drawn one thousand three hundred twenty and no hundredths





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(1320.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of nine hundred forty-three and forty-five hundredths (943.45) feet to the intersection of a line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower Line said in-tersection being the true point of beginning, said centerline of Toledo Edison Tower Line bearing north eighty-five (85) degrees, thirty-two
(32) minutes, forty-three (43) seconds west; thence continuing north zero (00) degrees, eight (08) minutes, forty-nine (49) seconds west along said line drawn one thousand three hundred twenty and no hun-
dredths (1320.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of sixty-six and fifty-five hundredths (66.55) feet to the intersection of a line drawn one thousand ten and no hundredths (1010.00) feet northerly of and parallel to the said southerly line of the southeast quarter (1/4) of
Section 27, said line drawn one thousand ten and no hundredths
(1010.00) feet northerly of and parallel to the southerly line of the southeast quarter (1/4) of Section 27 bearing south eighty-nine (89) degrees, fifty-two (52) minutes, twenty-two (22) seconds east; thence south eighty-nine (89) degrees, fifty-two (52) minutes, twenty-two
(22) seconds east along said line drawn one thousand ten and no hundredths (1010.00) feet northerly of and parallel to the southerly line of the southeast quarter (1/4) of Section 27 a distance of three hundred sixty and no hundredths (360.00) feet to the intersection of
the westerly line of an eighty and            (80.00) feet wide
parcel of land recorded in Volume 1897, mange 158 Deed Records;
thence south zero (00) degrees, eight (08) minutes, forty-nine (49) seconds east along said westerly line of an eighty and no hundredths
(80.00) feet wide parcel of land recorded in Volume 1897, Page 158
Deed Records a distance of eighty-six and sixty-two hundredths (86.62) feet to the intersection of said line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edi-son Tower Line said line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower
Line bearing north eighty-nine (89) degrees, fifty-six (56) minutes, thirty-one (31) seconds west; thence north eighty-nine (89) degrees, fifty-six (56) minutes, thirty-one (31) seconds west along said line drawn seventy-five and no hundredths (75.00) feet southerly of and





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parallel to the centerline of Toledo Edison Tower Line a distance of ninety-three and thirty-seven hundredths (93.37) feet to a point; thence north eighty-five (85) degrees, thirty-two (32) minutes, forty-three (43) seconds west along said line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower Line a distance of two hundred sixty-seven and forty-nine hundredths (267.49) feet to the true point of beginning.
    Containing 0.655 acres more or less.

    Parcel No. 2:  A parcel of land being part of the south half (1/2)
of the southeast quarter (1/4) of Section 27, Town 9 South, Range 8
East in the City of Oregon, Lucas County, Ohio, said parcel of land being bounded and described as follows:
    Commencing at the southeast corner of the said southeast quarter
(1/4) of Section 27; thence in a westerly direction along the southerly line of the said southeast quarter (1/4) of Section 27 having an assumed bearing of north eighty-nine (89) degrees, fifty-two (52) minutes, twenty-two (22) seconds west a distance of one thousand seven hundred sixty and no hundredths (1760.00) feet to the intersection of a line drawn one thousand seven hundred sixty and no hundredths (1760.00) feet westerly of and parallel to the easterly line of the said southeast quarter (1/4) of Section 27, said easterly line of the southeast quarter (1/4) of Section 27 bearing north zero (00) degrees, eight (08) minutes, forty-nine (49) seconds west; thence north zero (00) degrees, eight (08) minutes, forty-nine (49) seconds west along said line drawn one thousand seven hundred sixty and no hundredths (1760.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of nine hundred seventy-six and seventy-six hundredths
(976.76) feet to the intersection of a line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower Line, said intersection being the true point of beginning, said centerline of Toledo Edison Tower Line bearing south eighty-five (85) degrees, thirty-two (32) minutes, forty-three (43) seconds east; thence continuing north zero (00) degrees, eight (08) minutes, forty-nine (49) seconds west along said line drawn one thousand seven hundred sixty and no hundredths (1760.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of thirty-two and twenty-four hundredths (32.24) feet to the





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intersection of a line drawn three hundred ten and no hundredths
(310.00) feet southerly of and parallel to the east west centerline of the southeast quarter (1/4) of Section 27, said line drawn three hundred ten and no hundredths (310.00) feet south of and parallel to the east west centerline of the southeast quarter (1/4) of Section 27 bearing north eighty-nine (89) degrees, fifty-five (55) minutes, twenty (20) seconds east; thence north eighty-nine (89) degrees, fifty-five (55) minutes, twenty (20) seconds east along said line drawn three hundred ten and no hundredths (310.00) feet south of and parallel to the east west center-line of the southeast quarter (1/4) of Section 27 a distance of four hundred forty and no hundredths (440.00) feet to the intersection of a line drawn one thousand three hundred twenty and no hundredths
(1320.00) feet westerly of and parallel to the said easterly line of the southeast quarter (1/4) of Section 27 bearing south zero (00) degrees, eight (08) minutes, forty-nine (49) seconds east; thence south zero
(00) degrees, eight (08) minutes, forty-nine (49) seconds east along said line drawn one thousand three hundred twenty and no hundredths (1320.00) feet westerly of and parallel to the easterly line of the south-east quarter (1/4) of Section 27 a distance of sixty-seven and eleven hundredths (67.11) feet to the intersection of said line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower Line bearing north eighty-five
(85) degrees, thirty-two (32) minutes, forty-three (43) seconds west; thence north eighty-five (85) degrees, thirty-two (32) minutes, forty-three (43) seconds west along said line drawn seventy-five and no hundredths (75.00) feet southerly of and parallel to the centerline of Toledo Edison Tower Line a distance of four hundred forty-one and forty-one hundredths (441.41) feet to the true point of beginning.
    Containing 0.502 acres more or less.

    Parcel No. 3:

      Parcel a: The north thirteen (13) acres of the southwest quar-ter (1/4) of the southwest quarter (1/4) of Section twenty-six (26), Town nine (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio. Subject to legal highways.

      Parcel b: The north twenty (20) acres of the southeast quar-ter (1/4) of the southwest quarter (1/4) of Section twenty-six (26),





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Town nine (9) South, Range eight (8) East, in the City of Oregon,
Lucas County, Ohio. Subject to legal highways.

    Parcel No. 4: A parcel of land being that part of the West twenty-six and thirty-three hundredths (26.33) acres of the north-west quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26), Town Nine (9) South, Range Eight (8) East, in the City of Oregon, Lucas County, Ohio. Said parcel of land being bounded and described as follows:

    Beginning at a point located on the easterly line of the said west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26), eighty-three (83) feet north of the southeast corner of the said west twenty-six and thirty-three hundredths (26.33)
acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26); thence in a southwesterly direction in a straight line to a point located on the westerly line of the said west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six
(26), located twenty (20) feet north of the southwest corner of the west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26); thence in a southerly direction along and with the westerly Line of the said west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26), a distance of twenty (20) feet to a point located in the southwesterly corner of the said west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26);
thence easterly in a straight line along and with the south line of the said west twenty-six and thirty-three hundredths (26.33) acres to a point located in the southeasterly corner of the said twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six (26); thence in a northerly direction along and with the easterly line of the said west twenty-six and thirty-three hundredths (26.33) acres of the northwest quarter (1/4) of the southwest quarter (1/4) of Section twenty-six
(26) to the point of beginning. Subject to legal highways.





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    5.  An additional parcel comprising a tower location on the Toledo
Belt Steel Tower transmission line situated in River Tract 71, Perrysburg Township, Wood County, Ohio, and described as:

         Being a parcel of land in the east half (1/2 of River Tract 71 of Town 3, in the United States Reserve of the twelve (12) miles square at the foot of the rapids of the Miami of Lake Erie in Perrysburg Town-ship, Wood County, Ohio, bounded and described as follows:

         Commencing at the intersection of the centerline of Ford Road and White Road; thence north along the centerline of White Road
    (said centerline of White Road also being the east line of said River
    Tract 71) a distance of twenty-five (25) feet to a point; thence in a westerly direction in a straight line a distance of twenty (20) feet to a point of intersection of the west right of way line of White Road with the north right of way line of Ford Road; thence in a westerly direction along the north right of way line of Ford Road, a distance of two hundred seventy-eight and one hundredths (278.01) feet to the true point of beginning; thence in a northerly direction at right angles to the last described line, a distance of forty and no tenths (40.0) feet, more or less, to a point located on the southerly right of way line of The Toledo Terminal Railroad; thence in a northeasterly direction along the said southerly right of way line of the Toledo Terminal Rail. road, a distance of forty-three and one tenth (43.1) feet, more or less, to a point; thence in a southerly direction in a straight line a distance of fifty and five tenths (50.5) feet more or less, to a point located on the said north right of way line of Ford Road forty and eight tenths (40.8) feet east of the point of beginning; thence in a westerly direction along the said north right of way line of Ford Road, a distance of forty and eight tenths (40.8) feet to the place of beginning.

    6. A parcel comprising part of the right-of-way for a transmission line to Owens-Illinois, Inc. situated in Lime City, Wood County, Ohio, and described as:

         Beginning at the southwest corner of lot eighty-seven (87) in the Village of Lime City, Wood County, Ohio, thence southeasterly along the south boundary line of said Lot eighty-seven (87), a distance of ten (10) feet, thence northeasterly on a line parallel to the west





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    boundary line of lot eighty-seven (87), a distance of forty (40) feet;
    thence northwesterly at right angles to the aforementioned line, a distance of fifty (50) feet, thence southwester!y along the right-of-way of the Toledo and Ohio Central Railroad, a distance of forty (40) feet, thence southeasterly at right angles to the aforementioned line, a distance of forty (40) feet to the place of beginning, together with the north one-half (1/2) of alley adjacent vacated, except that part of lot thirty-eight (38) lying south of the southerly line of lot eighty-seven (87) extended westerly to the easterly line of the Toledo and Ohio Central Railroad right of way.

    7. Parcels comprising the new Bellevue Substation situated in Broad-moor Addition in the City of Toledo, Lucas County, Ohio, and described as:

         Parcel 1: Lot Number two hundred eighty-nine  (289)  in
    Broadmoor Addition to the City of Toledo, Lucas County, Ohio.

         Parcel 2: Lots numbers two hundred ninety-one (291) and two hundred ninety-two (292) in Broadmoor Addition in the City of Toledo, Lucas County, Ohio.

         Parcel 3: Lot 293 Broadmoor Addition in the City of Toledo, Lucas County, Ohio.

    8. Hawley Substation in the vicinity of Hawley Street and Western Street in the City of Toledo, Lucas County, Ohio, and described as:

         Parcel 1: Lots numbers 76 and 77 in Hiett's Hawley Street Subdivision in the City of Toledo, Lucas County, Ohio.

         Parcel 2: Lots numbers seventy-one (71) and seventy-two (72) in Hiett's Hawley Street Subdivision in the City of Toledo, Lucas County, Ohio, together with the southerly one-half (1/2) of vacated Whitcomb Street adjoining the said Lot number seventy-one (71).

         Parcel 3: Lots Numbers 56, 57, 58, 59, 60, 61, 62, 63, 64, 65,
    66, 67, 68, 69, 70, 73, 74, and 75, in Hiett's Hawley Street Sub-Division in the City of Toledo, Lucas County, Ohio.





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    9.  Additional parcels comprising part of the East Toledo Substation situated in the City of Toledo, Lucas County, Ohio, and described as:

         Parcel 1: Being the southwesterly one (1) foot of Lot #74 in "Yondota Division, Old Plat" located in Section Six (6), Town Ten
    (10) South, Range Eight (8) East in the City of Toledo, Lucas
    County, Ohio.

         Parcel 2: Lot Number Eighty-three (83) in the Yondota Divi-sion of the City of Toledo, Lucas County, Ohio, according to the Old Plat thereof.

    10. Five Points Substation situated in Perrysburg Township, Wood County, Ohio, and described as:

         A parcel of land being part of the northwest 1/4 of Section 30, Town 4, United States Reserve in Perrysburg Township, Wood
    County, Ohio, said parcel of land being bounded and described as follows:

         Beginning at the intersection of the centerline of United States Route 25 having an assumed bearing of north 7 degrees, 56 minutes, 7 seconds east with the northerly line of the said northwest 1/4 of Section 30, bearing north 89 degrees, 59 minutes, 24 seconds east; thence north
    89 degrees, 59 minutes 24 seconds east along the said northerly line of the northwest 1/4 of Section 30 a distance of 260.55 feet to a point; thence south zero degrees, zero minutes, 36 seconds east along a line a distance of 230 feet to a point; thence south 89 degrees, 59 minutes, 24 seconds west along a line drawn parallel to the said northerly line of the northwest 1/4 of Section 30 a distance of 292.66 feet to the inter-section of the said centerline of United States Route 25 bearing north
    7 degrees, 56 minutes, 07 seconds east; thence north 7 degrees, 56 minutes, 07 seconds east along the said centerline of United States
    Route 25 a distance of 232.23 feet to the point of beginning.
         Subject to legal highways, and subject to perpetual easement for highway purposes recorded in Vol. 280 of Deeds, page 19.

    11. New Luckey Substation situated in Troy Township, Wood
County, Ohio, and described as:

         A parcel of land being the south one hundred fifty (150.00) feet of the east two hundred (200.00) feet of the southeast one-quarter





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    (1/4) of Section 21, Town six (6) North, Range twelve (12) East in
    Troy Township, Wood County, Ohio, said parcel of land being bounded and described as follows:

         Beginning at the southeast corner of the said southeast one-quarter (1/4) of Section 21; thence in a northerly direction along the easterly line of the said southeast one-quarter (1/4) of Section 21 having an assumed bearing of north zero (00) degrees, zero (00) minutes, zero
    (00) seconds east a distance of one hundred fifty (150.00) feet to the intersection of a line drawn one hundred fifty (150.00) feet northerly of and parallel to the southerly line of the said southeast one-quarter (1/4) of Section 21, bearing south eighty-nine (89) degrees, fifty-six
    (56) minutes, thirty (30) seconds west; thence south eighty-nine (89) degrees, fifty-six (56) minutes, thirty (30) seconds west along said line drawn one hundred fifty (150.00) feet northerly of and parallel to the southerly line of the southeast one-quarter (1/4) of Section 21 a distance of two hundred (200.00) feet to the intersection of a line drawn two hundred (200.00) feet westerly of and parallel to the said easterly line of the southeast one-quarter (1/4) of Section 21 bearing south zero (00) degrees, zero (00) minutes, zero (00) seconds west; thence south zero (00) degrees, zero (00) seconds west along said line drawn two hundred (200.00) feet westerly of and parallel to the easterly line of the southeast one-quarter (1/4) of Section 21 a distance of one hundred fifty (150.00) feet to the intersection of the said southerly line of the southeast one-quarter (1/4) of Section 21 bearing north eighty.nine (89) degrees, fifty-six (56) minutes, thirty (30) seconds east; thence north eighty-nine (89) degrees, fifty-six (56) minutes, thirty (30) seconds east along the said southerly line of the southeast one-quarter (1/4) of Section 21 a distance of two hundred (200.00) feet to the point of beginning. Containing 0.689 acres more or less. Subject to all legal highways.

    12. Midway Substation situated in Washington Township, Henry
County, Ohio, and described as:

         A parcel of land being part of the southwest 1/4 of Section 14, Town 6 north, Range 8 east, in Washington Township, Henry





                      A-176
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                                                                            (TE)


    County, Ohio, said parcel of land being bounded and described as follows:

         Beginning at the southwesterly comer of the said southwest 1/4 of Section 14; thence in an easterly direction along the southerly line of the said southwest 1/4 of Section 14, having an assumed bearing of north 89 degrees 57 minutes 22 seconds east, a distance of 1327.13 feet to a point; thence north 00 degrees 00 minutes 07 seconds west along a line, a distance of 975.01 feet to a point; thence north 89 degrees 59 minutes 53 seconds east along a line, a distance of 250.00 feet to a point; thence north 00 degrees 00 minutes 07 seconds west along a line a distance of 686.80 feet to the southeasterly right of way line of the Wabash Railroad (now NorfoLk and Western Railway Com-pany); thence south 64 degrees 23 minutes 44 seconds west along said southeasterly right of way line of the Wabash Railroad, a distance of 1748.81 feet to the intersection of the westerly line of the said southwest 1/4 of Section 14, bearing south 00 degrees 00 minutes 00 seconds; thence south 00 degrees 00 minutes 00 seconds along the said westerly line of the southwest 1/4 of Section 14, a distance of 907.08 feet to the point of beginning.
         Subject to legal highways.

    13. East Archbold Substation situated in the Village of Archbold, Fulton County, Ohio, and described as:

         Situated in the Northwest quarter of Section 33 in Town 7 North of Range 5 East and more particularly described as follows:
         Commencing at the point of intersection of the East line of Lin-coln Street with the North line of the right-of-way of Penn Central Company (formerly also known as the Lake Shore & Michigan Southern Railway and The New York Central Railroad) as the point of begin-ning; thence North, along the East line of Lincoln Street, a distance of 287.52 feet; thence East, at an interior parcel angle of 89 degrees, 49 minutes, a distance of 200 feet; thence South, parallel to the East ine of Lincoln Street, to the North line of the right-of-way of Penn Central Company; thence Southwesterly, along the North line of Penn Central Company, to the point of beginning; excepting and reserving, however, to the Village of Archbold, its successors and assigns, a





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right-of-way for street, sewer and water line purposes over, across and under the South 30 feet of said property; subject, however, to all sub-sisting easements, restrictions and zoning ordinances and subject fur-ther to taxes for the tax year 1969 and installments of assessments.
if any, for the tax year 1969 and thereafter, both of which the grantee herein assumes and agrees to pay; but together with a nonexclusive easement for ingress to and egress from said parcel over a 25 feet wide strip of land lying immediately adjacent to the North boundary of said parcel and extending from the East boundary of said parcel (extended North) on the East to the East line of Lincoln Street on the West.





            [REMAINDER  OF  PAGE
            INTENTIONALLY BLANK]

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                                                                            (TE)


Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and interest and premium, if any, on, all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, warrant, alien, remise. release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Chase Manhattan Bank (National Association), as Trustee, and its successor or successors in the trust and its assigns forever, with the same force and effect and subject to the same reservations, exceptions, limitations, restrictions, servitudes, easements, rights and privileges as contained in the Original Indenture and to "permitted encumbrances" as defined in the Original Indenture, as though specifically described in the granting clauses of the Original Indenture, the following described tracts or parcels of real estate, all situated in the State of Ohio, to-wit:

    1. Additional parcels comprising part of the site of the Bay Shore Generating Station, situated in the City of Oregon, Lucas County, Ohio, and described as:

         Parcel 1:

         Lot number two (2) in Gibson's Subdivision (recorded in Vol-ume 9 of Plats, page 6) of part of Lot number three (3) of Subdivision made by Jonathan Wynn (recorded in Volume 3 of Plats, page 63) of
    Original Lots one (1), two (2), four (4) and the west part of lot three
    (3) of Sections twenty-three (23) and twenty-four (24), Town nine
    (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio, except therefrom the following:
         Beginning at the southeasterly corner of said lot two (2); thence northerly along the easterly line of said lot two (2) a distance of two hundred and no hundredths (200.00) feet; thence westerly along a line at right angles to the last described line, a distance of eighty-nine and thirty hundredths (89.30) feet; thence southerly along a line par-allel to the easterly line of said lot two (2) a distance of one hundred fifty-four and ninety-nine hundredths (154.99) feet to the southerly line of said lot two (2); thence southeasterly along the southerly line of said lot two (2), a distance of one hundred and no hundredths (100.00) feet to the place of beginning. Subject to legal highways.

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                                                                            (TE)


         Parcel 2:

         That part lying southerly of the Maumee Bay of the 2 1/2 acres of Lot Number 2, as surveyed by Jonathan Wynn, being parts of Lots Numbers 1 and 2 of the United States Survey in Section 23, Township 9, Range 8 East in the City of Oregon, Lucas County, Ohio, being the east 1/2 of the 5 acres bounded and described as follows:

         Commencing 209 feet from the westerly line of the whole lot at the center of Bay Shore Road; thence southeast 213 feet 8 inches, thence north 1124 feet; thence northwest 224 1/2 feet; thence south 1150 feet to the place of beginning.
         Subject to legal highways.

         Parcel 3:

         That part of Lot Number 4 of the Southwest 1/4 of Section 23, Township 9 South, Range 8 East, in the City of Oregon, Luck County, Ohio, bounded and described as follows:

         Beginning at the Northwest corner of said Lot Number 4 (being also the Northwest corner of said Southwest 1/4 of Section 23); thence southerly along the West line of said Lot 4 (being also the West line of said Southwest 1/4 of Section 23), a distance of 230 feet; thence East-erly on a line parallel with the North line of said Lot Number 4 (being also the North line of said Southwest 1/4 of Section 23), a distance of
    207.4 feet; thence Northerly on a line parallel with the West line of said Lot Number 4, a distance of 230 feet; thence Westerly 207.4 feet to the place of beginning.

               Subject to legal highways and easements of record.

    2. Parcels comprising part of the right-of-way for the 345 K.V. Lemoyne-Midway Transmission Line situated in Lucas County, Ohio, Wood County, Ohio, and Henry County, Ohio, and described as:

         Parcel 1:

         Being all that part of the northeast quarter (1/4) Of Section 19, Town 6-North, Range 10-East, in Waterville Township, Lucas County, Ohio, described as follows:

         Commencing at the intersection of the centerline of said River Road, also known as State Route #24 with the northerly line of the

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                                                                            (TE)

said northeast one-quarter (1/4) of Section 19; thence in a southwesterly direction along the said centerline of the River Road also known as State Route #24, having an assumed bearing of south thirty-eight (38) degrees, forty-three (43) minutes, twenty-five (25) seconds west, a distance of one hundred ten and no hundredths (110.00) feet to the intersection of the northerly line of a parcel of land as described in volume 1713, Page 326, Lucas County deed records, said intersection being the true point of beginning; thence continuing south thirty-eight
(38) degrees, forty-three (43) minutes, twenty-five (25) seconds west along said centerline of the River Road also known as State Route #24, a distance of forty-six and seventy-one hundredths (46.71) feet to the intersection of the point of a curve, said curve having a radius of one thousand nine hundred nine and eighty-six hundredths (1909.86) feet and a tangent of one hundred eighteen and forty-eight hundredths
(118.48) feet; thence in a southwesterly direction along the said cen-terline of River Road curve, also known as State Route #24, an arc distance of forty-six and seventy-two hundredths (46.72) feet to a point; thence north eighty-one (81) degrees, eight (08) minutes, twenty-nine (29) seconds east, a distance of one hundred twenty-six and fifty-five hundredths (126.55) feet to the intersection of the said northerly line of a parcel of land as described in Volume 1713, Page
326, Lucas County deed records; thence north fifty-one (51) degrees, sixteen (16) minutes, thirty-five (35) seconds west along the said northerly line of a parcel of land as described in Volume 1713, Page
326, Lucas County deed records, a distance of eighty-four and seventy. nine hundredths (84.79) feet to the true point of beginning.
    Containing 0.09 acres more or less. Subject to legal highways.

    Parcel 2:

    A parcel of land being part of Original Lot Number 1 in the northeast one-quarter (1/4) of Section 19, Town 6 North, Range 10 East, in Waterville Township, Lucas County, Ohio, lying northwesterly of the Toledo Napoleon Road, said parcel of land being bounded and described as follows:
    Beginning at the northwest corner of the said northeast one-quarter (1/4) of Section 19; thence in an easterly direction along the northerly line of the said northeast one-quarter (1/4) of Section 19, having an assumed bearing of south eighty-nine (89) degrees, forty-six

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                                                                            (TE)


  (46) minutes, thirty-five (35) seconds east, a measured distance of eight hundred ninety-four and seventy-three hundredths (894.73) feet to a point; thence south fifty-two (52) degrees, thirteen (13) minutes, fifteen (15) seconds east along a line that is drawn at right angles to the old centerline of the said Toledo Napoleon Road, said line being drawn from a point located one hundred ten and no hundredths (110.00) feet (as measured along the said old centerline of the Toledo Napoleon
  Road) southwesterly from the intersection of the said northerly line of the northeast one-quarter (1/4) of Section 19 with the said old center-line of the Toledo Napoleon Road, a measured distance of one hun-dred forty-three and seven hundredths (143.07) feet to the intersection of the said old centerline of the Toledo Napoleon Road; thence south thirty-seven (37) degrees, forty-six (46) minutes, forty-five (45) seconds west along the said old centerline of the Toledo Napoleon Road a measured distance of forty-four and fifty-five hundredths (44.55) feet to a point of curve; thence in a southwesterly direction along a curve to the right, having a measured delta angle of four (04) degrees, ten
  (10) minutes, six (06) seconds, a measured radius of one thousand nine hundred nine and eighty-six hundredths (1909.86) feet and a measured arc distance of one hundred thirty-eight and ninety-five hundredths (138.95) feet to a point on said curve that is two hun-dred twenty-nine and fifty hundredths (229.50) feet (measured at right angles) southerly of the said northerly line of the northeast one-quarter (1/4) of Section 19; thence north eighty-nine (89) degrees, forty-six (46) minutes, thirty-five (35) seconds west along a line drawn two hundred twenty-nine and fifty hundredths (229.50) feet southerly of any parallel to the said northerly line of she northeast one-quarter (1/4) of Section 19, a measured distance of eight hundred eighty-nine and thirty-two hundredths (889.32) feet to the intersection of the westerly line of the said northeast one-quarter (1/4) of Section 19; thence north zero (00) degrees, thirty-two (32) minutes, ten (10) seconds west along the said westerly line of the northeast one-quarter (1/4) of Section 19, a measured distance of two hundred twenty-nine and fifty-two hundredths (229.52) feet to the point of beginning.
      Containing 5.006 acres of land more or less.
      Subject to legal highways.
      Together with any and all riparian rights appurtenant or inci-dental thereto and all privileges and appurtenances to the same be-longing.

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                                                                            (TE)


    Parcel 3:

    A parcel of land beginning at the northwest corner of the southwest quarter (1/4) of the southwest quarter (1/4) of Section fifteen (15), Town six (6) North, Range twelve (12) East, in Troy Township, Wood County, Ohio; thence east along the north line of said southwest quarter (1/4) of the southwest quarter (1/4) a distance of one hundred sixty-five (165) feet; thence south and parallel with the west line of said section a distance of sixty-eight (68) feet; thence west and parallel with the south line of said section a distance of one hundred sixty-five (165) feet; thence north along the west line of said section a distance of sixty-eight (68) feet to the place of beginning and containing twenty-five hundredths (0.25) acre of land more or less.
    Subject to all legal highways.

    Parcel 4:

    The south half (1/2) of the southwest quarter (1/4) of Section 14, Town 6-North, Range 8-East, Washington Township, Henry County,
Ohio, excepting therefrom the following parcels of land:

         (a) A parcel of land in the southwest quarter (1/4) of Sec-tion 14 in said Township and more particularly described as follows:
  Commencing at the southwest corner of said Section 14; thence in an easterly direction along the southerly line of said southwest quarter (1/4) of Section 14, a distance of one thousand five hundred seventy-seven and thirteen hundredths (1577.13) feet, which is the true place of beginning of the herein conveyed premises; thence north a dis-tance of one hundred sixty-five (165) feet to a point; thence east, a distance of one hundred (100) feet to a point; thence south, a distance of one hundred sixty-five (165) feet to the southerly ine of said Section 14; thence in a westerly direction along the south-erly line of said Section 14, a distance of one hundred (100) feet to the true place of beginning and containing thirty-eight hundredths (0.38) acre of land, more or less.

      (b) A parcel of land in the southwest quarter (1/4) of Sec-tion 14 in said Township and more particularly described as follows:
  Commencing at the southwest corner of said Section 14; thence in an easterly direction along the southerly line of said southwest quarter (1/4) of Section 14, a distance of one thousand three hundred fifty-seven and thirteen hundreds (1357.13) feet, which point is the place

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                                                                            (TE)


of beginning of the herein conveyed premises; thence north, a dis-tance of one hundred sixty-five (165) feet; thence east, a distance of two hundred twenty (220) feet; thence south, a distance of one hundred sixty.five (165) feet to the southerly line of said Section 14; thence in a westerly direction along the southerly line of said Sec-tion 14, a distance of two hundred twenty (220) feet to the place of beginning and containing eighty-three hundredths (0.83) acre of land, more or less.

      (c) A parcel of land being part of the southwest quarter (1/4) of Section 14, Town 6-North, Range 8-East, in Washington Town-ship, Henry County, Ohio, said parcel of land being bounded and described as follows: Beginning at the southwesterly corner of the said southwest quarter (1/4) of Section 14, thence in an easterly direction along the southerly line of the southwest quarter (1/4) of
Section 14, having an assumed bearing of north eighty-nine degrees, fifty-seven minutes, twenty-two seconds (89 degrees 57' 22") east, a dis-tance of one thousand three hundred twenty-seven and thirteen hundredths (1327.13) feet to a point; thence north zero degrees, zero minutes, seven seconds (00 degrees 00' 07") west along a line, a dis-tance of nine hundred seventy-five and one hundredth (975.01) feet to a point; thence north eighty-nine degrees, fifty-nine minutes, fifty-three seconds (89 degrees 59' 53") east along a line, a distance of two hundred fifty and no hundredths (250.00) feet to a point; thence north zero degrees, zero minutes, seven seconds (00 degrees 00' 07") west along a line, a distance of six hundred eighty-six and eighty hun-dredths (686.80) feet to the southeasterly right of way line of the Wabash Railroad (now Norfolk & Western Railway Company);
thence south sixty-four degrees, twenty-three minutes, forty-four sec-onds (64 degrees 23' 44") west along said southeasterly right of way line of the Wabash Railroad, a distance of one thousand seven hundred forty-eight and eighty-one hundredths (1748.81) feet to the inter-section of the westerly line of the said southwest quarter (1/4) of
Section 14, bearing south zero degrees, zero minutes, zero seconds
(00 degrees 00' 00"); thence south zero degrees, zero minutes, zero sec-onds (00 degrees 00' 00") along the said westerly line of the southwest quarter (1/4) of Section 14, a distance of nine hundred seven and eight hundredths (907.08) feet to the point of beginning and con-taining forty and ninety-one hundredths (40.91) acres of land, more or less.
    Subject to legal highways.

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                                                                            (TE)


         Parcel 5:

         Being a piece of land out of the southwest quarter (1/4) of the southwest quarter (1/4) of Section fifteen (15), Town six (6) North, Range twelve (12) East, Troy Township, Wood County. Ohio, and more particularly described as follows: Commencing at a point in the west line of said section a distance of sixty-eight (68) feet south of the northwest corner of said southwest quarter (1/4) of the southwest quarter (1/4) of said section; thence east parallel with the south line of said section a distance of one hundred sixty-five (165) feet; thence south parallel with the west line of said section a distance of sixty-eight (68) feet; thence west parallel to the south line of said section a distance of one hundred sixty-five (165) feet; thence north along the west line of said section a distance of sixty-eight (68) feet to the place of beginning.
         Subject to all legal highways.

    3. Additional parcels comprising part of the right-of-way on the 345
K. V. MIIO transmission line situated in Lucas County, Ohio, and described as:
         Parcel 1:

         A parcel of land being part of Fractional Section 20, Town nine
    (9) South, Range eight (8) East in the City of Toledo, Lucas County,
    Ohio, said parcel of land being bounded and described as follows:
         Commencing at the northeast corner of said Fractional Section 20; thence in a westerly direction along the northerly line of said Fractional
    Section 20 having an assumed bearing of south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west a distance of fifty and fourteen hundredths (50.14) feet to the intersection of the center-line of Detwiler Ditch (as now located) bearing north twenty-two (22) degrees, forty-six (46) minutes, thirty (30) seconds east; thence con-tinuing south eighty-nine (89) degrees, fifty-five (55) minutes, fifty-five (55) seconds west along the said north line of Fractional Section
    20 a distance of six hundred twenty five and thirteen hundredths
    (625.13) feet to a point; said point being the true point of beginning; thence continuing south eighty-nine (89) degrees, fifty-five (55) min-utes, fifty-five (55) seconds west along said north line of Fractional
    Section 20 a distance of three hundred thirty and eighteen hundredths (330.18) feet to a point; thence south sixty-three (63) degrees, two
    (02) minutes, fifty-five (55) seconds east along a line a distance of

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                                                                            (TE)





    eight hundred eighty-two and seventy-three hundredths (882.73) feet to the intersection of the said centerline of Detwiler Ditch (as now located) bearing north twenty-two (22) degrees, forty-six (46) minutes, thirty (30) seconds east; thence north twenty-two (22) degrees, forty-six (46) minutes, thirty (30) seconds east along the said centerline of Detwiler Ditch (as now located) a distance of one hundred fifty and forty hundredths (150.40) feet to a point; thence north sixty-three (63) degrees, two (02) minutes, fifty-five (55) seconds west along a line a distance of five hundred seventy-seven and sixty-three hundredths (577.63) feet to the true point of beginning.
         Containing 2.514 acres more or less.

         Parcel 2:

         A parcel of land described as the west one-half (1/2) of the west one-half (1/2) of the northeast quarter (1/4) of Section ten (10). Town ten (10) South, Range eight (8) East in the City of Oregon, Lucas County, Ohio, excepting therefrom the north two hundred sixty-four
    (264) feet of the east one hundred sixty-five (165) feet thereof and also excepting therefrom the south two hundred fifty (250) feet of the west one hundred fifty (150) feet thereof. Subject to legal highways.

    4. Additional parcels comprising part of the 345 K. V. MIIO Loop to
Bay Shore Generating Station, a part of the Bay          ville Steel Tower
transmission line right-of-way situated in the City of Oregon, Lucas County. Ohio and described as:

          Parcel 1:

          (a) A 3.323 acre parcel out of Section 27, T-9-S, R-8-E, City of Oregon, Lucas County, Ohio, said parcel being a portion of that certain 13.33 acre tract conveyed to Phillips Petroleum Company by Minnie Mong, et vir. by Warranty Deed dated May 31, 1962 and recorded in Volume 1812, page 490, of the Deed Records of Lucas
    County, Ohio, said parcel being more particularly described as follows:
          Beginning at the southeast corner of Section 27, T-9-S, R-8-E, City of Oregon, Lucas County, Ohio; thence N 89 degrees 52' 22" W, with the south line of said Section 27, a distance of 1760 feet; thence N 0 degrees 08' 49" W, parallel with the east line of said Section 27, a dis- tance of
    976.76 feet to the southeast corner and True Point of Be-

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                                                                            (TE)





ginning of the herein described parcel; thence N 0 degrees 08' 49" W, parallel with the east line of said Section 27, a distance of 343.24 feet to the northeast corner of the said 13.33 acre tract; thence N 89 degrees 52' 22" W, parallel with the south line of said Section 27, a distance of 440.00 feet to the northwest corner of said 13.33 acre tract; thence S 0 degrees 08' 49" E, parallel with the east line of said Section 27, a distance of
322.80 feet to a point for the southwest corner of the herein described parcel; thence S 89 degrees 56' 56" E 167.12 feet; thence S 85 degrees 32' 43" E 273.76 feet to the True Point of Beginning and containing 3.323 acres, more or less.

     (b) Beginning at the southeast corner of Section 27, T-9-S, R-8-E, City of Oregon, Lucas County, Ohio; thence N 89 degrees 52' 22" W, with the south line of said Section 27, a distance of 1760 feet; thence
N 0 degrees 08' 49" W, parallel with the east line of said Section 27, a dis-tance of 976.76 feet to the True Point of Beginning of the herein described parcel; same being the southeast corner of the herein above described 3.323 acre parcel; thence with the south line of said 3.323 acre parcel as follows: N 85 degrees 32' 43" W 273.76 feet and N 89 degrees 56' 56" W 167.12 feet to the southwest corner thereof; thence S 0 degrees 08' 49" E, parallel with the east line of said Section 27, a distance of 100.00 feet; thence parallel with and 100 feet southerly from the south line of said 3.323 acre parcel as follows: S 89 degrees 56' 56" E 162.93 feet and S 85 degrees 32' 43" E 277.96 feet to a point in the east line of the said
13.33 acre tract; thence N 0 degrees 08' 49" W, parallel with the east line of said Section 27, a distance of 100.32 feet to the True Point of Begin-ning and containing 1.012 acres, more or less.

     Parcel 2:

     A parcel of land being part of the south one half (1/2) of the southeast quarter (1/4) of Section 27, Town 9 South, Range 8 East in the City of Oregon, Lucas County, Ohio, said parcel of land being bound and described as follows:
     Commencing at the southeast corner of the said southeast quarter
(1/4) of Section 27; thence in a westerly direction along the southerly line of said southeast quarter (1/4) of Section 27 having an assumed bearing of north eighty nine degrees, fifty two minutes and twenty two seconds (89 degrees 52' 22") west, a distance of eight hundred eighty and no hundredths (880.00) feet to the intersection of a line drawn eight hun-



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    dred eighty and no hundredths (880.00) feet westerly of and parallel to the easterly line of the said southeast quarter (1/4) of Section 27, said easterly line of the southeast quarter (1/4) of Section 27 bearing north zero degrees eight minutes forty nine seconds (00 degrees 08' 49") west; thence north zero degrees eight minutes forty nine seconds (00 degrees 08' 49") west along said line drawn eight hundred eighty and no hundredths (880.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of nine hundred twenty-three and forty-eight hundredths (923.48) feet to a point and being the true point of beginning; thence continuing north zero degrees, eight minutes, forty nine seconds (00 degrees 08' 49") west along said line drawn eight hundred eighty and no hundredths (880.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of Section 27 a distance of ninety-six and fifty-two hundredths (96.52) feet to the intersection of a line drawn one thousand twenty and no hundredths (1020.00) feet northerly of and parallel to the said southerly line of the southeast quarter (1/4) of Section 27; thence north eighty-nine degrees, fifty-two minutes, twenty-two seconds (89 degrees 52' 22") west along said line drawn one thousand twenty and no hundredths (1020.00) feet northerly of and parallel to the southerly line of the southeast quarter (1/4) of Section 27 a distance of eighty and no hundredths (80.00) feet to the intersection of a line drawn nine hundred sixty and no hundredths (960.00) feet westerly of and parallel to the said easterly line of the southeast quarter (1/4) of Section 27; thence south zero degrees, eight minutes, forty-nine seconds (00 degrees 08' 49") east along said line drawn nine hundred sixty and no hundredths (960.00) feet westerly of and parallel to the easterly line of the southeast quarter (1/4) of
    Section 27 a distance of ninety six and sixty-two hundredths (96.62) feet to a point; thence south eighty nine degrees, fifty-six minutes, thirty-one seconds (89 degrees 56' 31") east along a line a distance of eighty and no hundredths (80.00) feet to the true point of beginning, containing 0.177 acres, more or less.

                                   Parcel 3:

        The north six hundred sixty (660) feet of the east eight hundred eighty
    (880) feet of the south one-half (1/2) of the southeast quarter (1/4) of Section twenty-seven (27), Town nine (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio.





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     5. Parcels comprising part of the right-of-way for the 345 K.V. Bay
Shore-Davis-Besse Transmission Line situated in Lucas County, Ohio, and described as:

         Parcel 1:

         The East two and fifty-four hundredths (2.54) acres of the North half (1/2) of the West quarter (1/4) of the East half (1/2) of the South-west quarter (1/4) of Section 32, Town 9-South, Range 9-East in the
     City of Oregon, Lucas County, Ohio.

         Parcel 2:

         Being a parcel of land located in Section number 32, Town 9
     South, Range 9 East in Jerusalem Township, Lucas County, Ohio, and described as follows:
         Beginning at the southeast corner of the said southeast 1/4 of Section number 32; thence in a westerly direction along the southerly line of the said southeast 1/4 of Section number 32, having an assumed bearing of north 88 degrees 42 minutes 07 seconds west, a distance of
     364.00 feet to a point located on the westerly line of the east 364.00 feet of the southeast 1/4 of Section number 32; thence north 01 degree
     05 minutes 07 seconds east along the said westerly line of the east
     364.00 feet of the southeast 1/4 of Section number 32, a distance of
     321.85 feet to the intersection of the centerline of Toledo Edison Transmission Line, said intersection being Station 234 + 02.88 on the said centerline of the Toledo Edison Transmission Line; thence con-tinuing north 01 degree 05 minutes 07 seconds east along said westerly line of the east 364.00 feet of the southeast 1/4 of Section number 32, a distance of 89.17 feet to the intersection of a line drawn 75.00 feet northeasterly of and parallel to the said centerline of Toledo Edison Transmission Line; thence south 56 degrees 10 minutes 10 seconds east along said line drawn 75.00 feet northeasterly of and parallel to the centerline of Toledo Edison Transmission Line, a distance of
     432.78 feet to the intersection of the easterly line of the said southeast 1/4 of Section number 32, bearing south 01 degree 05 minutes 07 seconds west; thence south 01 degree 05 minutes 07 seconds west along the said easterly line of the southeast 1/4 of Section number 32, a distance of 89.17 feet to the intersection of the said centerline of Toledo Edison Transmission Line, said intersection being Station




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238 + 35.65 on the said centerline of Toledo Edison Transmission Line;
thence continuing south 01 degree 05 minutes 07 seconds west along said easterly line of the southeast 1/4 of Section number 32, a distance of 89.11 feet to the point of beginning.
     Subject to legal highways.

Parcel 3:

     A parcel of land being part of the east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of
Section 32, Town 9 South, Range 9 East, in the City of Oregon, Lucas County, Ohio, said parcel being bounded and described as follows:
     Commencing at the intersection of the south line of the said southeast one-quarter (1/4) of Section 32 and the east-line of the said east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32; thence in a northerly direction along the said east line of the east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32, having an assumed bearing of north one (01) degree, six (06) minutes, Sixteen
(16) seconds east, a distance of seven hundred thirty-four and ninety-eight hundredths (734.98) feet to a point, said point also being the true point of beginning; thence north fifty-six (56) degrees, ten (10) minutes, ten (10) seconds west along a line, a distance of seven hun-dred eighty-eight and seventeen hundredths (788.17) feet to the inter-section of the west line of the said east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter of Section 32; thence north one (01) degree, six (06) minutes, fifty (50) seconds east along the said west line of the east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32, a distance of one hundred seventy and forty-one hundredths (170.41) feet to the inter-section of the north line of the said east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32;
thence south eighty-eight (88) degrees, thirty-eight (38) minutes, fifty-two (52) seconds east along the said north line of the east one-half
(1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32, a distance of six hundred sixty-three and four hundredths (663.04) feet to the intersection of the said east line of the east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32; thence south one (01) degree, six (06)




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    minutes, sixteen (16) seconds west along the said east line of the east one-half (1/2) of the southwest one-quarter (1/4) of the southeast one-quarter (1/4) of Section 32, a distance of five hundred ninety-three and sixty-five hundredths (593.65) feet to the true point of beginning.
                  Containing 5.724 acres of land more or less.

    6. Parcels comprising part of the right-of-way for a 138 K.V. trans-mission line from the Toledo-Defiance Transmission Line to Hawthorne Substation situated in the City of Maumee, Lucas County, Ohio, and described as:

    Parcel 1:

         That part of Lot number two (2) of the Partition Plat of the Southeast quarter (1/4) and part of the northeast quarter (1/4) of Section thirty-four (34), Town two (2) United States Reserve in The
     City of Maumee, Lucas County, Ohio, made and surveyed by C. E.
     Pettis, Civil Engineer, called the "Wesley F. Strayer Partition Plat" attached to the report of the Commissioners in Cause No. 139986 in the Court of Common Pleas, Lucas County, Ohio and made a part thereof and which is bounded and described as follows: Beginning at an iron pipe set in the east and west centerline of Section thirty-four
     (34), in the Southeast corner of said Lot number     2 thence one
     thousand four hundred thirty-two and zero two hundredths (1432.02) feet north to an iron pipe in the north line of occupation, thence west along said line a distance of twenty-nine and zero nine hundredths (29.09) feet more or less to the easterly line of Interstate Route 475, thence southerly along said easterly line of said Route 475 a distance of fourteen hundred thirty-two and nine hundredths (1432.09) feet to the east and west centerline of said Section thirty-four (34), thence easterly along said east and west centerline of Section thirty-four (34) a distance of twenty-four and ninety-one hundredths (24.91) feet more or less to the place of beginning.

    Parcel 2:

         That part of Lot number three (3) of the Partition Plat of part of the southeast quarter (1/4) and part of the northeast quarter (1/4) of Section thirty-four (34), Town two (2) United States Reserve in the City of Maumee, Lucas County, Ohio, made and surveyed by C. E. Pettis, Civil Engineer, called the "Wesley F. Strayer Partition Plat",


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     attached to report of Commissioners in Cause Number 139986 in the
     Common Pleas Court, Lucas County, Ohio, and made a part hereof, and which is bounded and described as follows: Beginning at a railroad spike set in the center line of the Maumee-Western Road in the south-east corner of the said Lot number three (3); thence north seven hundred thirty-eight and ninety-seven hundredths (738.97) feet to an iron pipe set in the east and west center line of Section thirty-four (34); thence West along said east and west centerline of said Section thirty-four (34) a distance of twenty-four and ninety-one hundredths (24.91) feet more or less to the easterly line of Interstate Route No. 475, thence southerly along said easterly line of Interstate Route No. 475 to the centerline of the Maumee-Western Road; thence southeasterly along the centerline of the Maumee-Western Road to the place of beginning. Subject to legal highways.

         Parcel 3:

         That part of the west one-half (1/2) of the northeast quarter (1/4) of Section three (3), Town one (1) in the United States Reserve in the City of Maumee, Lucas County, Ohio, lying easterly of Interstate Route No. 475 as conveyed to the State of Ohio by instrument recorded in Volume 1880 of Deeds, page 634.

    7. Parcels comprising part of the right-of-way for a 138 K.V. trans mission line from Vulcan Substation to Hawthorne Substation situated in Lucas County, Ohio, and described as:

         Parcel 1:

         That part of the West one-half (1/2) of the West one-half (1/2) of the Northeast one-quarter (1/4) of Section 15 in Town 2 of the 12 miles square of the United States Reserve in Springfield Township, Lucas County, Ohio, bounded and described as follows:
         Beginning at the point of intersection of the northline of said
     Section 15 (said northline of Section 15 also being the centerline of Angola Road) with the easterly right of way line of Interstate Route
     475; thence in an easterly direction along said northline of Section 15 to a point located on the eastline of the said west one-half (1/2) of the west one-half (1/2) of the northeast one-quarter (1/4) of Section 15; thence in a southerly direction along the eastline of the west one-half (1/2) of the west one-half (1/2) of the northeast one-quarter (1/4) of



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Section 15 to the point of intersection with the said easterly right of way line of Interstate Route 475; thence in a northwesterly direction along the said easterly right of way line of Interstate Route 475 to the place of beginning. Subject to legal highways.

     Parcel 2:

     Being that part of the northwest quarter (1/4) of the northeast quarter (1/4) of Section twenty-seven (27), Town two (2) United
States Reserve of twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie, in Springfield Township, Lucas County,
Ohio, bounded and described as follows:
     Commencing at the northeast corner of the northwest quarter
(1/4) of the northeast quarter (1/4) of said Section twenty-seven (27); thence north eighty-four (84) degrees twenty (20) minutes thirty-seven (37) seconds west along the north line of the northwest quarter (1/4) of the northeast quarter (1/4) of said Section twenty-seven (27)
a distance of four hundred sixty-six and fourteen hundredths (466.14) feet to the true point of beginning located on a line (being an easterly limited access right-of-way line of Interstate Route 475) that is one hundred fifty and no tenths (150.0) feet (measured at right angles) easterly of and parallel with the centerline of survey of said Interstate Route 475: thence south one (l) degree thirty-eight (38) minutes seven (07) seconds east, along said easterly limited access right-of-way line of Interstate Route 475 a distance of five hundred sixteen and four hundredths (516.04) feet to an angle point in the easterly limited access right-of-way line of said Interstate Route 475; thence south five
(5) degrees forty-six (46) minutes fifty-five (55) seconds east along an easterly limited access right-of-way line of said Interstate Route 475, a distance of five hundred fifty-four and sixty-two hundredths (554.62) feet to a point on the northerly line of the Ohio Turnpike; thence north eighty-eight (88) degrees twenty-seven (27) minutes fifty-three (53) seconds east along the northerly line of the said Ohio Turnpike, a dis-tance of two hundred forty-five and no tenths (245.0) feet to a point on the northwesterly Bank of Swan Creek (as now located); thence north thirty-eight (38) degrees twelve (12) minutes fifty-three (53) seconds east along the northwesterly Bank of said Swan Creek, to the intersection of a line drawn fifty (50) feet north of and parallel to the said northerly line of the Ohio Turnpike; thence in a westerly direction



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along said line drawn fifty (50) feet north of and parallel to the said northerly line of the Ohio Turnpike to a point located thirty-five (35) feet (measured at right angles) easterly of the said easterly limited access right of way line of Interstate Route 475; thence in a northerly direction along a line drawn thirty-five (35) feet (measured at right angles) easterly of and parallel to the said easterly limited access right of way line of Interstate Route 475 to the intersection of the said north line of the northwest quarter (1/4) of the northeast quarter (1/4) of Section twenty-seven (27); thence in a westerly direction along the said north line of the northwest quarter (1/4) of the northeast quarter (1/4) of Section twenty-seven (27), to the true point of beginning and containing one and twelve hundredths (1.12) acres of land, more or less.

     Subject to legal highways.

     Parcel 3:

     The southerly fifty-five (55) feet (as measured at right angles to the right-of-way to the Ohio Turnpike) of that part of the following described Parcels 1, 2 and 3 lying north of and adjoining the north right-of-way line of the Ohio Turnpike:
     Situated in Section 27, Town 2, Range USR, City of Toledo,
Lucas County, Ohio, more fully described as follows, to wit:

     (a) A piece or parcel of land situated in the east half (1/2) of the northeast quarter (1/4) of Section 27, Town 2 in United States
Reserve of twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie, formerly in Springfield Township, now in the City of Toledo, Lucas County, Ohio, bounded and described as follows:
     Commencing at the point of intersection of the west line of the east half (1/2) of the northeast quarter (1/4) of said Section 27, with the centerline of Manley Road, as now located; thence north zero degrees, two minutes, forty seconds (00 degrees 02' 40") west along the west line of the east half (1/2) of the northeast quarter (1/4) of said Section 27, a distance of six hundred ninety-two and twenty-five hundredths
(692.25) feet to a point in the centerline of Swan Creek which is the point of beginning; thence north fifty-seven degrees, fifty-one minutes, one second (57 degrees 5' 01") east, along the centerline of Swan Creek, a distance of ninety-seven and twenty-nine hundredths (97.29) feet to the most westerly corner of premises conveyed to Warren D. Moon




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                                                                            (TE)





and Betty F. Moon by deed dated February 10, 1949, recorded in Volume 1330 of Deeds, Page 550; thence south forty-five degrees, forty-four minutes (45 degrees 44') east, along the southwesterly line of the premises so conveyed by said deed recorded in Volume 1330 of Deeds, Page 550, a distance of one hundred one and ninety-one hundredths
(101.91) feet to an angle in said line; thence south fifty-eight degrees thirty-four minutes (58 degrees 34') east, and along the southwesterly line of the premises, so conveyed, by said deed recorded in Volume 1330 of Deeds Page 550, to the point of intersection with the north line of the premises conveyed to the State of Ohio by deed dated March 6, 1953, recorded in Volume 1487 of Deeds, Page 83, said north line being parallel to and distant one hundred twenty (120) feet north-erly measured on a line normal to the centerline of Ohio Turnpike
Project = 1, as shown by plat recorded in Volume 50, Page 12 of Lucas County Map Records; thence westerly along said north line of premises so conveyed by deed recorded in Volume 1487 of Deeds, Page 83 to the point of intersection with the west line of the east half
(1/2) of the northeast quarter (1/4) of said Section 27; thence north-erly along said west line to the place of beginning, excepting from said premises that part thereof conveyed to State of Ohio as Parcel
48B-2 by deed dated November 3, 1953, recorded in Volume 1518 of Deeds Page 458, bounded as follows:
     Southerly by a line parallel to and distant one hundred twenty
(120) feet northerly from, measured on a line normal to, the center-line of Ohio Turnpike Project #1, as shown by plat recorded in Volume 50 of Maps, Page 12; northerly by a line parallel to and dis-tant one hundred twenty-five (125) feet northerly from, measured on a line normal to, said Turnpike centerline; easterly by a line drawn northerly, normal to said Turnpike centerline, from Station 541 + 00 on said centerline; westerly by the westerly line of the east half (1/2) of the northeast quarter (1/4) of said Section 27.
     Subject to legal highways.

     (b) A piece or parcel of land situated in the east half (1/2) of the northeast quarter (1/4) of Section 27, Town 2 in the United States Reserve of twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie, formerly in Springfield Township, now in the City of Toledo, Lucas County, Ohio, bounded and described as follows:



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     Commencing at a point in the centerline of Manley Road, as now located, eight hundred twenty-one and nine tenths (821.9) feet south-westerly of the northeast corner of said Section 27; thence north forty-five degrees, forty-four minutes (45 degrees 44') west, a distance of four hundred eighty-three and seventy-four hundredths (483.74) feet to the centerline of Swan Creek; thence south thirty-five degrees, forty-four minutes (35 degrees 44') west, along the centerline of Swan Creek, a distance of twenty-five and twenty-eight hundredths (25.28) feet; thence south forty-one degrees, fifty-eight minutes (41 degrees 58') west along the center-line of Swan Creek, a distance of four hundred eighty-seven and five hundredths (487.05) feet; thence south forty-five degrees, forty-four minutes (45 degrees 44') east, a distance of one hundred one and ninety-one hundredths (101.91) feet; thence south fifty-eight degrees, thirty-four minutes (58 degrees 34') east, a distance of three hundred sixty-eight (368) feet to the centerline of said Manley Road; thence north forty-four degrees, sixteen minutes (44 degrees 16') east, a distance of four hundred twenty-five (425) feet to the place of beginning.
     Subject to legal highways.

     (c) Situated in the County of Lucas and State of Ohio:

     And more particularly described as being a triangular shaped piece of land located in the northeast quarter of Section 27 in the United States Reserve of twelve (12) miles square, at the foot of the Rapids of the Miami of Lake Erie, in Springfield Township, beginning at a point where the north line of the Ohio Turnpike right of way intersects the centerline of Swan Creek; thence east with the north line of the Ohio Turnpike right of way, a distance of one hundred fifty
(150) feet, more or less, thence north at a right angle to the north line of the Ohio Turnpike right of way and along the east line of the former France Stone Company property, a distance of one hundred sixty (160) feet, more or less, to the centerline of Swan Creek; thence in a southwesterly direction with the centerline of Swan Creek to the place of beginning, being three tenths (0.3) acres of land, more or less.

Parcel 4:

     The southerly fifty-five (55) feet of that part of the northwest quarter (1/4) of Section twenty-six (26), Town two (2) United States Reserve at the foot of the Rapids of the Miami of Lake Erie, which




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     lies north of the road leading from Maumee, Ohio, to Holland, Ohio, in the City of Toledo, Lucas County, Ohio, subject to legal highways, excepting therefrom the one (1) square acre in the northeast corner and also excepting that part south of the north line of the Ohio Turnpike. Subject to legal highways.

    8. A parcel comprising part of the right-of-way for a 138 K.V. trans-mission line to the Bayview Sewage Plant situated in the City of Toledo, Lucas County, Ohio, and described as:
         That part of the northwesterly forty-four (44) feet of the north-easterly one hundred twenty-four (124) feet of Block three (3) in North Toledo, a Subdivision in the City of Toledo, County of Lucas, and State of Ohio, and that part of the vacated twenty (20) feet wide alley formerly known as Pearl Alley which lies northwesterly of and adjoins the northwesterly line of said Block three (3), bounded and described as follows, viz:
         Commencing at a point marked by an iron pipe where the south-easterly line of Summit Street (ninety-nine (99) feet wide), being the northwesterly line of Block twenty-four (24) in said North Toledo, a Subdivision in the City of Toledo meets the southwesterly line of LaSalle Street (sixty (60) feet wide); thence southeasterly, along the said southwesterly line of LaSalle Street, two hundred twenty-three
    (223) feet to the true point of beginning located at the intersection of the said northwesterly line of the vacated twenty (20) feet alley with the said southwesterly line of LaSalle Street; thence southeasterly along the said southwesterly line of LaSalle Street, sixty-four (64) feet to a point; thence southwesterly, along a line drawn parallel with and sixty-four (64) feet southeasterly at right angles from the said north-westerly line of the vacated twenty (20) feet alley, one hundred twenty-four (124) feet to a point located on a line drawn parallel with and one hundred twenty-four (124) feet southwesterly at right angles from the said southwesterly line of LaSalle Street; thence northwesterly along said line drawn parallel with and one hundred twenty-four (124) feet southwesterly at right angles from the southwesterly line of LaSalle Street, sixty-four (64) feet to a point located on the said northwesterly line of the vacated twenty (20) feet alley; thence northeasterly, along the said northwesterly line of the vacated twenty (20) feet alley, one hundred twenty-four (124) feet to the true point of beginning.



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     9.  A parcel comprising part of the Allen Junction-Centennial 138 K.V.
Transmission Line, situated in Sylvania Township, Lucas County, Ohio, and described as:

         The North four (4) rods of the East quarter (1/4) of the Southeast quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East in Sylvania Township, Lucas County, Ohio, excepting therefrom the East thirty (30) feet thereof.

     10. A parcel comprising part of the right-of-way for the Davis-Besse-Lemoyne Transmission Line situated in Clay Township, Ottawa County,
Ohio, and described as:

         That part of the west one-half (1/2) of the northeast quarter (1/4) of Section twenty-eight (28), Town seven (7) North, Range thirteen
     (13) East in Clay Township, Ottawa County, Ohio, bounded and described as follows:
         Beginning at the northwest corner of the northeast quarter (14) of said Section twenty-eight (28); thence east along the north line of said Section twenty-eight (28) a distance of one hundred seventy-five
     (175) feet; thence south and parallel with the west line of said northeast quarter (1/4) a distance of two hundred thirty (230) feet; thence west and parallel with the north line of said northeast quarter (1/4) a distance of one hundred seventy five (175) feet to a point on the west line of said northeast quarter (1/4) thence north along the west line of said northeast quarter (1/4) a distance of two hundred thirty (230) feet to the point of beginning.
         Subject to legal highways.

    11. Bowling Green substation situated in Plain Township, Wood County, Ohio and described as:

         A parcel of land being part of the west 1/2 of the northwest 1/4 of
    Section 12, Town 5 North, Range 10 East in Plain Township, Wood
    County, Ohio, said parcel of land being bounded and described as follows:
         Beginning at the southeast corner of the said west 1/2 of the north west 1/4 of Section 12; thence in a westerly direction along the south line of the said west 1/2 of the northwest 1/4 of Section 12, a distance of




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    four hundred and no hundredths (400.00) feet to the intersection of a line drawn parallel to the east line of the said west 1/2 of the northwest 1/4 of Section 12; thence in a northerly direction along said line drawn parallel to the east line of the west 1/2 of the northwest 1/4 of Section 12, a distance of four hundred and no hundredths (400.00) feet to the intersection of a line drawn parallel to the said south line of the west 1/2 of the northwest 1/4 of Section 12; thence in an easterly direction along said line drawn parallel to the south line of the west 1/2 of the northwest 1/4 of Section 12, a distance of four hundred and no hundredths (400.00) feet to the intersection of the said east line of the west 1/2 of the northwest 1/4 of Section 12; thence in a southerly direction along the said east line of the west 1/2 of the northwest 1/4 of Section 12, a distance of four hundred and no hundredths (400.00) feet to the point of beginning. Containing 3.673 acres of land more or less. Subject to legal highways.

    12. Hawthorne Substation situated in the vicinity of Reynolds Road and Heatherdowns Boulevard, in the City of Toledo, Lucas County, Ohio, and described as:

         A parcel of land being part of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 26, Town Two (2), United States
    Reserve, in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:
         Beginning at the northwest corner of the said northeast quarter
    (1/4) of the northeast quarter (1/4) of Section 26; thence in an easterly direction along the northerly line of the said northeast quarter (1/4) of the northeast quarter (1/4) of Section 26 having an assumed bearing of north eighty nine (89) degrees, thirty one (31) minutes, forty (40)
    seconds east a distance of two hundred and one hundredth (200.01) feet to the intersection of a line drawn two hundred and no hundredths (200.00) feet easterly of and parallel to the westerly line of the said northeast quarter (1/4) of the northeast quarter (1/4) of Section 26; thence south zero (00) degrees, zero (00) minutes, zero (00) seconds west along said line drawn two hundred and no hundredths (200.00) feet easterly of and parallel to the westerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 26, a distance of five hundred seventy three and fourteen hundredths (573.14) feet to the intersection of the northeasterly right of way line of the Ohio Turnpike,



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     bearing north forty (40) degrees, thirty nine (39) minutes, forty (40)
     seconds west; thence north forty (40) degrees, thirty nine (39) minutes, forty (40) seconds west along the said northeasterly right of way line of the Ohio Turnpike, a distance of three hundred six and ninety four hundredths (306.94) feet to the intersection of the said westerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 26; thence north zero (00) degrees, zero (00) minutes, zero (00) seconds east along the said westerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 26, a distance of three hundred thirty eight and sixty five hundredths (338.65) feet to the point of beginning.
         Containing 2.093 acres, more or less.
         Subject to legal highways.

    13. Exit 2 Substation situated in Jefferson Township, Williams County, Ohio, and described as:

         Situated in the County of Williams in the State of Ohio and in the Township of Jefferson, and being a part of the northwest quarter of Section 32, Town 8 North, Range 2 East, and being described as follows: Commencing at the Southwest corner of the Northwest Quarter of Section 32 in the above named township and county and state, thence North 00 degrees 57' 39" East and binding upon the west line of the above said Section 250 feet to the South right-of-way line of a dedicated public road as recorded in Volume 213, at page 233, of the Deed Records of Williams County, Ohio, and thence South 88 degrees 38' 36" East along the South right-of-way line of the above said road 400 feet to the point of beginning of the lands herein conveyed, said point being the Northeast corner of the lands heretofore conveyed by Howard H. Emme and Kathryn M. Emme (Vol. 210, Page 1135 of the Deed Records) to Phillips Petroleum Company; thence South 00 degrees 57' 39" West, and binding upon the East line of said Phillips Petroleum
    Company lands, 250 feet to a point in the quarter line; thence South 88 degrees 38' 36" East and binding upon said quarter line 200 feet to a point; thence North 00 degrees 57' 39" East 250 feet to a point on the South right-of-way line of said public road (as dedicated in Deed Recorded in Vol. 213, Page 233 of the Deed Records); and thence North 88 degrees 38' 36" West, and binding upon said South right-of-way line, 200 feet to the place of beginning, save and





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     except taxes for the year 1970 and thereafter which the Grantee agrees to assume to pay.

     14. Montpelier Substation situated in Superior Township, Williams County, Ohio, and described as:

         Situated in the Township of Superior, County of Williams and State of Ohio, and being a parcel of land situated in the Northwest Quarter of
     Section 14, Town 7 North, Range 2 East, and more particularly described as follows: Commencing at the southwest corner of said Northwest Quarter Section and thence north and binding upon the west line of said Section 14 a distance of 180.95 feet to the point of beginning; thence continuing north and binding on said west section line 150 feet to a point; thence North 89 degrees 57' 30" E a distance of 300 feet to a point; thence south 150 feet to a point; thence south 89 degrees 57' 30" W a distance of 300 feet to the point of beginning; containing 1.03 acres, be the same more or less, but subject to all legal highways.

     15. Eastern District Employees' Club situated in Washington Township, Sandusky County, Ohio, and described as:

         A parcel of land being part of Tract No. 136 of the Maumee and Western Reserve Land located in Washington Township, San-dusky County, Ohio, said parcel of land being bounded and de-scribed as follows:

         Commencing at the intersection of the centerline of U. S. Highway #20 with the centerline of State Route #590; thence in a northerly direction along the said centerline of State Route #590, having an assumed bearing of north 00 degrees, 19 minutes, 30 seconds east, a distance of 828.01 feet to the intersection of the northerly line of a parcel of land as recorded in Volume 284, page 593, Sandusky County Deed Records, said intersection being the true point of beginning; thence north 88 degrees, 15 minutes, 58 seconds west along said northerly line of a parcel of land as recorded in Volume 284, page 593, Sandusky County Deed Records, a distance of 676.77 feet to the intersection of the westerly line of a parcel of land as recorded in Volume 284, page 593, Sandusky County Deed Records, thence north
     01 degree, 06 minutes, 46 seconds west along the extension of the said westerly line of a parcel of land as recorded in Volume 284, page 593,



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     Sandusky County Deed Records, a distance of 200.25 feet to the inter-
     section of a line drawn 200.00 feet northerly of and parallel to the said northerly line of a parcel of land as recorded in Volume 284, page 593, Sandusky County Deed Records; thence south 88 degrees,
     15 minutes, 58 seconds east along said line drawn 200.00 feet northerly of and parallel to the said northerly line of a parcel of land as recorded in Volume 284, page 593, Sandusky County Deed Records; a distance of 681.92 feet to the intersection of the said centerline of State Route #590; thence south 00 degrees, 19 minutes, 30 seconds west along the said centerline of State Route #590, a distance of 200.06 feet to the true point of beginning.
         Subject to legal highways, containing 2.753 acres, more or less.

     16. Office building known as Edison Plaza, situated at 300 Madison Avenue in the City of Toledo, Lucas County, Ohio, and described as:

         Parcel 1:

         Lots numbered 131, 132, 133, 154 and 155 in Port Lawrence
     Division, City of Toledo, Lucas County, Ohio, together with all of Grantor's right, title and interest in and to the vacated alley extending from the northeasterly boundary of said lots numbered 155 and 13 1 to Madison Avenue and lying between said lots numbered 154 and 155 on the northwesterly side and said lots numbered 131, 132 and 133 on the southeasterly side all in said Port Lawrence Division, City of Toledo, Lucas County, Ohio.

         Parcel 2:

         Lot number 130 and the southwesterly 20 feet of Lot number 129 in the Port Lawrence Division of the City of Toledo, Lucas County, Ohio.

         Parcel 3:

         That portion of an alley or vacated alley and any other land which lies northwesterly of and adjacent to Lot 130 and the southwesterly 20 feet of Lot 129 in Port Lawrence Division, City of Toledo, Lucas County, Ohio, being between the southwesterly boundary of said Lot
     130 extended northwesterly to the northwesterly boundary of said alley and the northeasterly boundary of said southwesterly 20 feet of Lot 129 extended to the northwesterly boundary of said alley.



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         Parcel 4:

         Lot number 156 in the Port Lawrence Division of the City of Toledo, Lucas County, Ohio, together with the northwesterly 1/2 of the vacated alley lying southeasterly of and adjoining said premises.

     17. Eastern District Service Center and Office Building situated in Washington Township, Sandusky County, Ohio, and described as:

         A parcel of land being part of tract No. 136 of the Maumee and Western Reserve Land located in Washington Township, Sandusky County, Ohio, said parcel of land being bounded and described as follows:

         Commencing at the intersection of the centerline of State Route
     #590 with the extended northeasterly right-of-way line of U. S. 20;
     thence in a northwesterly direction along the said extended northeasterly right-of-way line of U. S. 20, having an assumed bearing of north 62 degrees, 26 minutes, 10 seconds west, a distance of 183.02 feet to the intersection of the southerly property line now owned by Edward and William Soeder, recorded in Volume 178, page 204, Sandusky County,
     Ohio, record of deeds, said intersection also being the true point of beginning; thence continuing north 62 degrees, 26 minutes, 10 seconds west along the northeasterly right-of-way line of said U. S. 20, a distance of 565.66 feet to the intersection of the easterly line of a corn field as now located; thence north 01 degree, 06 minutes, 46 seconds west along the said easterly line of a corn field as now located, a distance of
     434.64 feet to the intersection of a fence line as now located; thence south 88 degrees, 15 minutes 58 seconds east along the said fence line as now located, a distance of 676.77 feet to the intersection of the said centerline of State Route #590; thence south 00 degrees, 19 minutes, 30 seconds west along the said centerline of State Route #590, a dis-tance of 698.45 feet to the intersection of the extended southerly prop-erty line now owned by Edward and William Soeder, recorded in Volume 178, page 204, Sandusky County, Ohio, record of deeds;
     thence north 82 degrees, 04 minutes, 59 seconds west along the said extended southerly property line now owned by Edward and William
     Soeder, recorded in Volume 178, page 204, Sandusky County, Ohio, record of deeds, a distance of 164.17 feet to the true point of beginning:
         Subject to legal highways.



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     18.  Lakewood Service Center situated in Lake Township, Wood
County, Ohio, and described as:

         Parcel 1:

         A parcel of land being part of the east 1/2 of the northeast 1/4 of Section 4, Town 7 North, Range 12 East in Lake Township,
    Wood County, Ohio, said parcel of land being bounded and described as follows;
         Beginning at the northeast corner of the said 1/2 of the northeast 1/4 of Section 4; thence in a southeasterly direction along the easterly line of the said east 1/2 of the northeast 1/4 of Section 4, having an assumed bearing of south 00 degrees, 00 minutes, 25 seconds east, a measured distance of 1425.70 feet, to the intersection of the northerly line of the south 10.801 acres of the north 40 acres of the south 80 acres of the northeast 1/4 of Section 4; thence south 80 degrees, 45 minutes, 17 seconds west along the said northerly line of the south 10.801 acres of the north 40 acres of the south 80 acres of the northeast 1/4 of Section 4, a measured distance of 196.31 feet to the intersection of the northeasterly right of way line of the Penn Central Railroad; thence north 46 degrees, 54 minutes, 35 seconds west along the said northeasterly right of way line of the Penn Central Railroad, a measured distance of 591.21 feet to the intersection of the easterly right of way line of Interstate #280; thence north 02 degrees, 20 minutes, 23 seconds west along the said easterly right of way line of Interstate #280, a measured distance of 1029.67 feet to the intersection of the northerly line of the said east 1/2 of the northeast 1/4 of Section 4; thence south 89 degrees 28 minutes, 23 seconds east along the said northerly line of the east 1/2 of the northeast 1/4 of
    Section 4, a deed distance of 669.95 feet to the point of beginning. Subject to legal highways.

         Parcel 2:

         A parcel of land being part of the east 1/2 of the northeast 1/4 of
    Section 4, Town 7 North, Range 12 East in Lake Township, Wood
    County, Ohio, said parcel of land being bounded and described as fol-lows:
         Commencing at the southeast corner of the said east 1/2 of the northeast 1/4 of Section 4; thence in a northwesterly direction along



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                                                                            (TE)


the easterly line of the said east 1/2 of the northeast 1/4 of Section 4, having an assumed bearing of north 00 degrees, 00 minutes, 25 sec-onds west a distance of 829.67 feet to the intersection of the northerly line of the south 10.801 acres of the north 40 acres of the south 80 acres of the northeast 1/4 of Section 4; thence south 89 degrees, 45 minutes, 17 seconds west along the said northerly line of the south
10.801 acres of the north 40 acres of the south 80 acres of the northeast 1/4 of Section 4, a distance of 393.03 feet to the intersection of the southwesterly right of way line of the Penn Central Railroad, said intersection being the true point of beginning; thence continuing south
89 degrees, 45 minutes, 17 seconds west along the said northerly line of the south 10.801 acres of the north 40 acres of the south 80 acres of the northeast 1/4 of Section 4, a distance of 257.51 feet to the inter-section of the easterly right of way line of Interstate #280; thence north 03 degrees, 22 minutes, 37 seconds east along the said easterly right of way line of Interstate #280, a distance of 229.74 feet to the intersection of the said southwesterly right of way line of the Penn Central Railroad; thence south 46 degrees, 54 minutes, 35 seconds east along the said southwesterly right of way line of the Penn Central Railroad, a distance of 334.09 feet to the true point of beginning.

     Parcel 3:

     A parcel of land being part of the east 1/2 of the northeast 1/4 of Section 4, Town 7 North, Range 12 East in Lake Township, Wood
County, Ohio, said parcel of land being bounded and described as follows:
     Commencing at the northeast corner of the said east 1/2 of the northeast 1/4 of Section 4; thence in a northwesterly direction along the northerly line of the said east 1/2 of the northeast 1/4 of Section 4, having an assumed bearing of north 89 degrees, 28 minutes, 23 seconds west, a deed distance of 899.95 feet to the intersection of the westerly right of way line of Interstate #280 thence south 02 degrees, 42 min-utes, 03 seconds west along the said westerly right of way line of Inter-state #280, a measured distance of 604.71 feet to the true point of beginning; thence continuing south 02 degrees, 42 minutes, 03 seconds west along the said westerly right of way line of interstate #280, a measured distance of 97.82 feet to a point; thence south 89 degrees, 54 minutes, 35 seconds west along a line, a measured distance of 46.69




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                                                                            (TE)


     feet to the intersection of the northeasterly right of way line of the Penn Central Railroad; thence north 46 degrees, 54 minutes, 35 seconds west along the said northeasterly right of way line of the Penn Central Railroad, a measured distance of 142.78 feet to a point; thence north
     89 degrees, 54 minutes, 35 seconds east along a line, a measured dis-tance of 155.56 feet to the true point of beginning.
         Being the same property conveyed to The Toledo Edison Company by deeds recorded in Volume 473 of Deeds, pages 709, 712, 721, 723 and 780.

     19. Southern District Office Building situated in the City of Defiance, Defiance County, Ohio, and described as:

         Lots Numbered Forty-three (43) and Forty-four (44) in the
    Original Plat of the Village (now City) of Defiance, County of Defiance and State of Ohio, excepting therefrom a strip or parcel of land fifty-four (54) feet in width off of the entire westerly end of said Lots Forty-three (43) and Forty-four (44) fronting fifty-four (54) feet on Third Street in said city and extending Northerly of equal width to the North-erly line of said Lot Number Forty-three (43).
         The above premises are conveyed subject to easement for sewer reserved to Maude M. Carter, her heirs or assigns as provided in the deed recorded in Volume 140 at page 102 of the Deed Records of Defiance County, Ohio.
         Also subject to any other easement or right-of-way that may be on record.



                    (REMAINDER  OF  PAGE
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                                     A-206
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                                                                            (TE)


performed, and the execution and delivery of this Supplemental indenture have been in all respects duly authorized;

    Now, Therefore, This Supplemental Indenture Witnesseth: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and interest and premium, if any, on, all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Chase Manhattan Bank (National Association), as Trustee, and its successor or successors in the trust and its assigns forever, with the same force and effect and subject to the same reservations, exceptions, limitations, restrictions, servitudes, easements, rights and privileges as contained in the Original Indenture and to "permitted encumbrances" as defined in the Original
Indenture, as though specifically described in the granting clauses of the Original Indenture, the following described tracts or parcels of real estate, all situated in the State of Ohio, to-wit:

    1. Davis-Besse Nuclear Power Station site, situated in Carroll Town-ship, Ottawa County, Ohio, and described as:

        An undivided Four Hundred and Twenty/Eight Hundredths
    (420/800ths) interest in the following described real property situated in the Township of Carroll, County of Ottawa, State of Ohio:
    Parcel 1:

        That part of Fractional Section 1 and Section 2, Town-7-North, Range-15 East; that part of Fractional Section 6 and 7, Town-7-North, Range-16-East; and that part of Fractional Sections 35 and 36, Town-8-North, Range-15-East; and part of Sand Beach, Plat 3, in Carroll Township, Ottawa County, Ohio, bounded and described as follows:





                           A-207
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    BEGINNING at a point on the North and South centerline of said Section 2, that is 50.0 feet North of the South 1/4 corner of said Section 2 (said North and South centerline of said Section 2 being also the centerline of State Route
2); thence North 00 degrees - 54' -22" West along the North and South centerline of said Section 2 a distance of 2589.94 feet to a brass plate monument at the center corner of said Section 2; thence North 00 degrees -37'
- -22" West along the North and South centerline of said Section 2 a distance of 2085.89 feet to a point of curve; thence continuing Northwesterly along the centerline of State Route 2 and along a circular curve to the left, having a radius of 701.58 feet for an arc distance of 885.70 feet, the said arc subtending a central angle of 72 degrees -19'-57", said last described point being 30.0 feet by rectangular measurement Southerly of the North line of the Northwest 1/4 of said Section 2; thence South 89 degrees -46'-22' East along a line that is 30.0 feet by rectangular measurement Southerly of and parallel to the North line of the Northwest 1/4 of said Section 2 a distance of 488.71 feet to an iron pipe on the North and South centerline of said Section 2; thence
South 89 degrees -51'-52" East along a line that is 30.0 feet by rectangular measurement Southerly of and parallel to the North line of the Northeast 1/4 of said Section 2 a distance of 349.72 feet, more or less, to its intersection with a line drawn 30.0 feet easterly of and parallel to the North and South centerline of said Fractional Section 35; thence North 00 degrees -31'- 08"
East along a line that is 30.0 feet by rectangular measurement Easterly of and parallel to the North and South centerline of said Fractional Section 35 a distance of 104.85 feet to its intersection with the North line of Lot 408 of Sand Beach, Plat 3 (a subdivision in Carroll Township, and recorded in Volume
6, Page 21, Ottawa County Plat Records); thence South 89 degrees -47' -52" East along the North line of Lots 408 and 413 of said Sand Beach, Plat 3, a distance of 248.27 feet to the Northeast corner of said Lot 413; thence South 00 degrees
- -12' -08" West along the East line of said Lot 413, a distance of 34.85 feet to an iron pipe that is 40.0 feet by rectangular measurement North of the North line of the Northeast 1/4 of said Section 2; thence South 89 degrees -47'-52" East along a line that is 40.0 feet by rectangular measurement Northerly of and parallel to the North line of the Northeast 1/4 of said Section 2 and along the North line of the Southerly 15.15 feet of Lots 465, 470, 513, 518, 559 and 564 of said Sand Beach, Plat 3, a distance of 1996.27 feet to an iron pipe that is
40.0 feet Northerly of the Northeast corner of





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                                                                            (TE)


said Section 2; thence South 89 degrees -49'-52" East along a line that is 40.0 feet by rectangular measurement Northerly of and parallel to the North line of said Fractional Section 1, a distance of 319.65 feet to an iron pipe on the West line of said Fractional Section 36; thence North 89 degrees - 16'-08" East along a line that is 40.0 feet by rectangular measurement Northerly of and parallel to the North line of said Fractional Section 1, a distance of 1205.98 feet, more or less, to its intersection with the centerline of a dredge cut, which lies Southwesterly of and adjacent to Lot 330 of Sand Beach, Plat 2 (a subdivision in Carroll Township, and recorded in Volume 5, Page 58, Ottawa County Plat Records); thence South 69 degrees -12'-52" East along the centerline of said dredge cut, a distance of 249.06 feet; thence continuing South 57 degrees -34'-23" East along the centerline of said dredge cut, a distance of 153.60 feet; thence continuing South 18 degrees -30'-03" East along the centerline of said dredge cut, a distance of 236.40 feet to its intersection with the Southeasterly line of said Sand Beach, Plat 2, extended Southwesterly; thence North 46 degrees -43'-39" East and along the Southeasterly line of said Sand Beach, Plat 2, and passing through a concrete monument at 32.0 feet, more or less, for a total distance of 330 feet, more or less, to the shore of Lake Erie; thence Southeasterly along the shore of Lake Erie a distance of 7200 feet, more or less, to its intersection with the North line of said Fractional Section 7; thence South 89 degrees -06'-40" West along the North line of said Fractional Section 7, a distance of 350 feet, more or less, to an iron pipe that is 1312.00 feet East of the Northwest corner of said Fractional Section 7; thence South 02 degrees -22'-38" East and passing through an iron pipe at 338.75 feet, for a total distance of 429.80 feet; thence North 89 degrees -23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00"-39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussaint River: thence South 58 degrees -50' -19" West along the centerline of said Toussaint River, a distance of 99.70 feet, more or less, to its intersection with the West line of said Fractional Section 7; thence North 00 degrees -39'-41" West along the West line of said Fractional Section 7, a distance of 1405.47 feet, more or less, to an iron pipe at the Northwest corner of said Fractional Section 7; thence South 88 degrees -58'-19" West along the South line of said Fractional Section 1, a distance of 2649.61 feet to an iron pipe at the South 1/4 corner of said Fractional Section 1; thence South 88 degrees -57'-23" West along the South line of said Fractional Section 1, a distance of 2649.62 feet to the





                         A-209
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                                                                            (TE)


Southwest corner of said Fractional Section 1; thence North 01 degrees -24'- 00" West along the West line of said Fractional Section 1, a distance of
50.0 feet to a concrete monument; thence North 89 degrees -28'-22" West along a line that is 50.0 feet by rectangular measurement Northerly of and parallel to the South line of said Section 2, a distance of 2658.07 feet to the point of Beginning.

    Containing 954 acres of land, more or less, but subject to legal highways.

Parcel 2:

    Being the North 1/2 of the North 1/2 of Section 12, Town 7 North, Range 15 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    BEGINNING at the Northwest corner of the said North 1/2 of the North 1/2 of Section 12; thence North 88 degrees -57'-23' East along the North line of said Section 12, a distance of 2649.62 feet to an iron pipe at the South 1/4 corner of Fractional Section 1; thence North 88 degrees -58'-19" East continuing along the North line of said Section 12, a distance of 2649.61 feet to an iron pipe at the Northeast corner of said Section 12; thence
South 00 degrees -39'-41" East along the East line of said Section 12 and passing through a concrete monument at 1198.88 feet for a total distance of 1346.00 feet to the Southeast corner of the North 1/2 of the North 1/2 of said Section 12; thence South 89 degrees -03'-33" West along the South line of the North 1/2 of the North 1/2 of said Section 12, a distance of 5310.85 feet to the Southwest corner of the North 1/2 of the North 1/2 of said Section 12; thence North 00 degrees -09'-40" West along the West line of said Section 12 and passing through a concrete monument at 334.26 feet for a total distance of 1337.31 feet to the point of Beginning.

    Containing 163.4 acres of land, more or less.

Parcel 3:

    That pan of the Northwest 1/4 of Fractional Section 7, Town 7
North, Range 16 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Commencing at the Northwest corner of the said Fractional
Section 7; thence North 89 degrees -06'-40" East along the North line of the





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    said Fractional Section 7, a distance of 1312.00 feet to an iron pipe and the True Point of Beginning; thence South 02 degrees -22'-38" East and passing through an iron pipe at 338.75 feet for a total distance of 429.80 feet; thence North 89 degrees -23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00 degrees -39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussaint River; thence in a Northeasterly direction along the said centerline of the Toussaint River, a distance of 1800.00 feet, more or less, to its intersection with the extension Southerly of the shore line of Lake Erie; thence Northerly along the extension Southerly of the shore line of Lake Erie and along the shore line of Lake Erie, a distance of 700.00 feet, more or less, to its intersection with the North line of the said Fractional Section 7; thence South 89 degrees -06'-40" West along the North line of said Fractional
    Section 7, a distance of 350.00 feet, more or less, to the point of Beginning.

        Containing 25.00 acres of land, more or less.

        Together with all of the Company's interest in the structured located and being constructed on said premises and all of the Com-pany's rights of way, easements, rights, franchises and privileges used in connection therewith and all of the Company's right and interest in that certain Construction Agreement Davis-Besse Unit No. 1 dated Decem-ber 26, 1968 between The Toledo Edison Company and The Cleveland
    Electric Illuminating Company, an Ohio corporation.

    2. Parcels comprising part of the right-of-way for the 345 K.V. Lemoyne-Midway Transmission Line situated in Lucas County, Ohio, Wood County, Ohio, and Henry County, Ohio, and described as:

    Parcel 1:

        Beginning at the northwest corner of the southwest quarter (1/4) of the southwest quarter (1/4) of Section fifteen (15), Town six (6) North, Range twelve (12) East, in Troy Township, Wood County, Ohio;
    thence east along the north line of said southwest quarter (1/4) of the southwest quarter (1/4) a distance of one hundred sixty-five (165) feet; thence south and parallel with the west line of said section a distance of sixty-eight (68) feet; thence west and parallel with the south line of said section a distance of one hundred sixty-five (165) feet; thence north along the west line of said section a distance of sixty-eight (68) feet to





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the place of beginning and containing twenty-five hundredths (0.25)
acre of land more or less.

    Subject to all legal highways.

Parcel 2:

    Being a piece of land out of the southwest quarter (1/4) of the southwest quarter (1/4) of Section fifteen (15), Town six (6) North
Range twelve (12) East, Troy Township, Wood County, Ohio, and more particularly described as follows: Commencing at a point in the west line of said section a distance of sixty-eight (68) feet south of the northwest corner of said southwest quarter (1/4) of the southwest quarter (1/4) of said section; thence east parallel with the south line of said section a distance of one hundred sixty-five (165) feet; thence south parallel with the west line of said section a distance of sixty-eight
(68) feet; thence west parallel to the south line of said section a distance of one hundred sixty-five (165) feet; thence north along the west line of said section a distance of sixty-eight (68) feet to the place of beginning.

    Subject to all legal highways.

Parcel 3:

    Situated in the Township of Washington, County of Henry and State of Ohio and known as: The south half (1/2) of the southwest quarter (1/4) of Section 14, Town 6-North, Range 8-East, Washington Township, Henry County, Ohio, excepting therefrom the following parcels of land:

      (a) Situated in the Township of Washington, County of Henry and State of Ohio and known as:

        A parcel of land in the southwest quarter (1/4) of Section 14 in said Township and more particularly described as follows: Com-mencing at the southwest corner of said Section 14; thence in an easterly direction along the southerly line of said southwest quarter (1/4) of Section 14, a distance of one thousand five hundred seventy-seven and thirteen hundredths (1577.13) feet, which is the true place of beginning of the herein conveyed premises; thence north a distance of one hundred sixty-five (165) feet to a point;





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  thence east, a distance of one hundred (100) feet to a point; thence south, a distance of one hundred sixty-five (165) feet to the southerly line of said Section 14; thence in a westerly direction along the southerly line of said Section 14, a distance of one hundred (100) feet to the true place of beginning and containing thirty-eight hundredths (0.38) acre of land, more or less.

    (b) Situated in the Township of Washington, County of Henry and State of Ohio and known as:

      A parcel of land in the southwest quarter (1/4) of Section 14 in said Township and more particularly described as follows: Com-mencing at the southwest corner of said Section 14; thence in an easterly direction along the southerly line of said southwest quarter (1/4) of Section 14, a distance of one thousand three hundred fifty-seven and thirteen hundredths (1357.13) feet, which point is the place of beginning of the herein conveyed premises; thence north, a distance of one hundred sixty-five (165) feet; thence east, a distance of two hundred twenty (220) feet; thence south, a distance of one hundred sixty-five (165) feet to the southerly line of said Section 14; thence in a westerly direction along the southerly line of said Section 14, a distance of two hundred twenty
  (220) feet to the place of beginning and containing eighty-three hundredths (0.83) acre of land, more or less.

    (c) A parcel of land being part of the southwest quarter (1/4) of
Section 14, Town 6-North, Range 8-East, in Washington Township,
Henry County, Ohio, said parcel of land being bounded and de-scribed as follows:

      Beginning at the southwesterly corner of the said southwest quarter (1/4) of Section 14, thence in an easterly direction along the southerly line of the southwest quarter (1/4) of Section 14, having an assumed bearing of north eighty-nine degrees, fifty-seven minutes, twenty-two seconds (89 degrees 57' 22") east, a distance of one thousand three hundred twenty-seven and thirteen hundredths
  (1327.13) feet to a point; thence north zero degrees, zero minutes, seven seconds (00 degrees 00' 07") west along a line, a distance of nine





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        hundred seventy-five and one hundredth (975.01) feet to a point; thence north eighty-nine degrees, fifty-nine minutes, fifty-three seconds (89 degrees 59' 53") cast along a line, a distance of two hundred fifty and no hundredths (250.00) feet to a point; thence north zero degrees, zero minutes, seven seconds (00 degrees 00' 07") west along a line, a distance of six hundred eighty-six and eighty hundredths (686.80) feet to the southeasterly right of way line of the Wabash Railroad (now Norfolk & Western Railway Company); thence south sixty-four degrees, twenty-three minutes, forty-four seconds (64 degrees 23' 44") west along said southeasterly right of way line of the Wabash Railroad, a distance of one thousand seven hundred forty-eight and eighty-one hundredths (1748.81) feet to the intersection of the westerly line of the said southwest quarter (1/4) of Section 14 bearing south zero degrees, zero minutes, zero seconds (00 degrees 00' 00"); thence south zero degrees, zero minutes, zero seconds (00 degrees 00' 00") along the said westerly line of the southwest quarter (1/4) of Section 14, a distance of nine hundred seven and eight hundredths (907.08) feet to the point of beginning and containing forty and ninety-one hundredths (40.91) acres of land, more or less.

            Subject to legal highways.

            Said parcel containing thirty-six and eighty-four hundredths (36.84) acres of land, more or less, after exceptions.

    3. An addition to Fayette Substation situated in Gorham Township, Fulton County, Ohio, and described as:

        A parcel of land located in the Northwest Corner of the Southwest Quarter (1/4) of Section 21, T-9-S, R-1-E, Gorham Township, Fulton County, Ohio and is more particularly described as follows:

        Beginning at a point on the centerline of U.S. 20, and the East-West quarter (1/4) line, said point being 130.00 feet Easterly of an Iron-Pipe at the West Quarter (1/4) Post of Section 21, T-9-S, R-1-E, Gorham Township, Fulton County, Ohio; thence Easterly along the East-West Quarter (1/4) line and the centerline of U.S. 20 a distance of 100.00 feet to a railroad spike; thence Southerly at an interior angle of 89 degrees 52' and parallel to the West line of Section 21 a distance of 30.00





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    feet to a concrete monument on the Southerly right-of-way of U.S. 20;
    thence continuing Southerly along the same line a distance of 200.00 feet to a concrete monument; thence Westerly at an interior angle of 90 degrees 08' a distance of 195.00 feet to a concrete monument; thence continuing Westerly along the same line a distance of 5.00 feet to a point on the Easterly right-of-way of County Road "23"; thence continuing Westerly along the same line and parallel to the East-West Quarter (1/4) line a distance of 30.00 feet to a railroad spike on the centerline of County Road "23" and the West line of Section 21; thence Northerly at an interior angle of 89 degrees 52' along the centerline of County Road "23" and the West line of
    Section 21 a distance of 100.00 feet to a point; thence Easterly at an interior angle of 90 degrees 08' and parallel to the East-West Quarter (1/4) line a distance of 30.00 feet to a point on the Easterly right-of-way of County Road "23"; thence continuing Easterly along the same line a distance of 100.00 feet to a point; thence Northerly at a deflection angle of 89 degrees 52' and parallel to the West line of Section 21, a distance of 100.00 feet to a point on the Southerly right- of-way of U.S. 20; thence continuing Northerly along the same line a distance of 30.00 feet to a point on the centerline of U.S. 20 and the East-West Quarter (1/4) Line of
    Section 21, said point being the Place of Beginning.

        Containing 0.826 acres of land more or less but subject to all legal highways and easements of public record and of record in respective utility offices.

    4. Ridgeville Substation situated in Ridgeville Township, Henry County, Ohio, and described as:

        A parcel of land located in the Southwest Comer of the Southwest Quarter (1/4) of Section 33, T-6-N, R-5-E, Ridgeville Township, Henry County, Ohio and is more particularly described as follows:

        Beginning at an iron pin located at the Southwest Corner of Section 33, T-6-N, R-5-E, Ridgeville Township, Henry County, Ohio; thence Northerly along the West line of said Section 33, and the centerline of County Road "23" a distance of 260.00' to a railroad spike; thence Easterly at an interior angle of 90 degrees -07' a distance of 30.00' to a concrete





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    monument on the Easterly right-of-way line of County Road "23";
    thence continuing Easterly along the same line a distance of 200.00' to a concrete monument; thence Southerly at an interior angle of 89 degrees-53' a distance of 230.00' to a concrete monument on the Northerly right-of-way line of Township Road "S"; thence continuing Southerly along the same line a distance of 30.00' to a railroad spike on the centerline of Township Road "S" and the South line of said Section 33; thence
    Westerly at an interior angle of 90 degrees-07' along the centerline line of Township Road "S" and the South line of said Section 33 a distance of 230.00' to an iron pin at the Southwest Corner of said Section 33 and the Place of Beginning.

        Containing 1.373 acres of land more or less but subject to all legal highways and easements of public record and of record in respective utility offices.

    5. An addition to the Locust Street Substation situated in the City of Toledo, Lucas County, Ohio, and described as:

        Part of Lot 120 and Lot 121 in Vistula Division in the City of Toledo, Lucas County, Ohio, being more particularly bounded and described as follows:

        Beginning at the northeast corner of said Lot 121, said northeast corner of Lot 121 also being the northwest corner of Lot 135 of Vistula; thence in southeasterly direction along the line between Lots 121 and 135 and that line extended, a distance of one hundred ninety-five (195) feet more or less to the northwesterly water's edge of the Maumee
    River; thence in a southwesterly direction along the said northwesterly water's edge of the Maumee River, to the intersection of the north-easterly line of a parcel of land as described in Volume 190, Page 588, Lucas County, Ohio Deed Records; thence in a northwesterly direction along the said northeasterly line of a parcel of land as described in Volume 190, Page 588, Lucas County, Ohio Deed Records, a distance of one hundred ninety-three (193) feet more or less to the intersection of the southeasterly right-of-way line of Water Street; thence in a northeasterly direction along the said southeasterly right-of-way line of Water Street, a distance of one hundred seventy-three and eighty-three hundredths (173.83) feet to the point of beginning.





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        Together with such right, title and interest, if any, as grantor may have in and to the bed and waters of the Maumee River to the thread of said river between the southwesterly and northeasterly boundaries of said premises extended to the thread of said river, and all riparian rights incident to the above-described real estate.

    6. An addition to the Gibson burg Substation situated in Madison Township, Sandusky County, Ohio, and described as:

        Being that pan of the southeast quarter (1/4) of the southeast quarter (1/4) of Section 10, Town 5-North, Range 13-East, Madison Township, Sandusky County, Ohio, described and bounded as follows:

        Commencing at a point located at the southeast corner of the said southeast quarter (1/4) of the southeast quarter (1/4) of Section 10 (said point also being the true point of beginning); thence in a westerly direction along the south line of said Section 10, a distance of two hundred fifty (250) feet to a point; thence in a northerly direction along a line drawn parallel to and two hundred fifty (250) feet west of the east line of said Section 10, a distance of two hundred fifty (250) feet to a point; thence in an easterly direction along a line drawn parallel to and two hundred fifty (250) feet north of the said south line of said
    Section 10, a distance of two hundred fifty (250) feet to a point located on the said east line of Section 10; thence in a southerly direction along the said east line of Section 10, a distance of two hundred fifty (250) feet to the true point of beginning.

        Said parcel of land containing one and forty-four hundredths (1.44) acres of land, more or less.

    7. An addition to Montpelier Substation situated in Superior Township, Williams County, Ohio, and described as:

        Situated in the Township of Superior, County of Williams and State of Ohio, and being a parcel of land situated in the Northwest Quarter of Section 14, Town 7 North, Range 2 East, and more particularly described as follows: Commencing at the southwest corner of said Northwest Quarter Section and thence north and binding upon the west line of said Section 14 a distance of 180.95 feet to the point of beginning; thence continuing north and binding on said west section





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    line 150 feet to a point; thence North 89 degrees 57' 30' E a distance of
    300 feet to a point; thence south 150 feet to a point; thence south 89 degrees 57' 30' W a distance of 300 feet to the point of beginning; containing 1.03 acres, be the same more or less, but subject to all legal highways.

    8. An addition to the Bowling Green Substation situated in Plain Township, Wood County, Ohio, and described as:

         A parcel of land being part of the west 1/2 of the northwest 1/4 of
    Section 12, Town 5 North, Range 10 East in Plain Township, Wood
    County, Ohio, said parcel of land being bounded and described as follows:

         Beginning at the southeast corner of the said west 1/2 of the northwest 1/4 of Section 12; thence in a westerly direction along the south line of the said west 1/2 of the northwest 1/4 of Section 12 a distance of four hundred and no hundredths (400.00) feet to the intersection of a line drawn parallel to the east line of the said west 1/2 of the northwest 1/4 of Section 12; thence in a northerly direction along said line drawn parallel to the east line of the west 1/2 of the northwest 1/4 of Section 12, a distance or four hundred and no hundredths (400.00) feet to the intersection of a line drawn parallel to the said south line of the west 1/2 of the northwest 1/4 of Section 12; thence in an easterly direction along said line drawn parallel to the south line of the west 1/2 of the northwest 1/4 of Section 12, a distance of four hundred and no hundredths (400.00) feet to the intersection of the said east line of the west 1/2 of the northwest 1/4 of Section 12; thence in a southerly direction along the said east line of the west 1/2 of the northwest 1/4 of Section 12, a distance of four hundred and no hundredths (400.00) feet to the point of beginning. Containing 3.673 acres of land more or less. Subject to legal highways.

    9. Delaware Service Center situated in the City of Toledo, Lucas County, Ohio, and described as:

    Parcel 1:

         Lot Number Fifty-one (51) in Detroit Avenue Addition to the City of Toledo, Lucas County, Ohio.





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    Parcel 2:

        Lot Number Fifty (50) in Detroit Avenue Addition to the City of Toledo, Lucas County, Ohio.

    10. Propane Air Peak Shaving Plant situated in the City of Defiance, Defiance County, Ohio, and described as:

        (a) A part of Lot Number Twenty-nine (29) in the Auditor's Plat of Lots between the Maumee and Auglaize Rivers in the City of Defiance, County of Defiance and State of Ohio, and more particularly described as follows: Commencing at a point on the North line of Pacific Street and the South line of said Lot Twenty-nine (29), Six Hundred (600) feet West of the Southeast corner of said Lot Twenty-nine (29); thence West on and along the North line of Pacific Street and the South line or said Lot Twenty-nine (29), a distance of Five Hundred Three and Twenty-two hundredths (503.22) feet to a point; thence North at an angle of ninety (90) degrees, a distance of One Hundred Seventy-three and fifty-nine hundredths (173.59) feet to the South line of thee right-of-way of the Baltimore and Ohio Railroad; thence Easterly on and along the South line of the right-of-way of the Baltimore and Ohio Railroad, a distance of Five Hundred Five and seventy-three hundredths (505.73) feet to an iron pipe; thence South a distance of Two Hundred twenty-two and nine tenths (222.9) feet to the place of beginning, subject to an easement in favor of The Toledo Edison Company, recorded in Volume 158, page 204, Deed Records of Defiance County, Ohio; also

        (b) A part of Lot Number Twenty-nine (29) in the Auditor's Plat of Lots between the Maumee and Auglaize Rivers in the City of Defiance, County of Defiance, and State of Ohio, and more particularly described as follows: Commencing on the East line of a tract of land deeded by Philip Smith, dated July 18, 1872, to the Board of Education of Defiance Township, Defiance County, Ohio, and which deed is recorded in Volume 21, page 509, Deed Records, at a point where said
    East line of said Tract of land intersects the Fort Wayne Road; running thence Easterly along the Northerly line of said road, sixty (60) feet; thence at right angles with said road to the Southerly line of the Baltimore, Pittsburgh and Chicago Railroad; thence Westerly along the Southerly line of said Railroad to the Easterly line of said School House





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lot; thence Southerly to the place or beginning, and further described by survey as follows: Commencing at a point on the North line or Pacific Street one thousand one hundred three and twenty-two hundredths
(1103.22) feet West of the Southeast corner of said Lot Number
Twenty-nine (29); thence West on and along the North line of Pacific
Street a distance of sixty (60) feet to an iron pipe; thence North at right angle: a distance of one hundred sixty-seven and eighty-one hundredths (167.81) feet to an iron pipe on the South line of the right-of-way of the Baltimore and Ohio Railroad; thence Northeasterly on and along the South line of the right-of-way of the Baltimore and Ohio Railroad a distance of sixty and twenty-seven hundredths (60.27) feet to an iron pipe; thence South a distance of one hundred seventy-three and fifty-nine hundredths (173.59) feet to an iron pipe on the North line of Pacific Street, the place of beginning; also

    (c) A part of Lot Number Twenty-nine (29) in the Auditor's Plat of Lots between the Maumee and Auglaize Rivers in the City of Defiance, County of Defiance and State of Ohio, and more particularly described as follows: Commencing at a point on the North line of Pacific Street and the South line of said Lot Twenty nine (29), a distance of One Thousand One Hundred Sixty-three and twenty two hundredths (1163.22) feet West of the Southeast corner of said Lot Twenty-nine (29); thence West on and along the North side of Pacific
Street a distance of Ninety-nine (99) feet; thence North one hundred thirty two (132) feet to an iron pipe; thence East and parallel with the North line of Pacific Street a distance-of ninety nine (99) feet to an iron pipe; thence South one hundred thirty two (132) feet to the place of beginning. and which lands are also known as School House Lot
Number One Hundred Forty two (142).



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    1. Whitehouse Substation, situated in the Village of Whitehouse, Lucas
County, Ohio, and described as;

        That part of the East 1/2 of the Southwest 1/4 of Section 35, Town 7 North, Range 9 East, in the Village of Whitehouse, Lucas County,
    Ohio, described as follows:

         Commencing at the intersection of the center line of Indianapolis Street and the south line of said Section 35; thence east along the south line of said Section 35, a distance of 133.00 feet; thence north along a line at right angle to the south line of said Section 35, a





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      distance of 814.5 feet to the point of Beginning; thence westerly along a line at right angle to the last described course and parallel to the south line or said Section 35; a distance of 95.77 feet; thence southwesterly a distance of 104.5 feet to a point on the northeasterly right-of-way line or Indianapolis Street (66.0 feet right-of-way), said point being 220.0 feet southeasterly as measured along the north-easterly right-of-way line of Indianapolis Street (66.0 feet right-of-way) from the northeasterly extension of the southeasterly right-of-way line of St. Louis Avenue; thence northwesterly along the north-easterly right-of-way line of Indianapolis Street (66.0 feet right-of-way) a distance of 203.17 feet to a point, said point being 75.0 feet southeasterly of the southeasterly right-of-way line of the Wabash Railroad, as measured along the northeasterly right-of-way line of Indianapolis Street (66.0 feet right-of-way); thence northeasterly parallel to the southeasterly right-of-way line of the Wabash Railroad a distance of 142.00 feet to a point; thence northeasterly a distance of
      84.03 feet to a point on the southeasterly right-of-way line of the Wabash Railroad, said point being 180.00 feet northeasterly of the northeasterly right-of-way line of Indianapolis Street (66.0 feet right-of-way) as measured along the southeasterly right-of-way line of the Wabash Railroad; thence northeasterly along the southeasterly right-of-way line of the Wabash Railroad a distance of 87.24 feet to a point; thence southerly a distance of 264.48 feet, more or less, to the point of Beginning. Subject to legal highways.

    2. Eber Road Substation, situated in Springfield Township, Lucas County, Ohio, and described as:

        A parcel of land situated in the Southwest quarter (1/4) of Section 36, Town 8 North, Range 9 East, in Springfield Township, Lucas
    County, Ohio, bounded and described as follows:

         Commencing at the intersection of the Northerly right-of-way line of the Penn Central Company with the West line of Section 36; thence North 78 degrees 05' 39' East, along the Northerly right-of-way line of the Penn Central Company, a distance of 30.66 feet to the Easterly right-of-way line of Eber Road, the Place of Beginning; thence North 00 degrees 00'02" West along the Easterly right-of-way line of Eber Road a distance of 203.275 feet to a point; thence North 89 degrees 59'58" East a distance of 170.00 feet to a point; thence North 00 degrees 00' 02" West





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      a distance or 130.98 feet to a point on the Southerly easement line of
      Kujawski Ditch; thence South 52 degrees 42'32" East along the Southerly easement line of Kujawski Ditch a distance of 335.14 feet to a point; thence South 29 degrees 20' 18" East along the Southerly easement line of Kujawski Ditch a distance of 40.15 feet to a point on the Northerly right-of-way line of the Penn Central Company; thence South
      78 degrees 05'39" West along the Northerly right-of-way line of the Penn Central Company a distance of 466.33 feet to the Place of Begin-ning, said parcel containing 1.765 acres, more or less, said parcel being subject to legal highways.
    3.  Angola Substation, situated in the City of Toledo, Lucas County,
Ohio, and described as:
        A parcel of land being pan of the Southwest quarter (1/4) of
    Section 12, Town two (2), United States Reserve, in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:
          Commencing at the southwest corner of the said Southwest quarter (1/4) of Section 12; thence in a northerly direction along the west line of the said Southwest quarter (1/4) of Section 12, having an assumed bearing of North zero (00) degrees, zero (00) minutes, zero (00) seconds East, a distance of three hundred ninety-five and forty-seven hundredths (395.47) feet to the intersection of a line drawn eighty-four and zero hundredths (84.00) feet northwesterly of and parallel to the centerline of Track #1 of the Penn Central
      Railroad, said intersection being the true point of beginning; thence continuing North zero (00) degrees, zero (00) minutes, zero (00)
      seconds East along the said west line of the Southwest quarter (1/4) of Section 12, a distance of two hundred ninety-one and forty-three hundredths (291.43) feet to the intersection of a line drawn at right angles to the said west line of the Southwest quarter (1/4) of Section 12; thence South ninety (90) degrees, zero (00) minutes, zero (00) seconds East along said line drawn at right angles to the west line of the Southwest quarter (1/4) of Section 12, a distance of three hundred sixty and zero hundredths (360.00) feet to the intersection of a line drawn three hundred sixty and zero hundredths (360.00) feet easterly of and parallel to the said west line of the Southwest quarter (1/4) of Section 12; thence South zero (00) degrees, zero
      (00) minutes, zero (00) seconds West along said line drawn three





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      hundred sixty and zero hundredths (360.00) feet easterly of and parallel to the west line of the Southwest quarter (1/4) of Section 12, a distance of two hundred fourteen and eight hundredths (214.08) feet to the intersection of said line drawn eighty-four and zero hundredths (84.00) feet northwesterly of and parallel to the said centerline or Track #l of the Penn Central Railroad; thence South seventy-seven (77) degrees, fifty-two (52) minutes, thirty (30) seconds West along said line drawn eighty-four and zero hundredths (84.00) feet northwesterly of and parallel to the centerline of Track #1 of the Penn Central Railroad, a distance of three hundred sixty-eight and twenty-one hundredths (368.21) feet to the true point of beginning.
          Containing 2.088 acres of land, more or less.
          Subject to legal highways.
    4. Whitehouse Substation expansion, situated in the Village of Whitehouse, Lucas County, Ohio, and described as:

        A parcel of land being part of the East 1/2 of the Southwest 1/4 of
    Section 35, Town 7 North, Range 9 East, in the Village of White-house, Lucas County, Ohio, said parcel of land being bounded and described as follows:

          Commencing at a concrete monument marking the northeast corner of the said Southwest 1/4 of Section 35; thence southerly along the easterly line of the said Southwest 1/4 of Section 35, having an assumed bearing of South 00 degrees, 12 minutes, 18 seconds
      East, a distance of 656.60 feet to the intersection of the southerly line of the north 20 acres of the said East 1/2 of the Southwest 1/4 of
      Section 35, said intersection being the True Point of Beginning;
      thence continuing South 00 degrees, 12 minutes, 18 seconds East along the said easterly line of the Southwest 1/4 of Section 35, a distance of 516.55 feet to the intersection of a line drawn 74.00 feet northwesterly of and parallel to the centerline of the Wabash
      Railroad, said line also being the northwesterly right-of-way line of the Wabash Railroad; thence South 65 degrees, 20 minutes, 01 second West along said northwesterly right-of-way line of the Wabash Railroad, a distance of 817.72 feet to the intersection of the centerline of Disher Ditch (as it now exists); thence North 33 degrees, 56 minutes, 04 seconds East along said centerline of Disher





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      Ditch (as it now exists), a distance of 218.42 feet to the intersection of the northerly right-of-way line of Logan Street; thence North 31 degrees, 49 minutes, 45 seconds East along a line, a distance of
      795.12 feet to the intersection of the said southerly line of the north 20 acres of the East 1/2 of the Southwest 1/4 of Section 35, said Intersection being 200.00 feet westerly of the said easterly line of the Southwest 1/4 of Section 35; thence North 89 degrees, 42 minutes, 01 second East along the said southerly line of the North 20 acres of the East 1/2 of the Southwest 1/4 of Section 35, a distance of 200.00 feet to the True Point of Beginning.
          Subject to legal highways.
    5.  Woodville Substation, situated in Woodville Township, Sandusky
County, Ohio, and described as:
        A parcel of land being part of the Southeast quarter (1/4) of Section 29, Town six (6) North, Range thirteen (13) East in Woodville
    Township, Sandusky County, Ohio, said parcel of land being bounded and described as follows:
          Commencing at the center of Section 29; thence in an easterly direction along the centerline of State Route 582, having an assumed bearing of North eighty-nine (89) degrees, thirty-nine (39) minutes, fifty-three (53) seconds East, a distance of five hundred eighty-five and eight hundredths (585.08) feet to the true point of beginning; thence continuing North eighty-nine (89) degrees, thirty-nine (39) minutes, fifty-three (53) seconds East along the said centerline of State Route 582, a distance of six hundred and zero hundredths
      (600.00) feet to the intersection of the centerline of State Route 105; thence in a southwesterly direction along an arc of curve to the left, said arc of curve having a radius of seven hundred ninety-five and sixty-nine hundredths (795.69) feet, an arc distance of one hundred fifty-one and twenty-eight hundredths (151.28) feet to a point of tangency; thence South forty-six (46) degrees, thirty-nine (39) minutes, thirty-nine (39) seconds West along the said centerline of State Route 105, a distance of six hundred fifty-six and seventy hundredths (656.70) feet to the intersection of a line drawn at right angles to the said centerline of State Route 582; thence North zero
      (00) degrees, twenty (20) minutes, seven (07) seconds West along said line drawn at right angles to the said centerline of State Route 582, a distance of five hundred thirty-nine and ninety-eight hun-dredths (539.98) feet to the true point of beginning.





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          Containing 3.602 acres of land, more or less, and subject to legal highways.

    6. Fort Industry Substation, situated in the City of Toledo, Lucas County, Ohio, and described as:

        Parcel l:

        A parcel of land being part of Lot 12 in Plat l, Fort Industry Industrial Park in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

          Beginning at the southeast corner of said Lot 12; thence in a northwesterly direction along the southwesterly line or said Lot 12, having an assumed bearing of North 80 degrees, 31 minutes 47 seconds West, a distance of 100.00 feet to the intersection of a line drawn 301.10 feet southeasterly of and parallel to the northwesterly line of said Lot 12; thence North 09 degrees, 28 minutes, 13 seconds
      East along said line drawn 301.10 feet southeasterly of and parallel to the northwesterly line of Lot 12, a distance of 407.50 feet to the intersection of the northeasterly line of said Lot 12; thence South 80 degrees, 31 minutes, 47 seconds East along the said northeasterly line of Lot 12, a distance of 183.30 feet to the intersection of the easterly line of said Lot 12, said easterly line of Lot 12 also being the easterly line of said Plat 1, Fort Industry Industrial Park; thence South 00 degrees, 05 minutes, 29 seconds West along the said easterly line of Lot 12, a distance of 148.82 feet to the intersection of the southerly line of said Lot 12, said southerly line of Lot 12 also being the east-west centerline of Section 7, Town 9 South, Range 8 East; thence
      South 89 degrees, 53 minutes, 57 seconds, West along the said southerly line of Lot 12, a distance of 149.17 feet to the intersection of the easterly line of said Lot 12, said easterly line also being the easterly line of the West 1/2 of the North 1/2 of the Northwest 1/4 of the southeast 1/4 of said Section 7; thence south 00 degrees 02 minutes, 22 seconds East along the said easterly line of Lot 12, a distance of
      239.15 feet to the point of beginning.

        Parcel 2:

        A parcel of land being part of the Northwest 1/4 of the Southeast 1/4 of Section 7, Town 9 South, Range 8 East, in the City of Toledo, Lucas





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County, Ohio, said parcel of land being bounded and described as follows:

      Beginning at the intersection of the centerline of Progress
  Avenue with the easterly line of the West 1/2 of the North 1/2 of the said Northwest 1/4 of the Southeast 1/4 of Section 7, said Easterly line of the West 1/2 of the North 1/2 of the Northwest 1/4 of the Southeast 1/4 of Section 7 also being the Easterly line of Plat 1, Fort Industry Industrial Park; thence in a northerly direction along the said easterly line or the West 1/2 of the North 1/2 of the Northwest 1/4 of the Southeast 1/4 of Section 7, having an assumed bearing or North 00 degrees, 02 minutes, 22 seconds West, a distance of 279.71 feet to the intersection of the east-west centerline of said Section 7; thence North 89 degrees, 53 minutes, 57 seconds East along the said east-west centerline of Section 7, a distance of 310.00 feet to the intersection of a line drawn 310.00 feet easterly of and parallel to the said easterly line or the West 1/2 or the North 1/2 of the Northwest 1/4 of the Southeast 1/4 or Section 7; thence South 00 degrees, 02 minutes, 22 seconds East along said line drawn 310.00 feet easterly of and parallel to the easterly line or the West 1/2 of the North 1/2 of the Northwest 1/4 of the Southeast 1/4 of Section 7, a distance of 315.00 feet to the intersection of a line drawn 315.00 feet southerly of and parallel to the said east-west centerline of Section 7; thence South 89 degrees, 53 minutes, 57 seconds West along said line drawn 315.00 feet southerly of and parallel to the east-west centerline of Section 7, a distance of 100.66 feet to the intersection of the extension (in a southeasterly direction) of the said centerline of Progress Avenue;
  thence North 80 degrees, 31 minutes, 47 seconds West along said extension of the centerline of Progress Avenue, a distance of 212.26 feet to the point of beginning.

    Parcel 3:

    A parcel of land being part of the east 168.50 feet of the west
317.67 feet of the East 1/2 of the West 1/2 of the Northeast 1/4 of Section 7, Town 9 South, Range 8 East, in the City of Toledo, Lucas County,
Ohio, said parcel of land being bounded and described as follows:

      Beginning at the intersection of the easterly line of Plat 1, Fort Industry Industrial Park with the east-west centerline of said Section
  7; thence in a northerly direction along the said easterly line of Plat 1,





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      Fort Industry Industrial Park, having an assumed bearing of North 00 degrees, 05 minutes, 29 seconds East, a distance of 160.00 feet to the intersection of a line drawn 160.00 feet northerly of and parallel to the said east-west centerline of Section 7, said line drawn 160.00 feet northerly of and parallel to the east-west centerline of Section 7 also being the northerly line of an existing Toledo Edison Easement recorded in Volume 1512, Page 477, Lucas County Deed Records; thence North 89 degrees, 53 minutes, 57 seconds East along said line drawn 160.00 feet northerly of and parallel to the east-west centerline of Section 7, a distance of 168.50 feet to the intersection of the easterly line of the said west 317.67 feet of the east 1/2 of the west 1/2 of the northeast 1/4 of Section 7; thence South 00 degrees, 05 minutes, 29 seconds West along the said easterly line of the west 317.67 feet of the east 1/2 of the west 1/2 of the Northeast 1/4 of Section 7, a distance of 160.00 feet to the intersection of the said east-west centerline of Section 7; thence South 89 degrees, 53 minutes, 57 seconds West along the said east-west centerline of Section 7, a distance of 168.50 feet to the point of beginning.

    7. Penta County Substation, situated in Perrysburg Township, Wood County, Ohio, and described as:

        A parcel of land being part of Willis Day industrial Park being pan of the Southeast quarter (1/4) of Section 26, Town three (3), United States Reserve, Perrysburg Township, Wood County, Ohio, said parcel of land being bounded and described as follows:

          Commencing at the southeast corner of the Northwest quarter
      (1/4)of Section 25, Town three (3), United States Reserve; thence in a northerly direction along the easterly line of the said Northwest quarter (1/4) of Section 25, having an assumed bearing of North one
      (01) degree, twelve (12) minutes, zero (00) seconds West, a distance of one thousand four hundred eighty-six and eighty-nine hundredths (1486.89) feet to the intersection of the centerline of First Street (so called); thence South eighty-nine (89) degrees, forty-six (46) min-utes, thirty (30) seconds West along the said centerline of First Street (so called), a distance of seven hundred eighty-five and thirteen hundredths (785.13) feet to the intersection of the centerline of "D" Street (so called); thence continuing along the said centerline of First Street (so called) now bearing North sixty-eight (68) degrees, thirty





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(30) minutes, zero (00) seconds West, a distance of one thousand five hundred seventy-three and forty-two hundredths (1573.42 feet to the intersection of the centerline of "J" Street (so called); thence South twenty-one (21) degrees, thirty (30) minutes, zero (00) seconds West along the said centerline of "J" Street (so called), a distance of three thousand four hundred ninety-two and six hundredths (3492.06) feet to the intersection of the centerline of Fourth Street (so called thence North sixty-eight (68) degrees, thirty (30) minutes, zero (00) seconds West along the said centerline of Fourth Street (so called), a distance of nine hundred seven and forty-four hundredths (907.44) feet to the intersection of a line drawn at right angles to the said centerline of Fourth Street (so called); thence North twenty-one
(21) degrees, thirty (30) minutes, zero (00) seconds East along said line drawn at right angles to the centerline of Fourth Street (so called), a distance of thirty-one and zero hundredths (31.00) feet to the intersection of a line drawn thirty-one and zero hundredths
(31.00) feet northeasterly of and parallel to the said centerline of Fourth Street (so called) said intersection being the true point of beginning; thence North sixty-eight (68) degrees, thirty (30 min-utes, zero (00) seconds West along said line drawn thirty-one and zero hundredths (31.00 feet northeasterly of and parallel to the centerline of Fourth Street (so called), a distance of two hundred fifty and zero hundredths (250.00) feet to the intersection of a line drawn at right angles to the said centerline of Fourth Street (so called); thence North twenty-one (21) degrees, thirty (30) minutes, zero (00) seconds East along said line drawn at right angles to the centerline of Fourth Street (so called), a distance of two hundred fifty and zero hundredths (250.00) feet to the intersection of a line drawn parallel to the said centerline of Fourth Street (so called); thence South sixty-eight (68) degrees, thirty (30) minutes, zero (00) seconds East along said line drawn parallel to the centerline of Fourth Street (so called), a distance of two hundred fifty and zero hundredths (250.00) feet to the intersection of a line drawn at right angles to the said centerline of Fourth Street (so called); thence South twenty-one (21) degrees, thirty (30) minutes, zero (00) seconds West along said line drawn at right angles to the centerline of Fourth Street (so called), a distance of two hundred fifty and zero hundredths (250.00) feet to the true point of beginning.
    Containing 1.435 acres of land, more or less.





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    8. Candyce Grove Substation, situated in the City of Rossford, Wood
County, Ohio, and described as:

       Lot Number sixty-three (63) in Candyce Grove, Plat One, a
    Subdivision in the City of Rossford, Wood County, Ohio.

    9. Lynch Substation, situated in Monclova Township, Lucas County, Ohio, and described as:

       A parcel of land being part of the Northeast 1/4 of Section 8 and the Northwest 1/4 of Section 9, all in Town 1, United States Reserve, Monclova Township, Lucas County, Ohio, said parcel of land being bounded and described as follows:

          Commencing at the intersection of the easterly line of the said Northeast 1/4 of Section 8 with the centerline of Black Road (so-called); thence in a southeasterly direction along the said centerline of Black Road (so-called) having an assumed bearing of South 41 degrees, 35 minutes, 15 seconds East, a distance of 17.34 feet to the intersection of the southeasterly right-of-way line of the Wabash Railroad; thence continuing South 41 degrees, 35 minutes, 15 seconds
      East along the said centerline of Black Road (so-called), a measured distance of 206.21 feet (record distance of 206.11 feet) to the intersection of the southerly line of a parcel of land as described in Volume 1245, Page 132, Lucas County Deed Records, said inter-section being the true point of beginning; thence South 64 degrees, 48 minutes, 33 seconds West along a line drawn southeasterly of and parallel to the centerline of the said Wabash Railroad, a distance of 1032.91 feet to the intersection of the westerly line of a parcel of land as described in Volume 1702, Page 620, Lucas County Deed
      Records; thence North 00 degrees, 44 minutes, 03 seconds East along the said westerly line of a parcel of land as described in Volume 1702, Page 620, Lucas County Deed Records, a distance of 219.96 feet to the intersection of the said southeasterly right-of-way line of the Wabash Railroad; thence North 64 degrees, 48 minutes, 33 seconds
      East along the said southeasterly right-of-way line of the Wabash Railroad, a distance of 508.14 feet to the intersection of the said southerly line of a parcel of land as described in Volume 1245, Page
      132, Lucas County Deed Records; thence North 89 degrees, 35 minutes, 06 seconds East along the said southerly line of a parcel of





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      land as described in Volume 1245, Page 132, Lucas County Deed
      Records, a measured distance of 472.05 feet (record distance of 472.31 feet) to the true point of beginning.

          Subject to legal highways.

    10. Northwestern Service Center, situated in Springfield Township, Lucas County, Ohio, and described as:

       A parcel of land being that part of the East half (1/2) of the Northeast quarter (1/4) of Section 15, Town two (2), United States Reserve in Springfield Township, Lucas County, Ohio, lying northerly of the Lakeshore and Michigan Southern Railroad excepting therefrom the west one hundred (100) feet of the north four hundred thirty-five and six tenths (435.6) feet thereof, said parcel of land being bounded and described as follows:

          Beginning at the northeast corner of said Section 15; thence in a southerly direction along the east line of the said Northeast quarter (1/4) of Section 15, having an assumed bearing of South zero (00) degrees, twenty-one (21) minutes, twelve (12) seconds West, a distance of seven hundred three and six hundredths (703.06) feet to the intersection of the northerly right-of-way line of the Lakeshore and Michigan Southern Railroad Company; thence South seventy-eight (78) degrees, sixteen (16) minutes, twenty-four (24) seconds
      West along the said northerly right-of-way line of the Lakeshore and Michigan Southern Railroad Company, a distance of one thousand three hundred sixty-two and forty-three hundredths (1362.43) feet to the intersection of the west line of the said East half (1/4) of the Northeast quarter (1/4) of Section 15; thence North zero (00) degrees, two (02) minutes, thirty (30) seconds West along the said west line of the East half (1/2) of the Northeast quarter (1/4) of Section 15, a distance of six hundred seven and ninety-four hundredths
      (607.94) feet to the intersection of the south line of the said north four hundred thirty-five and six tenths (435.6) feet of the East half (1/2) of the Northeast quarter (1/4) of Section 15; thence South eighty-seven (87) degrees, fifteen (15) minutes, thirty-four (34) seconds
      East along the said south line of the north four hundred thirty-five and six tenths (435.6) feet of the East half (1/2) of the Northeast quarter (1/4) of Section 15, a distance of one hundred and twelve





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      hundredths (100. 12) feet to the intersection of the east line of the said west one hundred (100) feet of the East half (1/2) of the Northeast quarter (1/4) of Section 15; thence North zero (00) degrees, two (02) minutes, thirty (30) seconds West along the said east line of the west one hundred (100) feet of the East half (1/2) of the Northeast quarter (1/4) of Section 15, a distance of four hundred thirty-six and eleven hundredths (436.11) feet to the intersection of the north line of the said Northeast quarter (1/4) of Section 15; thence South eighty-seven (87) degrees, fifteen (15) minutes, thirty-four
      (34) seconds East along the said north line of the Northeast quarter (1/4) of Section 15, a distance of one thousand two hundred forty and fifty hundredths (1240.50) feet to the point of beginning.

                 Containing 25.797 acres of land, more or less.

                 Subject to legal highways.

     11. Frey Distribution Center, situated in Lake Township, Wood County, Ohio, and described as:

       A parcel of land being part of the southwest quarter (1/4) of Section two (2), Town seven (7) North, Range twelve (12) East, in Lake
    Township, Wood County, Ohio, said parcel of land being bounded and described as follows:

       Commencing at the intersection of the centerline of Frey Road
      (Indian Reserve Line) with the centerline of Woodville Road; thence in a southwesterly direction along the said centerline of Frey Road (Indian Reserve Line) a distance of three hundred eighty-eight and ninety-one hundredths (388.91) feet to the intersection of a line drawn parallel to the said centerline of Woodville Road, said intersection being the true point of beginning; thence in a south-easterly direction along said line drawn parallel to the centerline of Woodville Road, a distance of four hundred forty-seven and seventy-nine hundredths (447.79) feet to the intersection of a line drawn perpendicular to the said centerline of Woodville Road; thence in a southwesterly direction along said line drawn perpendicular to the centerline of Woodville Road, a distance of three hundred and no hundredths (300.00) feet to the intersection of a line drawn parallel to the said centerline of Woodville Road; thence in a northwesterly





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      direction along said line drawn parallel to the centerline of Woodville
      Road, a distance of five hundred sixty and thirty-five hundredths (560.35) feet to the intersection of the said centerline of Frey Road (Indian Reserve Line); thence in a northeasterly direction along the said centerline of Frey Road (Indian Reserve Line) a distance of three hundred twenty and forty-two hundredths (320.42) feet to the true point of beginning.

          Containing three and four hundred seventy-two thousandths (3.472) acres of land more or less. Subject to any and all legal highways.

    12. Oregon Distribution Center, situated in the City of Oregon, Lucas County, Ohio, and described as:

       Parcel 1:

       The east 79 feet of the west 151 feet of the south 1/2 of the east 20 acres of the northwest 1/4 of Section 3, Town 10 South, Range 8 East, in the City of Oregon, Lucas County, Ohio, excepting therefrom that part thereof lying south of the north line of the right-of-way of The Toledo, Port Clinton and Lakeside Railway Company.

       Subject to legal highways.

       Parcel 2:

       The south 1/2 of the east 20 acres of the northwest 1/4 of Section 3, Town 10 South, Range 8 east. in the City of Oregon, Lucas County,
    Ohio, excepting therefrom the west 151 feet and also excepting there-from that part thereof lying south of the north line of the right-of-way of the Toledo, Port Clinton and Lakeside Railway Company.

       Subject to legal highways.

    13. Sectionalizing of the second circuit for the 345 K.V. transmission lines through the Bay Shore Generating Station, situated in the City of Oregon, Lucas County, Ohio, and described as:

       Being the Easterly ninety-four (94) feet of that part of Lot #2 which lies South of the public highway of the survey made by Jonathan Wynn of original lots 1, 2, 4, and the West part of Lot #3 in Sections twenty-three (23) and twenty-four (24) in Town nine (9) South, Range eight (8) East, in the City of Oregon, Lucas County, Ohio.





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    14. Additional property for a tap tower on the Toledo Belt Steel Tower
Transmission Line situated in the City of Rossford, Wood County, Ohio, and described as:

       That part of the South 1/2 of the Southeast 1/4 of Section 23, Town 3, United States Reserve in the City of Rossford, Wood County, Ohio, bounded and described as follows:

          Starting at the Southwest corner of the Southeast 1/4 of said Section 23; thence North 00 degrees 00' 32" East along the West line of the Southeast 1/4 of said Section 23, a distance of 85 feet to a point; thence South 88 degrees 19' 08" East, a distance of 515.46 feet to the point of Beginning of the premises hereinafter described; thence South 88 degrees 19' 08" East, a distance of 83.03 feet to a point; thence South 00 degrees 00' 32" West, a distance of 63.57 feet to a point; thence North 89 degrees 55' 42" West, a distance of 83.00 feet to a point; thence North 00 degrees 00' 32" East, a distance of 65.90 feet to the point of beginning.




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    1. Silica Substation, situated in Sylvania Township, Lucas County,
State of Ohio, and described as:

       Commencing at the intersection of the centerline of Centennial
    Road with the centerline of Central Avenue, said intersection also being the southwest corner of the said Southwest quarter (114) of
    Section 20; thence in an easterly direction along the said centerline of Central Avenue, having an assumed bearing of South eighty-eight (88) degrees, seventeen (17) minutes, fifty-five (55) seconds East, a dis-





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tance of two hundred nine and seven hundreds (209.07) feet to the intersection of a line drawn parallel to the west line of the said Southwest quarter (1/4) of Section 20; thence North zero (00) degrees. zero (00) minutes, zero (00) seconds East along said line drawn parallel to the west line of the Southwest quarter (1/4) of Section 20, a distance of three and nineteen hundredths (3.19) feet to the intersec-tion of the south line of the said Southwest quarter (1/4) of Section 20. said intersection being located a record and measured distance of two hundred nine and zero hundredths (209.00) feet easterly from the said southwest corner of the Southwest quarter (1/4) of Section 20; thence continuing North zero (00) degrees, zero (00) minutes, zero (00) seconds East along said line drawn parallel to the west line of the Southwest quarter (1/4) of Section 20, a record distance of twenty-six and eighty-five hundredths (26.85) feet and a measured distance of twenty-six and eighty-two hundredths (26.82) feet to the intersection of a line drawn thirty and zero hundredths (30.00) feet northerly of and parallel to the said centerline of Central Avenue, said line drawn thirty and zero hundredths (30.00) feet northerly of and parallel to the centerline of Central Avenue being the former northerly right-of-way line of Central Avenue, said intersection being the True Point of Beginning; thence continuing North zero (00) degrees, zero (00) minutes, zero (00) seconds East along said line drawn parallel to the west line of the Southwest quarter (1/4) of Section 20, a distance of twenty-five and one hundredth (25.01) feet to the intersection of a line drawn fifty-five and zero hundredths (55.00) feet northerly of and parallel to the said centerline of Central Avenue, said line drawn fifty-five and zero hundredths (55.00) feet northerly of the centerline of Central Avenue, being the northerly line of a perpetual easement for highway purposes appropriated by the State of Ohio in Case No. 71-
1216, Court of Common Pleas, Lucas County, Ohio; thence continu-ing North zero (00) degrees, zero (00) minutes, zero (00) seconds East along said line drawn parallel to the west line of the Southwest quarter (1/4) of Section 20, a distance of three hundred thirty-nine and ninety-nine hundredths (339.99) feet to the intersection of a line drawn parallel to the said centerline of Central Avenue; thence South eighty-eight (88) degrees, seventeen (17) minutes, fifty-five (55) seconds East along said line drawn parallel to the centerline of Central Avenue, a distance of three hundred and thirteen hundredths (300.13) feet to the intersection of a line drawn parallel to the said west line of the Southwest quarter (1/4) of Section 20; thence South zero (00) degrees,





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    zero (00) minutes, zero (00) seconds West along said line drawn parallel to the west line of the Southwest quarter (1/4) of Section 20, a distance of three hundred thirty-nine and ninety-nine hundredths
    (339.99) feet to the intersection of said line drawn fifty-five and zero hundredths (55.00) feet northerly of and parallel to the centerline of Central Avenue, said line drawn fifty-five and zero hundredths (55.00) feet northerly of and parallel to the centerline of Central Avenue being the northerly line of a perpetual easement for highway purposes appropriated by the State of Ohio in Case No. 71-1216, Court of Common Pleas, Lucas County, Ohio; thence continuing South zero
    (00) degrees, zero (00) minutes, zero (00) seconds West along said line drawn parallel to the west line of the Southwest quarter (1/4) of
    Section 20, a distance of twenty-five and one hundredth (25.01) feet to the intersection of said line drawn thirty and zero hundredths (30.00) feet northerly of and parallel to the centerline of Central Avenue; thence North eighty-eight (88) degrees, seventeen (17) minutes, fifty-five (55) seconds West along said line drawn thirty and zero hun-dredths (30.00) feet northerly of and parallel to the centerline of Central Avenue, a distance of three hundred and thirteen hundredths (300.13) feet to the True Point of Beginning.

    2. An additional parcel comprising part of the site of the Edgerton Substation, situated in St. Joseph's Township, Williams County, State of Ohio. and described as:

       Situated in the Northwest Quarter of Section Twenty-six (26),
    Town Six (6) North, Range One (1) East, St. Joseph Township.
    Williams County, Ohio. Commencing at a stone at the Northwest corner of said Section 26, thence South and binding upon the section line a distance of one thousand one hundred seventy-nine point six-teen (1179.16) feet to the point of beginning; thence East a distance of two hundred sixty (260.0) feet to a point, thence South a distance of two hundred sixty (260.0) feet to a point, thence South seventy-seven degrees (77 degrees) forty-six minutes (46') West a distance of two hundred sixty-six point zero four (266.04) feet to the west line of said Section 26, thence North along the section line a distance of three hundred sixteen point thirty-seven (316.37) feet to the point of beginning. Containing 1.72 acres of land, more or less. Subject to public road right-of-way.





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    3. An additional parcel comprising part of the site of the Delta
Substation, situated in the Village of Delta, Fulton County, State of Ohio, and described as:

        Being a parcel Of land in the Northwest Quarter (N.W.14) of Section 18, Town 7-North, Range 8-East, more particularly described as commencing at the Northwest corner of the Northwest Quarter (N.W.14) of the above described section; thence South eighty-six degrees East, (S. 860 E.), binding upon the section line, one thousand two hundred twenty.seven and seven tenths (1227.7) feet to a point; thence South three degrees, seven minutes West (S 3 degrees 07' W.) four hundred fifteen (415) feet to a point, the place of beginning; thence South eighty-six degrees, fifty.three minutes East (S. 86 degrees 53' E.) thirty (30) feet to a point; thence South three degrees, seven minutes West (S. 3 degrees 07' W.) thirty-two and sixty-four hundredths (32.64) feet to a point; thence South eighty-six degrees, fifty-three minutes East (S. 86 degrees 53' E.) two hundred thirteen and six tenths (213.6) feat to a point; thence South sixteen degrees, four minutes East (S. 16 degrees 04' E.) two hundred forty-eight and eighty-one hundredths (248.81) feet to a point in the North right-of-way line of Penn Central Railroad property; thence South eighty-one degrees, forty-eight minutes West (S. 81 degrees 48' W.), binding upon the said Penn Central right-of-way line, three hundred thirty-one and eighty-four hundredths (331.84) feet to a point; thence North three degrees, seven minutes East (N. 3 degrees 07' E.) three hundred thirty-two and seventy-five hundredths (332.75) feet to the place of beginning, containing 1.80 acres.

    4. Bruce Mansfield Unit No. 2 Site, situated in the Borough of Shippingport, Beaver County, Commonwealth of Pennsylvania, and described as:

        An undivided 17.3% interest in the following:

        Beginning at a concrete monument at the intersection of the Pennsylvania Power Company's Bruce Mansfield Plant South prop-erty line with the Westerly right-of-way line of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85 degrees 11' East, a distance of 152.70 feet, and South 33 degrees 16' East, a distance of 324.80 feet from the Grantor's Southwest property corner; thence from said concrete monument
    South 51 degrees 00' East, a distance of 193.56 feet to a point, said point bears North 51 degrees 00' West, a distance of 1.83 feet from the East-West





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  baseline column row (P) of the Bruce Mansfield Plant; thence North 39 degrees
  00' East, a distance of 1.763.02 feet to a point which bears North 39 degrees 00' East, a distance of 0.67 feet from column row (18) and the true place of beginning of the premises herein to be described, and being the Southwest corner of the base slab of Unit No. 2; thence with the Westerly edge of Unit No. 2 North 39 degrees 00' East, a distance of 98.33 feet to a point which bears North 39 degrees 00' East, a distance of 5.00 feet from column row
  (15); thence North 51 degrees 00' West, a distance of 6.17 feet to the edge of the base slab; thence with the Westerly edge thereof, and North 51 degrees 00' West, a distance of 8.00 feet from the East- West baseline column row
  (P), North 39 degrees 00' East, a distance of 149.00 feet to the North-South baseline column row (10) and the dividing line between Units 1 and 2; thence with said dividing line, and with column row (10) South 51 degrees 00' East, a distance of 422.75 feet to the Northeast corner thereof; thence with the East edge of the base slab and with a line that bears South 51 degrees 00' East, a distance of 6.00 feet from column row (A) South 39 degrees 00' West, a distance of 254.00 feet to the Southeast corner thereof; thence with the South edge of the base slab, and with a line that bears South 39 degrees 00' West, a distance of 6.00 feet from column row (18) North 51 degrees 00' West, a distance of 258.75 feet to a point that bears South 51 degrees 00' East, a distance of 6.00 feet from column row (J); thence South 39 degrees 00' West, a distance of 19.00 feet; thence crossing said base slab North 51 degrees 00' West, a distance of 95.33 feet to a point which bears South 51 degrees 00' East, a distance of 0.67 feet from column row (M); thence North 39 degrees
  00" East, a distance of 25.67 feet to a point which bears North 39 degrees
  00' East, a distance of 0.67 feet from column row (18); thence North 51 degrees 00' West, a distance of 62.50 feet to the place of beginning, and contain- ing 108,124 square feet, or 2.482 acres.

     Together with all of the Company's interest in the structures located and being constructed on said premises and all of the Com-pany's rights of way, easements, rights, franchises and privileges used in connection therewith.





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    5.  Bruce Mansfield Unit No. 3 Site, situated in the Borough of
Shippingport, Beaver County, Commonwealth of Pennsylvania, and described as:

        An undivided 19.91% interest in the following:

        Beginning at a concrete monument at the intersection of the Pennsylvania Power Company's Bruce Mansfield Plant South property line with the Westerly right-of-way line of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85 degrees 11' East, a distance of 152.70 feet and South 33 degrees 16' East, a distance of 324.80 feet from the Grantor's Southwest property corner; thence from said concrete monument South 51 degrees 00' East, a distance of
    187.39 feet to a point, said point bears North 51 degrees 00' West, a distance of 8.00 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant; thence North 39 degrees 00' East, a distance of 1,248.35 feet to a point, being the intersection of column row (35) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base slab of Unit No. 3; thence with the Westerly edge of said base slab and parallel to column row (P) and North 51 degrees 00' West, a distance of 8.00 feet therefrom; North 39 degrees 00' East, a distance of 274.00 feet to column row (26) being the Northwest corner of Unit No. 3 base slab; thence from the Northwest corner of said base slab, and with said column row (26) South 51 degrees 00' East, a distance of 164.00 feet to a corner of said slab; thence parallel to column row (J) and South 51 degrees 00' East, a distance of 6.00 feet therefrom: thence South 39 degrees 00' West, a distance of 20.00 feet to another corner which bears North 39 degrees 00' East, a distance of 6.00 feet from column row (27); thence continuing with the edge of said base slab and parallel to column row (27) South 51 degrees 00' East, a distance of 258.75 feet to the Northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51 degrees 00' East a distance of 6.00 feet therefrom, South 39 degrees 00' West, a distance of 254.00 feet to the intersection of column row (35) and being the Southeast corner of said base slab; thence with column row (35) North 51 degrees 00' West, a distance of 422.75 feet to the Southwest corner of said base slab and the place of beginning, containing 110.658.5 square feet, or 2.54 acres.

        Together with all of the Company's interest in the structures located and to be constructed on said premises and all of the Com-





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    pany's rights of way, easements, rights, franchises and privileges used in connection therewith.

    6. Parcels comprising common facilities to be used in conjunction with Bruce Mansfield Units Nos. 1, 2 and 3 Sites, situated in the Borough of Shippingport, Beaver County, Commonwealth of Pennsylvania, and described as:

        An undivided 12.40% interest in the following:

    Parcel 1:

        Beginning at an iron stake in the center of L.R. 483 at a point common to lands of the Grantor herein and lands now or formerly of Wilbur L. Ambrose; thence North 76 degrees 19' East, a distance of 519.75 feet to a point; thence North 24 degrees 55' 30" East, a distance of 745.33 feet to a point; thence North 22 degrees 1' East, a distance of 239.25 feet to a point; thence North 56 degrees 51' 30" West, a distance of 258.83 feet to a point; thence North 45 degrees 57' 30" East, a distance of 345.92 feet to a point; thence North 40 degrees 38' West, a distance of 512.60 feet to a point; thence North 61 degrees 15' East, a distance of 1,005.72 feet to a point; thence along lands now or formerly of Ralph L. Weaton North 12 degrees 21' East, a distance of 735.45 feet to a point; thence continuing along lands of Ralph L. Weaton North 11 degrees 10' 30" East, a distance of 2,205.49 feet to a point; thence along line of lands now or formerly of J.
    B. Crain South 77 degrees 30' West, a distance of 536.25 feet to a point; thence North 12 degrees 30' West, a distance of 660.65 feet to a point which is the low water mark on the river bank of the Ohio River; thence by the low water mark of the Ohio River, being approximately South 72 degrees 27' West, a distance of 1,825.00 feet, more or less, to a point; thence continuing along the edge of the Ohio River Southwesterly, a distance of
    945.00 feet, more or less, to a point; thence North 42 degrees 15' West, a distance of 27.00 feet to a point in the Ohio River; thence South 57 degrees 16' 30" West, a distance of 1,197.26 feet to a point in the Ohio River; thence South 41 degrees 33' East, a distance of 43.84 feet to a point at the edge of the river bank of the Ohio River; thence continuing along the edge of the Ohio River the following courses and distances: South 53 degrees 25' 30" West, a distance of 1,194.60 feet to a point; thence South 38 degrees 45' 30" West, a distance of 2.512.06 feet to a point; thence South 34 degrees 32' West, a distance of 143.92 feet to a point; thence South 21 degrees 18' West, a distance of 190.19 feet to a point; thence South 59 degrees 13' West, a distance of 343.67 feet to a point; thence South 32 degrees 48' West, a





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                                                                           (TE)



distance of 439.17 feet to a point on the edge of the left bank of the Ohio River; thence South 73 degrees 54' East. a distance of 312.00 feet to an iron bar; thence North 71 degrees 21' East, a distance of 108.50 feet to an iron bar; thence South 69 degrees 8' 30" East, a distance of 40.22 feet to an iron bar on the Northerly edge of the right-of.way of the New Cumberland & Pittsburgh Railroad; thence along the Northerly edge of said right-of-way
North 37 degrees 56' East, a distance of 183.66 feet to an iron bar: thence North 55 degrees 24' West, a distance of 40.07 feet to an iron bar: thence North 37 degrees 36' East, a distance of 193.70 feet to an iron bar; thence South 83 degrees 9' East, a distance of 46.71 feet to an iron bar; thence still continuing along line of said right-of-way North 37 degrees 56' East, a distance of 285.33 feet to an iron bar; thence North 62 degrees 10' East, a distance of 109.66 feet to an iron bar; thence North 37 degrees 56' East, a distance of 43.09 feet to an iron bar; thence South 85 degrees 11' East, a distance of 29.85 feet to a concrete monument: thence North 37 degrees 56' East, a distance of 339.14 feet to a point; thence South 9 degrees 23' 3" West, a distance of 209.24 feet to a concrete monument; thence South 37 degrees #56' West, a distance of 154.74 feet to an iron bar; thence South 52 degrees 4' East, a distance of 25.00 feet to an iron bar; thence South 37 degrees 56' West, a distance of 60.00 feet to an iron bar; thence South 13 degrees 42' West, a distance of 109.66 feet to an iron bar; thence South 37 degrees 56' West, a distance of 140.65 feet to an iron bar; thence South 83 degrees 9' East, a distance of 229.50 feet to an iron bar; thence North 75 degrees 53' East, a distance of 575.85 feet to a point, common to the lands of the Grantor herein, the New Bridge Development Company, and Martha C. Montgomery; thence
continuing along        now or formerly of Martha C. Montgomery North 65
degrees 38' East, a distance of 508.23 feet to a point; thence still along lands now or formerly of Martha C. Montgomery South 39 degrees 52' East, a distance of 288.75 feet to a point; thence along lands now or formerly of P. J. Morrow South 49 degrees 19' West, a distance of 603.90 feet to a point, in the right-of-way of L.R. 483; thence South 52 degrees 54' East, a distance of 0.64 feet to a point on the center line of L.R. 483; thence continuing along the center line of said L.R. 483, a distance of 89.86 feet to a point; thence still continuing along the center line of said route North 55 degrees 33' 30" East, a distance of 586.75 feet to a point; thence continuing along the center line of said route in a Northeasterly direction the following distances: 15.48 feet to a point, 100.18 feet to a point, 212.73 feet to a point: thence still along said center line in an Easterly direction 386.69 feet to a point; thence North 64 degrees 27' East. a distance of 105.00 feet to an





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                                                                           (TE)





iron pipe; thence South 22 degrees 3' East, a distance of 9.15 feet to a R.R. spike; thence South 80 degrees 59' 30" East, a distance of 356.29 feet to a point; thence South 81 degrees 26' East, a distance of 133.75 feet to a point; thence South 48 degrees 29' 30" East, a distance of 17.00 feet to a spike on the center line; thence South 79 degrees 59' 30" East, a distance of 247.00 feet to a drill hole; thence South 77 degrees 59' 30" East, a distance of
112.50 feet to a drill hole; thence South 32 degrees 30' 30" West, a distance of 0.34 feet to a point on the center line of L.R. 483; thence continuing along the center line of said route in an Easterly direction 127.87 feet to a point; thence North 33 degrees 47' East, a distance of 17.58 feet to a point; thence South 32 degrees 43' East, a distance of 26.08 feet to a point; thence along the center line of the right-of-way of L.R. 483 in an Easterly direction 608.67 feet to a point; thence still continuing along the center line of said route in an Easterly direction, a distance of 137.23 feet to a point; thence South 28 degrees 52' 30" West, a distance of 67.05 feet to a concrete monument; thence along line of lands now or formerly of Wilmer C. Cain South 73 degrees 48' East, a distance of 198.00 feet to a drill hole; thence South 38 degrees 49' East, a distance of 302.42 feet to an iron stake in the center line of L.R. 483, the place of beginning.

    Excepting therefrom all that parcel of land of the former New Cumberland & Pittsburgh Railroad (now Penndel Company) bounded and described according to two plans of survey made by Ohnsman Engineers. Beaver Falls, Pennsylvania, dated June 1969 and revised June 1971. and dated December 1971 and revised January 1972, re-spectively, as follows, to wit:

    Beginning at a point which is 50.00 feet North 12 degrees 30' West of the center line of the former New Cumberland & Pittsburgh Railroad
(now Penndel Company) at railroad station 1663 + 12.42, which point is common to the lands of the former New Cumberland & Pittsburgh
Railroad (now Penndel Company), lands of Lee E. Whitmire, Jr.,
Trustee, and lands now or formerly of J. B. Crain.

    Thence from said place of beginning South 77 degrees 22' West, a distance of 52.12 feet to a point; thence along the West right-of-way line of the former New Cumberland & Pittsburgh Railroad (now
Penndel Company) 813.77 feet along the arc of a curve to the left having a radius of 6,661.12 feet. the chord being South 73 degrees 52' West
813.26 feet to a point; thence 948.34 feet along the arc of a curve to the left having a radius of 4,347.28 feet, the chord being South 64 degrees 7' West 946.49 feet to a point; thence North 17 degrees 0' West, a distance of





                                     A-243
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                                                                            (TE)


  2.23 feet to a concrete monument; thence South 60 degrees 45' West, a distance of 202.44 feet to a concrete monument; thence South 53 degrees 30' West, a distance of 714.45 feet to a concrete monument; thence South 39 degrees 30' West, a distance of 20.96 feet to a concrete monument; thence 1,268.61 feet along the arc of a curve to the left having a radius of 11,509.19 feet, the chord being South 49 degrees 36' 30" West, a distance of 1,268.12 feet to a point; thence North 59 degrees 10' East, a distance of
  488.91 feet to a point; thence along the East right-of-way line of the former New Cumberland & Pittsburgh Railroad (now Penndel Company) 411.96 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 48 degrees 40' East 411.84 feet to a concrete monument; thence 227.47 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 51 degrees 14' East 227.46 feet to a point; thence 459.00 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 52 degrees 57' 30" East
  458.97 feet to a point; thence 99.79 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 54 degrees 21' 30" East 99.79 feet to a concrete monument; thence South 22 degrees 59' East, a distance of 51.19 feet to a concrete monument; thence still continuing along the East right-of-way line 437.76 feet along the arc of a curve to the right having a radius of 11,359.19 feet, the chord being North 55 degrees 39' 30" East 437.74 feet to a concrete monument; thence 55.17 feet along the arc of a curve to the right having a radius of 4,197.28 feet, the chord being North 57 degrees 8' 30" East 55.17 feet to a concrete monument; thence South 43 degrees 35' East, a distance of 101.95 feet to a concrete monument; thence
  899.00 feet along the arc of a curve to the right having a radius of 4,097.28 feet, the chord being North 64 degrees 5' East 897.22 feet to a point; thence
  783.23 feet along the arc of a curve to the right having a radius of 6,411. 12 feet, the chord being North 73 degrees 52' East 782.74 feet to a point; thence North 77 degrees 22' East, a distance of 51.54 feet to a point common to lands of the former New Cumberland & Pittsburgh Railroad (now Penndel Company), lands of Lee E. Whitmire, Jr., Trustee, and lands now or formerly of J. B. Crain; thence crossing said right-of-way North 12 degrees 30' West, a distance of 250.00 feet to a point, the place of beginning.

      Excepting therefrom also the parcels described as Bruce
  Mansfield Unit No. 1 Site, Bruce Mansfield Unit No. 2 Site and Bruce Mansfield Unit No. 3 Site, and recorded in Volume 1029 page 407,




                                     A-244
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                                                                            (TE)




    Volume 1029 page 416 and Volume 1029 page 426, respectively, of the Beaver County, Pennsylvania Recorder of Deeds Office.

        Excepting also land conveyed to the Beaver County Industrial Development Authority as said land is described in a deed dated June 18, 1973, and recorded in the Recorder of Deeds Office of Beaver County, Pennsylvania, in Deed Book Volume 1011. page 283.

        Subject to the right-of-way of the Penndel Company as said right-of-way is described in an instrument dated April 24. 1973, and recorded in the Recorder of Deeds Office of Beaver County, Pennsyl-vania, in Deed Book Volume 1009, page 758, and subject to the Agreement of Lease among Penndel Company. Penn Central Trans-portation Company and Duquesne Light Company dated December 1,
    1969, with the same force and effect as if said Agreement of Lease included the land subject to the said right-of-way of the Penndel Company.

    Parcel 2:

        Beginning at a point in the center line of L.R. 483 at a point common to the parcel herein conveyed and land now or formerly of Martha C. Montgomery (described in Deed Book Volume 965, page 720); thence South 46 degrees 51' West, a distance of 250.00 feet to a R.R. spike; thence North 43 degrees 9' West, a distance of 150.00 feet to an iron pipe; thence along lands now or formerly of New Bridge Development Company North 46 degrees 51' East, a distance of 250.00 feet to a point; thence South 43 degrees 9' East, a distance of 150.00 feet to a point, the place of beginning, containing an area of 0.861 acre.

        Together with all of the Company's interest in the structures located and being or to be constructed on said premises and all of the Company's rights of way, easements, rights, franchises and privileges used in connection therewith.

    7. Parcels comprising a common easement for construction, opera-tion, maintenance, repair, reconstruction and removal over premises known as Bruce Mansfield Units Nos. 1, 2 and 3, situated in the Borough of Shippingport, Beaver County, Commonwealth of Pennsylvania, in re-





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spect to the undivided interest of The Toledo Edison Company, and described as:

    Parcel 1:

        Beginning at an iron stake in the center of L.R. 483 at a point common to lands of the Grantor herein and lands now or formerly of Wilbur L. Ambrose; thence North 76 degrees 19' East, a distance of 519.75 feet to a point; thence North 24 degrees 55' 30" East, a distance of 745.33 feet to a point; thence North 22 degrees 1' East, a distance of 239.25 feet to a point; thence North 56 degrees 51' 30" West, a distance of 258.83 feet to a point; thence North 45 degrees 57' 30" East, a distance of 345.92 feet to a point; thence North 40 degrees 38' West, a distance of 512.60 feet to a point; thence North 61 degrees 15' East, a distance of 1,005.72 feet to a point; thence along lands now or formerly of Ralph L. Weaton North 12 degrees 21' East, a distance of 735.45 feet to a point; thence continuing along lands of Ralph L. Weaton North 11 degrees 10' 30" East, a distance of 2,205.49 feet to a point; thence along line of lands now or formerly of J.
    B. Crain South 77 degrees 30' West, a distance of 536.25 feet to a point; thence North 12 degrees 30' West. a distance of 660.65 feet to a point which is the low water mark on the river bank of the Ohio River; thence by the low water mark of the Ohio River, being approximately South 72 degrees 27' West, a distance of 1,825.00 feet, more or less, to a point; thence continuing along the edge of the Ohio River Southwesterly. a distance of
    945.00 feet, more or less, to a point; thence North 42 degrees 15' West, a distance of 27.00 feet to a point in the Ohio River; thence South 57 degrees 16' 30" West, a distance of 1.197.26 feet to a point in the Ohio River; thence South 41 degrees 33' East, a distance of 43.84 feet to a point at the edge of the river bank of the Ohio River; thence continuing along the edge of the Ohio River the following courses and distances: South 53 degrees 25' 30" West, a distance of 1,194.60 feet to a point; thence South 38 degrees 45' 30" West, a distance of 2.512.06 feet to a point; thence South 34 degrees 32' West, a distance of 143.92 feet to a point; thence South 21 degrees 18' West, a distance of 190.19 feet to a point; thence South 59 degrees 13' West, a distance of 343.67 feet to a point; thence South 32 degrees 48' West, a distance of 439.17 feet to a point on the edge of the left bank of the Ohio River; thence South 73 degrees 54' East, a distance of 312.00 feet to an iron bar; thence North 71 degrees 21' East, a distance of 108.50 feet to an iron bar; thence South 69 degrees 8' 30" East. a distance of 40.22 feet to an iron bar on the Northerly edge of the right-of-way of the New Cumberland & Pittsburgh Railroad; thence along the Northerly edge of said right-



                                     A-246
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                                                                            (TE)


of-way North 37 degrees 56' East, a distance of 183.66 feet to an iron bar; thence North 55 degrees 24' West, a distance of 40.07 feet to an iron bar; thence North 37 degrees 56' East, a distance of 193.70 feet to an iron bar; thence South 83 degrees 9' East, a distance of 46.71 feet to an iron bar; thence still continuing along line of said right-of-way North 37 degrees 56' East, a distance of 285.33 feet to an iron bar; thence North 62 degrees 10' East, a distance of 109.66 feet to an iron bar; thence North 37 degrees 56' East, a distance of 43.09 feet to an iron bar; thence South 85 degrees 11' east, a distance of 29.85 feet to a concrete monument; thence North 37 degrees 56' East, a distance of 339.14 feet to a point; thence South 9 degrees 23' 3" West, a distance of 209.24 feet to a concrete monument; thence South 37 degrees 56' West, a distance of 154.74 feet to an iron bar; thence South 52 degrees 4' East, a distance of 25.00 feet to an iron bar; thence South 37 degrees 56' West, a distance of 60.00 feet to an iron bar; thence South 13 degrees 42' West, a distance of 109.66 feet to an iron bar; thence South 37 degrees 56' West, a distance of 140.65 feet to an iron bar; thence South 83 degrees 9' East, a distance of 229.50 feet to an iron bar; thence North 75 degrees 53' East, a distance of 575.85 feet to a point, common to the lands of the Grantor herein, the New Bridge Development Company, and Martha C. Montgomery; thence continuing along line of lands now or formerly of Martha C. Montgomery North
65 degrees 38' East, a distance of 508.25 feet to a point; thence still along lands now or formerly of Martha C. Montgomery South 39 degrees 52' East, a distance of 288.75 feet to a point; thence along lands now or formerly of P. J. Morrow South 49 degrees 19' West, a distance of 603.90 feet to a point, in the right-of-way of L.R. 483; thence South 52 degrees 54' East. a distance of 0.64 feet to a point on the center line of L.R. 483; thence continuing along the center line of said L.R. 483, a distance of 89.86 feet to a point; thence still continuing along the center line of said route North 55 degrees 33' 30" East, a distance of 586.75 feet to a point; thence continuing along the center line of said route in a Northeasterly direction the following distances: 15.48 feet to a point, 100.18 feet to a point, 212.73 feet to a point; thence still along said center line in an Easterly direction 386.69 feet to a point; thence North 64 degrees 27' East, a distance of 105.00 feet to an iron pipe; thence South 22 degrees 3' East, a distance of 9.15 feet to a R.R. spike; thence South 80 degrees 59' 30" East, a distance of 356.29 feet to a point; thence South 81 degrees 26' East, a distance of 133.75 feet to a point; thence South 48 degrees 29' 30" East, a distance of 17.00 feet to a spike on the center line; thence South 79 degrees 59' 30" East, a distance of 247.00 feet to a drill hole; thence South 77 degrees 59' 30" East, a distance of 112.50 feet to




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a drill hole; thence South 32 degrees 30' 30" West, a distance of 0.34 feet to a point on the center line of L.R. 483; thence continuing along the center line of said route in an Easterly direction 127.87 feet to a point; thence North 33 degrees 47' East, a distance of 17.58 feet to a point; thence South 32 degrees 43' East, a distance of 26.08 feet to a point; thence along the center line of the right-of-way of L.R. 483 in an Easterly direction 608.67 feet to a point; thence still continuing along the center line of said route in an Easterly direction, a distance of 137.23 feet to a point; thence South 28 degrees 52' 30" West, a distance of 67.05 feet to a concrete monument; thence along line of lands now or formerly of Wilmer C. Cain South 73 degrees 48' East, a distance of 198.00 feet to a drill hole; thence South 38 degrees 49' East, a distance of
302.42 feet to an iron stake in the center line of L.R. 483, the place of beginning.

    Excepting therefrom all that parcel of land of the former New
Cumberland & Pittsburgh Railroad (now Penndel Company) bounded and described according to two plans of survey made by Ohnsman Engineers, Beaver Falls, Pennsylvania, dated June 1969 and revised June 1971, and dated December 1971 and revised January 1972, respectively, as follows, to wit:

    Beginning at a point which is 50.00 feet North 12 degrees 30' West of the center line of the former New Cumberland & Pittsburgh Railroad (now Penndel Company) at railroad station 1663 + 12.42, which point is common to the lands of the former New Cumberland & Pittsburgh Railroad (now Penndel Company), lands of Lee E. Whitmire, Jr., Trustee, and lands now or formerly of J. B. Crain.

    Thence from said place of beginning South 77 degrees 22' West, a distance of 52.12 feet to a point; thence along the West right-of-way line of the former New Cumberland & Pittsburgh Railroad (now
Penndel Company) 813.77 feet along the arc of a curve to the left having a radius of 6,661.12 feet, the chord being South 73 degrees 52' West
813.26 feet to a point; thence 948.34 feet along the arc of a curve to the left having a radius of 4,347.28 feet, the chord being South 64 degrees 7' West 946.49 feet to a point; thence North 17 degrees 0' West, a distance of
2.23 feet to a concrete monument; thence South 60 degrees 45' West, a distance of 202.44 feet to a concrete monument; thence South 53 degrees 30' West, a distance of 714.45 feet to a concrete monument; thence South
39 degrees 30' West, a distance of 20.96 feet to a concrete monument; thence 1,268.61 feet along the arc of a curve to the left having a radius of 11,509.19 feet, the chord being South 49 degrees 36' 30" West, a distance of





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1,268.12 feet to a point; thence North 59 degrees 10' East, a distance of
488.91 feet to a point; thence along the East right-of-way line of the former New Cumberland & Pittsburgh Railroad (now Penndel Com-pany) 411.96 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 48 degrees 40' East 411.84 feet to a concrete monument; thence 227.47 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 51 degrees 14' East 227.46 feet to a point; thence 459.00 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North
52 degrees 57' 30" East 458.97 feet to a point; thence 99.79 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 54 degrees 21' 30" East 99.79 feet to a concrete monument;
thence South 22 degrees 59' East, a distance of 51.19 feet to a concrete monument; thence still continuing along the East right-of-way line
437.76 feet along the arc of a curve to the right having a radius of 11,359.19 feet, the chord being North 55 degrees 39' 30" East 437.74 feet to a concrete monument; thence 55.17 feet along the arc of a curve to the right having a radius of 4,197.28 feet, the chord being North 57 degrees 8' 30" East 55.17 feet to a concrete monument; thence South 43 degrees 35' East, a distance of 101.95 feet to a concrete monument; thence 899.00 feet along the arc of a curve to the right having a radius of 4,097.28 feet, the chord being North 64 degrees 5' East 897.22 feet to a point; thence 783.23 feet along the arc of a curve to the right having a radius of 6,411.12 feet. the chord being North 73 degrees 52' East 782.74 feet to a point; thence North 77 degrees 22' East, a distance of 51.54 feet to a point common to lands of the former New Cumberland & Pittsburgh Railroad (now Penndel
Company), lands of Lee E. Whitmire, Jr., Trustee, and lands now or formerly of J. B. Crain; thence crossing said right-of-way North 12 degrees
30' West, a distance of 250.00 feet to a point. the place of beginning.

    Excepting also land conveyed to the Beaver County Industrial Development Authority as said land is described in a deed dated June 18, 1973, and recorded in the Recorder of Deeds Office of Beaver County, Pennsylvania, in Deed Book Volume 1011, page 283.

    Subject to the right-of-way of the Penndel Company as said right-of-way is described in an instrument dated April 24. 1973, and recorded in the Recorder of Deeds Office of Beaver County. Pennsyl-vania, in Deed Book Volume 1009. page 758. and subject to the Agreement of Lease among Penndel Company. Penn Central Trans-portation Company and Duquesne Light Company dated December 1,





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                                                                           (TE)





    1969, with the same force and effect as if said Agreement of Lease included the land subject to the said right-of-way of the Penndel Company.

    Parcel 2:

        Beginning at a point in the center line of L.R. 483 at a point common to the parcel herein conveyed and land now or formerly of Martha C. Montgomery (described in Deed Book Volume 965, page 720); thence South 46 degrees 51' West, a distance of 250.00 feet to a R.R. spike; thence North 43 degrees 9' West, a distance of 150.00 feet to an iron pipe; thence along lands now or formerly of New Bridge Development Company North 46 degrees 51' East. a distance of 250.00 feet to a point; thence South 43 degrees 9' East, a distance of 150.00 feet to a point, the place of beginning, containing an area of 0.861 acre.

        All of the Company's interest in the structures located and being or to be constructed on said premises and all of the Company's rights of way, easements, rights, franchises and privileges used in connec-tion therewith.

    8. All the Company's right and interest in that certain Construction Agreement Bruce Mansfield Units Nos. 1 and 2 dated as of May 26, 1971 among The Cleveland Electric Illuminating Company, an Ohio corpora-tion, Duquesne Light Company, a Pennsylvania corporation, Ohio Edison Company, an Ohio corporation, Pennsylvania Power Company, a Penn-sylvania corporation, and The Toledo Edison Company.


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    1.  Switzer Substation, situated in Noble Township, Defiance County,
State of Ohio, and described as:

        A parcel of land in the West Half of the Northwest Quarter of
    Section 22, Town 4 North, Range 4 East, Noble Township, Defiance County, Ohio and being more particularly described as follows:

        Commencing at an iron pin at the Northwest corner of the Northwest Quarter of Section 22, Noble Township; thence South 2 degrees-01'-17" West along the West line of the Northwest Quarter of Section 22 a distance of 1,930.45 (One thousand nine hundred thirty and forty-five hundredths) feet to the point where the West line of the Northwest Quarter of Section 22 intersects the center line of the Switzer Road; thence South 38 degrees -11'-23" East a distance of 81.75 (Eighty-one and seventy-five hundredths) feet to a point on the Switzer Road; thence South 88 degrees -23'-00" East along the center line of the Switzer Road a distance of 804.61 (Eight hundred four and sixty-one hundredths) feet to a point; thence Northeasterly and continuing along the center line of the Switzer Road along a curve having a radius of 1,145.92 (One thousand one hundred forty-five and ninety-two hundredths) feet and a central angle of 7 degrees -43'-14" a distance of 154.41 (One hundred fifty-four and forty-one hundredths) feet to a point, said point being the true point of beginning on the parcel herein described; thence continuing Northeasterly along the center line of the Switzer Road along a curve having a radius of 1,145.92 (one thousand one hundred forty-five and ninety-two hundredths) feet and a central angle of 8 degrees-20'-46" a distance of 166.92 (One hundred sixty-six and ninety-two hundredths) feet to a point; thence North 75 degrees-33'-00" East and continuing along the "center line of Switzer Road a distance of 141.12 (One hundred forty-one and twelve hundredths) feet to the point of intersection of the center line of the Switzer Road and the center line of the Switzer- Brunersburg Road; thence North 0 degrees-40'-40" East along the center line of the Switzer-Brunersburg Road a distance of 46.77 (Forty-six and





                                     A-251
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                                                                           (TE)



    seventy-seven hundredths) feet to a point; thence continuing North 0 degrees - 40'-40" East along the center line of the Switzer-Brunersburg Road a distance of 300.00 (Three Hundred and zero hundredths) feet to a point; thence North 89 degrees -19'-20" West a distance of 22.50 (Twenty-two and fifty hundredths) feet to an iron pin; thence continuing North 89 degrees - 19'-20" West a distance of 277.50 (Two hundred seventy-seven and fifty hundredths) feet to an iron pin; thence South 0 degrees-40'-40" West and parallel to the center line of the Switzer-Brunersburg Road a distance of 364.91 (Three hundred sixty-four and ninety-one hundredths) feet to an iron pin, said iron pin being on the Northerly right of way line of the Switzer Road access to U. S. Route 24; thence continuing South 0 degrees-40'-40" West and parallel to the center line of the Switzer-Brunersburg Road a distance of 50.19 (Fifty and nineteen hundredths) feet to the true point of beginning of the parcel herein described containing 2.651 acres of land, more or less, subject to roadway easements containing 0.517 acres of land, more or less, the net acreage of the parcel herein described containing 2.134 acres of land, more or less, subject to all easements and zoning restrictions of record.

    2. Westwood Substation, situated in the City of Toledo, Lucas County, State of Ohio, and described as:

        All that parcel of land being part of the Northwest 1/4 of Section 9, Town 3 of the United States Reserve of 12 miles square at the foot of the Rapids of the Miami of Lake Erie in the City of Toledo, Luck
    County, Ohio, said parcel of land being bounded and described according to a plan of survey made by J. C. Andrus Survey Co., dated April 12, 1972, and revised to November 17, 1972, as follows:

        Commencing at the Northwest corner of the said Northwest 1/4 of
    Section 9; thence in a Southerly direction along the West line of the said Northwest 1/4 of Section 9, having an assumed bearing of South 00 degrees, 00 minutes, 00 seconds East, a distance of 906.60 feet to the intersection of the Southerly line of a parcel of land as described in Volume 1522, page 172, Lucas County Deed Records, said intersection being the true point of beginning; thence South 89 degrees, 39 minutes, 10 seconds East, along said Southerly line of a parcel of land as described in Volume 1522, page 172, Lucas County Deed Records, a distance of 410.76 feet to a point; thence South 58 degrees, 17 minutes,





                                     A-252
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                                                                        (TE)
    13 seconds West, along a line by remaining land of Penn Central Transportation Company, a distance of 482.85 feet to the intersection of the said West line of the Northwest 1/4 of Section 9; thence North 00 degrees, 00 minutes, 00 seconds West, along the said West line of the Northwest 1/4 of Section 9, a distance of 260.36 feet to the true point of beginning.

        Subject to legal highways.

    3. All right, title and interest of the Company to the land situate in Beaver County, Pennsylvania, and all easements, improvements and facil-ities in connection therewith, as fully described in the Twelfth Supplemental Indenture dated as of October 1, 1975 and recorded in the Office of the Recorder of Deeds for Beaver County in Mortgage Book, Volume 865, page
503, which description is fully incorporated herein by reference thereto.



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Original Indenture, as though specifically described in the granting clauses of the Original indenture, the following described tracts or parcels of real estate, to-wit:
    1. An addition to the Acme Generating Station, situated in the City of Toledo, Lucas County, State of Ohio, and described as:
        Being a part of Parcel No. 2 in the "Partition of Plat of Part of the Southeast Fraction of Section 31, Town 9 South, Range 8 East", bounded and described according to a plan of a survey made by J. C. Andrus & Associates, Inc. dated August 9, 1977, as follows:
            Commencing at the intersection of the southwesterly line of said Parcel No. 2 of the "Partition Plat" recorded in Volume 203, Page 533, Lucas County Deed Records, with the northwesterly right-of-way line of Front Street (as it now exists); thence in a northwesterly direction along the said southwesterly line of Parcel No. 2 of the "Partition Plat" recorded in Volume 203,
        Page 533, Lucas County Deed Records, having an assumed bearing of North thirty-nine (39) degrees, seven (07) minutes, eighteen (18) seconds West, a distance of six hundred fifty and zero hundredths (650.00) feet to the intersection of a line drawn parallel to the said northwesterly right-of-way line of Front
        Street, said intersection being the true point of beginning; thence continuing North thirty-nine (39) degrees, seven (07) minutes, eighteen (18) seconds West along the said southwesterly line of Parcel No. 2 of the "Partition Plat" recorded in Volume 203,
        Page 533, Lucas County Deed Records, a distance of two hundred eighty-nine and seventy-six hundredths (289.76) feet to the intersection of a line drawn two hundred forty-five and zero hundredths (245.00) feet easterly of and parallel to the original centerline of the (Toledo Walhonding Valley and Ohio Railroad Company), said line drawn two hundred forty-five and zero hundredths (245.00) feet easterly of and parallel to the original centerline of the (Toledo Walhonding Valley and Ohio Railroad Company) also being the easterly line of a parcel of land as recorded in Volume 2076, Page 135, Lucas County Deed
        Records; thence North seven (07) degrees, twenty-three (23) minutes, twenty-two (22) seconds West along said line drawn two hundred forty-five and zero hundredths (245.00) feet easterly of and parallel to the original centerline of the Toledo Walhonding Valley and Ohio Railroad Company, a distance of four hundred eleven and fifty-six hundredths (411.56) feet to the intersection of the Maumee River "Harbor Line" as established by the U.S.



                                     A-254
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                                                                        (TE)
Army Corps of Engineers and shown on drawing denoted
"Toledo Harbor Ohio" dated November 29, 1916, bearing File
No. 1-1-39; thence South fifty-six (56) degrees, twenty-nine (29) minutes, forty-two (42) seconds West along the said Maumee
River "Harbor Line" as established by the U.S. Army Corps of
Engineers and shown on drawing denoted "Toledo Harbor
Ohio" dated November 29, 1916, bearing File No. 1-1-39, a distance of one hundred thirty-nine and twenty-one hundredths
(139.21) feet to the intersection of a line drawn one hundred twenty and zero hundredths (120.00) feet easterly of and parallel to the said original centerline of the (Toledo Walhonding Valley and Ohio Railroad Company), said line drawn one hundred twenty and zero hundredths (120.00) feet easterly of and parallel to the original centerline of the (Toledo Walhonding and Ohio
Railroad Company) also being a line drawn sixty and zero hundredths (60.00) feet easterly of and parallel to the centerline of the Mainline Track formerly of the Penn Central Transporta-tion Company; thence North seven (07) degrees, twenty-three
(23) minutes, twenty-two (22) seconds West along said line drawn sixty and zero hundredths (60.00) feet easterly of and parallel to the centerline of the Mainline Track formerly of the Penn Central Transportation Company, a distance of five hundred sixty (560) feet more or less to the central thread of the stream of the Maumee River (as it now exists); thence in a northeasterly direction along the said central thread of the stream of the Maumee River (as it now exists), a distance of one hundred thirty-eight (138) feet more or less to the intersection of the northeasterly line of said Parcel No. 2 of the "Partition Plat" recorded in Volume 203, Page 533, Lucas County Deed
Records; thence South twenty-eight (28) degrees, eight (08) minutes, sixteen (16) seconds East along the said northeasterly line of Parcel No. 2 of the "Partition Plat" recorded in Volume
203, Page 533, Lucas County Deed Records, a distance of five hundred eighteen (518) feet more or less to the intersection of the Maumee River "Harbor Line" as established by the U.S.
Army Corps of Engineers and shown on drawing denoted
"Toledo Harbor Ohio" dated November 29, 1916, bearing File
No. 1-1-39;thence continuing South twenty-eight (28) degrees, eight (08) minutes, sixteen (16) seconds East along the said northeasterly line of Parcel #2 of the "Partition Plat" recorded in Volume 203, Page 533, Lucas County Deed Records, a



                       A-255
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                                                                            (TE)


        distance of two hundred seventy-five and sixty-six hundredths (275.66) feet to an angle point in said northeasterly line of Parcel No. 2 of the "Partition Plat" recorded in Volume 203, Page 533, Lucas County Deed Records; thence South thirty-nine (39) degrees, seven (07) minutes, eighteen (18) seconds East along the said northeasterly line of Parcel No. 2 of the "Partition Plat" recorded in Volume 203, Page 533, Lucas County Deed Records, a distance of three hundred fifty and zero hundredths (350.00) feet to the intersection of said line drawn parallel to the northwesterly right-of-way line of Front Street; thence South fifty
        (50) degrees, fifty-two (52) minutes, forty-two (42) seconds West along said line drawn parallel to the northwesterly right-of-way line of Front Street, a distance of three hundred fifty-nine and zero hundredths (359.00) feet to the true point of beginning, containing 317,420 square feet, more or less, or 7.287 acres, more or less, subject, however, (1) to any easement, encum-brance, right or benefit that may have been created or recognized in or by that certain deed from the Penn Central Transportation Company to Consolidated Rail Corporation designated as
        Document No. CONN-CRC-RP-10 in the certification, as amended, of United States Railway Association to the Special
        Court pursuant to Section 209(d) of the Regional Rail Reorgani-ution Act of 1973, as amended, and (2) to any and all rights of the public in that portion of the parcel lying northwesterly of the Maumee River "Harbor Line" aa shown on the aforementioned survey.

    2. An addition to the South Defiance Substation, situated in the City of Defiance, Defiance County, State of Ohio, and described as:

        Lot Number 9 of the Subdivision of Lots 20 to 29 inclusive, in Colby, Lindenberger and Deatrick's Addition in the City of
    Defiance, Defiance County, Ohio.

    3. All right, title and interest of the Company to the land situate in Beaver County, Pennsylvania, and all easements, improvements and facilities in connection therewith, as fully described in the Twelfth Supplemental indenture dated as of October 1, 1975 and recorded in the Office of the Recorder of Deeds for Beaver County in Mortgage Book,
Volume 865, page 503, which description is fully incorporated herein by reference thereto.





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specifically described in the granting clauses of the Original Indenture, the following described tracts or parcels of real estate, to-wit:

    1. A parcel of land located along the West Fremont to Ballville Tap 69 KV line, situated in the Township of Sandusky, Sandusky County, State of Ohio, and described as:

        Township of Sandusky. That part of Lots 129, 130 and 131 in the Irvington Subdivision, as recorded in Plat Book 7, Page 30 of Sandusky County Records, as lies Northerly of the Northerly right of way line of the U.S. Route 20 By-Pass, be the same more or less, but subject to all legal highways.

    2. Albon Substation, situated in the Township of Springfield, Lucas County, State of Ohio, and described as:

        That part of lot number four (4) in Holland Farms, a subdivision in Springfield Township, Lucas County, Ohio, being bounded and described as follows: Commencing at the intersection of the centerline of Second Street with the centerline of Wentworth Avenue; thence in a Southerly direction along said centerline of Wentworth Avenue having an assumed bearing of South zero (00) degrees zero (00) minutes zero
    (00) seconds West, a distance of two hundred eighty and seven hundredths (280.07) feet to the intersection of a line drawn parallel to the centerline of Second Street; thence North eighty-nine (89) degrees zero (00) minutes thirty (30) seconds West along said line drawn parallel to the centerline of Second Street, a distance of twenty (20) feet to the intersection of the Westerly right of way of said Wentworth Avenue, said intersection also being the true point of beginning; thence South zero (00) degrees zero (00) minutes zero (00) seconds West along the said Westerly right of way line of Wentworth Avenue, a distance of two hundred twenty-five and ninety-three hundredths
    (225.93) feet to the intersection of the Northerly right of way of Porter Avenue; thence South seventy-nine (79) degree one (01) minute forty-nine (49) seconds West along said Northerly right of way line of Porter Avenue, a distance of one hundred seventy-one and forty hundredths (171.40) feet to the intersection of the West line of said Lot number four (4) in Holland Farms; thence North zero (00) degrees four (4) minutes thirty-four (34) seconds East, along said West line of





                                     A-257
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                                                                        (TE)

    Lot number four (4) in Holland Farms, a distance of two hundred sixty-one and forty-three hundredths (261.43) feet to the intersection of said line drawn parallel to the centerline of Second Street; thence South eighty-nine (89) degrees zero (00) minutes thirty (30) seconds East along said line drawn parallel to the centerline of Second Street, a distance of one hundred sixty-seven and ninety-five hundredths
    (167.95) feet to the true point of beginning.

        Subject to zoning, easements and restrictions of record.

    3. An addition to the Bryan Substation, situated in the Township of Pulaski, Williams County, State of Ohio, and described as:

        A parcel of land being part of the Northeast quarter (1/4) of the Northeast quarter (1/4) of Section 16, Town six (6) North, Range three
    (3) East, Pulaski Township, Williams County, Ohio, said parcel of land being bounded and described as follows:

            Commencing at the southwest corner of the said Northeast quarter (1/4) of the Northeast quarter (1/4) of Section 16; thence in a northerly direction along the West line of the said Northeast quarter (1/4) of the Northeast quarter (1/4) of Section 16, having an assumed bearing of North zero (00) degrees, zero (00) minutes, zero (00) seconds East, a distance of seven hundred eighty-nine and seventy-six hundredths (789.76) feet to the southwest corner of the excepted parcel of land as described in Volume 242, Page
        427, Williams County Deed Records; thence continuing North zero
        (00) degrees, zero (00) minutes, zero (00) seconds East along the said West line of the Northeast quarter (1/4) of the Northeast quarter (1/4) of Section 16, a distance of three hundred sixty-nine and fifty-two hundredths (369.52) feet to the intersection of a line drawn sixty and zero hundredths (60.00) feet southeasterly of and parallel to the southeasterly right-of-way line of the Penn Central Railroad (as it now exists), said intersection being the TRUE
        POINT OF BEGINNING; thence continuing North zero (00) degrees, zero (00) minutes, zero (00) seconds East along the said West line of the Northeast quarter (1/4) of the Northeast quarter (1/4) of Section 16, a distance of sixty-one and fifty-seven hun-dredths (61.57) feet to the intersection of the said southeasterly right-of-way line of the Penn Central Railroad (as it now exists),





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said southeasterly right-of-way line of the Penn Central Railroad
(as it now exists) being further located a distance of fifty-six and zero hundredths (56.00) feet southeasterly of and parallel to the centerline of the most northwesterly track of the Penn Central Railroad; thence North seventy-seven (77) degrees, two (02) minutes, nine (09) seconds East along the said southeasterly right-of-way line of the Penn Central Railroad (as it now exists) a distance of four hundred sixty-four and fifty-five hundredths (464.55) feet to the intersection of the easterly line of said excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records; thence South zero (00) degrees, thirty (30) minutes, zero (00) seconds East along the said easterly line of the excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, a distance of two hundred fifty-eight and forty-nine hundredths (258.49) feet to the intersection of a line drawn parallel to the southerly line of said excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records; thence North eighty-nine (89) degrees, forty-eight (48) minutes, zero (00) seconds West along said line drawn parallel to the southerly line of the excepted parcel of land as described in Volume 242, Page 427, Williams County
Deed Records, a distance of one hundred sixty-five and one hundredths (165.01) feet to the intersection of a line drawn one hundred sixty-five and zero hundredths (165.00) feet westerly of and parallel to the said easterly line of the excepted parcel of land as described in Volume 242, Page 427, Williams County Deed
Records; thence North zero (00) degrees, thirty (30) minutes, zero
(00) seconds West along said line drawn one hundred sixty-five and zero hundredths (165.00) feet westerly of and parallel to the easterly line of the excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, a distance of one hundred fifty-eight and fifty-five hundredths (158.55) feet to the intersection of said line drawn sixty and zero hundredths (60.00) feet southeasterly of and parallel to the southeasterly right-of-way line of the Penn Central Railroad (as it now exists); thence South seventy-seven (77) degrees, two (02) minutes, nine (09) seconds
West along said line drawn sixty and zero hundredths (60.00) feet southeasterly of and parallel to the southeasterly right-of-way line





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        of the Penn Central Railroad (as it now exists), a distance of two hundred ninety-six and thirteen hundredths (296.13) feet to the TRUE POINT OF BEGINNING.

            Containing 57,226 square feet or 1.314 acres of land, more or less.

            Subject to legal highways.

    4. An addition to the Bryan Substation, situated in the Township of Pulaski, Williams County, State of Ohio, and described as:

        A parcel of land being part of the Northeast quarter (1/4) of the Northeast quarter (1/4) of Section sixteen (16), and part of the Southeast quarter (1/4) of the Southeast quarter (1/4) of Section nine
    (9), all in Town six (6) North, Range three (3) East, Pulaski Township, Williams County, Ohio, said parcel of land being bounded and described as follows:

            Commencing at the southwest corner of the said Northeast quarter (1/4) of the Northeast quarter (1/4) of Section sixteen (16); thence in a northerly direction along the West line of the said Northeast quarter (1/4) of the Northeast quarter (1/4) of Section sixteen (16) having an assumed bearing of North zero (00) degrees, zero (00) minutes, zero (00) seconds East, a distance of seven hundred eighty-nine and seventy-six hundredths (789.76) feet to the southwest corner of an excepted parcel of land as described in Volume 242, Page 427, Williams County Deed
        Records; thence south eighty-nine (89) degrees, forty-eight (48) minutes, zero (00) seconds East along the southerly line of said excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, a distance of four hundred fifty-seven and forty hundredths (457.40) feet to the intersection of the easterly line of said excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, said intersection being the TRUE POINT OF BEGINNING; thence North zero
        (00) degrees, thirty (30) minutes Zero (00) seconds West along the said easterly line of an excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, a distance of five hundred thirty-six and ninety-three hundredths (536.93)





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        feet to the intersection of the southeasterly right-of-way line of the
        Penn Central Railroad (as it now exists), said southeasterly right-of-way line of the Penn Central Railroad (as it now exists) being further located a distance of fifty-six and no hundredths (56.00) feet southeasterly of and parallel to the centerline of the most northwesterly track of the Penn Central Railroad; thence North seventy-seven (77) degrees, two (02) minutes, nine (09) seconds
        East along the said southeasterly right-of-way line of the Penn
        Central Railroad (as it now exists), a distance of one hundred fifty-three and sixty-two hundredths (153.62) feet to the inter-section of a line drawn one hundred fifty and no hundredths
        (150.00) feet easterly of and parallel to the said easterly line of an excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records; thence South zero (00) degrees, thirty (30) minutes, zero (00) seconds East along said line drawn one hundred fifty and no hundredths (150.00) feet easterly of and parallel to the easterly line of an excepted parcel of land as described in Volume 242, Page 427, Williams County Deed
        Records, a distance of five hundred seventy-one and ninety-two hundredths (571.92) feet to the intersection of the extension (in an easterly direction) of the said southerly line of an excepted parcel of land as described in Volume 242, Page 427, Williams County
        Deed Records; thence North eighty-nine (89) degrees, forty-eight
        (48) minutes, zero (00) seconds West along said extension of the southerly line of an excepted parcel of land as described in Volume 242, Page 427, Williams County Deed Records, a distance of one hundred fifty and one hundredths (150.01) feet to the TRUE
        POINT OF BEGINNING, excepting therefrom the South two hundred seventy-eight and forty-four hundredths (278.44) feet thereof.

   Subject to zoning ordinances, restrictions of record and public utility or other easements now in use or of record.

    5. Beaver Valley Power Station Unit No. 2 site, situated in the Borough of Shippingport, Beaver County, Commonwealth of Pennsylvania, and described as:

        An undivided 19.91% interest in the following described real





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    property, situated in the Borough of Shippingport, County of Beaver and Commonwealth of Pennsylvania:

            Beginning at a point which is distant the two following courses and distances from the southeast corner of that certain tract of land owned by the Duquesne Light Company, the Ohio Edison
        Company and the Pennsylvania Power Company as tenants in common, said tract being described in that certain deed dated
        April 7, 1970, and of record in the Recorder's Office of Beaver County in Deed Book Volume 961, page 958: North 52 degrees 00 minutes East 35.96 feet, and North 38 degrees 00 minutes West
        51.00 feet; thence from said point of beginning North 38 degrees
        00 minutes West 414.00 feet; thence North 52 degrees 00 minutes
        East 170.00 feet; thence by an arc curving to the right having a radius of 443.276 feet an arc distance of 303.05 feet; thence South 38 degrees 00 minutes East 352.14 feet; thence South 43 degrees 44 minutes 56 seconds West 358.71 feet; thence North 84 degrees 47 minutes 27 seconds West 130.34 feet to the place of beginning. Containing 4.69 acres.

        Together with all of the Company's interest in the structures located and being constructed on said premises and all of the Com-pany's rights of way, easements, rights, franchises and privileges used in connection therewith and all of the Company's right and interest in that certain Construction Agreement Beaver Valley Power Station Unit No.
    2, dated December 5, 1975 by and between the Company, The
    Cleveland Illuminating Company, Duquesne Light Company, Ohio
    Edison Company and Pennsylvania Power Company.

    All right, title and interest of the Company to the land situate in Beaver County, Pennsylvania, and all easements, improvements and facilities in connection therewith, as fully described in the Twelfth Supplemental
Indenture dated as of October 1, 1975 and recorded in the Office of the Recorder of Deeds for Beaver County in Mortgage Book, Volume 865, page
503, which description is fully incorporated herein by reference thereto.



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    1. Vulcan Substation Addition, situated in the City of Toledo, County of Lucas, State of Ohio, and described as:

       A parcel or land being part of lot number two hundred thirty-two
    (232) in W. A. HODGE ADDITION, together with part of the West one-half (1/2) of the Fractional Southeast quarter (1/4) or Section thirty-two (32), Town nine (9) South, Range seven (7) East, in the City of
    Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:

       Commencing at the Southeast corner of said lot number two hundred thirty-two (232); thence in a Westerly direction along the South line or said lot number two hundred thirty-two (232), having an assumed bearing or South eighty-nine (89) degrees, two (02) minutes, twenty-four (24) seconds West, a distance or four hundred and zero




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    hundredths (400.00) feet to the intersection or a line drawn per-
    pendicular to the Northerly right-of-way line of Dorr Street, said intersection being the true point of beginning; thence South zero (00) degrees, fifty-seven (57) minutes, thirty-six (36) seconds East along said line drawn perpendicular to the Northerly right-of-way line of Dorr Street, a distance of thirty-three and zero hundredths (33.00) feet to the intersection of the said Northerly right-of-way line of Dorr Street; thence South eighty-nine (89) degrees, two (02) minutes, twenty-four
    (24) seconds West along the said Northerly right-of-way line of Dorr Street, a distance of forty and zero hundredths (40.00) feet to the intersection of a line drawn perpendicular to the said Northerly right-of-way line of Dorr Street; thence North zero (00) degrees, fifty-seven
    (57) minutes. thirty-six (36) seconds West along said line drawn perpendicular to the Northerly right-of-way line of Dorr Street, a distance of three hundred fifty-six and twenty-one hundredths (356.21) feet to the intersection of the Northeasterly line of said lot number two hundred thirty-two (232); thence South seventy-one (71) degrees, fifty-two (52) minutes, thirty-six (36) seconds East along the said Northeasterly line of lot number two hundred thirty-two (232), a distance of forty-two and thirty-three hundredths (42.33) feet to the intersection of said line drawn perpendicular to the Northerly right-of-way line of Dorr Street; thence South zero (00) degrees, fifty-seven
    (57) minutes, thirty-six (36) seconds East along said line drawn perpendicular to the Northerly right-of-way line of Dorr Street, a distance of three hundred nine and thirty-seven hundredths (309.37) feet to the true point of beginning.

    2. Edon Substation Addition, situated in the Township of Florence, County of Williams, State of Ohio, and described as:

       Situated in the southwest quarter (1/4) Section fifteen (15), Town seven (7) North, Range one (1) East, Florence Township, Williams County, Ohio. More specifically described as follows:

       Beginning at a three-quarter (3/4) inch iron pipe at the southwest corner of said Section fifteen (15); thence north zero (00) degrees zero
    (00) minutes east (assumed bearing) along the west section line fifty
    (50) feet: thence north eighty-nine (89) degrees twenty-eight (28) minutes forty (40) seconds east one hundred (100) feet; thence north zero (00) degrees zero (00) minutes east two hundred five and sixty-





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    four hundredths (205.64) feet to the south right-of-way line of the
    N & W Railroad; thence north seventy-eight (78) degrees four (4) minutes twenty (20) seconds east along the south right-of-way line of the N & W Railroad twenty-five and fifty-five hundredths (25.55) feet; thence south zero (00) degrees zero (00) minutes west two hundred sixty and sixty-nine hundredths (260.69) feet to the south section line; thence south eighty-nine (89) degrees twenty-eight (28) minutes forty
    (40) seconds west along the south section line one hundred twenty-five
    (125) feet to the point of beginning. Containing two hundred sixty-three thousandths (0.263) acre. Subject to all public highways.

    3. Perry Nuclear Plant site, situated in the Township of Perry and the Village of North Perry, County of Lake, State of Ohio, and described as:

       Situated partly in the Township of Perry and partly in the Village of North Perry, County of Lake and State or Ohio, and known as being a part of Original Perry Township Lots Nos. 96, 106 and 114 and all of Original Perry Township Lots Nos. 94, 95, 104 and 105, collectively forming a parcel of land bounded and described as follows, the courses herein being based on the State of Ohio Plane Coordinate System, North Zone:

       Beginning on the center line of Clark Road, 60 feet in width as shown by the dedication plat in Volume C, Pages 391 to 394 of Lake County Road Records at its intersection with the center line or Center Road. 60 feet in width, as laid out in Volume l, Pages 335 to 337 of Lake County Road Records, said center line of Center Road being the dividing line between Original Perry Township Lots Nos. 95 and 96;

       Course No. 1: thence North 1 degree 07' 31" West along said center line of Center Road, 1760.67 feet to its intersection with the center line of Parmly Road, 50 feet in width, as shown by the dedication plat in Volume C, Page 432 of Lake County Road Records;

       Course No. 2: thence North 68 degrees 58' 49" West along said center line of Parmly Road, 977.81 feet to an angle therein;

       Course No. 3: thence North 68 degrees 26' 19" West along the center line of Parmly Road, 153.86 feet to a point;

       Course No. 4: thence North 21 degrees 09' 16" East, 301.38 feet to a point;





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    Course No. 5: thence North 69 degrees 03' 29" West, 189.14 feet to a point:

    Course No. 6: thence South 21 degrees 23' 56" West, 299.33 feet to a point in the center line of aforementioned Parmly Road;

    Course No. 7: thence North 68 degrees 26' 19" West along the center line of Parmly Road, 139.81 feet to a point of curvature therein;

    Course No. 8: thence northwesterly and deflecting to the right along the curved center line of Parmly Road, 288.825 feet to a point of tangency therein, said curved line having a radius of 2604.35 feet and a chord which bears North 65 degrees 15' 41.5" West a distance of 288.677 feet;

    Course No. 9: thence North 62 degrees 05' 04" West along the center line of Parmly Road, 319.55 feet to an angle therein;

    Course No. 10: thence North 61 degrees 04' 29" West along the center line of Parmly Road, 168.51 feet to the southwesterly corner of the easterly parcel of land conveyed by Neff-Perkins Company to The CEICO
Company by deed dated September 18, 1968 and recorded in Volume
702, Page 347 of Lake County Records:

    Course No. 11: thence North 27 degrees 31' 16" East along the north-westerly line of land so conveyed to The CEICO Company, 587.92 feet to an angle;

    Course No. 12: thence North 31 degrees 38' 25" West along the south-westerly line of land so conveyed to The CEICO Company, at a distance of 1062.57 feet passing the water's edge of Lake Erie, October, 1952, to the low water mark of Lake Erie;

    Course No. 13: thence from the intersection of the above described Course No. 12 with the water's edge of Lake Erie, October, 1952, North 73 degrees 56' 04" East, 289.76 feet to a point in the water's edge of Lake Erie, April 12, 1972;

    Course No. 14: thence northeasterly along said water's edge of Lake Erie, April 12, 1972, the following fifteen courses and distances;





                    A-266
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                                                                            (TE)



    thence North 60 degrees 29' 57" East, 349.28 feet; thence North 50 degrees 44' 30" East, 388.74 feet; thence North 45 degrees 53' 04" East, 412.29 feet; thence North 51 degrees 15' 25" East, 966.72 feet; thence North 64 degrees 21' 05" East, 1090.45 feet; thence North 73 degrees 22' 37" East,
    360.05 feet: thence North 52 degrees 44' 01" East, 115.60 feet; thence North 70 degrees 41' 39" East. 686.61 feet; thence North 55 degrees 13' 29" East, 497.93 feet; thence North 67 degrees 09' 18" East, 489.39 feet; thence North 51 degrees 48' 09" East, 484.14 feet; thence North 58 degrees 14' 23" East, 166.46 feet; thence North 59 degrees 32' 40" East, 290.00 feet; thence North 47 degrees 00' 50" East, 341.68 feet; thence North 61 degrees 00' 24" East, 241.80 feet to the westerly line of a parcel of land conveyed to Mary Corrigan Daniels by deed dated May 31, 1967 and recorded in Volume 673, Page 310 of Lake County Records;

    Course No. 15: thence South 0 degrees 38' 31.5" East along the westerly line of land so conveyed to Mary Corrigan Daniels, 595.00 feet to the center line of Lockwood Road, 60 feet in width, as laid out in Volume
1, Pages 335 to 337 of Lake County Road Records;

    Course No. 16: thence North 67 degrees 03' 28.5" East along the center line of Lockwood Road, 50.545 feet to the northwesterly corner of a parcel of land conveyed to Edward C. and Ruth E. Havlik by deed dated June 16, 1966 and recorded in Volume 647, Page 22 of Lake
County Records;

    Course No. 17: thence South 0 degrees 36' 01.5" East along the westerly line of land so conveyed to Edward C. and Ruth E. Havlik, 300.00 feet to the southwesterly corner thereof;

    Course No. 18: thence North 67 degrees 03' 28.5" East along the southerly line of land so conveyed to Edward C. and Ruth E. Havlik, and continuing along the southerly line of land conveyed to Edward C. and Ruth E. Havlik by deed dated June 2, 1958 and recorded in Volume
456, Page 464 of Lake County Records, 150.00 feet to the westerly line of land conveyed to Lawrence and Edith C. Gibson by deed dated July
22, 1955 and recorded in Volume 390, Page 472 of Lake County
Records;

    Course No. 19: thence South 0 degrees 36' 01.5" East along said westerly line of land so conveyed to Lawrence and Edith C. Gibson, 80.97 feet to the southwesterly corner thereof;





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    Course No. 20: thence North 89 degrees 23' 58.5' East along the southerly line of land so conveyed to Lawrence and Edith C. Gibson, 108.04 feet to the southeasterly corner thereof;

    Course No. 21: thence North 0 degrees 36' 01.5" West along the easterly line of land so conveyed to Lawrence and Edith C. Gibson, 215. 15 feet to the southwesterly corner of land conveyed to James E. and Edith G.
Criss by deed dated August 1, 1968 and recorded in Volume 699, Page
171 of Lake County Records:

    Course No. 22: thence North 78 degrees 21' 12" East along the southerly line of land so conveyed to James E. and Edith G. Criss, 139.04 feet to the southwesterly corner of land conveyed to Otis and Helen Garner by deed dated February 15, 1974 and recorded in Volume 788, Page 344 of Lake County Records;

    Course No. 23: thence North 89 degrees 20' 58" East along the southerly line of land so conveyed to Otis and Helen Garner, 95.00 feet to the westerly line of land conveyed to Donald J. and Edith Chapman by deed dated October 15, 1959 and recorded in Volume 489, Page 639 of
Lake County Records;

    Course No. 24: thence South 0 degrees 39' 02.5" East along the westerly line of land so conveyed to Donald J. and Edith Chapman, 1019.585 feet to the southerly line of aforementioned Original Perry Township
Lot No. 114;

    Course No. 25: thence North 88 degrees 40' 18" East along the southerly line of Original Perry Township Lot No. 114, 279.62 feet to the southeasterly corner thereof, being also the northeasterly corner of Original Perry Township Lot No. 104;

    Course No. 26: thence South 1 degrees 09' 25.5" East along said easterly line of Original Perry Township Lot No. 104, 2976.35 feet to the southeasterly corner thereof, being also the northeasterly corner of Original Perry Township Lot No. 94;

    Course No. 27: thence South 1 degree 34' 14" East along said easterly line of Original Perry Township Lot No. 94, 2966. 18 feet to the southeasterly corner thereof;





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       Course No. 28: thence South 89 degrees 11' 52" West along said southerly line of Original Perry Township Lot No. 94, 2339.12 feet to the southwesterly corner thereof, being also the southeasterly corner of Original Perry Township Lot No. 95;

       Course No. 29: thence South 88 degrees 49' 12.5" West along said southerly line of Original Perry Township Lot No. 95, 2346.01 feet to the place of beginning, and containing within the above described premises 821.5602 acres of land. more or less, to the water's edge of Lake Erie, October, 1952 and April 12, 1972, together with all such right, title and interest as the Grantor may have in and to the waters of Lake Erie and the land underneath said waters appurtenant to said premises, and also all littoral and riparian rights, all rights to flowage and use of the waters of Lake Erie appurtenant to said premises, according to a survey by Garrett & Associates, Inc., Registered Engi-neers and Surveyors, made in February, 1978, be the same more or less, but subject to all legal highways.

       Together with all privileges and appurtenances thereunto belong-ing, subject, however, to all legal highways, easements, restrictions, exceptions and reservations of record, and to the exceptions, reserva-tions, grants, covenants and conditions herein contained.

    Excepting and reserving to The Cleveland Electric Illuminating Company, its successors and assigns, the permanent right of way and easement to construct, reconstruct, use, operate, repair, maintain, relocate and remove electric transmission lines including structures, fixtures, appliances, facilities and equipment necessary or convenient for transmitting and distributing electricity for public and private use upon, over and across the following described right of way premises:

       Situated partly in the Township of Perry and partly in the Village of North Perry, County of Lake, and State of Ohio, and known as being part of Original Perry Township Lots Nos. 94, 95, 96, 104 and 105 and bounded and described as follows, the courses herein being based on the State of Ohio Plane Coordinate System, North Zone;

       Beginning in the center line of Center Road, 60 feet in width, as established in Volume 1, Pages 335 to 337 of Lake County Road
    Records, at its intersection with the center line of Parmly Road, 50 feet in width, as dedicated in Volume C, Page 432 of Lake County Road
    Records;





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    Course No. 1: thence North 68 degrees 58' 49" West along the center line or said Parmly Road, 195.83 feet to its intersection with a northwesterly line or a right or way, 200 feet in width;

    Course No. 2: thence North 50 degrees 12' 44" East along said north-westerly right or way line, 1631.01 feet to an angle;

    Course No. 3: thence North 77 degrees 11' 41" East along a northwesterly line or said right of way, 3,644.985 feet to its intersection with the east line or aforementioned Original Perry Township Lot No. 104;

    Course No. 4: thence South 1 degree 09' 25.5" East along the east line of Original Perry Township Lot No. 104, 204.205 feet to its intersection with a southeasterly line of said right of way;

    Course No. 5: thence South 77 degrees 11' 41" West along said south-easterly right of way line, 3,555.77 feet to an angle;

    Course No. 6: thence South 50 degrees 12' 44" West along a southeasterly line of said right of way, 1,510.75 feet to its intersection with the center line of aforementioned Center Road;

    Course No. 7: thence North 1 degree 07' 31" West along the center line of Center Road, 37.20 feet to the place of beginning, according to a survey by Garrett & Associates, Inc., Registered Engineers and Sur-veyors, be the same more or less, but subject to all legal highways.

    Together with all of the Company's interest in the structures being constructed on said premises and all of the Company's rights of way, easements, rights, franchises and privileges used in connection there-with and all of the Company's right and interest in that certain
Construction Agreement, dated July 22, 1974, among the Company,
The Cleveland Electric Illuminating Company, Duquesne Light Com-pany, Ohio Edison Company, and Pennsylvania Power Company, relating to the Perry Nuclear Plant.





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    1. Davis-Besse-Bay Shore Line, situated in the City of Oregon,
County of Lucas, State of Ohio, and described as:

       Being the east half (1/2) of the north half (1/2) of the west quarter (1/4) of the cast half (1/2) of the southwest quarter (1/4) of
    Section 32, Town 9 South, Range 9 East, in the City of Oregon, Lucas County, Ohio, excepting therefrom the east two and fifty-four hun-dredths (2.54) acres thereof. Subject to legal highways.

    2. Allen Junction Substation Addition, situated in the Township of Sylvania, County of Lucas, State of Ohio, and described as:





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    (a) A parcel of land being part of the southwest one-quarter (1/4)
of Section 1, Town 9 South, Range 5 East, lying south of the Ohio-Michigan State Line, in Sylvania Township, Lucas County, Ohio; said parcel of land being bounded and described as follows:

    Commencing at the northwest corner of the said southwest one-quarter (1/4) of Section 1; thence in a southerly direction along the west line of the said southwest one-quarter (1/4) of Section 1, having an assumed bearing of south one (01) degree, thirty-six (36) minutes, fifty-nine (59) seconds west, a distance of one hundred twenty-three and thirty-six hundredths (123.36) feet to the intersection of the said Ohio-Michigan State Line, said intersection also being the true point of beginning; thence north eighty-nine (89) degrees, fifty-six (56) min-utes, fifty-three (53) seconds east along the said Ohio-Michigan State Line, a distance of one thousand ten and no hundredths (1010.00) feet to the intersection of a line drawn parallel to the said west line of the southwest one-quarter (1/4) of Section 1; thence south one (01) degrees, thirty-six (36) minutes, fifty-nine (59) seconds west along said line drawn parallel to the west line of the southwest one-quarter (1/4) of Section 1, a distance of eight hundred sixty-five and no hundredths (865.00) feet to the intersection or a line drawn parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn parallel to the Ohio-Michigan State Line, a distance of one thousand ten and no hundredths (1010.00) feet to the intersection of the said west line of the southwest one-quarter (1/4) of Section 1; thence north one (01) degree, thirty-six (36) minutes, fifty-nine (59) seconds west along the said west line or the southwest one-quarter (1/4) of Section
1, a distance of eight hundred sixty-five and no hundredths (865.00) feet to the true point or beginning.

    Containing 20.048 acres of land more or less.

    (b) A parcel of land being part of the southwest one-quarter (1/4) of Section 1, Town 9 South, Range 5 East, lying south of the Ohio-Michigan State Line in Sylvania Township, Lucas County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the west line of the said southwest one-quarter (1/4) of Section 1 and the said Ohio-Michigan





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    State Line; thence in an easterly direction along the said Ohio-Michigan
    State Line, having an assumed bearing of north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds east, a distance of one thousand ten and no hundredths (1010.00) feet to the inter-section of a line drawn parallel to the said west line of the southwest one-quarter (1/4) of Section 1, said intersection also being the true point of beginning; thence continuing north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds east along the said Ohio-Michigan State Line a distance of eight hundred fifteen and thirty-six hundredths (815.36) feet to the intersection of the west line of the east forty and no hundredths (40.00) acres of the said southwest one-quarter (1/4) of Section 1; thence south zero (00) degree, forty-six
    (46) minutes, fifty-five (55) seconds west, along the said west line of the east forty and no hundredths (40.00) acres of the southwest one-quarter (1/4) of Section 1, a distance of three hundred fifty and four hundredths (350.04) feet to the intersection of a line drawn three hundred fifty and no hundredths (350.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn three hundred fifty and no hundredths (350.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of eight hundred twenty and forty-six hundredths (820.46) feet to the intersection of said line drawn parallel to the west line of the southwest one-quarter (1/4) of Section 1; thence north one (01) degree, thirty-six
    (36) minutes, fifty-nine (59) seconds east along said Line drawn parallel to the west line of the southwest one-quarter (1/4) of Section 1, a distance of three hundred fifty and fifteen hundredths (350.15) feet to the true point of beginning.

       Containing 6.572 acres of land more or less.

    3. Midway to Allen Junction Line, situated partly in the Township of Richfield and partly in the Village or Berkey, County of Lucas, State of Ohio, one parcel located in the Township of Swancreek, County of Fulton, State of Ohio, and one parcel located in the Township of Washington, County of Henry, State of Ohio, and described as:
       Parcel No. 1: A parcel of land being part of the following: That part of the East one-half (1/2) of the Southeast quarter (1/4) of Section two (2), Town nine (9) South, Range five (5) East, lying South of the Michigan State Line, in Richfield Township, Lucas



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County, Ohio, subject to legal highways. That part of the east fifty (50)
rods of the west one-half (1/2) of the southeast quarter (1/4) of Section two (2), Town nine (9) South, Range five (5) East, excepting therefrom that part thereof which lies within the lines of Lenawee
County, Michigan, in Richfield Township, Lucas County, Ohio. Subject to legal highways. The west one-half (1/2) of the Southeast Fractional quarter (1/4) of Section two (2), Town nine (9) South, Range five(5)
East, excepting therefrom the East fifty (50) rods thereof and also excepting that part thereof which lies within the lines of Lenawee
County, Michigan, in Richfield Township, Lucas County, Ohio, subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line or the said southeast one-quarter (1/4) of Section 2 and the Ohio-Michigan State Line;
thence in a southerly direction along the said East line of the Southeast one-quarter (1/4) of Section 2, having an assumed bearing of south one (01) degree, thirty-six (36) minutes, fifty-nine (59) seconds west, a distance of eight hundred forty-nine (849) feet to the intersection of a line drawn fifty (50) feet southwesterly of and parallel to the centerline of a Toledo Edison Company Transmission Line; thence north forty-eight (48) degrees, twelve (12) minutes, fifty-three (53) seconds west along said line drawn fifty (50) feet southwesterly of and parallel to the centerline of a Toledo Edison Company Transmission Line, a distance of two hundred ten (210) feet to the intersection of a line drawn fifty
(50) feet southwesterly of and parallel to the centerline of a Toledo Edison Company Transmission Line; thence north seventy-two (72) degrees, twenty-eight (28) minutes, fifty-three (53) seconds west along said line drawn fifty (50) feet southwesterly of and parallel to the centerline of a Toledo Edison Company Transmission Line, a distance of one thousand sixty-two (1062) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence north eighty-nine (89) degrees, twenty-nine (29) minutes, thirty-six (36) seconds west along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand seven hundred thirty-seven (1737) feet to the intersection of the west line of the said west one-half (1/2) of the southeast one-quarter (1/4) of Section 2; thence north two (02) degrees, four (04) minutes, twenty-four (24) seconds



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east along the said west line of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 2, a distance of four hundred (400) feet to the intersection of the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, twenty-nine (29) minutes, thirty-six (36) seconds east along the said Ohio-Michigan State Line, a distance of two thousand nine hundred sixteen (2916) feet to the point of beginning. Containing 31.83 acres of land, more or less. Subject to legal highways.

    Reserving, however, to Mr. John Condon and Mrs. Grace Condon, their heirs, legal representatives, devisees, and assigns, the perpetual right and easement to use and crossover the above described premises by root or vehicle of any type or kind at the place of construction of three (3) crossings, so-called, each a minimum of fifty (50) feet in width. Said reservation shall be in the nature of a covenant running with the land and shall be binding upon the Grantee, its successors and assigns, and shall run in favor of Mr. John Condon and Mrs. Grace
Condon, their heirs, legal representatives, devisees and assigns forever. The exercise of rights under this reservation shall in no manner interfere with the Grantee's, their successors and assigns, use of the property for the construction, operation, or maintenance of any facilities to be constructed thereon. The centerline of said fifty (50) feet wide crossing or crossings shall be located on the north line of the above described premises, one thousand three hundred (1300) feet, two thousand one hundred fifty (2150) feet, and two thousand five hundred fifty (2550) feet, respectively, west of the east line of the above described premises and extend southerly in a straight line perpendicular to the said north line to a point located on the south line of the above described premises.

    Parcel No. 2: A parcel of land being pan of the following: That part of the east one-half (1/2) of the southwest quarter (1/4) of Section two (2), Town nine (9) South, Range five (5) East, which lies in
Richfield Township, Lucas County, Ohio, excepting therefrom one (1)
acre, more or less, in the southeast corner of said Southwest quarter (1/4) of said Section two (2), said one (1) acre being described as follows:

    Beginning at the point of intersection of the North and South center line of said section with the south line of said section; thence north along said North and South center line sixteen (16) rods; thence west ten (10) rods on a line parallel with the south line of said section; thence south on a line parallel with the said North and South center line





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to the south line or said section: thence east along said south line to the place of beginning. Subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said east one-half (1/2) of the southwest one-quarter (1/4) of Section 2 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the east one-half (1/2) of the southwest one-quarter (1/4) of
Section 2, a distance of four hundred (400) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand three hundred sixty-seven (1367) feet to the intersection of the west line of the said east one-half (1/2) of the southwest one-quarter (1/4) of Section 2; thence in a northerly direction along the said west line of the east one-half (1/2) of the southwest one-quarter (1/4) of Section 2, a distance of four hundred
(400) feet to the intersection of the said Ohio-Michigan State Line;
thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand three hundred seventy-seven (1377) feet to the point of beginning. Containing 12.60 acres of land, more or less.

    Reserving, however to Mr. John E. Condon, Jr., and Mr. Donald J.
Condon, their heirs, legal representatives, devisees and assigns, the perpetual right and easement to use and crossover the above described premises by foot or vehicles of any type of kind at the place of construction of one crossing, so-called, a minimum of fifty (50) feet in width. Said reservation shall be in the nature of a covenant running with the land and shall be binding upon the Grantee, its successors and assigns, and shall run in favor of Mr. John E. Condon, Jr., and Mr.
Donald J. Condon, their heirs, legal representatives, devisees and assigns forever. The exercise of rights under this reservation shall in no manner interfere with the Grantee's, their successors and assigns, use of the property for the construction, operation, or maintenance of any facilities to be constructed thereon. The centerline of said fifty (50) feet wide crossing shall be located on the north line of the above described premises, six hundred seventy (670) feet west of the east line of the above described premises and extend southerly in a straight line perpendicular to the said north line to a point located on the south line of the above described premises.



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    Parcel No. 3: A parcel of land being part of the West one-half
(1/2) of the Southwest quarter (1/4) and the Southwest quarter (1/4) of the Northwest fractional quarter (1/4) of Section two (2), Town nine (9) South, Range five (5) East, excepting from the above described premises, the North sixty (60) acres thereof and leaving after said exception, Sixty (60) acres more or less in Richfield Township, Lucas County, Ohio, subject to legal highways; said parcel of land being more particularly bounded and described as follows:

    Beginning at the intersection of the southerly line of a parcel of land as described in Volume 219, Page 624, Lucas County Deed
Records, and the west line of said Section 2; thence in an easterly direction along the said southerly line of a parcel of land as described in Volume 219, Page 624, Lucas County Deed Records, a distance of one thousand three hundred forty three (1343) feet to the intersection of the east line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 2; thence in a southerly direction along the said east line or the west one-half (1/2) of the southwest one-quarter (1/4) of Section 2, a distance of eight (8) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand three hundred twenty-nine (1329) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line;
thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of fourteen (14) feet to the intersection of the said west line of
Section 2; thence in a northerly direction along the said west line of
Section 2, a distance of thirty-four (34) feet to the point of beginning.

    Containing 0.65 acres of land more or less.

    Subject to legal highways.

    Parcel No. 4: Being pan of the West one-half (1/2) of the Southwest quarter (1/4) of Section two (2), Town nine (9) South,
Range five (5) East in Richfield Township, Lucas County, Ohio, excepting therefrom the South sixty (60) acres thereof, subject to legal highways. Said property, as occupied, is also described as follows:





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    Begin part o the West one-half (1/2) of the Southwest quarter
(1/4) of Section two (2), Town nine (9) South, Range five (5) East in Richfield Township, Lucas County, Ohio, being a parcel of land bounded and described as follows:

    Beginning at the intersection of the west line of said Section 2 and the Ohio-Michigan State Line; thence in an easterly direction along the said Ohio-Michigan State Line, a distance of thirteen (13) feet to an angle point in the said Ohio-Michigan State Line; thence in an easterly direction along the said Ohio-Michigan State Line, a distance of one thousand three hundred thirty-three (1333) feet to the intersection of the east line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 2; thence in a southerly direction along the said east line of the west one-half (1/2) of the southwest one-quarter (1/4) or Section 2, a distance of three hundred ninety-two (392) feet to the intersection of the southerly line of a parcel of land as described in Volume 219, Page 624, Lucas County Deed Records; thence in a westerly direction along the said southerly line of a parcel of land as described in Volume 219, Page 624, Lucas County Deed Records, a distance of one thousand three hundred forty-three (1343) feet to the intersection of the said west line of Section 2; thence in a northerly direction along the said west line of Section 2, a distance of three hundred sixty-six (366) feet to the point of beginning.

    Containing 11.70 acres of land more or less.

    Subject to legal highways.

    Parcel No. 5: A parcel of land being part of the following:

    The East one-half (1/2) of the Southeast quarter (1/4) of Section three (3), Town nine (9) South, Range Five (5) East, in Richfield
Township, Lucas County, Ohio, lying South of the Michigan State Line. Subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said east one-half (1/2) of the southeast one-quarter (1/4) of Section 3 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 3, a distance of four hundred (400) feet to the intersection of





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a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand two hundred thirty-three (1233) feet to the intersection of the west line of the said east one-half (1/2) of the southeast one-quarter (1/4) of Section 3; thence in a northerly direction along the said west line of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 3, a distance of four hundred (400) feet to the intersection of the said Ohio-
Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand two hundred thirty-four (1234) feet to the point of beginning.

    Containing 11.33 acres of land, more or less.

    Subject to legal highways.

    Parcel No. 8 A parcel of land being part of the following: that part of the West one-third (1/3) of the East one-half (1/2) of the Southwest quarter (1/4) of Section three (3), Town nine (9) South,
Range five (5) East, which lies South of the Ohio and Michigan State Line, in the Village of Berkey, Lucas County, Ohio, subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said west one-third (1/3) of the east one-half (1/2) of the southwest one-quarter
(1/4) of Section 3 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the west one-third (1/3) of the east one-half (1/2) of the southwest one-quarter (1/4) of
Section 3, a distance of four hundred (400) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of four hundred twenty-five (425) feet to the intersection of the west line of the said west one-third (1/3) of the east one-half (1/2) of the southwest one-quarter (1/4) of Section
3; thence in a northerly direction along the said west line of the west one-third (1/3) of the east one-half (1/2) of the southwest one-quarter (1/4) of Section 3, a distance of four hundred (400) feet to the





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intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of four hundred twenty-three (423) feet to the point of beginning.

    Containing 3.89 acres or land, more or less.

    Parcel No. 9A: A parcel of land being part of the following:
Northwest quarter (1/4) of the Southwest quarter (1/4) of Section three (3), Town nine (9) South, Range five (5) East in the Village of Berkey, Lucas County, Ohio, subject to legal highways.

    Said parcel or land being bounded and described as follows:

    Beginning at the intersection of the east line of the said northwest one-quarter (1/4) of the southwest one-quarter (1/4) of Section 3 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the northwest one-quarter (1/4) of the southwest one-quarter (1/4) of Section 3, a distance of four hundred (400) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand two hundred seventy-six (1276) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of twenty-five (25) feet to the intersection of the west line of the said northwest one-quarter (1/4) of the southwest one-quarter (1/4) of Section 3; thence in a northerly direction along the said west line of the northwest one-quarter (1/4) of the southwest one-quarter (1/4) of Section 3, a distance of four hundred (400) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of twenty (20) feet to the intersection of the Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand two hundred seventy-six (1276) feet to the point of beginning.

    Continuing 11.92 acres of land, more or less.

    Subject to legal highways.




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                                                                            (TE)




       Parcel No. 9B: A parcel of land being part of the following: The East one-half (1/2) of the Southeast quarter (1/4) of Section four (4), Town nine (9) South, Range five (5) East in the Village of Berkey, Lucas County, Ohio, excepting therefrom the South forty (40) rods thereof, subject to legal highways.

       Said parcel of land being bounded and described as follows:

       Beginning at the intersection of the east line of the said east one-half (1/2) of the southeast one-quarter (1/4) of Section 4 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 4, a distance of three hundred (300) feet to the intersection of a line drawn three hundred (300) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand three hundred twenty-six (1326) feet to the intersection of the west line of the said east one-half (1/2) of the southeast one-quarter (1/4) of Section
    4; thence in a northerly direction along the said west line of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 4, a distance of three hundred (300) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand three hundred twenty-five (1325) feet to the point of beginning.

       Containing 9. 13 acres of land, more or less.

       Subject to legal highways.

    Parcel No. 10: A parcel of land being part of the following: That part of the West one-half (1/2) of the Southeast quarter (1/4) of Section four (4), Town nine (9) South, Range five (5) East lying South of a line as determined by the Commissioners appointed by the States of Ohio and Michigan to retrace and permanently monument the boundary between said states, excepting from the said Southeast quarter (1/4) or Section four (4), Town nine (9) South, Range five (5) East the following:

       Beginning on the centerline of Sylvania-Metamora Road at a point eight hundred fifty-five and sixty-six hundredths (855.66) feet North eighty-two (82) degrees, fifty-three (53) minutes West and eighty-five
    (85) feet North eighty-four (84) degrees, twenty-seven (27) minutes





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West from the intersection of the said centerline and the East line of the
West one-half (1/2) of the Northeast quarter (1/4) of Section nine
(9), Town nine (9), Range five (5) East, thence North eighty-four
(84) degrees, twenty-seven (27) minutes West along said centerline three hundred (300) feet; thence North five (5) degrees, twenty-one
(21) minutes East two hundred ten (210) feet; thence North eighty-four (84) degrees, twenty-seven (27) minutes West, three hundred ninety-six and thirty-two hundredths (396.32) feet; thence North five
(5) degrees, twenty-one (21) minutes East one hundred sixty-four and sixty-five hundredths (164.65) feet; thence North eighty-eight (88) degrees, eleven (11) minutes East, seven hundred twenty-six and sixty-eight hundredths (726.68) rayed; thence south five (5) degrees, twenty-one (21) minutes West two hundred fifty-eight and ninety-eight hundredths (258.98) feet; thence South twelve (12) degrees, three (3) minutes West two hundred ten (210) feet to the point of beginning, in the Village of Berkey, Lucas County, Ohio, subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said west one-half (1/2) of the southeast one-quarter (1/4) of Section 4 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the west one-half (1/2) or the southeast one-quarter (1/4) of Section 4, a distance or three hundred (300) feet to the intersection of a line drawn three hundred (300) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand three hundred twenty-nine (1329) feet to the intersection of the west line of the said west one-half (1/2) of the southeast one-quarter (1/4) of
Section 4; thence in a northerly direction along the said west line of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 4, a distance of three hundred (300) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand three hundred twenty-nine (1329) feet to the point of beginning.

    Containing 9.15 acres of land, more or less.




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    Parcel No. 11: A parcel of land being pan of the following: That part of the East one-half (1/2) of the Southwest quarter (1/4) of Section four (4), Town nine (9) South, Range five (5) East, in the Village of Berkey, Richfield Township, Lucas County, Ohio, lying South of the Ohio-Michigan State Line, excepting therefrom that part thereof lying Southerly of the centerline of the Ten Mile Creek and also excepting therefrom that part of the following described premises lying within the said Southwest quarter (1/4) of said Section four (4), viz:

    All that part of the East one-half (1/2) of the Southwest fractional quarter (1/4) and the West one-half (1/2) of the Southeast fractional quarter (1/4) of Section four (4) and all that part of the east one-half (1/2) of the Northwest quarter (1/4) and the West one-half (1/2) of the Northeast quarter (1/4) of Section nine (9), all of which is in Town nine (9) South, Range five (5) East, in the Village of Berkey, Lucas County, Ohio, described as beginning on the centerline of Indiana Road (now called the Sylvania-Metamora Road) at a point located eight hundred fifty-five and sixty-six hundredths (855.66) feet North eighty-two (82) degrees, fifty-three (53) minutes, West and eighty-five and no hundredths (85.00) feet North eighty-four (84) degrees, twenty-seven
(27) minutes West from the intersection of the said centerline and the East line of the West one-half (1/2) of the Northeast quarter (1/4) of said Section nine (9); thence North eighty-four (84) degrees, twenty-seven (27) minutes West along said centerline, three hundred and no hundredths (300.00) feet; thence North five (5) degrees, twenty-one
(21) minutes East, two hundred ten and no hundredths (210.00) feet; thence North eighty-four (84) degrees, twenty-seven (27) minutes
West three hundred ninety-six and thirty-two hundredths (396.32) feet: thence North five (5) degrees, twenty-one (21) minutes East one hundred sixty-four and sixty-five hundredths (164.65) feet; thence North eighty-eight (88) degrees, eleven (11) minutes East seven hundred twenty-six and sixty-eight hundredths (726.68) feet; thence South five
(5) degrees, twenty-one (21) minutes West two hundred fifty-eight and ninety-eight hundredths (258.98) feet; thence South twelve (12) degrees, three (03) minutes West two hundred ten and no hundredths (210.00) feet to the place of beginning, subject to legal highways.

    Said parcel of land being bounded and described as follows:





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    Beginning at the intersection of the east line of the said east one half (1/2) of the southwest one-quarter (1/4) of Section 4 and the Ohio-Michigan State Line; thence in a southerly direction along the said cast line of the cast one-half (1/2) of the southwest one-quarter (1/4) of Section 4, a distance of three hundred (300) feet to the intersection of a line drawn three hundred (300) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn three hundred (300 feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand three hundred twenty (1320) feet to the intersection of the west line of the said east one-half (1/2) of the southwest one-quarter (1/4) of Section 4; thence in a northerly direction along the said west line of the east one-half (1/2) of the southwest one-quarter (1/4) of Section 4, a distance of three hundred (300) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand three hundred twenty (1320) feet to the point of beginning.

    Containing 9.09 acres of land, more or less.

    Parcel No. 12: A parcel of land being part of the following: North one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the Southwest quarter (1/4) of Section four (4), Town nine (9) South, Range five (5) east, in the Village of Berkey, Lucas County, Ohio, subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said north one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the southwest one-quarter (1/4) of
Section 4 and the Ohio-Michigan State Line; thence in a southerly direction along the said east line of the north one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the southwest one-quarter (1/4) of Section 4, a distance of forty-three (43) feet to the intersection of the south line of the said north one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the southwest one-quarter (1/4) of Section 4; thence in a westerly direction along said south line of the north one and twenty-six hundredths (1.26) acres of





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the west sixty-four and ninety hundredths (64.90) acres of the south-
west one-quarter (1/4) of Section 4, a distance of one thousand three hundred twenty-four (1324) feet to the intersection of the west line of the said north one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the southwest one-quarter (1/4) of Section 4; thence in a northerly direction along the said west line of the north one and twenty-six hundredths (1.26) acres of the west sixty-four and ninety hundredths (64.90) acres of the southwest one-quarter (1/4) of Section 4, a distance of thirty-five (35) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of one thousand three hundred twenty-five (1325) feet to the point of beginning.

    Containing 1.19 acres of land, more or less.

    Subject to legal highways.

    Parcel No. 13A: A parcel of land being part of the following: That part of the west one-half (1/2) of the southwest quarter (1/4) of Section four (4), Town nine (9) South, Range five (5) East, in the Village of Berkey, Lucas County, Ohio, bounded and described as follows:

    Beginning at an iron stake on the west line of said Section four (4), four hundred forty-one and two hundred ninety-five thousandths
(441.295) feet south of the northwest corner of said southwest quarter (1/4); thence east on a line parallel with the Michigan and Ohio State Line, to an iron stake on the East line of the West one-half (1/2) of said southwest quarter (1/4); thence south along the east line of said West one-half (1/2) thirteen hundred twenty-two and seven tenths
(1322.7) feet to an iron stake; thence west on a line parallel with the north line hereof to an iron stake on the west line of said Section four
(4); thence north thirteen hundred twenty-two and seven tenths
(1322.7) feet to the place of beginning, excepting about one (1) acre of land in the southwest corner described as follows:

    Beginning at an iron stake on the west line of Section four (4), seven hundred eighty-two (782) feet north of the southwest corner of said Section; thence easterly two hundred seventy-two and five tenths (272.5) feet to a stone ion the southwesterly bank of the Ten Mile Creek; thence northwesterly along the south bank of the Creek to the west line of said Section four (4); thence south along the west line of Section four (4) to the place of beginning. Subject to legal highways.


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    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 4 and the north line of the parcel of land conveyed by and recorded in Volume
1909, Page 251, Lucas County, Ohio, Record of Deeds; thence in a southerly direction along the said east line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 4, a distance of two hundred fifty-seven (257) feet to the intersection of a line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan
State Line; thence in a westerly direction along said line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan
State Line, a distance of one thousand three hundred twenty-two
(1322) feet to the intersection of the west line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 4; thence in a northerly direction along the said west line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 4, a distance of two hundred sixty-five (265) feet to the intersection of the said north line of the parcel of land conveyed by and recorded in Volume 1909, Page
251, Lucas County, Ohio, Record of Deeds; thence in an easterly direction along said north line of the parcel of land conveyed by and recorded in Volume 1909, Page 251, Lucas County, Ohio, Record of
Deeds, a distance of one thousand three hundred twenty-four (1324) feet to the point of beginning. Containing 7.93 acres of land, more or less. Subject to legal highways.

    Parcel 13B: A parcel of land being part of the following: The north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast quarter (1/4) of Section five
(5), Town nine (9) South, Range five (5) East in the Village of
Berkey, Lucas County, Ohio, excepting therefrom that part thereof which lies north of the Ohio-Michigan State Line. Subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said north one-half(1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5 and the Ohio-Michigan State Line; thence in a southerly direction along the





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said east line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one quarter (1/4) of Section 5, a distance of one hundred ninety-four (194) feet to the intersection of the south line of the said north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5; thence in a westerly direction along said south line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5, a distance of six hundred sixty-five (665) feet to the intersection of the west line of said north one-half (1/2) of the north one-half (1/2) of the east one-half
(1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of
Section 5; thence in a northerly direction along the said west line of the north one-half (1/2) of the north one-half (1/2) of the east one-half
(1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of
Section 5, a distance of one hundred seventy-two (172) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of Six hundred forty-one (641) feet to the intersection of the Ohio-Michigan
State Line, thence in an easterly direction along said Ohio-Michigan
State Line, a distance of twenty (20) feet to the point of beginning.

    Containing 2.78 acres of land, more or less.

    Subject to legal highways.

    Parcel No. 14: A parcel of land being part of the following: The south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast quarter (1/4) of Section five (5), Town nine (9) South, Range five (5) East in the Village of Berkey, Lucas County, Ohio. Subject to legal highways.

    Said parcel of land being bounded and described as follows:

    Beginning at the intersection of the east line of the said south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5 and the north line of the said south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5; thence in a southerly direction along the said east line of the south one-half (1/2) of the north one-

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                                                                            (TE)





  half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5, a distance of one hundred six
  (106) feet to the intersection of a line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan State Line; thence in a westerly direction along said line drawn three hundred (300) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of twenty (20) feet to the intersection of a line drawn three hundred
  (300) feet southerly of and parallel to the Ohio-Michigan State Line; thence in a westerly direction along said line drawn three hundred
  (300) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of six hundred forty-seven (647) feet to the intersection of the west line of the said south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5; thence in a northerly direction along the said west line of the south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5, a distance of one hundred twenty-nine
  (129) feet to the intersection of the said north line of the south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section S; thence in an easterly direction along said north line of the south one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 5, a distance of six hundred sixty-five (665) feet to the point of beginning.

      Containing 1.79 acres of land, more or less.

      Subject to legal highways.

      Parcel No. 70A: A parcel of land situated in the North Half (1/2) of the Northeast Quarter (1/4) of Section 34, T-7-N, R-8-E, Swancreek Township, Fulton County, Ohio, and more particularly described as follows:

      Beginning at a railroad spike on the North line of Section 34, T-7-N, R-8-E, Swancreek Township, Fulton County, Ohio, said railroad spike being North 87 degrees -13' West a distance of 515.25 feet from the Northeast corner of said Section 34; thence South 3 degrees -23' West a distance of 30.00 feet to an iron pin on the Southerly right-of-way line of County Road "D"; thence continuing South 3 degrees -23' West along the

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                                                                            (TE)


    same line a distance of 190.00 feet to an iron pin; thence North 87 degrees-13' West a distance of 150.00 feet to an iron pin; thence North 3 degrees-23' East a distance of 190.00 feet to an iron pin and the Southerly right-of-way line of County Road "D"; thence continuing North 3 degrees-23' East a distance of 30.00 feet to a railroad spike on the North line of said Section 34; thence South 87 degrees-13' East a distance of 150.00 feet along the North line of said Section 34 to a railroad spike and the place of beginning.

        Containing 0.76 acres of land, more or less, but subject to all legal highways and easements of public record and of record in respective utility offices.

        Parcel No. 83A: Situated in the Township of Washington. County of Henry and State of Ohio and known as:

        A parcel of land being situated in the Southeast 1/4 of the Southeast 1/4 of Section 15, Town 6 North, Range 8 East, and which is more particularly described as follows:

        Commencing at a railroad spike in the Southeast corner of said
    Section 15; thence North 0 degrees 00 minutes East along the East line of said Section 15 a distance of 420.16 feet to a PK spike and the place of beginning; thence South 89 degrees 37 minutes West a distance of
    295.16 feet to an iron pin: thence North 0 degrees 00 minutes East a distance of 125.00 feet to an iron pin; thence North 89 degrees 37 minutes East a distance of 295.16 feet to a point on the East line of said
    Section 15; thence South 0 degrees 00 minutes West along the East line of said Section 15 a distance of 125.00 feet to a PK spike to the place of beginning, containing 0.85 acre of land more or less, but subject to all legal highways.

    4. Allen Junction Centennial Line, situated in the Township of Sylvania, County of Lucas, State of Ohio, and described as:

        Parcel No. 2: A parcel of land being part of the Westerly twenty-five (25) rods of the following described parcel of land: That part of the East forty (40) acres of the Southwest fractional quarter (1/4) of Section one (1), Town nine (9) South, Range five (5) East, in Sylvania Township, Lucas County, Ohio, lying South of the Ohio-Michigan State Line, more particularly described as follows: Beginning at the inter-

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                                                                            (TE)



section of the North and South center line of Section one (1), Town nine (9) South, Range five (5) East with the Ohio-Michigan State
Line; thence South along the North and South center line of Section one
(1), a distance or twenty-five hundred thirteen and fifty-one hun-dredths (2513.51) feet to the South quarter (1/4) corner of said Section one (1); thence West along the South line of said Section one
(1), a distance of six hundred sixty-nine and ninety hundredths (669.90) feet to a point, thence North a distance of twenty-five hundred two and ninety-six hundredths (2502.96) feet to the Ohio-Michigan State Line, said point being six hundred sixty-nine and ninety-eight hundredths (669.98) feet West of the North and South center line of said Section one (1), measured along the Ohio-Michigan State Line; thence East along the Ohio-Michigan State Line, a distance of six hundred sixty-nine and ninety-eight hundredths (669.98) feet to the place of beginning. Subject to legal highways, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the north line of the southwest one-quarter (1/4) of Section 1 and the west line of the southwest one-quarter (1/4) of Section 1; thence in a southerly direction along the said west line of the southwest one-quarter (1/4) of Section 1, having an assumed bearing of south one (01) degree, thirty-six (36) minutes, fifty-nine (59) seconds west a distance of one hundred twenty-three and thirty-six hundredths (123.36) feet to the intersection of the Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-six
(56) minutes, fifty-three (53) seconds east along the said Ohio-
Michigan State Line, a distance of one thousand eight hundred twenty-five and thirty-six hundredths (1825.36) feet to the intersection of the west line of the cut forty (40) acres of the said southwest one-quarter (1/4) of Section 1, said intersection also being the true point of beginning; thence continuing north eighty-nine (89) degrees, fifty-six
(56) minutes, fifty-three (53) seconds east along the said Ohio-
Michigan State Line, a distance of four hundred twelve and fifty-four hundredths (412.54) feet to the intersection of the east line of the west twenty-five (25) rods of the east forty (40) acres of the southwest one-quarter (1/4) of Section 1; thence south zero (00) degrees, forty-six
(46) minutes, fifty-six (56) seconds west along the said east line of the west twenty-five (25) rods of the east forty (40) acres of the southwest one-quarter (1/4) of Section 1, a distance of two hundred ninety and

                                                                            (TE)


two hundredths (290.02) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine
(89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line, a distance of four hundred twelve and fifty-four hundredths (412.54) feet to the intersection of the said west line of the east forty (40) acres of the southwest one-quarter (1/4) of Section 1; thence north zero (00) degrees, forty-six (46) minutes, fifty-six (56) seconds east along the said west line of the east forty (40) acres of the southwest one-quarter (1/4) of Section 1, a distance of two hundred ninety and two hundredths (290.02) feet to the true point of beginning.

    Containing 2.75 acres of land more or less.

    Parcel No. 3: A parcel of land being part of that part of the west one-half (1/2) of the west one-half (1/2) of the west one-half (1/2) of the southeast fractional quarter (1/4) of Section one (1) Town nine
(9) South, Range five (5) East, in Sylvania Township, Lucas County, Ohio, lying south of the Ohio-Michigan State Line, and also being pan of that part of the east forty (40) acres of the southwest fractional quarter (1/4) of Section one (1), Town nine (9) South, Range five (5) East, in Sylvania Township, Lucas County, Ohio, lying south of the
Ohio-Michigan State Line and excepting the           westerly 25
rods, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the north line of the said southeast one-quarter (1/4) of Section 1 and the east line of the said southeast one-quarter (1/4) of Section 1; thence in a southerly direction along the said east line of the southeast one-quarter (1/4) of Section 1, having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of forty-four and eighty-eight hundredths (44.88) feet to the intersection of the Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along the said Ohio-Michigan
State Line, a distance of two thousand one hundred ninety-eight and twenty-eight hundredths (2198.28) feet to the intersection of the east line of the said west one-half (1/2) of the west one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 1,

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                                                                            (TE)



said intersection also being the true point of beginning; thence south zero (00) degrees, forty-three (43) minutes, twelve (12) seconds west along the said east line of the west one-half (1/2) of the west one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of
Section 1, a distance of two hundred ninety and two hundredths
(290.02) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of five hundred seventy-three and eighty-six hundredths (573.86) feet to the inter-section of the east line of the west twenty-five (25) rods of the east forty
(40) acres of the southwest one-quarter (1/4) of Section 1; thence north zero (00) degrees, forty-six (46) minutes, fifty-six (56) seconds east along the said east line of the west twenty-five (25) rods of the east forty (40) acres of the southwest one-quarter (1/4) of Section 1, a distance of two hundred ninety and two hundredths (290.02) feet to the intersection of the said Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) sec-onds east along the said Ohio-Michigan State Line, a distance of five hundred seventy-three and fifty-four hundredths (573.54) feet to the true point of beginning.

    Containing 3.82 acres of land more or less.

    Parcel No. 4: A parcel of land being part of the east one-half (1/2) of the west one-quarter (1/4) of the southeast one-quarter (1/4) and the east one-half (1/2) of the west one-half (1/2) of the said southeast one-quarter (1/4) of Section 1, Town 9 South, Range S East, lying south of the Ohio-Michigan State Line in Sylvania Township, Lucas
County, Ohio, said parcel of land being bounded and described as follow:

    Commencing at the intersection of the north line of the said southeast one-quarter (1/4) of Section 1 and the east line of the said southeast one-quarter (1/4) of Section 1; thence in a southerly direction along the said east line of the southeast one-quarter (1/4) of Section 1 having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of forty-four and eighty-

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                                                                            (TE)


eight hundredths (44.88) feet to the intersection of the Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along the said Ohio-Michigan
State Line, a distance of one thousand two hundred fifty-six and eleven hundredths (1256.11) feet to the intersection of thc east line of the said east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 1, said intersection being the true point of beginning; thence south zero (00) degrees, thirty-two (32) minutes, zero (00) seconds west along the said east line of the east one-half
(1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of
Section 1, a distance of two hundred ninety and two hundredths
(290.02) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six
(56) minutes, fifty-three (53) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of nine hundred forty-three and twelve hundredths (943.12) feet to the intersection of the west line of the said east one-half (1/2) of the west one-quarter (1/4) of the southeast one-quarter (1/4) of Section 1; thence north zero (00) degrees, forty-three (43) minutes, twelve (12) seconds east along the said west line of the east one-half (1/2) of the west one-quarter (1/4) of the southeast one-quarter (1/4) of Section 1, a distance of two hundred ninety and two hundredths (290.02) feet to the intersection of the Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds east along the Ohio-Michigan State Line, a distance of nine hundred forty-two and seventeen hundredths (942.17) feet to the true point of beginning.

    Containing 6.28 acres of land more or less.

    Parcel No. 5: A parcel of land being part of the west one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of
Section 1- Town 9 South, Range 5 East, lying southerly of the Ohio-Michigan State Line in Sylvania Township, Lucas County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the north line of the said southeast one-quarter (1/4) of Section 1 and the east line of the said southeast one-quarter (1/4) of Section 1; thence in a southerly direction

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                                                                            (TE)


along the said east line of the southeast one-quarter of Section 1, having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of forty-four and eighty-eight hundredths (44.88) feet to the intersection of the Ohio-Michigan
State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along the Ohio-Michigan State
Line, a distance of six hundred twenty-eight and four hundredths
(628.04) feet to the intersection of the cast line of the said west one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of
Section 1, said intersection also being the true point of beginning;
thence south zero (00) degrees, twenty-four (24) minutes, thirty-four
(34) seconds west along the said east line of the west one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 1, a distance of two hundred ninety and no hundredths (290.00) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line, a distance of six hundred twenty-eight and seventy hundredths (628.70) feet to the intersection of the west line of the west one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 1; thence north zero (00) degrees, thirty-two
(32) minutes, zero (00) seconds east along the said west line of the west one-half (1/2) of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 1, a distance of two hundred ninety and two hundredths (290.02) feet to the intersection of the Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds east along the said Ohio-Michigan State Line, a distance of six hundred twenty-eight and seven hundredths (628.07) feet to the true point of beginning.

    Containing 4.18 acres of land more or less.

    Parcel No. 6: A parcel of land being part of the southeast one-quarter (1/4) of Section 1, Town nine (9) South, Range five (5) East, lying south of the Ohio-Michigan State Line in Sylvania Township, Lucas County, Ohio, said parcel of land being bounded and described as follows:




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    Commencing at the intersection of the north line of the said southeast one-quarter (1/4) and the east line of the said southeast one-quarter (1/4); thence in a southerly direction along the said east line of the southeast one-quarter (1/4) of Section 1, having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of forty-four and eighty-eight hundredths
(44.88) feet to the intersection of the Ohio-Michigan State Line, said intersection also being the true point of beginning; thence continuing south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west along the said east line of the southeast one-quarter (1/4) of
Section 1, a distance of one hundred twenty-three and thirteen hun-dredths (123.13) feet to the intersection of the northerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed
Records; thence north eighty-nine (89) degrees, thirty-seven (37) minutes, eleven (11) seconds west along the said northerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County
Deed Records, a distance of three hundred thirty and no hundredths
(330.00) feet to the intersection of the westerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records;
thence south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west along the said westerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records, a distance of one hundred sixty-nine and thirty-seven hundredths
(169.37) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of two hundred ninety-eight and sixty-six hundredths (298.66) feet to the intersection of the west line of the east one-quarter (1/4) of the southeast one-quarter (1/4) of Section 1; thence north zero (00) degrees, twenty-four
(24) minutes, thirty-four (34) seconds east along the said west line of the east one-quarter (1/4) of the southeast one-quarter (1/4) of
Section 1, a distance of two hundred ninety and no hundredths
(290.00) feet to the intersection of the said Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three
(53) seconds cast along the said Ohio-Michigan State Line, a distance of six hundred twenty-eight and four hundredths (628.04) feet to the true point of beginning.



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    Containing 2.97 acres of land more or less.

    Subject to legal highways.

    Parcel No. 9A: A parcel of land being part of that part of the West one-half( 1/2) of the Southwest quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East, in Sylvania Township, Lucas
County, Ohio, excepting therefrom the East one hundred sixty (160)
feet of the South two hundred seventy-two and three-tenths (272.3) feet Subject to legal highways; said parcel of land being bounded and described as follows:

    Commencing at the intersection of the north line of the said southwest one-quarter (1/4) of Section 6 and the west line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 6; thence in a southerly direction along the said west line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 6, having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of forty-four and eighty-eight hundredths (44.88) feet to the intersection of the Ohio-Michigan State Line, said intersection being the true point of beginning: thence north eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) sec-onds east along the said Ohio-Michigan State Line, a distance of twenty-one and twenty-one hundredths (21.21) feet to an angle point in the Ohio-Michigan State Line, said angle point in the Ohio-Michigan State Line being marked by the standard Ohio-Michigan marking post; thence south eighty-nine (89) degrees, fifty-three (53) minutes, fifty-seven (57) seconds east along the said Ohio-Michigan State Line, a distance of one thousand two hundred thirty and seventy-eight hun-dredths (1230.78) feet to the intersection of the east line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 6; thence south zero (00) degrees, sixteen (16) minutes, forty-three (43) seconds west along the said east line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 6, a distance of two hundred ninety and no hundredths (290.00) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence north eighty-nine (89) degrees, fifty-three (53) minutes, fifty-seven (57) seconds west along said line drawn two hundred ninety and no




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                                                                            (TE)


hundredths (290.00) feet southerly of and parallel to the Ohio-
Michigan State Line, a distance of one thousand two hundred twenty-nine and fifty hundredths (1229.50) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) sec-onds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of twenty-two and fifty-three hundredths (22.53) feet to the intersection of the said west line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 6; thence north zero (00) degrees, seventeen (17) minutes, seven (07) seconds east along the said west line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 6, a distance of two hundred ninety and no hundredths (290.00) feet to the true point of beginning.

    Containing 8.36 acres of land more or less.

    Subject to legal highways.

    Parcel No. 9B: A parcel of land being pan of Parcel I: The East quarter (1/4) of the Southwest quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East, in Sylvania Township, Lucas County, Ohio. Subject to legal highways. Parcel II: The West one-half (1/2) of the Northeast quarter (1/4) of the Southwest quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East, in Sylvania Township, Lucas County, Ohio. Subject to legal highways.
The West quarter (1/4) of the Southeast quarter (1/4) of Section six
(6), Town nine (9) South, Range six (6) East, in Sylvania Township, Lucas County, Ohio. Subject to legal highways. Said parcel of land being bounded and described as follows:

   Commencing at the intersection of the north line of the southwest one-quarter (1/4) of Section 6 and the west line of said west one-half (1/2) of the northeast one-quarter (1/4) of the southwest one-quarter (1/4) of Section 6; thence in a southerly direction along the said west line of the west one-half (1/2) of the northeast one-quarter (1/4) of the southwest one-quarter (1/4) of Section 6, having an assumed bearing of south zero (00) degrees, sixteen (16) minutes, forty-three
(43) seconds west, a distance of thirty-two and sixty-five hundredths





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(32.65) feet to the intersection of the Ohio-Michigan State Line; said intersection being the true point of beginning; thence south eighty-nine
(89) degrees, fifty-three (53) minutes, fifty-seven (57) seconds east along the said Ohio-Michigan State Line, a distance of one thousand nine hundred ten and fifty-five hundredths (1910.55) feet to the intersection of the east line of the said west one-quarter (1/4) of the southeast one-quarter (1/4) of Section 6; thence south zero (00) degrees, seventeen (17) minutes, thirty-four (34) seconds west along the said east line of the west one-quarter (1/4) of the southeast one-quarter (1/4) of Section 6, a distance of two hundred ninety and no hundredths (290.00) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence north eighty-nine
(89) degrees, fifty-three (53) minutes, fifty-seven (57) seconds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of one thousand nine hundred ten and forty-eight hundredths (1910.48) feet to the intersection of the said west line of the west one-half (1/2) of the northeast one-quarter (1/4) of the southwest one-quarter (1/4) of Section 6; thence north zero (00) degrees, sixteen
(16) minutes, forty-three (43) seconds east along the said west line of the west one-half (1/2) of the northeast one-quarter (1/4) of the southwest one-quarter (1/4) of Section 6, a distance of two hundred ninety and no hundredths (290.00) feet to the true point of beginning.

    Containing 12.72 acres of land more or less.

    Parcel No. 9C: A parcel of land being pan of the southeast one-quarter (1/4) of Section 1, Town nine (9) South, Range five (5) East, lying south of the Ohio-Michigan State Line in Sylvania Township, Lucas County- Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the north line of the southeast one-quarter (1/4) of Section 1 and the east line of the southeast one-quarter (1/4) of Section 1; thence in a southerly direction along the said east line of the southeast one-quarter (1/4) of Section 1, having an assumed bearing of south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west, a distance of one hundred sixty-eight and one hundredth (168.01) feet to the intersection of the northerly line of a




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                                                                            (TE)




parcel of land as described in Volume 1851, Page 474, Lucas County
Deed Records, said intersection also being the true point of beginning; thence continuing south zero (00) degrees, seventeen (17) minutes, seven (07) seconds west along the said east line of the southeast one-quarter (1/4) of Section 1, a distance of one hundred sixty-six and eighty-eight hundredths (166.88) feet to the intersection of a line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the said Ohio-Michigan State Line; thence south eighty-nine (89) degrees, fifty-six (56) minutes, fifty-three (53) sec-onds west along said line drawn two hundred ninety and no hundredths (290.00) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of three hundred thirty and no hundredths (330.00) feet to the intersection of the westerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records; thence north zero (00) degrees, seventeen (17) minutes, seven (07) seconds east along the said westerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records, a distance of one hundred sixty-nine and thirty-seven hundredths (169.37) feet to the intersection of the said northerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records; thence south eighty-nine (89) degrees, thirty-seven (37) minutes, eleven (11) seconds east along the said northerly line of a parcel of land as described in Volume 1851, Page 474, Lucas County Deed Records, a distance of three hundred thirty and no hundredths (330.00) feet to the true point of beginning.

    Containing 1.27 acres of land more or less.

    Subject to legal highways.

    Parcel No. 10: A parcel of land being pan of the North one-half (1/2) of the North one-half (1/2) of the East one-half (1/2) of the West one-half (1/2) of the Southeast quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East, in Sylvania Township, Lucas County, Ohio, excepting therefrom the Southerly three (3) acres thereof, and except the East twenty-five (25) feet thereof now in the road; said parcel of land being bounded and described as follows:

    Commencing at the intersection of the Ohio-Michigan State Line and the east line of the said north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the




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                                                                            (TE)



southeast one-quarter (1/4) of Section 6; thence in a southerly direction along the said east line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 6, a distance of two hundred eighty-two and thirty-seven hundredths (282.37) feet to the intersection of a line drawn two hundred eighty-two and thirty-seven hundredths (282.37) feet southerly of and parallel to the said Ohio-Michigan State Line, said intersection being the true point of beginning; thence in a westerly direction along said line drawn two hundred eighty-two and thirty-seven hundredths (282.37) feet southerly of and parallel to the Ohio-Michigan State Line to the intersection of the west line of the said north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of
Section 6; thence in a southerly direction along the said west line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of
Section 6, a distance of one hundred fifty and no hundredths (150.00) feet to a point; thence in an easterly direction along a line drawn parallel with the southerly line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 6 to the intersection of the said east line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 6; thence in a northerly direction along the said east line of the north one-half (1/2) of the north one-half (1/2) of the east one-half (1/2) of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 6, a distance of one hundred fifty (150) feet to the true point of beginning.

    Said exception containing two and two hundred sixty-seven thousandths (2.267) acres of land more or less.

    Subject to legal highways.

    Parcel No. 13: The South twelve (12) rods of the North sixteen
(16) rods of the East quarter (1/4) of the Southeast quarter (1/4) of Section six (6), Town nine (9) South, Range six (6) East in Sylvania Township, Lucas County, Ohio, excepting therefrom the East thirty
(30) feet thereof.




                    A-300
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                                                                            (TE)




    Parcel No. 18: A parcel of land being pan of the west three hundred eighty-five and forty-nine hundredths (385.49) feet of the north four hundred fifty-two (452) feet of the north-west one-quarter (1/4) of Section 8, Town 9 South, Range 6 East in Sylvania Township, Lucas County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northwest corner of the said northwest one-quarter (1/4) of Section 8; thence in a southerly direction along the westerly line of the said northwest one-quarter (1/4) of Section 8 having an assumed bearing of south zero (00) degrees, sixteen (16) minutes, fifty-seven (57) seconds west, a distance of one hundred seventy-two and no hundredths (172.00) feet to the intersection of a line drawn parallel to the northerly line of the said northwest one-quarter (1/4) of Section 8, said intersection being the true point of beginning; thence north eighty-eight (88) degrees, thirty-nine (39) minutes, twenty-eight (28) seconds east along said line drawn parallel to the northerly line of the northwest one-quarter (1/4) of Section 8, a distance of one hundred sixty-three and no hundredths (163.00) feet to the intersection of a line drawn parallel to the said westerly line of the northwest one-quarter (1/4) of Section 8; thence south zero (00) degrees, sixteen (16) minutes, fifty-seven (57) seconds west along said line drawn parallel to the westerly line of the northwest one-quarter (1/4) of Section 8, a distance of thirty-five and no hundredths (35.00) feet to the intersection of a line drawn two hundred seven and no hundredths (207.00) feet southerly of and parallel to the said northerly line of the northwest one-quarter (1/4) of Section 8; thence north eighty-eight (88) degrees, thirty-nine (39) minutes, twenty-eight (28) seconds east along said line drawn two hundred seven and no hun-dredths (207.00) feet southerly of and parallel to the northerly line of the northwest one-quarter (1/4) of Section 8, a distance of two hundred twenty-two and sixty-five hundredths (222.65) feet to the intersection of a line drawn three hundred eighty-five and forty-nine hundredths (385.49) feet easterly of and parallel to the said westerly line of the northwest one-quarter (1/4) of Section 8; thence south zero
(00) degrees, sixteen (16) minutes, fifty-seven (57) seconds west along said line drawn three hundred eight-five and forty-nine hundredths (385.49) feet easterly of and parallel to the westerly line of the





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northwest one-quarter (1/4) of Section 8, a distance of two hundred forty-five and eighteen hundredths (245.18) feet to the intersection of a line drawn four hundred fifty-two and no hundredths (452.00) feet southerly of and parallel to the said northerly line of the northwest one-quarter (1/4) of Section 8; thence south eighty-eight (88) degrees, thirty-nine (39) minutes, twenty-eight (28) seconds west along said line drawn four hundred fifty-two and no hundredths (452.00) feet southerly of and parallel to the northerly line of the northwest one-quarter (1/4) of Section 8, a distance of three hundred eighty-five and sixty-five hundredths (385.65) feet to the intersection of the said westerly line of the northwest one-quarter (1/4) of Section 8; thence north zero (00) degrees, sixteen (16) minutes, fifty-seven (57) seconds east along the said westerly line of the northwest one-quarter (1/4) of
Section 8, a distance of two hundred eighty and eighteen hundredths (280.18) feet to the true point of beginning. Containing 2.301 acres of land more or less. Subject to legal highways.



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    1. Midway to Allen Junction Line, situated in the Village of Berkey,
County of Lucas, State of Ohio, and described a:

       Parcel No. 7: A parcel of land being part of the following: East forty-six and sixty-seven hundredths (46.67) acres of the Southwest quarter (1/4) of Section three (3), Town nine (9) South, Range five
    (5) East in the Village of Berkey, Lucas County, Ohio, excepting therefrom the West one hundred (100) feet of the South three hundred thirty-five (335) feet, and also except that part thereof described as follows:

       Beginning at a point on the South line of said Section three (3) seventy-nine and seventy-three hundredths (79.73) feet West of the





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                                                                            (TE)





    South quarter (1/4) post; thence West along said South line of Section three (3), a distance of five hundred (500) feet to a point; thence, North deflecting eighty-eight (88) degrees, fifty-one (51) minutes to the right a distance of six hundred thirty-eight and ninety-one hun-dredths (638.91) feet to a point; thence East a distance of five hundred
    (500) feet to a point six hundred thirty-seven and ten hundredths (637.10) feet North of the South Line of said Section three (3); thence South on a direct line a distance of six hundred thirty-seven and ten hundredths (637.10) feet to the point of beginning, subject to legal highways.

       Said parcel of land being bounded and described as follows:

       Beginning at the intersection of the east line of the said east forty-six and sixty-seven hundredths (46.67) acres of the southwest one-quarter (1/4) of Section Three (3) and the Ohio-Michigan State Line;
    thence in a southerly direction along the said cast line of the east forty-six and sixty-seven hundredths (46.67) acres of the southwest one-quarter (1/4) of Section Three (3), a distance of four hundred (400) feet to the intersection of a line drawn four hundred (400) feet southerly of and parallel to the said Ohio-Michigan State Line; thence in a westerly direction along said line drawn four hundred (400) feet southerly of and parallel to the Ohio-Michigan State Line, a distance of eight hundred sixty-five (865) feet to the intersection of the west line of the said cast forty-six and sixty-seven hundredths (46.67) acres of the southwest one-quarter (1/4) of Section Three (3); thence in a northerly direction along the said west line of the east forty-six and sixty-seven hundredths (46.67) acres of the southwest one-quarter (1/4) of Section Three (3), a distance of four hundred (400) feet to the intersection of the said Ohio-Michigan State Line; thence in an easterly direction along said Ohio-Michigan State Line, a distance of eight hundred sixty-six
    (866) feet to the point of beginning.

       Containing 7.95 acres of land, more or less.

    2. Lemoyne to Midway Line, situated in the Township of Waterville, County of Lucas, State of Ohio, and described as:

       Parcel No. 38: That part of the northeast one-quarter (1/4) of
    Section 19, Town six (6) North, Range ten (10) East in Waterville





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                                                                            (TE)





    Township, Lucas County, Ohio, lying northerly of the Maumee River, also known as Original Lot # 1 said Section, described as follows:

       Beginning at a point in the center of the River Road on the north line of said Section; thence running southwest along the center line of said River Road one hundred ten and no hundredths (110.00) feet;
    thence southeast at right angles to said River Road to the Maumee
    River; thence northeasterly along said river to the north line of said section: thence west along said north line to the point of beginning; also that portion of said Original Lot No. 1 lying northerly of the centerline of said River Road, and northeast of a line forming a right angle to the centerline of said River Road one hundred ten and no hundredths
    (110.00) feet southwest of its intersection, with the north line of said lot; subject to all legal highways and subject to all the rights of the Miami and Erie Canal.

    3. Lemoyne to Midway Line, situated in the Township of Middleton, County of Wood, State of Ohio, and described as:

       Parcel No. 48: A parcel of land being part of Fractional Section 15, Town Six (6) North, Range ten (10) East, in Middleton Township,
    Wood County, Ohio, said parcel of land being bounded and described as follows:

       Commencing at the intersection of the centerline of State Route 64 and the south line of said Fractional Section 15, thence in a north-westerly direction along the said centerline of State Route 64, having an assumed bearing of North fifteen (15) degrees, fifty-one (51) minutes, ten (10) seconds West, a distance of three hundred fifty-two and zero hundredths (352.00) feet to the intersection of the southerly line of a parcel of land as described in Volume 382, Page 598, Wood County
    Deed Records, said intersection being the true point of beginning;
    thence continuing North fifteen (15) degrees, fifty-one (51) minutes, ten (10) seconds West along the said centerline of State Route 64, a distance of twenty-four and seventy-five hundredths (24.75) feet to the intersection of the centerline of a Toledo Edison Company Trans-mission Line; thence continuing North fifteen (15) degrees, fifty-one
    (51) minutes, ten (10) seconds West along the said centerline of State Route 64, a distance of seventy-two and seventy-three hundredths
    (72.73) feet to the intersection of a line drawn seventy and zero





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                                                                            (TE)





hundredths (70.00) feet northerly of and parallel to the said centerline of a Toledo Edison Company Transmission Line; thence North eighty-nine (89) degrees, fifty-three (53) minutes, fifty (50) seconds East along said line drawn seventy and zero hundredths (70.00) feet northerly of and parallel to the centerline of a Toledo Edison Company Transmission Line a distance of fifty and eighteen hundredths (50.18) feet to an angle point; thence North eighty-seven (87) degrees, forty-two (42) minutes, twenty (20) seconds East along a line drawn seventy and zero hundredths (70.00) feet northerly of and parallel to the said centerline of a Toledo Edison Company Transmission Line, a distance of three hundred thirteen and eighty-three hundredths (313.83). feet more or less to the intersection of the easterly line of a parcel of land as described in Volume 382, Page 598, Wood County Deed Records;
thence South one (01) degree, forty-six (46) minutes, forty (40) seconds East along the said easterly line of a parcel of land as described in Volume 382, Page 598, Wood County Deed Records, a distance of seventy and zero hundredths (70.00) feet to the intersection of the said centerline of a Toledo Edison Company Transmission Line; thence continuing South one (01) degree, forty-six (46) minutes, forty (40) seconds East along the said easterly line of a parcel of land as described in Volume 382, Page 598, Wood County Deed Records, a distance of ten and seventy-three hundredths (10.73) feet to the intersection of the said southerly line of a parcel of and as described in Volume 382, Page
598, Wood County Deed Records, thence South eighty-five (85) degrees, forty (40) minutes, two (02) seconds West along the said southerly line of a parcel of land as described in Volume 382, Page 598, Wood County Deed Records, a distance of three hundred forty and sixty-one hundredths (340.61) feet more or less to the true point of beginning. Containing 0.704 acres of land more or less. Subject to legal highways.

    Parcel No. 49: Being a parcel of land in the southwest part of section fifteen (15), Town six (6) North, Range ten (10) East, Middleton Township, Wood County, Ohio; being all the land lying north of the south line of said Section and between the center line of State Route Number sixty-four (64) and the west line of said section, containing one and thirty-four hundredths (1.34) acres of land, more or less.

    Subject to all legal highways.





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    1. Beaver Valley Power Station Units No. 1 and No. 2 Addition,
situated in the Borough of Shippingport, Beaver County, Com-monwealth of Pennsylvania, formerly known as the Kerr Tract and described as:

       An undivided 9.955% interest in the following described real property, situated in the Borough of Shippingport, County of Beaver and Commonwealth of Pennsylvania:

       Beginning at a point in the centerline of a public road (Legislative Route No. 483) and the southwesterly line of land of the Borough of Shippingport; thence along line of land of the Borough of Shippingport the following two (2) courses and distances: South 52 degrees 30' 00" East,
    701.46 feet and North 47 degrees 15'




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    00" East, 359.00 feet to a point; thence along line of lands now or formerly of F. Hursti, C. Lawson, P. J. Morrow, C. W. Lawson, D.  Gardner,
    R. E. Pence and R. A. Kiss South 52 degrees 30' 00" East, 1,744.38 feet to a point; thence by a line through land of which this is a part, South 40 degrees 59' 11" West, 620.98 feet to a point of land now or formerly of Duquesne Light Company and A. J. Morrow heirs; thence along line of land now or formerly A. J. Morrow heirs the following three courses and distances: North 74 degrees 30' 00" West, 1,836.78 feet; South 47 degrees 30' 00" West, 217.80 feet; and North 56 degrees 30' 00" West, 300.00 feet to a point; thence along line of lands now or formerly of Mary Karin and Duquesne Light Company North 36 degrees 15' 00" East, 214.50 feet to a point; thence continuing along line of land of Duquesne Light Company. North 56 degrees 30' 00" West, 408.37 feet to a point in the centerline of public road (Legislative Route No. 483); thence along said centerline North 36 degrees 15' 00" East, 1,003.82 feet to a point at the place of beginning.

    2. Easement interests in various parcels of land forming part of the Perry Plant Spur Track, situated in the Townships of Painesville and Perry, Lake County, State of Ohio and described as follows:

    An undivided 19.91% interest in the following described ease-ments:


                                  Parcel 6-R

    An easement recorded in Volume 971 Page 866 et seq. of Lake
County Records in and to the following described land:

    Situated in the Township of Painesville, County of Lake, State of Ohio, shown on Exhibit "A" attached hereto and incorporated herein by reference, and more particularly described as follows:

Parcel One

    Approximately 1.812 acres situated in the Township of Painesville, County of Lake, State of Ohio, being a part of Lots 26 and 25, Tract 1 described as follows:

    A strip of land, fifty-four (54) feet in width, measuring 27 feet each side of the following described centerline:



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    Beginning at a point on the south line of said Lot 26, being 234.57 feet easterly from a stone monument located at the intersection of Bacon Road and Lake Road (said point of beginning being further identified as the intersection of the northerly line of land of the Fairport, Painesville and Eastern Railroad Company and the centerline of existing tract); thence, along the arc of a circle deflecting to the right (the radius of which is 881.95 feet, and the chord of which bears N. 83 degrees 36' 15" E. and is 265.62 feet long) a distance of 266.64 feet to a point of tangency, being 40 feet north of the south line of said Lot 26; thence, S. 87 degrees 44' 05" E. (parallel to and 40 feet north of the south line of Lot 27) a distance of 1195.21 feet to the Point of Ending.

Parcel Two

    Approximately 0.007 acres situated in the Township of Painesville, County of Lake, State of Ohio, being a part of Lot 2 and Lot 25, Tract 1 described as follows:

    Commencing at a point being the "Point of Ending" of Parcel One hereinbefore described; thence along the centerline of Parcel One N. 87 degrees 44' 05" W. 51.145 feet to a point: thence S. 25 degrees 44' 05" E.
30.58 feet to a point of the southeasterly line of Parcel One, and being the Point of Beginning of this Parcel Two; thence S. 25 degrees 44' 05" E. 15.43 feet to a point; thence S. 64 degrees 15' 55" W 15.00 feet to a point; thence
N. 25 degrees 44' 05" W. 23.41 feet to a point on the southeasterly line of Parcel One; thence along the southeasterly line of Parcel One S. 87 degrees 44' 05" E. 16.99 feet to the "Point of Beginning" of this Parcel Two.

Parcel Three

    Approximately 4.005 acres situated in the Township of Painesville, County of Lake, State of Ohio, being a part of Lots 25, 24 and 23, Tract 1 described as follows:

    A strip of land, fifty-four (54) feet in width, lying twenty-seven
(27) feet on each side of the hereinafter described centerline, except that the easterly 8.00 feet adjoining the easterly line of Lot 23 shall be
80.00 feet wide, 40.00 feet on either side of the centerline, said centerline being described as follows:

    Commencing at a point for corner of lands of IRC Fibers Co., being the northeast corner of Lot 2 and the northwest corner of Lot 3; thence N. 0 degrees 06' 05" E. 13.01 feet to a point on the south line of Parcel




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One hereinbefore described; thence along the south line of Parcel One
S. 87 degrees 44' 05" E. 32.0+ feet to a point; thence along the easterly line of Parcel One N. 2 degrees 15' 55" E. 27.0 feet to a point being the Point of Ending of Parcel One, and the Point of Beginning of this Parcel Three.

    Thence along the arc of a circle deflecting to the left (the radius of which is 955.366 feet and the chord of which bears N. 68 degrees 57' 54.5" E. and is 755.78 feet long) a distance of 777.03 feet, to a point of tangency.

    Thence No. 45 degrees 39' 54" E. 429.56 feet to a point of curvature.

    Thence along the arc of a circle deflecting to the right (the radius of which is 955.366 feet and the chord of which bears N. 68 degrees 50' 54.5"
E. and is 752.20 feet long) a distance of 773.14 feet to a point of tangency.

    Thence S. 87 degrees 58' 05" E. 1251.23 feet to the Point of Ending (the last mentioned course being 75 feet north of a parallel to the southerly property line of Grantor in Lot 23).

                          Parcels 11-R, 12-R and 13-R

    An easement recorded in Volume 971 Page 39 et seq. of Lake
County Records in, over, under and across the following described land:

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being parts of Original Perry Township Lots Nos. 79 and 80 and bounded and described as follows:

    Beginning on the center line of Blackmore Road, 60 feet wide, at the most northerly corner of land conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 644, Page 459 of
Lake County Records;

    Course No. 1: Thence north 1 degrees 49' 29" west along the center line of Blackmore Road 33.12 feet;

    Course. No. 2: Thence south 88 degrees 10' 31" west 14.00 feet;

    Course No. 3: Thence south 1 degrees 49' 29" east 24.28 feet to a point in a line drawn parallel with and distance 15.00 feet northwesterly by




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rectangular measurement from the northwesterly line of land conveyed to The Cleveland Electric Illuminating Company as aforesaid;

    Course No. 4: Thence south 55 degrees 31' 41" west along said parallel line 1376.37 feet to a point of curvature;

    Course No. 5: Thence north 34 degrees 28' 19" west 5.00 feet;

    Course No. 6: Thence southwesterly on a curved line deflecting to the right an arc distance of 570.25 feet to a point of tangency, said curve having a radius of 925.37 feet and a chord bearing south 73 degrees 10' 55.5" west 561.28 feet;

    Course No. 7: Thence north 89 degrees 09' 50" west 35.00 feet;

    Course No. 8: Thence south 0 degrees 50' 10" west 5.00 feet;

    Course No. 9: Thence north 89 degrees 09' 50" west 957.00 feet;

    Course No. 10: Thence north 0 degrees 50' 10" east 25.00 feet;

    Course No. 11: Thence north 89 degrees 09' 50" west 52.00 feet;

    Course No. 12: Thence south 0 degrees 50' 10" west 25.00 feet;

    Course No. 13: Thence north 89 degrees 09' 50" west 1016.00 feet;

    Course No. 14: Thence north 0 degrees 50' 10" east 3.00 feet;

    Course No. 15: Thence north 89 degrees 09' 50" west 93.87 feet;

    Course No. 16: Thence north 1 degrees 09' 59" west 12.00 feet;

    Course No. 17: Thence north 89 degrees 09' 50" west 8.00 feet to the westerly line of said original Lot No. 80;

    Course No. 18: Thence south 1 degrees 02' 40" east along said lot line
80.04 feet;

    Course No. 19: Thence south 89 degrees 09' 50" east 8.00 feet;

    Course No. 20: Thence north 1 degrees 09' 59" west 14.00 feet;

    Course No. 21: Thence south 89 degrees 09' 50" east 140.26 feet;

    Course No. 22: Thence north 0 degrees 50' 10" east 1.00 feet;

    Course No. 23: Thence south 89 degrees 09' 50" east 966.00 feet;





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    Course No. 24: Thence south 0 degrees 50' 10" west 25.00 feet;

    Course No. 25: Thence south 89 degrees 09' 50" east 52.00 feet;

    Course No. 26: Thence north 0 degrees 50' 10" east 25.00 feet;

    Course No. 27: Thence south 89 degrees 09' 50" east 957.00 feet;

    Course No. 28: Thence south 0 degrees 50' 10" west 5.00 feet;

    Course No. 29: Thence south 89 degrees 09' 50" east 35.00 feet to a point of curvature;

    Course No. 30: Thence easterly, on a curved line concentric to and 60 feet southerly from Course No. 6, an arc distance of about 310 feet to a point in the northwesterly line of land conveyed to The Cleveland Electric Illuminating Company as aforesaid;

    Course No. 31: Thence north 55 degrees 31' 41" east along said northerly line about 1670 feet to the place of beginning and containing about 3.7 acres of land, be the same more or less but subject to all legal highways.


                       Parcel 20-R

    An easement recorded in Volume 953 Page 606 et seq. of Lake
County Records in, over, under and across the following described land:

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being pan of Original Perry Township Lot No. 79 and bounded and described as follows:

    Beginning on the Southerly line of land conveyed to Nicholas R. & Pauline C. Moretti by deed dated September 19, 1970 and recorded in Volume 287, Page 65 of Lake County Records at a point distant 446.56 feet Easterly measured along said Southerly line from the center line of Blackmore Road, said point of beginning being also distant 32.61 feet Westerly measured along said Southerly line from the most Westerly comer of land described in an Easement granted to The Cleveland
Electric Illuminating Company by instrument dated June 9, 1966 and recorded in Volume 707, Page 278;




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                                                                            (TE)





    Course No. 1: Thence Northeasterly on a line drawn parallel with and distant 18.00 feet Northwesterly by rectangular measurement from the Northwesterly line of said Easement granted to The Cleveland
Electric Illuminating Company 149.29 feet;

    Course No. 2: Thence Southeasterly at right angles to said last described course 3.00 feet;

    Course No. 3: Thence Northeasterly parallel with said Eastment line about 547.71 feet to the Northerly line of land conveyed to Nicholas R. and Pauline C. Moretti as aforesaid;

    Course No. 4: Thence Easterly along said Northerly line about
90.58 feet to the intersection with a line drawn parallel with and distant
35.00 feet Southeasterly by rectangular measurement from said Ease-ment line;

    Course No. 5: Thence Southwesterly along said parallel line about
623.23 feet but to the intersection with the Southeasterly prolongation of Course No. 2 above;

    Course No. 6: Thence Southeasterly at right angles to said last described course 3.00 feet;

    Course No. 7: Thence Southwesterly parallel with the aforesaid easement line about 64.71 feet to the Southerly line of land conveyed to Nicholas R. and Pauline C. Moretti as aforesaid;

    Course No. 8: Thence Westerly along said Southerly line about
101.44 feet to the place of beginning and containing about 0.80 acres of land be the same more or less but subject to all legal highways.


                       Parcel 31-R

    An easement recorded in Volume 971 Page 857 et seq. of Lake
County Records in, over, under and across the following described land:

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being part of original Perry Township Lots. No. 86 and 87 and further being described as a right-of-way easement sixty-





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four (64) feet wide, thirty-two (32) feet on either side of the following described centerline, and containing about 3.5849 acres of land, be the same more or less, but subject to all legal highways.

    Beginning at a point in the centerline of Clark Road, 60 feet wide, being also the northerly line of land conveyed to The CEICO Company by deed dated June 19, 1952 and recorded in Volume 319, Pages 362 and 363 of Lake County Records, said point being distant South 89 degrees 50, 41" West, 1174.49 feet along said centerline from the intersections of the centerlines of Clark and Center Roads;

    Thence South 27 degrees 31' 41" West about 430.06 feet to a point of curvature;

    Thence along the arc of a curve whose chord bearing is South 41 degrees 47' 09.5" West, a distance of 343.47 feet to a point of tangency;

    Thence South 56 degrees 02' 38" West about 1666.47 feet to a point in the westerly line of land conveyed to The CEICO Company as aforesaid, being also the easterly line of lands conveyed to Mary E. Willis, et al. to Wallace A. Golding by Quit-Claim Deed dated June 16, 1937, and recorded in Volume 162, Page 94, Lake County Records.

    The easements described above are subject to various easements, encumbrances, conditions, covenants, reservations and restrictions as set forth therein.



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    Davis-Besse Nuclear Power Station Addition, situated in Carroll
Township, Ottawa County, Ohio and described as:

        An undivided 48.62% interest in the following described real property:

        PARCEL D-109: A fifty and no hundredths (50.00) feet wide strip of land being pan of the southwest quarter (1/4) of Section 2 Town 7 North, Range 15 East in Carroll Township Ottawa County, Ohio, said strip of land being bounded and described as follows:

        Commencing at the northeast corner of the southwest quarter (1/4) of Section 2; thence in a southwesterly direction along the easterly line of the southwest quarter (1/4) of Section 2, having an





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assumed bearing of south zero (00) degrees, thirty-one (31)
minutes, forty-five (45 seconds west a distance of four hundred forty-four and ninety hundredths (444.90) feet to the true point of beginning; thence continuing south zero (00) degrees, thirty-one
(31) minutes, forty-live (45) seconds west along the said easterly line of the southwest quarter (1/4) of Section 2, a distance of fifty and no hundredths (50.00) feet to a point; thence north eighty-eight (88) degrees, forty-seven (47) minutes, fourteen (14) seconds west along a line, a distance of two thousand five hundred thirty-six and forty-seven hundredths (2536.47) feet to a point, thence north eighty-nine (89) degrees, eighteen (18 minutes, fifty-nine (59) seconds west along a line, a distance of ninety-nine and fifty hundredths (99.50) feet to the intersection of the westerly line of the said southwest quarter (1/4) of Section 2; thence north zero (00) degrees, fifty-three (53) minutes, fourteen (14) seconds east along said westerly line of the southwest quarter (1/4) of
Section 2, a distance of fifty and no hundredths (50.00) feet to a point, said point being four hundred fifty-three and seventy-six hundredths (453.76) feet southerly of the northwest corner of the said southwest quarter (1/4) of Section 2; thence south eighty-nine
(89) degrees, eighteen (18) minutes, fifty-nine (59) seconds cast along a line, a distance of ninety-nine and fifty-six hundredths (99.56) feet to a point, thence south eighty-eight (88) degrees, forty-seven (47) minutes, fourteen (14) seconds cast along a line, a distance of two thousand five hundred thirty-six and eleven hundredths (2536.11) feet to the true point of beginning.

    Containing 3.03 acres more or less.

    Subject to legal highways.

    Excepting therefrom a reservation as described in Volume 250
Page 279 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-110: A fifty and no hundredths (50.00) feet wide strip of land being part of the north sixty (60) acres of the east





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                                                                            (TE)





one-half (1/2) of the southeast one-quarter (1/4) of Section 3.
Town 7 North, Range 15 East in Carroll Township, Ottawa
County, Ohio, said strip of land being bounded and described as follows:

    Commencing at the northeast corner of the said north sixty
(60) acres of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 3; thence in a southwest direction along the east line of the said north sixty (60) acres of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 3, having an assumed bearing of south zero (00) degrees, fifty-three (53) minutes, fourteen (14) seconds west, a distance of four hundred fifty-three and seventy-six hundredths (453.76) feet to the true point of beginning; thence continuing south zero (00) degrees. fifty-three
(53) minutes, fourteen (14) seconds west along the said east line of the north sixty (60) acres of the cast one-half (1/2) of the southeast one-quarter (1/4) of Section 3 a distance of fifty and no hundredths (50.00) feet to a point, thence north eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds west along a line, a distance of one thousand three hundred twenty-three and fifty-five hundredths (1323.55) feet to the intersection of the west line of the said north sixty (60) acres of the east one-half of the southeast one-quarter (1/4) of Section 3; thence north zero (00) degrees, fifty-five (55) minutes. two (02) seconds cast along the said west line of the north sixty (60) acres of the east one-half (1/2) of the southeast one-quarter (1/4) of Section 3. a distance of fifty and no hundredths (50.00) feet to a point, said point being four hundred sixty-one and fifty-nine hundredths (461.59) feet southerly of the northwest corner of the said north sixty (60) acres of the cast one-half (1/2) of the southeast one-quarter (1/4) of
Section 3; thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds cast along a line, a distance of one thousand three hundred twenty-three and fifty-two hundredths (1323.52) feet to the true point of beginning.

    Containing 1.52 acres more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by





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                                                                            (TE)


Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-111: A fifty and no hundredths (50.00) feet wide strip of land being part of the northwest quarter (1/4) of the southeast quarter (1/4) of Section 3, Town 7 North, Range 15
East in Carroll Township, Ottawa County, Ohio, said strip of land being bounded and described as follows:

    Commencing at the northwest corner of the said northwest quarter (1/4) of the southeast quarter (1/4) of Section 3; thence in a southwesterly direction along the westerly line of the said northwest quarter (1/4) of the southeast quarter (1/4) of Section
3, having an assumed bearing of south zero (00) degrees. fifty-six
(56) minutes, fifty (50) seconds west, a distance of four hundred sixty-nine and forty-one hundredths (469.41) feet to the true point of beginning; thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds east along a line, a distance of one thousand three hundred twenty-three and fifty-three hundredths (1323.53) feet to the intersection of the easterly line of the said northwest quarter (1/4) of the southeast quarter (1/4) of Section
3, said intersection being four hundred sixty-one and fifty-nine hundredths (461.59) feet southerly of the northeast corner of the said northwest quarter (1/4) of the southeast quarter (1/4) of
Section 3; thence south zero (00) degrees, fifty-five (55) minutes, two (02) seconds west along said easterly line of the northwest quarter (1/4) of the southeast quarter (1/4) of Section 3, a distance of fifty and no hundredths (50.00) feet to a point: thence north eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine
(59) seconds west along a line, a distance of one thousand three hundred twenty-three and fifty-six hundredths (1323.56) feet to the intersection of the said westerly line of the northwest quarter (1/4) of the southeast quarter (1/4) of Section 3; thence north zero (00) degrees, fifty-six (56) minutes, fifty (50) seconds east along the said westerly line of the northwest quarter (1/4) of the southeast quarter (1/4) of Section 3, a distance of fifty and no hundredths (50.00) feet to the true point of beginning.

    Containing 1.52 acres more or less.



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    Excepting therefrom a reservation as described in Volume 250
Page 277 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-108: Situated in the Township of Carroll. County of Ottawa, and State of Ohio, and being a part of the east one half (1/2) of the southwest quarter (1/4) of Section #3, Town 7 North. Range 15 East, in Carroll Township, and more particularly de-scribed as follows:

    Commencing at the northeast corner of the said east one half
(1/2) of the southwest one quarter (1/4) of Section 3; thence in a southerly direction along the easterly line of the said east one half (1/2) of the southwest quarter (1/4) of Section 3, having an assumed bearing of south zero degrees, fifty six minutes fifty seconds (0 degrees 56' 50") west, a distance of three hundred forty four and forty one hundredths (344.41) feet to the true point of beginning; thence continuing south zero degrees fifty six minutes fifty seconds (0 degrees 56' 50") west along the said easterly line of the cast one half (1/2) of the southwest one quarter (1/4) of Section
3, a distance of three hundred and no hundredths (300.00) feet to a point: thence north eighty nine degrees eighteen minutes fifty nine seconds (89 degrees 18' 59") west a distance of one thousand three hundred twenty six and eighty two hundredths (1326.82) feet to the intersection of the westerly line of the said east one half (1 /2) or the southwest one quarter (1/4) of Section 3; thence north zero degrees forty six minutes thirty eight seconds (00 degrees 46' 38") cast along the said westerly line of the east one half (1/2) of the southwest one quarter (1/4) of Section 3 a distance of three hundred and no hundredths (300.00) feet to a point located three hundred sixty and sixty seven hundredths (360.67) feet southerly of the northwest corner of the said east one half (1/2) of the southwest quarter (1/4) of Section 3; thence south eighty nine degrees eighteen minutes fifty nine seconds (89 degrees 18' 59") east a distance of one thousand three hundred twenty seven and ninety





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                                                                            (TE)




one hundredths (1327.91) feet to the true point of beginning and containing nine and fourteen hundredths (9.14) acres of land more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-112: A fifty and no hundredths (50.00) foot strip of land being part of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 3, Town 7 North, Range 15 East, in
Carroll Township, Ottawa County, Ohio, said strip of land being bounded and described as follows:

    Commencing at the northeast corner of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 3, thence in a southwesterly direction along the easterly line of the said west one-half (1/2) of the southwest one-quarter (1/4) of Section 3, having an assumed bearing of south zero (00) degrees, forty-six (46) minutes, thirty-eight (38) seconds west, a distance of four hundred eighty-five and sixty-seven hundredths (485.67) feet to the true point of beginning; thence continuing south zero (00) degrees, forty-six (46) minutes, thirty-eight (38) seconds west along the said easterly line of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 3, a distance of fifty and no hundredths (50.00) feet to a point; thence north eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds west along a line, a distance of nine hundred ninety-nine and eleven hundredths
(999.11) feet to the intersection of the easterly line of the west twenty (20) acres of the southwest one-quarter (1/4) of Section 3; thence north zero (00) degrees, thirty-six (36) minutes, twenty-six
(26) seconds east along the said easterly line of the west twenty
(20) acres of the southwest one-quarter (1/4) of Section 3, a distance of fifty and no hundredths (50.00) feet to a point said point also being four hundred ninety-seven and ninety-one hun-dredths (497.91) feet south of the northeast corner of the said west twenty (20) acres of the southwest one-quarter (1/4) of Section 3; thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds east along a line, a distance of nine

                                                                            (TE)



hundred ninety-nine and twenty.five hundredths (999.25) feet to the true point of beginning. Containing 1.15 acres more or less.

    Excepting therefrom a reservation as described in Volume 250
Page 279 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-113A: Being part of the southwest one-quarter
(1/4) of Section 3, Town 7-North, Range 15-East, in Carroll
Township, Ottawa County, Ohio, said parcel of land being bound-ed and described as follows:

    Commencing at the northwest corner of the west twenty (20) acres of the southwest one-quarter (1/4) of Section 3; thence in a southwesterly direction along the westerly line of the said west twenty (20) acres of the southwest one-quarter (1/4) of Section 3, having an assumed bearing of south zero (00) degrees, thirty-six
(36) minutes, twenty-six (26) seconds west, a distance of five hundred one and ninety-two hundredths (501.92) feet to the true point of beginning; thence continuing south zero (00) degrees. thirty-six (36) minutes, twenty-six (26) seconds west along the said westerly line of the west twenty (20) acres of the southwest one-quarter (1/4) of Section 3, a distance of fifty and no hun-dredths (50.00) feet to a point; thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds east along a line, a distance of three hundred thirty-one and seventy-six hundredths (331.76) feet to the intersection of the westerly line of the cast three-quarter (3/4) of the west one-half (1/2) of the southwest one-quarter (1/4) of Section 3; thence north zero (00) degrees, thirty-eight (38) minutes, fifty-nine (59) seconds east along the said westerly line of the east three-quarter (3/4) of the west one-half (1/2) of the southwest one-quarter (1/4) of Section
3, a distance of fifty and no hundredths (50.00) feet to a point thence north eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds west along a line, a distance of three hundred thirty-one and eighty hundredths (331.80) feet to the true point of beginning.

                                                                            (TE)



    Containing 0.38 acres more or less.

    Subject to legal highways.

    PARCEL D-114B: Being part of the southeast one-quarter
(1/4) of Section 4, Town 7-North, Range 13-East in Carroll
Township, Ottawa County, Ohio, said parcel of land being bound-ed and described as follows:

    Commencing at the northeast corner of the said southeast one-quarter (1/4) of Section 4; thence in a southwesterly direction along the easterly line of the said southeast one-quarter (1/4) of
Section 4, having an assumed bearing of south zero (00) degrees, thirty-six (36) minutes, twenty-six (26) seconds west, a distance of five hundred one and ninety-two hundredths (501.92) feet to the true point of beginning: thence continuing south zero (00) degrees, thirty-six (36) minutes, twenty-six (26) seconds west along the said easterly line of the southeast one-quarter (1/4) of Section 4, a distance of fifty and no hundredths (50.00) feet to a point: thence north eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine
(59) seconds west along a line, a distance of three hundred forty and thirty-three hundredths (340.33) feet to the intersection of a line drawn perpendicular from a point on the northerly line of the said southeast one-quarter (1/4) of Section 4 located three hun-dred thirty and no hundredths (330.00) feet westerly of the said northeast corner of the southeast one-quarter (1/4) of Section 4; thence north one (01) degree, forty (40) minutes, twenty-six (26) seconds east along said line drawn perpendicular from a point on the said northerly line of the southeast one-quarter (1/4) of
Section 4 located three hundred thirty and no hundredths (330.00) feet westerly of the said northeast corner of the southeast one-quarter (1/4) of Section 4, a distance of fifty and one hundredths (50.01) feet to a point: thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine (59) seconds east along a line, a distance of three hundred thirty-nine and thirty-nine hundredths (339.39) feet to the true point of beginning.

    Containing 0.39 acres more or less.

    Subject to legal highways.

    PARCEL D-107A: Situated in the Township of Carroll,
County of Ottawa and State of Ohio, and being part of the north

                                                                            (TE)


one half (1/2) of the southeast quarter (1/4) of Section 4, Town
7-North, Range 15-East, and more particularly described as fol-lows:

    Commencing at the northeast corner of the said southeast quarter (1/4) of Section 4; thence in a westerly direction along the northerly line of the said southeast quarter (1/4) of Section 4, having an assumed bearing of north eighty eight degrees nineteen minutes thirty four seconds (88 degrees 19' 34") west, a distance of three hundred thirty three and fifteen hundredths (333.15) feet to the intersection of a line drawn parallel to the easterly line of the said southeast quarter (1/4) of Section 4; thence south zero degrees thirty six minutes twenty six seconds (00 degrees 36' 26") west along said line drawn parallel to the easterly line of the southeast quarter
(1/4) of Section 4, a distance of three hundred eighty two and sixty eight hundredths (382.68) feet to the true point of beginning; thence continuing south zero degrees thirty six minutes twenty six seconds (00 degrees 36' 26") west along said line drawn parallel to the easterly line of the southeast quarter (1/4) of Section 4, a distance of two hundred eighty one and eighty five hundredths (281.85) feet to the southerly line of the north one half (1/2) of the north one half (1/2) of the said southeast quarter (1/4) of Section 4;
thence north eighty eight degrees twenty four minutes eighteen seconds (88 degrees 24' 18") west along the said southerly line of the north one half (1/2) of the north one half (1/2) of the southeast quarter (1/4) of Section 4, a distance of one thousand one hundred fifty four and sixty five hundredths (1154.65) feet to the intersection of the easterly line of the west eighteen (18) acres of the said north one half (1/2) of the north one half (1/2) of the southeast quarter (1/4) of Section 4; thence north zero degrees eighteen minutes forty five seconds (00 degrees 18' 45") east along the said easterly line of the west eighteen (18) acres of the north one half (1/2) of the north one half (1/2) of the southeast quarter
(1/4) of Section 4, a distance of two hundred sixty three and fifty hundredths (263.50) feet to a point thence south eighty nine degrees eighteen minutes fifty nine seconds (89 degrees 18' 59") cast a distance of one thousand one hundred fifty five and eighty three hundredths (1155.83) feet to the true point of beginning and

                                                                            (TE)



containing seven and twenty three hundredths (7.23) acres of land. more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-115: A parcel of land being part of the west eighteen (18) acres of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4, Town 7 North, Range
15 East in Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northwest corner of the said west eighteen
(18) acres of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4; thence in a southwesterly direction along the westerly line of the said west eighteen (18) acres of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4, having an assumed bearing of south zero (00) degrees, eighteen (18) minutes, forty-five (45) seconds west, a distance of six hundred sixty-seven and eighty-one hundredths (667.81) feet to the intersection of the southerly line of the said north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4; thence south eighty-eight (88) degrees, twenty-four (24) minutes, eighteen (18) seconds cast along the said southerly line of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4, a distance of three hundred thirty-four and ninety-nine hundredths (334.99) feet to the true point of beginning; thence north sixty-six (66) degrees. three (03) minutes, forty-four (44) seconds cast along a line, a distance of seventy-six and sixty-four hundredths (76.64) feet to the intersection of the point of curve, said curve having a radius of four hundred seventy-five and no hundredths (475.00) feet and a tangent distance of one hundred three and sixty-six hundredths (103.66) feet; thence in a easterly direction along said curve, an arc distance of two hundred four and twelve hundredths (204.12) feet to the intersection of the point of tangent of a curve; thence south eighty-nine (89) degrees, eighteen (18) minutes, fifty-nine
(59) seconds east along a line a distance of five hundred ninety-

                                                                            (TE)


eight and ten hundredths (598.10) feet to the intersection of a line drawn perpendicular to the north line of the southeast quarter
(1/4) of Section 4; thence north one (01) degree, forty (40) minutes, twenty-six (26) seconds east along said line drawn perpendicular to the north line of the southeast quarter (1/4) of
Section 4, a distance of fifty and one hundredths (50.01) feet to a point: thence north eighty-nine (89) degrees, eighteen (18) mi-nutes, fifty-nine (59) seconds west along a line, a distance of seven hundred thirteen and fifty-three hundredths (713.53) feet to a point; thence south sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds west along a line, a distance of two hundred ninety-five and eighty-eight hundredths (295.88) feet to the intersection of the said southerly line of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4; thence south eighty-eight (88) degrees, twenty-four (24) minutes, eighteen (18) seconds east along said southerly line of the north half (1/2) of the north half (1/2) of the southeast quarter (1/4) of Section 4, a distance of one hundred sixteen and no hundredths (116.00) feet to the true point of beginning.

    Containing 1.10 acres more or less.

    Excepting therefrom a reservation as described in Volume 250
Page 281 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-114A: Being part of the southeast one-quarter
(1/4) of Section 4, Town 7-North, Range 15-East, in Carroll
Township, Ottawa County, Ohio, said parcel of land being bound-ed and described as follows:

    Commencing at the northwest corner of the southeast one-quarter (1/4) of Section 4; thence in a southwesterly direction along the westerly line of the said southeast one-quarter (1/4) of
Section 4, having an assumed bearing of south zero (00) degrees, eighteen (18) minutes, forty-five (45) seconds west, a distance of seven hundred seventy-one and thirty-four hundredths (771.34)

                                                                            (TE)




feet to the true point of beginning; thence continuing south zero
(00) degrees, eighteen (18) minutes, forty-five (45) seconds west along the said westerly line of the southeast one-quarter (1/4) of
Section 4, a distance of fifty-four and eighty-four hundredths (54.84) feet to a point: thence north sixty-six (66) degrees, three
(03) minutes forty-four (44) seconds cast along a line, a distance of three hundred sixty-seven and thirty-two hundredths (367.32) feet to the intersection of the northerly line of the south one-half (1/2) of the north one-half (1/2) of the said southeast one-half (1/2) of the said southeast one-quarter (1/4) of Section 4; thence north eighty-eight (88) degrees, twenty-four (24) minutes, eight-een (18) seconds west along the said northerly line of the south one-half (1/2) of the north one-half (1/2) of the southeast one-quarter (1/4) of Section 4, a distance of one hundred sixteen and no hundredths (116.00) feet to a point; thence south sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds west along a line, a distance of two hundred forty and twelve hundredths
(240.12) feet to the true point of beginning.

    Containing 0.35 acres more or less.

    Subject to legal highways.

    PARCEL D-116: A parcel of land being part of the east half (1/2) of the northeast quarter (1/4) of the southwest quarter (1/4) of Section 4, Town seven (7) North, Range fifteen (15) East, in Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northeast corner of the said east half
(1/2) of the northeast quarter (1/4) of the southwest quarter
(1/4) of Section 4; thence in a southwesterly direction along the easterly line of the said east half (1/2) of the northeast quarter (1/4) of the southwest quarter (1/4) of Section 4, having an assumed bearing of south zero (00) degrees, eighteen (18) minutes, forty-five (45) seconds west, a distance of seven hundred seventy-one and thirty-four hundredths (771.34) feet to the true point of beginning; thence continuing south zero (00) degrees; eighteen (18) minute forty-five (45) seconds west along the said easterly line of the east half (1/2) of the northeast quarter (1/4)

                                                                            (TE)


of the southwest quarter (1/4) of Section 4, a distance of fifty-four and eighty-four hundredths (54.84) feet to a point: thence south sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds west along a line, a distance of seven hundred twenty and thirty-seven hundredths (720.37) feet to the intersection of the westerly line of the said east half (1/2) of the northeast quarter (1/4) of the southwest quarter (1/4) of Section 4; thence north zero (00) degrees, twenty (20) minutes, eleven (11) seconds east along the said westerly line of the cast half (1/2) of the northeast quarter (1/4) of the southwest quarter (1/4) of Section 4, a distance of fifty-four and eighty-five hundredths (54.85) feet to a point, said point being one thousand eighty-two and eighty hundredths
(1082.80) feet southerly of the northwest corner of the said east half (1/2) of the northeast quarter (1/4) of the southwest quarter (1/4) of Section 4; thence north sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds east along a line, a distance of seven hundred twenty and thirty-five hundredths (720.35) feet to the true point of beginning.

    Containing 0.83 acres more or less. Subject to legal highways.

    Excepting therefrom a reservation as described in Volume 250
Page 277 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and bc contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-117: A parcel of land being pan of the southwest quarter (1/4) of Section 4, Town 7 North, Range 15 East, in
Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the centerline of Duff-
Washa Road with the easterly line of the west half (1/2) of the cast half (1/2) of the southwest quarter (1/4) of Section 4; thence in a southwesterly direction along the said easterly line of the west half (1/2) of the east half (1/2) of the southwest quarter (1/4) of
Section 4, having an assumed bearing of south zero (00) degrees, twenty (20) minutes, eleven (11) seconds west, a distance of six

                                                                            (TE)





hundred sixty-six and ninety-two hundredths (666.92) feet to the true point of beginning; thence continuing south zero (00) degrees twenty (20) minutes, eleven (11) seconds west along the said easterly line of the west half (1/2) of the cast half (1/2) of the southwest quarter (1/4) of Section 4, a distance of fifty-four and eighty-five hundredths (54.85) feet to a point; thence south sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds west along a line, a distance of two thousand fifty-five and nineteen hundredths (2055.19) feet to a point; thence south sixty-five (65) degrees, fifty-five (55) minutes, twenty-nine (29) seconds west along a line, a distance of one hundred seven and seventy-four hundredths (107.74) feet to the intersection of the westerly line of the said southwest quarter (1/4) of Section 4: thence north zero
(00) degrees, twenty-four (24) minutes, twenty-nine (29) seconds cast along the said westerly line of the southwest quarter (1/4) of
Section 4, a distance of fifty-four and ninety-four hundredths (54.94) feet to a point, said point being five hundred fifty-seven and thirty-eight hundredths (557.38) feet southerly of the intersec-tion of the said centerline of Duff-Washa Road with the said westerly line of the southwest quarter (1/4) of Section 4; thence north sixty-five (65) degrees, fifty-five (55) minutes, twenty-nine
(29) seconds cast along a line, a distance of eighty-four and eighty.seven hundredths (84.87) feet to a point; thence north sixty-six (66) degrees, three (03) minutes, forty-four (44) seconds east along a line, a distance of two thousand seventy-seven and ninety-six hundredths (2077.96) feet to the true point of beginning.

    Containing 2.48 acres more or less.

    Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-118: A parcel of land being part of the east fifty-three (53) acres of the southeast quarter (1/4) of Section 5, Town 7 North, Range 15 East, in Carroll Township, Ottawa County,
Ohio, said parcel of land being bounded and described as follows:

                                                                            (TE)

    Commencing at the intersection of the centerline of Duff
Washa Road with the easterly line of the said east fifty-three (53) acres of the southeast quarter (1/4) of Section 5; thence in a southeasterly direction along the said easterly line of the cast fifty-three (53) acres of the southeast quarter (1/4) of Section 5, having an assumed bearing of south one (01) degree, twenty-one
(21) minutes, fifty-five (55) seconds east, a distance of five hundred fifty-seven and thirty-eight hundredths (557.38) feet to the true point of beginning; thence continuing south one (01) degree, twenty-one (21) minutes, fifty-five (55) seconds east along the said easterly line of the east fifty-three (53) acres of the southeast quarter (1/4) of Section 5, a distance of fifty-four and ninety-four hundredths (54.94) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes. five (05) seconds west along a line, a distance of nine hundred fifty.four and ninety-three hundredths (954.93) feet to the intersection of the easterly line of the cast seven and one half (7 1/2) poles as described in Volume
117, page 494, Ottawa County Deed Records; thence north zero
(00) degree, three (03) minutes, forty-seven (47) seconds east along the said easterly line of the cast seven and one-half (7 1/2) poles as described in Volume 117, page 494, Ottawa County Deed
Records, a distance of fifty-five and fifty-nine hundredths (55.59) feet to a point, said point being five hundred twenty-six and sixteen hundredths (526.16) feet southerly of the intersection of the said centerline of Duff Washa Road with the said easterly line of the east seven and one-half ( 7 1/2) poles as described in Volume 117, page 494, Ottawa County Deed Records; thence north sixty-four
(64) degrees, nine (09) minutes, five (05) seconds cast along a line, a distance of nine hundred fifty-three and forty-one hun-dredths (953.41) feet to the true point of beginning.

    Containing 1.10 acres more or less.

    Subject to legal highways.

    PARCEL D-120: A parcel of land being part of the southeast one-quarter (1/4) of Section 5, Town 7 North, Range 15 East, in
Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

                                                                            (TE)




    Commencing at the southeast comer of the said southeast one-quarter (1/4) of Section 5; thence in a northwesterly direction along the southerly line of the said southeast one-quarter (1/4) of
Section 5 having an assumed bearing of north eighty-nine (89) degrees, fifty-six (56) minutes, thirteen (13) seconds west, a distance of eight hundred fifty-seven and fifty-five hundredths (857.55) feet to the intersection of the westerly line of the east 53 acres of the said southeast one-quarter (1/4) of Section 5. said intersection being the true point of beginning; thence continuing north eighty-nine (89) degrees, fifty-six (56) minutes, thirteen
(13) seconds west along the said southerly line of the southeast one-quarter (1/4) of Section 5, a distance of one hundred forty and seventy-one hundredths (140.71) feet to the intersection of the westerly line of a parcel of land as described in Volume 117, page 494, Ottawa County Deed Records; thence north zero (00) degrees, three (03) minutes, forty-seven (47) seconds east along the said westerly line of a parcel of land as described in Volume 117, page 494, Ottawa County Deed Records, a distance of two hundred two and sixty-five hundredths (202.65) feet to a point; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of one hundred forty-nine and one hundredth (149.01) feet to the intersection of the said westerly line of the cast 53 acres of the southeast one-quarter (1/4) of
Section 5; thence south one (01) degree, twenty-one (21) minutes, fifty-five (55) seconds east along the said westerly line of the east 53 acres of the southeast one-quarter (1/4) of Section 5, a distance of two hundred sixty-seven and eighty-five hundredths (267.85) feet to the true point of beginning.

    Containing 0.74 acres more or less.

    EXCEPTING therefrom the following described property, as recorded in Volume 248, Page 53 of Ottawa County Deed Records.

    Commencing at the southeast corner of the said southeast one-quarter (1/4) of Section (5); thence in a northwesterly direction along the southerly line of the said southeast one-quarter (1/4) of Section five (5), having an assumed bearing of north eighty-nine
(89) degrees, fifty-six (56) minutes, thirteen (13) seconds west, a distance of eight hundred fifty-seven and fifty-five hundredths

                                                                            (TE)




(857.55) feet to the intersection of the westerly line of the east fifty-three (53) acres of the said southeast one-quarter (1/4) of Section five (5), said intersection being the true point of beginning; thence continuing north eighty-nine (89) degrees, fifty-six (56) minutes. thirteen (13) seconds west along the southerly line of the southeast one-quarter (1/4) of Section five (5), a distance of one hundred forty and seventy-one hundredths (140.71) feet to the intersection of the westerly line of the cast seven and one-half (7 1/2) poles as described in Volume 117, Page 494, Ottawa County
Deed Records: thence north zero (00) degrees, three (03) mi-nutes, forty-seven (47) seconds east along the said westerly line of the east seven and one-half (7 1/2) poles as described in Volume
117, Page 494 Ottawa County Deed Records, a distance of thirty-five and eighty-eight hundredths (35.88) feet to a point: thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds cast along a line, a distance of one hundred fifty-three and fifty-eight hundredths (153.58) feet to the intersection of the said westerly line of the east fifty-three (53) acres of the southeast one-quarter (1/4) of Section five (5); thence south one (01) degree, twenty-one (21) minutes, fifty-five (55) seconds east along the said westerly line of the cast fifty-three (53) acres of the southeast one-quarter (1/4) of Section five (5), a distance of one hundred three and three hundredths (103.03) feet to the true point of beginning.

    Said exception containing twenty-two hundredths (0.22) acres more or less.

    PARCEL D-121: A parcel of land being part of the southeast one-quarter (1/4) of Section 5, Town 7 North. Range 15 East. in
Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the centerline of Duff
Washa Road with the westerly line of the east seven and one-half (7 1/2) poles as described in Volume 117, Page 494, Ottawa
County deed records; thence in a southwesterly direction along the said westerly line of the east seven and one-half (7 1/2) poles as described in Volume 117, Page 494, Ottawa County deed records,

                                                                            (TE)


having an assumed bearing of south zero (00) degrees, three (03) minutes, forty-seven (47) seconds west, a distance of five hundred twenty and sixty-one hundredths (520.61) feet to the true point of beginning; thence continuing south zero (00) degrees, three (03) minutes, forty-seven (47) seconds west along the said westerly line of the east seven and one-half (7 1/2) poles as described in Volume 117, Page 494, Ottawa County deed records, a distance of fifty-five and twenty-nine hundredths (55.29) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of three hundred thirty-six and fifty-three hundredths (336.53) feet to the intersection of the southerly Line of the said southeast one-quarter (1/4) of Section 5; thence north eighty-nine (89) degrees, fifty-six (56) minutes, thirteen (13) seconds west along the said southerly line of the southeast one-quarter (1/4) of Section 5, a distance of one hundred fourteen and forty-two hundredths (114.42) feet to a point, said point being one thousand four hundred fifteen and thirty-seven hundredths (1415.37) feet westerly of the southeast corner of the said southeast one-quarter of Section 5; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of four hundred sixty-three and seventy-four hundredths (463.74) feet to the true point of beginning. Containing 0.46 acres more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-122: Being a parcel of land located in the northeast quarter (1/4) of Section 8 Town 7-North, Range 15-
East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Beginning at the northwest corner of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 8: thence in an easterly direction along the northerly line of the said northeast quarter (1/4) of the northeast quarter (1/4) of Section 8, having an assumed bearing of south eighty-nine (89) degrees, fifty-six

                                                                            (TE)



(56) minutes, thirteen (13) seconds east, a distance of seventy-nine and twenty-seven hundredths (79.27) feet to the intersection of the centerline of The Toledo Edison Company Transmission
Line, said intersection being Station 976 + 13.23 on the said centerline of The Toledo Edison Company Transmission Line aforesaid: thence continuing south eighty-nine (89) degrees, fifty-six (56) minutes, thirteen (13) seconds cast along the said northerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 8. a distance of one hundred seventy-one and sixty-three hundredths (171.63) feet to the intersection of a line drawn seventy-five and no hundredths (75.00) feet south-easterly of and parallel to the said centerline of The Toledo Edison Company Transmission Line aforesaid: thence south sixty-four
(64) degrees, nine (09) minutes. five (05) seconds west along said line drawn seventy-five and no hundredths (75.00) feet south-easterly of and parallel to the said centerline of The Toledo Edison Company Transmission Line aforesaid, a distance of two hundred seventy-eight and thirty-five hundredths (278.35) feet to the intersection of the westerly line of the said northeast quarter (1/4) of the northeast quarter (1/4) of Section 8; thence north zero (00) degrees, eleven (11) minutes, seventeen (17) seconds west along the said westerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of Section 8, a distance of eighty-three and twenty-one hundredths (83.21) feet to the intersection of the said centerline of The Toledo Edison Company Transmission Line aforesaid, said intersection being Station 975 + 25.29 on the said centerline of The Toledo Edison Company Transmission Line aforesaid, said intersection also being thirty-eight and forty-three hundredths (38.43) feet southerly of the northwest corner of the said northeast quarter (1/4) of the northeast quarter (1/4) of
Section 8; thence continuing north zero (00) degrees, eleven (11) minutes, seventeen (17) seconds west along the said westerly line of the northeast quarter (1/4) of the northeast quarter (1/4) of
Section 8, a distance of thirty-eight and forty-three hundredths (38.43) feet to the point of beginning.

    Containing 0.35 acres more or less. Subject to zoning ordinances, restrictions of record and public utility or other ease-ments of record.

                                                                            (TE)





    PARCEL D-123: A parcel of land being pan of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, Town 7 North, Range 15 East, in Carroll Township, Ottawa
County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northeast corner of the said northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8; thence in a westerly direction along the northerly line of the said northwest one-quarter (1/4) of the northeast one-quarter (1/4) of
Section 8 having an assumed bearing of north eighty-nine (89) degrees fifty-six (56) minutes, thirteen (13) seconds west, a distance of ninety-two and thirty-six hundredths (92.36) feet to the intersection of the northwesterly right-of-way line of The Toledo Edison Company bearing south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west, said intersection being the true point of beginning; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along the said northwesterly right-of-way line of The Toledo Edison Company, a distance of three hundred ninety-nine and nineteen hundredths (399.19) feet to a point, thence north zero (00) degrees, forty-nine (49) minutes, five (05) seconds cast along a line, a distance of one hundred seventy-four and forty-six hundredths (174.46) feet to the intersec-tion of the said northerly line of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, bearing south eighty-nine (89) degrees, fifty-six (56) minutes, thirteen (13) seconds cast; thence south eighty-nine (89) degrees, fifty-six (56) minutes, thirteen (13) seconds east along the said northerly line of the northwest one-quarter (1/4) of the northeast one-quarter
(1/4) of Section 8, a distance of three hundred fifty-six and seventy-six hundredths (356.76) feet to the true point of begin-ning.

    Containing 0.71 acres, more or less.

    PARCEL D-124: A parcel of land being pan of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, Town 7 North, Range 15 East, in Carroll Township, Ottawa
County, Ohio, said parcel of land being bounded and described as follows:

                                                                            (TE)




    Beginning at the northeast comer of the said northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8;
thence in a southeasterly direction along the easterly line of the said northwest one-quarter (1/4) of the northeast one-quarter
(1/4) of Section 8, having an assumed bearing of south zero (00) degrees, eleven (11) minutes, seventeen (17) seconds east, a distance of ten and sixty-nine hundredths (10.69) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of one thousand four hundred and sixty-six hundredths (1400.66) feet to the intersection of the easterly line of the west three (3) rods and fifteen (15) feet of the said northwest one-quarter (1/4) of the northeast one-quarter
(1/4) of Section 8; thence north zero (00) degrees, ten (10) minutes, fifty-four (54) seconds cast along the said easterly line of the west three (3) rods and fifteen (15) feet of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, a distance of fifty-five and sixty-five hundredths (55.65) feet to a point, said point being five hundred sixty-seven and eleven hun-dredths (567.11) feet southerly of the northeast corner of the said west three (3) rods and fifteen (15) feet of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8;
thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds cast along a line, a distance of one thousand two hundred ninety-seven and seventy-nine hundredths (1297.79) feet to the intersection of the northerly line of the said northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8; thence south eighty-nine (89) degrees, fifty-six (56) minutes, thirteen
(13) seconds east along the said northerly line of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, a distance of ninety-two and thirty-six hundredths (92.36) feet to the point of beginning.

    Containing 1.56 acres more or less.

    Excepting therefrom a reservation as described in Volume 250
Page 285 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by

                                                                            (TE)





Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-125: A parcel of land being part of the northeast one-quarter (1/4) of the northwest one-quarter (1/4) of Section 8 and part of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of Section 8, Town 7 North, Range 15 East, in Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the intersection of the northerly line of the said northeast one-quarter (1/4) of Section 8 with the easterly line of the west three (3) rods and fifteen (15) feet of the said northwest one-quarter (1/4) of the northeast one-quarter (1/4) of
Section 8: thence in a southwesterly direction along the said easterly line of the west three (3) rods and fifteen (15) feet of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of
Section 8, having an assumed bearing of south zero (00 degrees, ten (10) minutes, fifty-four (54) seconds west, a distance of five hundred sixty-seven and eleven hundredths (567.11) feet to the true point of beginning; thence continuing south zero (00) degrees ten (10) minutes, fifty-four (54) seconds west along the said easterly line of the west three (3) rods and fifteen (15) feet of the northwest one-quarter (1/4) of the northeast one-quarter (1/4) of
Section 8; a distance of fifty-five and sixty-five hundredths (55.65) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of one thousand five hundred fifty-five and forty-nine hundredths
(1555.49) feet to the intersection of the westerly line of the said northeast one-quarter (1/4) of the northwest one-quarter (1/4) of
Section 8: thence north zero (00) degrees, thirty-seven (37) minutes. forty-nine (49) seconds east along the said westerly line of the northeast one-quarter (1/4) of the northwest one-quarter
(1/4) of Section 8 a distance of fifty-five and eighty-six hun-dredths (55.86) feet to a point, said point being one thousand two hundred forty-six and sixty-eight hundredths (1246.68) feet south. erly of the northwest corner of the said northeast one-quarter
(1/4) of the northwest one-quarter (1/4) of Section 8; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds

                                                                            (TE)





east along aline, a distance of one thousand five hundred fifty-five and one hundredths (1555.01) feet to the true point of beginning.

     Containing 1.79 acres more or less.

     Excepting therefrom a reservation as described in Volume 250
Page 663 of Ottawa County Deed Records.

     It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

     PARCEL D-126: A parcel of land being part of the northwest one-quarter (1/4) of Section 8, Town 7 North, Range 15 East, in
Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

     Commencing at the southwest corner of the said northwest one-quarter (1/4) of Section 8; thence in a northeasterly direction along the westerly line of the said northwest one-quarter (1/4) of
Section 8, having and assumed bearing of north one (01) degree, four (04) minutes, forty-two (42) seconds east, a distance of six hundred eighty-three and three hundredths (683.03) feet to the true point of beginning; thence continuing north one (01) degree, four (04) minutes, forty-two (42) seconds east along the said westerly line of the northwest one-quarter (1/4) of Section 8, a distance of fifty-six an eight hundredths (56.08) feet to a point; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of one thousand four hundred ninety-four and sixty hundredths (1494.60) feet to the intersection of the westerly line of the northeast one-quarter (1/4) of the northwest one-quarter (1/4) of Section 8, said intersection being one thousand two hundred forty-six and sixty-eight hundredths (1246.68) feet southerly of the northwest corner of the said northeast one-quarter (1/4) of the northwest one-quarter (1/4) of
Section 8; thence south zero (00) degrees, thirty-seven (37) minutes, forty-nine (49) seconds west along the said westerly line of the northeast one-quarter (1/4) of the northwest one-quarter (1/4) of Section 8, a distance of fifty-five an eighty-six hun-dredths (55.86) feet to a point; thence south sixty-four (64)

                                                                            (TE)





degrees, nine (09) minutes, five (05) seconds west along a line. a distance of one thousand four hundred ninety-five and nine hundredths (1495.09) feet to the true point of beginning.

    Containing 1.72 acres more or less. Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-130: A parcel of land being part of the West half
(1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter (1/4) of Section 7 Town Seven (7) North
Range fifteen (15) East, in Carroll Township, Ottawa County,
Ohio, said parcel of land being bounded and described as follows:

    Beginning at the southwest corner of the said West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter (1/4) of Section 7: thence in a northerly direction along the west line of said West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter (1/4) of Section 7 to the intersection of a line drawn seventy.five and zero hundredths
(75.00) feet northwesterly of and parallel to the centerline of the New Toledo Edison Company Transmission Line; thence in a northeasterly direction along said line drawn seventy-five and zero hundredths (75.00) feet northwesterly of and parallel to the centerline of the New Toledo Edison Company Transmission Line to the intersection of the east line of the said West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter
(1/4) of Section 7: thence in a southerly direction along the said east line of the West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter (1/4) of Section 7 to the intersection of the south line of the said West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter
(1/4) of Section 7: thence in a westerly direction along the said south line of the West half (1/2) of the West half (1/2) of the East half (1/2) of the Northeast quarter (1/4) of Section 7 to the point of beginning.

    Containing 1.74 acres of land, more or less.

                                                                            (TE)





    PARCEL D-133: Being a parcel of land located in the southeast quarter (1/4) of Section 7, Town 7-North. Range 15-
East. in Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Commencing at the southwest corner of the southeast quarter (1/4) of Section 7; thence in a northwesterly direction along the westerly line of the said southeast quarter (1/4) of Section 7, having an assumed bearing of north zero (00) degrees, twenty-four (24) minutes, ten (10) seconds west, a distance of two thousand thirty-nine and sixty-two hundredths (2039.62) feet to the intersection of the centerline of The Toledo Edison Company Transmission Line, said intersection being Station 901 + 35.25 on the said centerline of The Toledo Edison Company Transmission
Line aforesaid, said intersection also being the true point of beginning; thence continuing north zero (00) degrees, twenty-four
(24) minutes, ten (10) seconds west along the said westerly line of the southeast quarter (1/4) of Section 7, a distance of three hundred twenty-one and twenty-eight hundredths (321.28) feet to the intersection of the easterly edge of water of Packer Creek: thence south fifty-three (53) degrees, forty-eight (48) minutes, seven (07) seconds east along the said easterly edge of water of Packer Creek, a distance of three hundred twenty-eight and forty-four hundredths (328.44) feet to the intersection of the said centerline of The Toledo Edison Company Transmission Line aforesaid, said intersection being Station 904 + 27.25 on the said centerline of The Toledo Edison Company Transmission Line aforesaid: thence south seventy-three (73) degrees, forty-eight
(48) minutes, fifty-seven (57) seconds east along the said easterly edge of water of Packer Creek, a distance of one hundred twelve and one hundredth (112.01) feet to the intersection of a line drawn seventy-five and no hundredths (75.00) feet southeasterly of and parallel to the said centerline of The Toledo Edison Company Transmission Line aforesaid: thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along said line drawn seventy-five and no hundredths (75.00) feet southeasterly of and parallel to the said centerline of The Toledo Edison Company Transmission Line aforesaid, a distance of four hundred ten and eighty-nine hundredths (410.89) feet to the intersection of the said

                                                                            (TE)





westerly line of the southeast quarter (1/4) of Section 7: thence north zero (00) degrees, twenty-four (24) minutes, ten (10) seconds west along said westerly line of the southeast quarter (1/4) of Section 7, a distance of eighty-three and six hundredths (83.06) feet to the true point of beginning.

    Containing 1.58 acres more or less.

    PARCEL D. 134: A parcel of land being part of the west one-half (1/2) of the northeast one-quarter (1/4) of Section 7 and part of the west one-half (1/2) of the southeast one-quarter (1/4) of Section 7, Town 7 North, Range 15 East, in Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northeast corner of the said west one-half of the northeast one-quarter (1/4) of Section 7; thence in a southwesterly direction along the easterly line of the said west one-half (1/2) of the northeast one-quarter (1/4) of Section 7, having an assumed bearing of south zero (00) degrees, twenty (20) minutes, thirty-eight (38) seconds west, a distance of two thousand four hundred seventy-seven and nineteen hundredths (2477.19) feet to the true point of beginning; thence continuing south zero
(00) degrees, twenty (20) minutes, thirty-eight (38) seconds west along the said easterly line of the west one-half (1/2) of the northeast one-quarter (1/4) of Section 7, a distance of one hundred eleven and forty-four hundredths (111.44) feet to a point: thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of one thousand two hundred forty and twenty-five hundredths (1240.25) feet to the intersection of the centerline of Packer Creek: thence north fifty-three (53) degrees, forty-eight (48) minutes, seven (07) seconds west along the said centerline of Packer Creek, a distance of one hundred thirteen and twenty-one hundredths (113.21) feet to a point:
thence north sixty-four (64 degrees nine (09) minutes, five (05) seconds east along a line, a distance of one thousand three hundred forty-two and fifty hundredths (1342.50) feet to the true point of beginning.

    Containing 2.97 acres more or less.

                                                                            (TE)





    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-135: A parcel of land being part of the southwest one-quarter (1/4) of Section 7, Town 7 North, Range 15 East, in
Carroll Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the southwest corner of the said southwest one-quarter (1/4) of Section 7; thence in a northerly direction along the westerly line of the said southwest one-quarter (1/4) of
Section 7, having an assumed bearing of north zero (00) degrees, one (01) minute, forty-five (45) seconds east, a distance of nine hundred twenty-eight and three tenths (928.3) feet to the true point of beginning; thence continuing north zero (00) degrees, one
(01) minute, forty-five (45) seconds east along the said westerly line of the southwest one-quarter (1/4) of Section 7, a distance of fifty-five and six tenths (55.6) feet to a point; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of two thousand three hundred forty-four and eight tenths (2344.8) feet to a point; thence north twenty-five (25) degrees, fifty (50) minutes, fifty-five (55) seconds west along a line, a distance of fifty and no tenths (50.0) feet to a point: thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of three hundred fifty and no tenths (350.0) feet to the intersection of the easterly line (as occupied) of the said southwest one-quarter (1/4) of Section 7; thence south zero (00) degrees, fifty-three (53) minutes, forty-two (42) seconds west along the said easterly line (as occupied) of the southwest one-quarter (1/4) of Section 7, a distance of one hundred twelve and no tenths (112.0) feet to a point, said point being two thousand ninety and four tenths (2090.4) feet northerly from the southeast corner (as occupied) of the said southwest one-quarter
(1/4) of Section 7; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of two thousand six hundred sixty-eight and six tenths (2668.6) feet to the true point of beginning.

                                                                           L(TE)





    Containing 3.45 acres of land more or less.

    Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-137: A parcel of land being part of the north one-half (1/4) of the south one-half (1/2) of the southeast quarter (1/4) of Section #12, Town-7 North, Range 14-East, in Benton Township, Ottawa County, Ohio. Said parcel of land being bounded and described as follows:

    Commencing at the northeast corner of the said southeast quarter (1/4) of Section #12: thence in a southerly direction along the easterly line of the said southeast quarter (1/4) of Section #12, having an assumed bearing of south zero (00) degrees, two (02) minutes, thirty-one (31) seconds east, a distance of one thousand seven hundred eighteen and ninety-three hundredths (1718.93) feet to the true point of beginning; thence continuing south zero
(00) degrees, two (02) minutes, thirty-one (31) seconds east along the said easterly line of the southeast quarter (1/4) of Section #12, a distance of two hundred six and eighty hundredths (206.80) feet to the intersection of the southerly line of the said north one-half (1/2) of the south one-half (1/2) of the southeast quarter (1/4) of Section #12: thence north eighty-nine (89) degrees, twenty-six (26) minutes, twenty (20) seconds west along the said southerly line of the north one-half (1/2) of the south one-half (1/2) of the southeast quarter (1/4) of Section #12, a distance of four hundred eighteen and fifty-eight hundredths
(418.58) feet to a point: thence north sixty-four (64) degrees, nine
(09) minutes, five (05) seconds east along a line a distance of four hundred sixty-four and ninety-two hundredths (464.92) feet to the true point of beginning.

    Containing nine hundred ninety-four thousandths (0.994) acres of land more or less.

    Subject to legal highways.

                                                                            (TE)





    PARCEL D-138: A parcel of land located in the south one-half (1/2) of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 12, Town 7 North, Range 14 East, in Benton
Township, Ottawa County, Ohio and also located in the north one-half (1/2), of the north one-half (1/2) of the northeast one-quarter (1/4) of Section 13, Town 7 North, Range 14 East, in
Benton Township, Ottawa County, Ohio, bounded and described as follows:

    Commencing at the southwest corner of the said northeast one-quarter (1/4) of Section 13: thence in a northeasterly direction along the westerly line of the said northeast one-quarter (1/4) of
Section 13, having an assumed bearing of north zero (00) degrees, twenty-three (23) minutes, forty-three (43) seconds east, a dis-tance of two thousand one hundred twenty-seven and forty-nine hundredths (2127.49) feet to the true point of beginning; thence continuing north zero (00) degrees, twenty-three (23) minutes, forty-three (43) seconds east along the said westerly line of the northeast one-quarter (1/4) of Section 13, a distance of fifty-five and seventy-five hundredths (55.75) feet to a point; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of two thousand five hundred twenty-three and seventy-eight hundredths (2523.78) feet to the intersection of the northerly line of the said south one-half (1/4) of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 12, thence south eighty-tune (89) degrees, twenty-six (26) minutes, twenty
(20) seconds east along the said northerly line of the south one-half (1/2) of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 12, a distance of one hundred twelve and forty-one hundredths (112.41) feet to a point, said point being three hundred six and seventeen hundredths (306.17) feet westerly of the northeast corner of the said south one-half (1/2) of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 12; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of two thousand six hundred forty-nine and eleven hundredths (2649.11) feet to the true point of beginning.

    Containing 2.97 acres more or less.

                                                                            (TE)





    PARCEL D-139: A parcel of land being part of the northeast one-quarter (1/4) of the northwest one-quarter of Section 13, Town 7 North, Range 14 East, in Benton Township, Ottawa
County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the southeast corner of the said northwest one-quarter (1/4) of Section 13; thence in a northeasterly direction along the easterly line of the said northwest one-quarter (1/4) of
Section 13, having an assumed bearing of north zero (00) degrees, twenty-three (23) minutes, forty-three (43) seconds east, a dis-tance of two thousand one hundred twenty-seven and forty-nine hundredths (2127.49) feet to the true point of beginning; thence continuing north zero (00) degrees, twenty-three (23) minutes, forty-three (43) seconds east along the said easterly line of the northwest one-quarter (1/4) of Section 13, a distance of fifty-five and seventy-five hundredths (55.75) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of one thousand four hundred ninety-one and sixty-four hundredths (1491.64) feet to the intersection of the westerly line of the said northeast one-quarter (1/4) of the northwest one-quarter (1/4) of Section 13: thence south zero (00) degrees, ten (10) minutes, thirty (30) seconds west along the said westerly line of the northeast one-quarter (1/4) of the northwest one-quarter (1/4) of Section 13, a distance of fifty-five and sixty-four hundredths (55.64) feet to a point, said point being one thousand one hundred eighty-three and sixteen hundredths
(1183.16) feet southerly of the northwest corner of the said northeast one-quarter (1/4) of the northwest one-quarter (1/4) of
Section 13; thence north sixty-four (64) degrees, nine (09) min-utes, five (05) seconds east along a line, a distance of one thousand four hundred ninety-one and forty-one hundredths (1491.41) feet to the true point of beginning.

    Containing 1.71 acres more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

                                                                            (TE)





    PARCEL D-140: A parcel of land being part of the west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of Section 13, Town 7 North, Range 14 East in Benton Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the southwest corner of the said west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter
(1/4) of Section 13: thence in an easterly direction along the southerly line of the said west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of Section 13, having an assumed bearing of south eighty-nine (89) degrees, thirty-four
(34) minutes, thirty-nine (39) seconds east, a distance of nine hundred thirty-seven and ninety-six hundredths (937.96) feet to the true point of beginning; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of four hundred forty-four and twenty hundredths (444.20) feet to the intersection of the easterly line of the said west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of
Section 13; thence south zero (00) degrees, ten (10) minutes, thirty (30) seconds west along the said easterly line of the west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of Section 13, a distance of one hundred ninety-six and sixty-one hundredths (196.61) feet to the intersection of the said southerly line of the west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of Section 13; thence north eighty-nine (89) degrees, thirty-four (34) minutes, thirty-nine (39) seconds west along the said southerly line of the west one-half (1/2) of the north one-half (1/2) of the northwest one-quarter (1/4) of Section 13, a distance of three hundred ninety-nine and seventeen hundredths (399.17) feet to the true point of beginning.

    Containing 0.90 acres of land more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

                                                                            (TE)





    PARCEL D-141: Being a parcel of land one hundred fifty
(150) feet in width of that part of the south one half (1/2) of the northwest quarter (1/4) or Section 13, in Benton Township,
Ottawa County, Ohio, bounded and described as follows:

    Commencing at the northwest corner of the south one half
(1/2) of the northwest quarter (1/4) of Section 13: thence in an easterly direction along the northerly line of the said south one half (1/2) of the northwest quarter (1/4) of Section 13, having an assumed bearing of south eighty nine degrees thirty four minutes thirty nine seconds (89 degrees 34' 39") east, a distance of nine hundred thirty seven and ninety six hundredths (937.96) feet to the true point of beginning; thence continuing south eighty nine degrees thirty four minutes thirty nine seconds (89 degrees 34' 39") east along the said northerly line of the south one half (1/2) of the northwest quarter (1/4) of Section 13, a distance of three hundred thirty eight and ninety hundredths (338.90) feet to a point: thence south sixty four degrees nine minutes five seconds (64 degrees 09' 05") west, a distance of one thousand four hundred eighteen and twenty two hundredths (1418.22) feet to the intersection of the westerly line of the said south one half (1/2) of the northwest quarter (1/4) of
Section 13; thence north zero degrees two minutes forty five seconds (00 degrees 02' 45") west along the said westerly line of the south one half (1/2) of the northwest quarter (1/4) of Section 13, a distance of one hundred sixty six and sixty two hundredths
(166.62) feet to a point which is also located one thousand seven hundred eighty three (1783) feet south of the northwest corner of said Section 13: thence north sixty four degrees nine minutes five seconds (64 degrees 09' 05") east, a distance of one thousand forty one and eighty one hundredths (1041.81) feet to the true point of beginning and containing four and twenty four hundredths (4.24) acres of land, more or less.

    Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

                                                                            (TE)





    PARCEL D-142: A parcel of land being part of the south one-half (1/2) of the northeast one-quarter (1/4) of Section 14, Town
7 North, Range 14 East, in Benton Township, Ottawa County,
Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northeast corner of the said northeast one-quarter (1/4) of Section 14; thence in a southeasterly direction along the easterly line of the said northeast one-quarter (1/4) of
Section 14, having an assumed bearing of south zero (00) degrees, two (02) minutes, forty-five (45) seconds east, a distance of one thousand seven hundred eighty-three and zero hundredths
(1783.00) feet to the true point of beginning: thence continuing south zero (00) degrees, two (02) minutes, forty-five (45) seconds east along the said easterly line of the northeast one-quarter (1/4) of Section 14, a distance of fifty-five and fifty-four hundredths (55.54) feet to a point: thence south sixty-four (64) degrees, nine
(09) minutes, five (05) seconds west along a line, a distance of one thousand nine hundred and thirty hundredths (1900.3O) feet to the intersection of the southerly line of the said south one-half (1/2) of the northeast one-quarter (1/4) of Section 14: thence south eighty-nine (89) degrees, thirteen (13) minutes, seven (07) seconds west along the said southerly line of the south one-half (1/2) of the northeast one-quarter (1/4) of Section 14, a distance of one hundred eighteen and one hundredths (118.01) feet to a point, said point being eight hundred sixty-two and twelve hundredths (862.12) feet easterly of the southwest corner of the said south one-half (1/2) of the northeast one-quarter (1/4) of Section 1/44; thence north sixty-four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of two thousand thirty-one and thirty-seven hundredths (2031.37) feet to the true point of begin-ning.

    Containing 2.26 acres more or less.

    Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

                                                                            (TE)





    PARCEL D-143: The north one-half (1/2) of the southeast quarter (1/4) of Section fourteen (14), Town seven (7), Range fourteen (14) in Benton Township, Ottawa County, Ohio, ex-cepting therefrom a parcel of land being bounded and described as follows:

    Commencing at the southeast corner of the said southeast one-quarter (1/4) of Section 14: thence in a northerly direction along the easterly line of the said southeast one-quarter (1/4) of Section 14, having an assumed bearing of north zero (00) degrees, eleven
(11) minutes, forty-seven (47) seconds east, a distance of one thousand six hundred eighty-six and sixty-three hundredths
(1686.63) feet to the true point of beginning; thence north eighty-nine (89) degrees, forty-eight (48) minutes, thirteen (13) seconds west along a line drawn perpendicular to the said easterly line of the southeast one-quarter (1/4) of Section 14, a distance of three hundred thirty-one and no hundredths (331.00) feet to the intersection of a line drawn three hundred thirty-one and no hundredths (331.00) feet westerly of and parallel to the said easterly line of the southeast one-quarter (1/4) of Section 14, thence north zero (00) degrees, eleven (11) minutes, forty-seven
(47) seconds east along said line drawn three hundred thirty-one and no hundredths (331.00) feet westerly of and parallel to the easterly line of the southeast one-quarter (1/4) of Section 14, a distance of two hundred sixty-three and twenty hundredths
(263.20) feet to the intersection of a line drawn perpendicular to the said easterly line of the southeast one-quarter (1/4) of Section 14; thence south eighty-nine (89) degrees, forty-eight (48) min-utes, thirteen (13) seconds east along said line drawn per-pendicular to the said easterly line of the southeast one-quarter (1/4) of Section 14, a distance of three hundred thirty-one and no hundredths (331 .00) feet to the intersection of the said easterly line of the southeast one-quarter (1/4) of Section 14: thence south zero (00) degrees, eleven (11) minutes, forty-seven (47) seconds west along the said easterly line of the southeast one-quarter (1/4) of Section 14, a distance of two hundred sixty-three and twenty hundredths (263.20) feet to the true point of beginning.

    Containing 2.00 acres of land, more or less.

                                                                            (TE)





    Subject to legal highways.

    PARCEL D-144: A parcel of land being part of the north one half (1/2) of the southwest one quarter (1/4) of Section 14, Town
7 North, Range 14 East, in Benton Township, Ottawa County,
Ohio, said parcel of land being bounded and described as follows:

    Commencing at the southwest corner of the said north one half (1/2) of the southwest one quarter (1/4) of Section 14:
thence in a northeasterly direction along the southerly line of the said north one half (1/2) of the southwest one quarter (1/4) of
Section 14, having an assumed bearing of north eighty nine (89) degrees, ten (10) minutes, twenty seven (27) seconds east, a distance of one thousand fifty three and eighty hundredths
(1053.80) feet to the true point of beginning; thence north sixty four (64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of one hundred eighteen and twenty one hundredths (118.21) feet to the intersection of a line drawn perpendicular to the said southerly line of the north one-half (1/2) of the southwest one quarter (1/4) of Section 14: thence south zero
(00) degrees, forty nine (49) minutes, thirty three (33) seconds east along said line drawn perpendicular to the southerly line of the north one half (1/2) of the southwest one quarter (1/4) of Section
14, a distance of fifty and no hundredths (50.00) feet to the intersection of the said southerly line of the north one half (1/2) of the southwest one quarter (1/4) of Section 14: thence south eighty nine (89) degrees, ten (10) minutes, twenty seven (27) seconds west along the said southerly line of the north one half (1/2) of the southwest one quarter (1/4) of Section 14, a distance of one hundred seven and eleven hundredths (107.11) feet to the true point of beginning.

    Containing 0.06 acres more or less.

    PARCEL D-145: Being a parcel of land one hundred fifty
(150) feet in width located in that part of the north one half (1/2) of the southwest quarter (1/4) of Section 14, Town 7-North, Range 14-East, in Benton Township, Ottawa County, Ohio, bound-ed and described as follows:

                                                                            (TE)





    Commencing at the northeast corner of the said north one half
(1/2) of the southwest quarter (1/4) of Section 14: thence in a southwesterly direction along the easterly line of the said north one half (1/2) of the southwest quarter (1/4) of Section 14, having an assumed bearing of south zero degrees fifteen minutes zero seconds
(00 degrees 15' 00") west, a distance of four hundred six and seventy two hundredths (406.72) feet to the true point of beginning; thence continuing south zero degrees fifteen minutes zero seconds (00 degrees 15' 00") west along the said easterly line of the north one half (1/2) of the southwest quarter (1/4) of Section 14, a distance of one hundred sixty seven and four hundredths (167.04) feet to a point;
thence south sixty four degrees nine minutes five seconds (64 degrees 09' 05") west a distance of one thousand seven hundred eighty seven and ninety eight hundredths (1787.98) feet to the intersection of the southerly line of the said north one half (1/2) of the southwest quarter (1/4) of Section 14; thence south eighty nine degrees ten minutes twenty seven seconds (89 degrees 10' 27") west along the said southerly line of the north one half (1/2) of the southwest quarter
(1/4) of Section 14, a distance of three hundred fifty four and sixty two hundredths (354.62) feet to a point located six hundred ninety nine and eighteen hundredths (699.18) feet east of the west line of the said north one half (1/2) of the southwest quarter (1/4) of
Section 14; thence north sixty four degrees nine minutes five seconds (64 degrees 09' 05") east a distance of two thousand one hundred eighty two and eighty hundredths (2182.80) feet to the true point of beginning and containing six and eighty four hundredths (6.84) acres of land, more or less.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-146: Being a parcel of land one hundred fifty and no hundredths (150.00) feet in width located in the southwest quarter (1/4) of the southwest quarter (1/4) of Section 14, Town 7-North, Range 14-East, in Benton Township, Ottawa County and State of Ohio, bounded and described as follows:

                                                                            (TE)




    Commencing at the northwest corner of the said southwest quarter (1/4) of the southwest quarter (1/4) of Section 14; thence in a northeasterly direction along the northerly line of the said southwest quarter (1/4) of the southwest quarter (1/4) of Section
14, having an assumed bearing of north eighty nine degrees ten minutes twenty seven seconds (89 degrees 10' 27") east, a distance of six hundred ninety nine and eighteen hundredths (699.18) feet to the true point of beginning; thence continuing north eighty nine degrees ten minutes twenty seven seconds (89 degrees 10' 27") east along the said northerly line of the southwest quarter (1/4) of the southwest quarter (1/4) of Section 14, a distance of three hundred fifty four and sixty two hundredths (354.62) feet to a point: thence south sixty four degrees nine minutes five seconds (64 degrees 09' 05") west, a distance of one thousand one hundred sixty eight and eighty seven (1168.87) feet to the intersection of the westerly line of the said southwest quarter (1/4) of the southwest quarter (1/4) of Section 14; thence north zero degrees twelve minutes fifteen seconds (00 degrees 12' 15") west along the said westerly line of the southwest quarter (1/4) of the southwest quarter (1/4) of Section
14, a distance of one hundred sixty six and forty hundredths
(166.40) feet to a point located three hundred twenty eight and four hundredths (328.04) feet south of the said northwest corner of the southwest quarter (1/4) of the southwest quarter (1/4) of
Section 14; thence north sixty four degrees nine minutes five seconds (64 degrees 09' 05") east, a distance of seven hundred seventy five and fifty three (775.53) feet to the true point of beginning and containing three and thirty five hundredths (3.35) acres of land, more or less.

    Subject to legal highways.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-147: A parcel of land being part of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 15, Town
7 North, Range 1/44 East, in Benton Township, Ottawa County,
Ohio, said parcel being bounded and described as follows:

                                                                            (TE)




    Commencing at the northeast corner of the said south one-half (1/2) of the southeast one-quarter (1/4) of Section 15: thence in a southeasterly direction along the easterly line of the said south one-half (1/2) of the southeast one-quarter (1/4) of Section 15, having an assumed bearing of south zero (00) degrees, twelve
(12) minutes, fifteen (15) seconds east, a distance of three hundred twenty-eight and four hundredths (328.04) feet to the true point of beginning; thence continuing south zero (00) degrees, twelve (12) minutes, fifteen (15) seconds east along the said easterly line of the south one-half (1/2) of the southeast one-quarter (1/4) of Section 15, a distance of fifty-five and forty-six hundredths (55.46) feet to a point, thence south sixty-four (64) degrees, nine (09) minutes, five (05) seconds west along a line, a distance of two thousand two hundred one and thirty-one hun-dredths (2201.31) feet to the intersection of the southerly line of the said south one-half (1/2) of the southeast one-quarter (1/4) of Section 15: thence south eighty-nine (89) degrees, thirty-three
(33) minutes, fifty (50) seconds west along the said southerly line of the south one-half (1/2) of the southeast one-quarter (1/4) of
Section 15, a distance of one hundred sixteen and fifty-one hundredths (116.51) feet to a point, said point being five hundred twenty-three and sixty-one hundredths (523.6) feet easterly of the southwest corner of the said south one-half (1/2) of the southeast one-quarter (1/4) of Section 15; thence north sixty-four
(64) degrees, nine (09) minutes, five (05) seconds east along a line, a distance of two thousand three hundred thirty and fifty-five hundredths (2330.55) feet to the true point of beginning.

    Containing 2.60 acres more or less.

    Subject to legal highways.

    Excepting therefrom a reservation as described in Volume 250
Page 293 of Ottawa County Deed Records.

    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

                                                                            (TE)





    PARCEL D-148: A parcel of land being part of the north twenty-four (24) acres of the northeast one-quarter (1/4) of
Section 22, Town 7 North, Range 14 East in Benton Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Commencing at the northwest corner of the said north twenty-four (24) acres of the northeast one-quarter (1/4) of Section 22; thence in a northeasterly direction along the northerly line of the said north twenty-four (24) acres of the northeast one-quarter
(1/4) of Section 22, having an assumed bearing of north eighty-nine (89) degrees, thirty-three (33) minutes, fifty (50) seconds east, a distance of five hundred twenty-three and sixty-one hun-dredths (523.61) feet to the true point of beginning; thence continuing north eighty-nine (89) degrees, thirty-three (33) min-utes, fifty (50) seconds east along said northerly line of the north twenty-four (24) acres of the northeast one-quarter (1/4) of
Section 22, a distance of one hundred sixteen and fifty-one hundredths (116.51) feet to a point; thence south sixty-four (64) degrees, nine (09) minutes. five (05) seconds west along a line, a distance of seven hundred eleven and thirty-two hundredths
(711.32) feet to the intersection of the westerly line of the said north twenty-four (24) acres of the northeast one-quarter (1/4) of
Section 22; thence north zero (00) degrees, zero (00) minutes. forty-three (43) seconds east along the said westerly line of the north twenty-four (24) acres of the northeast one-quarter (1/4) of
Section 22, a distance of fifty-five and fifty-six hundredths (55.56) feet to a point, said point being two hundred forty-nine and sixty-six hundredths (249.66) feet southerly of the said northwest corner of the north twenty-four (24) acres of the northeast one-quarter (1/4) of Section 22; thence north sixty-four (64) degrees, nine
(09) minutes, five (05) seconds east along a line, a distance of five hundred eighty-one and eighty-four hundredths (581.84) feet to the true point of beginning.

    Containing 0.74 acres more or less.

    Excepting therefrom a reservation as described in Volume 250
Page 295 of Ottawa County Deed Records.

                                                                            (TE)





    It is the intention of Grantees that the property acquired herein extend to and be contiguous with right of way acquired by Grantees through the adjacent properties so as to establish a continuous corridor.

    PARCEL D-149: A parcel of land being part of the east half
(1/2) of the northwest quarter (1/4) of Section 22, Town 7 North,
Range 14 East, in Benton Township, Ottawa County, Ohio, said parcel of land being bounded and described as follows:

    Beginning at the northeast corner of the said east half (1/2) of the northwest quarter (1/4) of Section 22; thence in a south-westerly direction along the easterly line of the said east half (1/2) of the northwest quarter (1/4) of Section 22, having an assumed bearing of south zero (00) Degrees, zero (00) minutes, forty-three
(43) seconds west, a distance of four hundred ninety-two and eighty-nine hundredths (492.89) feet to the intersection of the northeasterly right of way line of the Norfolk and Western
Railroad; thence north sixty (60) degrees, fourteen (14) minutes, fifty-five (55) seconds west along the said northeasterly right of way line of the Norfolk and Western Railroad, a distance of nine hundred seventy-nine and ninety-six hundredths (979.96) feet to the intersection of the northerly line of the said east half (1/2) of the northwest quarter (1/4) of Section 22; thence north eighty-nine (89) degrees, thirty-three (33) minutes, twenty-two (22) seconds east along the said northerly line of the east half (1/2) of the northwest quarter (1/4) of Section 22, a distance of eight hundred fifty and ninety-two hundredths (850.92) feet to the point of beginning.

    Containing 4.81 acres more or less.



                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]

                                                                            (TE)





                              [TOP PORTION OF PAGE
                              INTENTIONALLY BLANK]





                               EXCEPTED PROPERTY

    Excepting and reserving from the lien and operation of this Inden-ture all of the properties of the Company hereinafter described, to-gether with the appurtenances thereof; Provided, however, that any and all equipment now or hereafter located on or over any real estate hereby excepted and appertaining to the electric plants, substations, transmission or distribution lines of the Company or other mortgaged property and any easement or other right reasonably necessary for the maintenance or operation thereof, shall not by reason of this exception and reservation be deemed to be excepted or reserved from the lien of this Indenture; it being the intention hereof to subject to the lien of the Indenture generally all equipment used or useful in the opera-tion of the Company's business and the right to maintain the same, whether or not located on the excepted real estate:

    1. The Casino Power Site situated in the City of Toledo, Lucas County, Ohio. Said premises being more particularly described as:

    (a) That part of the Wausonoquette Tract, Town 9 South, Range
8 East, in Washington Township, Lucas County, Ohio, which lies east of the top of the easterly bank of Mud Creek so called, and south of the south end of the bridge over said Mud Creek so called, and north of the land heretofore conveyed to the City of Toledo for park purposes, more particularly described as follows:

                                                                            (TE)




                            Commencing at a point on the shore of Maumee Bay
                        434.92 feet east and 803 feet north of the southeast corner of the Wausonoquette Tract thence west on a line parallel with the south line of said tract 558 feet; thence northerly by angle to the right 87 degrees,
                        184.45 feet; thence by angle to the right 10 degrees and 30 minutes, 116.85 feet; thence by angle to the right 12 degrees and 4 minutes, 387.40 feet; thence by angle to the left, 9 degrees and 43 minutes, 245.85 feet; thence by angle to the left 12 degrees and 40 minutes, 317 feet; thence by angle to the left 17 degrees and 55 minutes, 113.40 feet to the south end of bridge over Mud Creek; thence northeasterly along the southerly end of said bridge 50 feet to the shore of Maumee Bay; thence southeasterly along the shore of Maumee Bay to place of beginning, excepting from the above described land the following described parcel which was deeded to the Board of County Commissioners of Lucas County, Ohio, by The Toledo Casino Company on the 21st day of October, 1930, and recorded in Volume 814, Page 179 of Deeds Records:
                            A strip of land 60 feet wide in the North 10.52
                        acres of 18.52 acres lying East of the top of the East Bank of Mud Creek (so-called) in the Southeast part of Wausonoquette Tract, Washington Township, Lucas County, Ohio. The parcel from which the 60 foot strip herein conveyed is to be detached is shown in Vol. 17 of Lucas County Plats, Page 44, as the land sold to David Robison, Jr. by deed recorded in Vol. 196 of Deeds, Page 251. The said 60 foot strip is 30 feet on each side of the following described center line:
                            Beginning on the South line of the said 10.52 acres
                        51.70 feet East of the Southwest corner thereof; thence
                        17.79 feet Northerly on a line making an angle of 86 degrees 44' 51" with the said South line measured from East to North to the point of tangency to the arc of a circle whose radius is 1432.40 feet with the center to the East, central angle is 8 degrees 00' 00" and tangent distance is 100.16 feet; thence Northerly along said arc 200.00 feet to the point of tangency to a line which produced Northerly is 30 feet East of and parallel to the course F G of the meander line of the East bank of Mud Creek shown in the plat of record referred to above and from the original stones located in the ground at points F and G; thence Northerly
                        864.35 feet running 30 feet East of and parallel to the said course F G to the point of tangency to the arc of a circle whose radius is 2864.79 feet, with the center to the West, central angle is 6 degrees 13' 00" and tangent distance is 155.57 feet; thence Northerly along last described arc to the North line of the said 10.52 acres and there terminating subject to the present legal highway.
                            Excepting from the above described premises the
                        part thereof conveyed to Harry Rimelspach by deed dated July 24, 1944 and

                                                                            (TE)



recorded in Volume 1142 of the Lucas County, Ohio, Deed Records at page 541.

    (b) Also all the riparian rights and all right, title and interest of the Company in and to the submerged lands lying in the Maumee
Bay (or Maumee River) east of and in front of the above described premises and extending into said Bay (or River) at right angles to the shore, containing 90.30 acres more or less.

    2. The following described real estate situated in Adams Town-ship, Lucas County, Ohio:
    A parcel of land in the West half (1/2) of the Southeast frac-tional quarter of Section thirty-two (32), town nine (9) south, range seven (7) east, Adams Township, Lucas County, Ohio, and more par-ticularly described as follows: Bounded on the south by the north line of Dorr Street Road; on the west by the right-of-way of The Toledo Railway & Terminal Company; on the north by the right-of-way of The Lake Shore & Michigan Southern Railroad Company; on the east by the north and south highway called Upton Road.

    3. The following described real estate situated in the Village of Genoa, Ottawa County, Ohio, and being more particularly described as:
    Situated in the Village of Genoa, County of Ottawa and State of Ohio, and known as being a part of Lots 1 and 3, Block No. 1, Frank Hudells 3rd Addition to the Village of Genoa, Ottawa County, Ohio, commencing at the corner of Main and Jefferson Streets, running sixty feet south along Main Street; thence west fifty feet; thence north sixty feet; thence east fifty feet to the place of beginning.

    4. The following described real estate situated in the City of Fremont, County of Sandusky and State of Ohio, and known as the west parts of Outlots Numbers Two Hundred and Sixty-two (262) and Two Hundred Sixty-three (263) in said City, being all that part and portion of said Outlots Nos. 262 and 263 lying and being west of a line drawn and running through the same, commencing for a Starting point at a point on the north line of said Outlot No. 262 one hundred and seventy-three (173) feet west from the west line of the alley which runs north and south along the east ends of said outlots, and running thence in an oblique direction southerly through said Outlot No. 262, and on through that portion and to the south line of said Outlot No. 263, which was deeded to Robert Vickery, Jr. by Robert Vickery, Sr., and wife, August 20, A. D. 1897, and recorded in Volume 65, Page 181, Deed Records of Sandusky County, Ohio, and

                                                                            (TE)




intersecting said south line at a point therein two hundred and forty-four (244) feet west from the west line of said alley. Subject, however, to conditions in deed from Robert Vickery, Jr. and wife to William B. Comstock of December 23, 1899, recorded in Volume 69, Page 254, of Sandusky County, Ohio, Deed Records.
    Also Outlots Numbers Two Hundred Sixty-four (264), Two Hun-dred Sixty-five (265), Two Hundred Sixty-six (266), Two Hundred Sixty-seven (267), Two Hundred Sixty-eight (268), Two Hundred
Sixty-nine (269), and that part of Outlot No. Two Hundred Seventy
(270) north of the Wheeling and Lake Erie Railroad track.
    Also Inlots Nos. Twenty-nine Hundred Ten (2910), Twenty-nine
Hundred Eleven (2911) and Twenty-nine Hundred Twelve (2912).

    5. The following described real estate situated in the Village of Delta, Fulton County, Ohio, said premises being more particularly described as:
    A piece or parcel of land thirty-three (33) feet in width off of the east side of lot number forty-one (41) in Gates & Kennedy's Addition to the said Village of Delta, Ohio; said piece or parcel of land being thirty-three (33) feet in width by one hundred thirty (130) feet in depth.

    6. The following described real estate situated in the City of Toledo, Lucas County, Ohio, and being more particularly described as:
    That part of the south one-half (1/2) of Section No. 27, Town nine (9) South, Range seven (7) East, in the City of Toledo, Lucas County, Ohio, and more particularly described as follows: Beginning at a point in the northeasterly line of Monroe Street a distance of two hundred and thirty-six and five-tenths (236.5) feet from the point in said northeasterly line of Monroe Street where said line intersects with the west line of the right of way of the Michigan Central Railroad (formerly the Toledo Canada Southern and Detroit Railway), said west line of the Michigan Central Railroad being twenty-three (23) feet west of the center line of the main track of said railroad; thence north-westerly along said northeast line of Monroe Street for a distance of three hundred sixty-six and eight-tenths (366.8) feet more or less to a point (for reference to this point, begin at a stone monument at the center line of Monroe Street and Milburn Avenue; thence running southeasterly along the center line of Monroe Street 68.87 feet to a point, thence northeasterly at right angles to the center line of said street a distance of 40 feet to said point, same being the westerly corner of lands formerly owned by The Milburn Wagon Company);

                                                                            (TE)



thence on an angle of eighty-seven degrees eleven minutes to the right, run along a line thirty (30) feet southeasterly from and parallel with the center line of the southbound main track of The New York
Central Railroad for a distance of one thousand and fifty-three and five-tenths (1053.5) feet to a point; thence angle to the right fifty-five degrees fifty minutes, running a distance of fifteen and fifty-one hun-dredths (15.51) feet to a point; thence angle to the left sixty-two degrees twenty-eight minutes, run a distance of eighty-six and four-tenths (86.4) feet to a point; thence angle to the right eighty-five degrees forty-four minutes, running a distance of fifty-eight and ninety-seven hundreds (58.97) feet more or less to a point on the westerly line of the right-of-way of the Michigan Central Railroad, said line being twenty-three (23) feet west from the center line of the main track of said railroad; from said point run thence southerly on and along said westerly line of the Michigan Central Railroad for a dis-tance of eight hundred fifty-three and six tenths (853.6) feet to a point, which point is distant four hundred sixty-two and ten hundredths
(462.10) feet northerly from the intersection of said line with the northeasterly line of Monroe Street; thence angle to the right in a southwesterly direction on and along a line at right angles to the north-easterly line of Monroe Street a distance of three hundred ninety-six and ninety-nine hundredths (396.99) feet more or less to the point of beginning, containing six and nine hundred one thousandths (6.901) acres.

    7. Site of former Gas Holder situated on Harrison Street be-tween the Maumee River and First Street in the City of Defiance, Defiance County, Ohio. Said premises being more particularly de-scribed as:
    (a) Situated in the City of Defiance, County of Defiance and State of Ohio, and known as Lot number one (1) in block number one (1), In William C. Holgate's First Addition to the village (now City) of Defiance, Defiance County, Ohio, as appears on the County Auditor's Plat for taxation, and being the same premises as described at page 295, in Volume 5, and at pages 492 and 493 in Vol. 30 of the Records of Deeds of Defiance County, Ohio, and being numbers 224, 302, 4, 6, and 308 Harrison Street, in said City.
    (b) Situated in the City of Defiance, Defiance County, Ohio, corn-mencing at the southwesterly corner of Lot number two (2) Block number one (1) in William C. Holgate's First Addition to the City of Defiance, Ohio; Thence westerly on a straight line with the southerly line of said lot number two (2) seventy (70) feet to an iron stake on

                                                                            (TE)


                the easterly side of ground now owned by William B. Daoust; thence northwesterly to a point on the southerly bank of the Maumee River, one hundred and fourteen feet westerly of the northwesterly corner of said Lot number One (1) thence easterly eighteen feet to the north- westerly corner of Lot number Two
                (2) in said Block; thence southerly to the southwesterly corner of said lot number two (2) to the place of beginning. Said land not abutting on any street, but lying westerly of the northerly part of Harrison Street.

                   8.  Lots Numbers four (4), five (5) and six (6) in A. M. and
                T. Tredwell's Subdivision of lots Numbers Ten hundred and two
                (1002) and Ten hundred and three (1003) in the Vistula Division of Toledo, Lucas County, Ohio.

                   9.  A parcel of real estate described as follows:
                   Lot Number Three hundred forty-seven (347) Oliver's Division of the City of Toledo, Lucas County, Ohio.

                   10. A Dam Site, undeveloped, situated in Perry Township,
                Putnam County, Ohio, and being more particularly described as:
                   Situated in the Township of Perry, County of Putnam and
                State of Ohio, and known as the West part of the Northeast fractional quarter (1/4) of Section Number Twenty-eight (28), Town One (1) North, Range Five (5) East, in said Putnam County, Ohio, containing two (2) Acres of land, being all the land in said Northeast fractional quarter which is situated between the public road and the East line of the Auglaize River, together with all the appurtenances thereunto belonging which is situated upon the above described premises, together with all the rights and easements appertaining to said premises. Also, the East middle part of the Northeast quarter (1/4) of the Northeast fractional quarter (1/4) of Section Twenty-eight (28) Town One (1) North, Range Five (5) East, in Putnam County, Ohio, more particularly described as follows: Commencing at a stone That is set South eight and one-half degrees (S. 8 1/2 degrees) West, twenty-two (22) rods from the old original stone on the West side of the Auglaize River where the North line of said Section crosses said River; running thence South eighty-four degrees West (s. 84 degrees w.) nine and one-half (9%) rods to a stone; thence South thirty degrees East (S. 30 degrees E.) fifty-two (52) rods to a stone; thence North thirty degrees East (N. 30 degrees E.) seven (7) rods to a stone; thence North seventeen and one-half (17 1/2) degrees West fifteen (15) rods to a stone; thence North forty-six degrees East (N. 46 E.) six (6) rods to the Auglaize River; thence down said River with the meanderings thereof, to the place of beginning, with the rights and easements pertaining to said premises and appurtenances.

                                                                            (TE)


    11. The following described real estate situated in Section twenty-six (26), town seven (7) north, range six (6) east, in the Village of Wauseon, Fulton County, Ohio, and described as:
    Commencing at a point four hundred forty-six and three tenths
(446.3) feet west of the north and south center line of section twenty-six (26), town seven (7) north, range six (6) east, on the north line of said section, at the northwest corner of a lot owned by Eunice Dean; thence south two hundred thirty (230) feet; thence west sixty (60) feet; thence north two hundred thirty (230) feet; thence east sixty (60) feet to the place of beginning.

    12. Situated in the Village of Vermilion, County of Erie, State of Ohio, bounded and being more particularly described as follows:
Being part of Lot No. 25 in Section 1 of Township 6, Range 20, and now in the Village of Vermilion, more definitely described as follows:
Beginning at a point in the East line of said lot at its intersection with the north line of the right of way of The Lake Shore & Michigan
Southern Railway Company; thence North 88 degrees 14' West in the North line of said right of way, 539 feet; thence north, 34 degrees 59' west, on the east line of lands purchased by J. N. Englebry, 378.8 feet to the southerly line of Lake Shore Road; thence North 60 degrees 45' East in the Southerly line of said Road, 827.2 feet to the east line of said lot; thence South 2 degrees 29' east in the west line of lands of the Linwood Park Co.,
716.2 feet to the place of beginning, containing 7.91 acres.

    13. Situated in the Township of Townsend, Huron County, Ohio, and described as follows:
    Being part of Lot No. 1, Section 3 of said Township, and described as follows: Beginning in the west line of said Lot No. 1 and in the west line of the right of way of The Lake Shore Electric Railway Com-pany, and running thence north thirty-six degrees east (N. 36 degrees E.) along the right of way of said Company four hundred and fifty-five and five-tenths feet (455.5) to the center of the public highway leading from the Norwalk and Berlinville Road to, and then along, the line between Huron and Erie Counties, as the same is occupied and traveled; thence northwesterly along the center of said highway as the same is occupied and traveled four hundred and fifty-two and five-tenths feet (452.5) to the west line of said Lot No. 1; thence south along said west line of said Lot No. 1 seven hundred and thirty-one and five-tenths feet (731.5) to the place of beginning, containing two and thirteen hun-dredths acres of land.

    14. Situated on Water Street near Jackson Avenue in the City of Toledo, Lucas County, Ohio, and being more particularly described as:

                                                                            (TE)


    (a) The Northeasterly One-half (1/2) of that part of lot Number One Hundred and fifteen (115) in Port Lawrence Division of Toledo, Lucas County, Ohio, which lies Northwesterly of Water Street and Southeasterly of a line Seventeen (17) feet Southeasterly of and parallel with the Southeasterly line of Mill Alley.

    (b) Also the Southwesterly One-half (1/2) of that part of lot Number One Hundred and sixteen (116) in Port Lawrence Division of Toledo, Lucas County, Ohio, which lies Northwesterly of Water Street and Southeasterly of a line Seventeen (17) feet Southeasterly of and parallel with the Southeasterly line of Mill Alley.

    (c) Also the Northeasterly One-half (1/2) of that part of lot
Number One hundred and sixteen (116) in Port Lawrence Division of
Toledo, Lucas County, Ohio, which lies Northwesterly of Water Street and Southeasterly of the Southeasterly line of Mill Alley.

    (d) Also that part of lot Number Four Hundred and thirty-four
(434) in Port Lawrence Division of Toledo, Lucas County, Ohio, which lies Northwesterly of Water Street and Southeasterly of the South-easterly line of Mill Alley.

    15. Premises formerly used as Floyd Street Heat Generating
Plant situated on Floyd Street, West of Horton Street, in the City or Toledo, Lucas County, Ohio. Said premises being more particularly described as:
    Lots Numbers Twenty (20), Twenty-one (21), Twenty-two (22) and Twenty-three (23) in Block Four (4) in Orchard Addition to The City of Toledo, County of Lucas, Ohio.

    16. All of the property, real or personal, acquired by the Company by virtue of the following instruments of conveyance: (1) Deed and Bill of Sale from Ohio Utilities Finance Company to The Toledo Edison Company, dated February 23, 1938, recorded at Volume 960, page 52 of the Deed Records of Lucas County, Ohio, and also recorded in Lorain, Sandusky, Erie, Huron and Cuyahoga Counties, (2) Deed and
Bill of Sale from Ohio Utilities Finance Company to The Toledo Edison Company dated February 23, 1938 and conveying certain property formerly owned by The Sandusky, Fremont & Southern Railway Com-pany, (3) Deed from the Sandusky Connecting Railway Company to
The Toledo Edison Company dated February 23, 1938, recorded in
Volume 160, page 257 of the Deed Records of Erie County, Ohio, and
(4) Deed and Bill of Sale from Everett V. Emery, et al., to The Toledo Edison Company dated February 23, 1938, recorded in Volume 296, page 632 of the Deed Records of Lorain County, Ohio.

                                                            EXHIBIT B-1

                                          CREDIT AGREEMENTS SECURED UNDER THIS INDENTURE

                                                                            MAXIMUM PRINCIPAL
                                                                             AMOUNT SECURED
NO.           CREDIT AGREEMENT                                             UNDER THIS INDENTURE
- ---           ----------------                                             --------------------
 1.    Credit Agreement, dated as of May 14, 1993, among                           $205,000,000
       Centerior Energy Corporation ("Centerior") and
       Centerior Service Company, the banks named therein
       and Citibank, N.A., as agent (the "Revolver Agent"),
       as amended, and the Guaranty, dated May 14, 1993,
       of The Cleveland Electric Illuminating Company
       ("CEI") and The Toledo Edison Company ("TEC") in
       favor of the Lenders named therein
       and the Revolver Agent, as amended.

 2.    Reimbursement Agreement, Dated as of August 7,                              $185,428,590
       1992, among TEC, CEI, Barclays Bank, Plo,
       as Fronting Bank, Administrative Agent and
       Co-Agent, Chemical Bank, as Co-Agent, and the
       Participating Banks named therein, as amended.

 3.    Reimbursement Agreement, dated as of April 15,                               $42,709,930
       1992, among TEC, CEI, Union Bank as Administrating Bank,
       and The Bank of Tokyo, Ltd., as Funding Bank,
       and the Participating Banks named therein, as amended.

 4.    Credit Agreement, dated as of July 16, 1991,                                 $35,000,000
       among TEC, certain Banks and Financial Institutions
       and Barclays Bank, Plo, as Agent, as amended.

 5.    Credit Agreement, dated as of May 15, 1990,                                   $6,000,000
       between TEC and Citibank, N.A. (assigned
       to The Toronto-Dominion Bank), as amended.

 6.    Term Loan Agreement, dated as of May 24, 1991 between                        $45,000,000
       TEC, the Banks listed on the signature pages thereof,
       The First National Bank of Chicago, as Agent and
       CIBC, Inc. and The Toronto-Dominion Bank, as Co-Agents.

 7.    Term Loan Agreement, dated as of January 18, 1991,                           $25,000,000
       among TEC, the Banks listed on the signature pages
       thereof and The First National Bank of Chicago, as Agent.

                                                            EXHIBIT B-2


                                             FURTHER PERMITTED OBLIGATIONS AGREEMENTS
                                              INITIALLY SECURED UNDER THIS INDENTURE


                                                                                      MAXIMUM
                                                                                      PRINCIPAL AMOUNT
            FURTHER PERMITTED                                                         SECURED UNDER
NO.         OBLIGATIONS AGREEMENTS                                                    THIS INDENTURE
- ---         ----------------------                                                    --------------
1.          8.75% Notes due 3/15/97, issued under Note                                    $14,000,000
            Purchase Agreement between the Toledo
            Edison Company and the purchasers therein
            dated 3/1/77.

2.          10.06% Notes due 11/1/96, issued under Note                                   $42,857,000
            Purchase Agreement between the Toledo Edison
            Company and the purchasers therein dated
            11/13/86.

3.          A reimbursement agreement(s) to be entered into                                    [TO BE
            among TEC, CEI, an agent(s) and certain                                     DESIGNATED IN
            participating banks, pursuant to which                                       SUPPLEMENTAL
            certain letters of credit will be issued                                       INDENTURE]
            for the benefit of certain of the
            beneficiaries of the existing letters of
            credit which have been issued pursuant to the
            two reimbursement agreements described in
            Exhibit B-1 to this Indenture.  Such
            reimbursement agreement(s) will be entered
            into if TEC and CEI are obligated by certain
            agreements to cause the amounts available for
            draw by those beneficiaries to be increased in
            response to certain tax rate changes.
            Notwithstanding the foregoing, portions of
            the reimbursement obligations with respect to
            such letters of credit shall be excluded from
            the list of Further Permitted Obligations
            Agreements under the circumstances described
            in Article XVI, Section 7.

                                   EXHIBIT C

                 FIRST MORTGAGE INITIAL RECORDING INFORMATION


    The First Mortgage was first filed for record and recorded in the office of the Recorder of the Counties listed below, all in the State of Ohio, as follows:

          COUNTY               VOLUME        PAGE          FILED FOR RECORD

Defiance  . . . . . . . . . . . 100          545           June 24, 1947
Erie  . . . . . . . . . . . . . 139          300           June 24, 1947
Fulton  . . . . . . . . . . . . 105           55           June 24, 1947
Henry . . . . . . . . . . . . . 104          321           June 24, 1947
Huron . . . . . . . . . . . . . 153          519           June 24, 1947
Lorain  . . . . . . . . . . . . 348          293           June 24, 1947
Lucas . . . . . . . . . . . .  1346          388           June 24, 1947
Ottawa  . . . . . . . . . . . .  84            1           June 24, 1947
Paulding  . . . . . . . . . . . 106           55           June 24, 1947
Putnam  . . . . . . . . . . . . 124          119           June 24, 1947
Sandusky  . . . . . . . . . . . 135           51           June 24, 1947
Seneca  . . . . . . . . . . . . 183          451           June 24, 1947
Williams  . . . . . . . . . . . 110            1           June 24, 1947
Wood  . . . . . . . . . . . . . 235          217           June 24, 1947
Belmont . . . . . . . . . . . . 440           46           June 27, 1972
Monroe  . . . . . . . . . . . .  90         1002           June 27, 1972
Beaver, PA  . . . . . . . . . . 865          503           on or about October
                                                            1, 1975
Lake  . . . . . . . . . . . .  1069          946           on or about October
                                                            1, 1980





                                      C-1